SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑ Preliminary Proxy Statement
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

ORIOLE HOMES CORP.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐     No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

Oriole Homes Corp. Class A Common Stock, par value $.10 per share, and Oriole Homes Corp. Class B Common Stock, par value $.10 per share.

2)	Aggregate number of securities to which transaction applies:

743,630 shares of Class A Common Stock, par value $.10 per share, 2,093,470 shares of Class B Common Stock, par value $.10 per share.

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined based upon the sum of (a) the product of 2,837,100 shares of common stock and the Merger consideration of $4.90 per share, or $13,901,790.00, and (b) the product of options to purchase 30,995 shares of common stock and the Merger consideration of $4.90 per share less the applicable exercise price per share, or $88,984.25. In accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the amount calculated pursuant to the preceding sentence by .000092.

4)	Proposed maximum aggregate value of transaction:

$13,990,774.25

5)	Total fee paid:

$1,287.15

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

ORIOLE HOMES CORP.

1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445
November      , 2002

Dear Shareholder:

      You are cordially invited to attend the Annual Meeting (the “Annual Meeting”) of shareholders of Oriole Homes Corp. (“we,” “us” or the “Company”) to be held at 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445 on Thursday, December 12, 2002, beginning at 10:00 a.m., local time.

      As described in the enclosed proxy statement, at the Annual Meeting you will be asked to approve the agreement and plan of merger, dated as of September 11, 2002 (the “Merger Agreement”), between Levy Acquisition Co. (“Levy Acquisition”) and the Company and the merger of Levy Acquisition with and into the Company (the “Merger”). Levy Acquisition is a corporation newly formed for the sole purpose of effecting the Merger. Levy Acquisition is wholly owned by Richard D. Levy, Harry A. Levy, Beatrice Levy, Davida Levy, Mark A. Levy, Jo Ann M. Levy, Jo Ann Levy, Daniel H. Levy, Allison Sacks, Joel M. Levy, Robert A. Levy, David J. Levy, Elka N. Lampert Irrevocable Trust, Avraham R. Lampert Irrevocable Trust, Harry A. Levy Grandchildren’s Trust, Richard D. Levy Grandchildren’s Trust, Hapco Company, Levor Associates, and Grandco Associates (collectively, the “Levy Group”). Richard D. Levy, Harry A. Levy and Mark A. Levy serve as directors and officers of Levy Acquisition and as directors and senior executive officers of the Company.

      In the Merger, shares of our common stock issued and outstanding immediately prior to the Merger, excluding shares beneficially owned by us and the Levy Group, will be converted into the right to receive $4.90 per share, in cash, without interest.

      The Levy Group beneficially owns 1,119,519 shares of our Class A Common Stock, par value $.10 per share (the “Class A Common Stock”), which represents approximately 60.1% of the outstanding shares of our Class A Common Stock and 678,905 shares of our Class B Common Stock, par value $.10 per share (the “Class B Common Stock”), which represents approximately 24.5% of our Class B Common Stock. Prior to the Merger, the Levy Group will contribute their shares to Levy Acquisition. Following the proposed Merger of Levy Acquisition with and into us, Levy Acquisition will cease to exist and we will become a privately held corporation owned by the Levy Group. Shareholders of the Company, other than Levy Acquisition and the Levy Group, will no longer have an equity interest in the Company and will not participate in any potential future earnings and growth of the Company.

      A group of shareholders unaffiliated with the Levy Group, consisting of Andrew J. McLaughlin, Jr., McLaughlin Family Fund, a partnership of which Andrew J. McLaughlin, Jr. is the general partner, Thomas L. Kempner, Irwin D. Rowe, Andrew J. McLaughlin, Jr. as Trustees for Loeb Rhodes Hornblower Profit Sharing Trading for Account of Andrew J. McLaughlin, Jr., Robert Grubin, Gideon J. King, Loeb Arbitrage Fund, L.P., Loeb Arbitrage Management, Inc., a registered broker/dealer and investment adviser and the general partner of Loeb Arbitrage Fund, L.P. and Loeb Partners Corporation, a registered broker/dealer and investment adviser (collectively, the “Loeb Group”), has entered into a Support and Exchange Agreement with the Levy Group, pursuant to which the Loeb Group has agreed to vote its shares in favor of the Merger. The members of the Loeb Group beneficially own, in the aggregate, approximately 8.6% of the outstanding shares of Class A Common Stock and approximately 35.2% of the outstanding shares of Class B Common Stock. The combined voting power of the Levy Group and the Loeb Group is sufficient to approve the Merger Agreement and the Merger under Florida law (the “statutory approval requirement”).

      In addition to the statutory approval requirement, the Merger Agreement provides that it is a non-waiveable condition to our obligation to consummate the Merger that the Merger Agreement and the Merger be approved by at least a majority of the shares of Class A Common Stock and Class B Common Stock (the “Company Common Stock”) not owned by the Levy Group and its affiliates, voting together as a single class, that are cast in favor of or against approval of the Merger Agreement and the Merger at the Annual Meeting (the “special contractual voting requirement”). An aggregate of [2,837,100] shares of Company Common Stock not beneficially owned by the Levy Group was issued and outstanding as of the record date for the Annual Meeting. The Loeb Group beneficially owned an aggregate of [1,135,400] shares of Company Common stock as of the record date for the Annual Meeting, representing [40]% of the maximum votes to be cast to satisfy the special contractual voting requirement. The Loeb Group has agreed to vote its shares in favor of the Merger.

      Our board of directors has formed a special committee of three independent directors to mitigate any conflict of interest in evaluating this Merger proposal, and any other proposals or indications of interest in us, and to negotiate the Merger proposals, including the terms of the Merger Agreement, with Levy Acquisition.

      The special committee and our board of directors have unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, our shareholders other than the Levy Group, and therefore, the board of directors recommends that you vote “FOR” the approval of the Merger Agreement and the Merger.

      In arriving at its recommendation to the board of directors, the special committee carefully considered a number of factors including those described in the accompanying proxy statement. One of the factors considered was the written opinion of vFinance Investments, Inc., the special committee’s independent financial advisor, that, based upon, and subject to, the considerations and limitations set forth in its opinion, dated September 11, 2002, the $4.90 per share cash consideration to be received in the Merger is fair to our shareholders other than the Levy Group from a financial point of view. The full text of the opinion is attached as Annex B to the accompanying proxy statement, and we urge you to read this opinion in its entirety.

      Details of the Merger, the Merger Agreement and other important information are described in the accompanying notice of the Annual Meeting and proxy statement. You are urged to read these important documents carefully before casting your vote.

      As also discussed in the proxy statement, you will be asked to elect a board of directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified if the proposed Merger is not completed. If the Merger is completed, the board of directors of the surviving corporation will consist of Richard D. Levy, Harry A. Levy and Mark A. Levy.

      Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign, date and promptly return the enclosed proxy card. We thank you for your prompt attention to this matter and appreciate your support.

Very truly yours,

Richard D. Levy
Chairman of the Board of Directors
and Chief Executive Officer

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR COMMON STOCK AT THIS TIME. IF THE MERGER IS APPROVED, SHAREHOLDERS WILL RECEIVE A LETTER OF TRANSMITTAL AND RELATED INSTRUCTIONS.

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION, OR PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR THE ADEQUACY OR ACCURACY OF THE ENCLOSED PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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ORIOLE HOMES CORP.
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on December 12, 2002

To the Shareholders of Oriole Homes Corp.:

      NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders of Oriole Homes Corp. (“we,” “us” or the “Company”) will be held on Thursday, December 12, 2002 beginning at 10:00 a.m., local time, at 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445 (the “Annual Meeting”), to consider and vote upon:

1. A proposal to approve the agreement and plan of merger, dated as of September 11, 2002, between Levy Acquisition Co. (“Levy Acquisition”) and us (the “Merger Agreement”), and the transactions contemplated thereby, including the merger of Levy Acquisition with and into us, with Oriole Homes Corp. as the surviving company (the “Merger”), and pursuant to which our shareholders will be entitled to receive $4.90 in cash, without interest, for each share of our common stock held immediately prior to the Merger, other than any outstanding share of our common stock that is held by Levy Acquisition or by Richard D. Levy, Harry A. Levy, Beatrice Levy, Davida Levy, Mark A. Levy, Jo Ann M. Levy, Jo Ann Levy, Daniel H. Levy, Allison Sacks, Joel M. Levy, Robert A. Levy, David J. Levy, Elka N. Lampert Irrevocable Trust, Avraham R. Lampert Irrevocable Trust, Harry A. Levy Grandchildren’s Trust, Richard D. Levy Grandchildren’s Trust, Hapco Company, Levor Associates, and Grandco Associates (collectively, the “Levy Group”). A copy of the Merger Agreement is included in the attached proxy statement as Annex A and is incorporated in the attached proxy statement by reference.

2. A slate of nominees to serve as our directors until the next annual meeting of shareholders or until their successors are elected and qualified.

3. Any proposal to adjourn the Annual Meeting.

4. Any other business that may properly come before the Annual Meeting or any adjournment or adjournments of the Annual Meeting.

      Only shareholders of record as of the close of business on Friday, November 1, 2002 will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournment of the meeting. On the record date, the Company had [1,863,149] shares of Class A Common Stock, par value $.10 per share (the “Class A Common Stock”), and [2,772,375] shares of Class B Common Stock, par value $.10 per share (the “Class B Common Stock”), outstanding (excluding treasury stock) held by approximately [206] shareholders of record of Class A Common Stock and [173] shareholders of record of Class B Common Stock. The Class A Common Stock and the Class B Common Stock are collectively referred to in this proxy statement as the “Company Common Stock.”

      Any shareholder will be able to examine a list of shareholders of record for any purpose related to the Annual Meeting, during regular business hours, for a period beginning ten days prior to the Annual Meeting through the meeting and any adjournment of the meeting. The list will be available at our corporate headquarters located at 1690 South Congress Avenue, Delray Beach, Florida 33445.

      Under Florida law, the Merger Agreement and Merger must be approved by the affirmative vote of a majority of the outstanding shares of the Class A Common Stock, and a majority of the outstanding shares of Class B Common Stock, entitled to vote at the Annual Meeting, which is referred to as the “statutory approval requirement.” The Levy Group beneficially owns 60.1% of the outstanding shares of Class A Common Stock and 24.5% of the outstanding shares of the Class B Common Stock entitled to vote on the Merger.

      A group of shareholders unaffiliated with the Levy Group, consisting of Andrew J. McLaughlin, Jr., McLaughlin Family Fund, a partnership of which Andrew J. McLaughlin, Jr. is the general partner, Thomas L. Kempner, Irwin D. Rowe, Andrew J. McLaughlin, Jr. as Trustees for Loeb Rhodes Hornblower Profit Sharing Trading for Account of Andrew J. McLaughlin, Jr., Robert Grubin, Gideon J. King, Loeb Arbitrage Fund, L.P., Loeb Arbitrage Management, Inc., a registered broker/dealer and investment adviser and the general partner of Loeb Arbitrage Fund, L.P., and Loeb Partners Corporation, a registered broker/dealer and investment adviser (collectively, the “Loeb Group”), has entered into a Support and Exchange Agreement with the Levy Group, pursuant to which the Loeb Group has agreed to vote its shares in favor of the Merger. The members of the Loeb Group beneficially own, in the aggregate, approximately 8.6% of the outstanding shares of Class A Common Stock and approximately 35.2% of the outstanding shares of Class B Common Stock. The combined voting power of the Levy Group and the Loeb Group is sufficient to satisfy the statutory approval requirement.

      In addition to the statutory approval requirement, the Merger Agreement provides that it is a non-waiveable condition to our obligation to consummate the Merger that the Merger Agreement and the Merger be approved by at least a majority of the shares of Class A Common Stock and Class B Common Stock not owned by the Levy Group and its affiliates, voting together as a single class, that are cast in favor of or against approval of the Merger Agreement and the Merger at the Annual Meeting. An aggregate of [2,837,100] shares of Company Common Stock not beneficially owned by the Levy Group was issued and outstanding as of the record date for the Annual Meeting. The Loeb Group beneficially owned an aggregate of [1,135,400] shares of Company Common Stock as of the record date for the Annual Meeting, representing [40]% of the maximum votes to be cast to satisfy the special contractual voting requirement. The Loeb Group has agreed to vote its shares in favor of the Merger.

      All shareholders are cordially invited to attend the Annual Meeting in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. THE PROXY CARD REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

By Order of the Board of Directors,

Harry A. Levy,
Secretary

Delray Beach, Florida

November      , 2002

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

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ORIOLE HOMES CORP.

1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held on December 12, 2002

       This proxy statement is being furnished to holders of the Company Common Stock in connection with the solicitation of proxies by our board of directors for use at our annual meeting of shareholders, and at any adjournment of the meeting, to be held at 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445 on Thursday, December 12, 2002 beginning at 10:00 a.m., local time (the “Annual Meeting”). The Annual Meeting has been called to consider and vote upon a proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, and pursuant to which our shareholders (other than the Levy Group) will be entitled to receive $4.90 in cash, without interest, for each share of the Common Company Stock held by them immediately prior to the Merger. A copy of the Merger Agreement is attached as Annex A.

      Our board of directors has formed a special committee of three independent directors to mitigate any conflict of interest in evaluating this Merger proposal, and any other proposals or indications of interest in us, and to negotiate the Merger proposals including the terms of the Merger Agreement with Levy Acquisition. Our board of directors, based in part on the unanimous recommendation of the special committee, has unanimously approved the Merger Agreement and recommended the Merger.

      As also discussed in this proxy statement, you will also be asked to elect a board of directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified. If the Merger is completed however, the board of directors of the surviving corporation will consist of Richard D. Levy, Harry A. Levy and Mark A. Levy.

      Only shareholders of record as of close of business on Friday, November 1, 2002 are entitled to receive notice of and vote at the Annual Meeting. On the record date, the Company had [1,863,149] shares of Class A Common Stock, and [2,772,375] shares of Class B Common Stock outstanding (excluding treasury stock) held by approximately [206] shareholders of record of Class A Common Stock and [173] shareholders of record of Class B Common Stock.

      Holders of Class A Common Stock and holders of Class B Common Stock are each entitled to one vote for each share. Under Florida law, in order to complete the Merger, the Merger Agreement and Merger must be approved by the affirmative vote of a majority of all outstanding shares of the Class A Common Stock and a majority of all outstanding shares of Class B Common Stock entitled to vote at the Annual Meeting, voting separately as classes, which is referred to as the “statutory approval requirement.” The Class A Common Stock and the Class B Common Stock will vote as separate classes for purposes of the statutory approval requirement. Of those shares, the Levy Group beneficially owns 1,119,519 shares of our Class A Common Stock, which represents approximately 60.1% of the outstanding shares of our Class A Common Stock and 678,905 shares of our Class B Common Stock, which represents approximately 24.5% of our Class B Common Stock. The Levy Group has agreed to vote their shares in favor of the Merger.

      A group of shareholders unaffiliated with the Levy Group, consisting of Andrew J. McLaughlin, Jr., McLaughlin Family Fund, a partnership of which Andrew J. McLaughlin, Jr. is the general partner, Thomas L. Kempner, Irwin D. Rowe, Andrew J. McLaughlin, Jr. as Trustees for Loeb Rhodes Hornblower Profit Sharing Trading for Account of Andrew J. McLaughlin, Jr., Robert Grubin, Gideon J. King, Loeb Arbitrage Fund, L.P., Loeb Arbitrage Management, Inc., a registered broker/dealer and investment adviser and the general partner of Loeb Arbitrage Fund, L.P., and Loeb Partners Corporation, a registered broker/dealer and investment adviser (collectively, the “Loeb Group”), has agreed to vote its shares in favor of the Merger. The members of the Loeb Group beneficially own, in the aggregate, 160,300 shares of Class A Common Stock (representing approximately 8.6% of the outstanding Class A Common Stock) and 975,100 shares of Class B Common Stock (representing approximately 35.2% of the outstanding shares of Class B Common Stock).

      The combined voting power of the Levy Group and the Loeb Group is sufficient to satisfy the statutory approval requirement. The Merger Agreement provides, however, that it is a non-waiveable condition to our obligation to consummate the Merger that the Merger Agreement and the Merger be approved by the holders of at least a majority of the shares of Class A Common Stock and Class B Common Stock not owned by the Levy Group, voting together as a single class, that are cast in favor of or against approval of the Merger Agreement and the Merger at the Annual Meeting, which is referred to as the “special contractual voting requirement.” An aggregate of [2,837,100] shares of Company Common Stock not beneficially owned by the Levy Group was issued and outstanding as of the record date for the Annual Meeting. The Loeb Group beneficially owned an aggregate of [1,135,400] shares of Company Common Stock as of the record date for the Annual Meeting, representing [40]% of the maximum votes to be cast to satisfy the special contractual voting requirement. The Loeb Group has agreed to vote its shares in favor of the Merger.

      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

      Proxies will be voted in the manner you specify in the proxy card. If you wish to vote by proxy, you must sign your proxy card. Each proxy will confer discretionary authority on the proxy holders named on the proxy card to vote on any matter presented at the meeting of which we were not aware a reasonable time before the mailing of this proxy statement. If any matter not specifically listed in the notice of Annual Meeting is presented at the Annual Meeting, the proxies will be voted in the discretion of the persons named in the proxy card in accordance with their best judgment.

      If you return your proxy but do not specify how it should be voted, your shares will be voted FOR the approval of the Merger Agreement and the Merger and FOR each nominee for the board of directors, and you will be deemed to have granted discretionary authority to vote in favor of adjournments or postponements of the Annual Meeting. If a broker or other custodian holds your stock in “street name,” your shares will not be voted unless you provide specific instructions to the broker or custodian. Proxies submitted by brokers or custodians who have not received voting instructions will be counted for the purposes of determining a quorum, but will not be voted for or against the Merger. The failure to vote your shares, including the failure to provide instructions to a broker or custodian, or a decision to abstain from voting, will have the same effect as a vote against the Merger and the Merger Agreement with respect to the statutory approval requirement. Only shares that are affirmatively voted in favor of or against the Merger and the Merger Agreement will be considered in determining whether the special contractual voting requirement has been satisfied. Proxies that reflect abstentions and proxies that are not returned will, therefore, have no effect on determining whether the special contractual voting requirement is met. Accordingly, you are urged to complete and return your proxy and, if your shares are held in street name, to provide voting instructions in accordance with the materials you receive from your broker or other custodian.

      This proxy statement, the notice of Annual Meeting and the accompanying form of proxy were first mailed to shareholders on or about November      , 2002.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION IN SUCH JURISDICTION. THE INFORMATION IN THIS PROXY STATEMENT IS ONLY ACCURATE ON THE DATE OF THIS PROXY STATEMENT.

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT, OR PASSED UPON THE FAIRNESS OR MERITS OF THE TRANSACTIONS OR THE ADEQUACY OR ACCURACY OF THE ENCLOSED PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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TABLE OF CONTENTS

THE MERGER	1
QUESTIONS AND ANSWERS ABOUT THE MERGER	1
PROCEDURAL QUESTIONS & ANSWERS ABOUT THE MERGER	5
SUMMARY TERM SHEET	6
Overview	6
The Companies	7
Effect of the Merger	7
Company Stock Options	8
Shareholder Vote; Other Affiliates; Ownership of Management and Directors	8
Conditions to the Merger	8
Termination of the Merger Agreement; Fees and Payment of Expenses	9
Support and Exchange Agreement	9
Merger Financing	9
Opinion of vFinance Investments, Inc.	10
Market Price and Dividend Information	10
SPECIAL FACTORS	10
Background of the Merger	10
Material Federal Income Tax Consequences of the Merger to Shareholders	15
Reasons for Recommendation of the Special Committee and Our Board of Directors	16
Position of Levy Acquisition as to the Fairness of the Merger	20
Purposes of the Merger and Plans or Proposals	21
Opinion of vFinance Investments, Inc.	22
Our Management’s Projections	28
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	30
THE MERGER AGREEMENT	31
Generally	31
Consideration to Be Offered to Our Shareholders	31
Stock Options	32
Representations and Warranties	32
Our Representations and Warranties to Levy Acquisition	32
Levy Acquisition’s Representations and Warranties To Us	32
Covenants	33
Dividends; Changes in Stock	33
Issuance of Securities	33
Governing Documents	33
No Acquisitions	33
No Dispositions	33
Indebtedness	34
Benefit Plans	34
Other Covenants	34
Shareholder Meeting	34
Competing Transactions	35
Access to Employees and Facilities	36

Indemnification; Directors’ and Officers’ Insurance	36
Conditions to the Merger	36
Termination of the Merger Agreement	37
Fees, Expenses and Other Payments	38
Amendment to the Merger Agreement	39
Support and Exchange Agreement	39
CERTAIN INFORMATION CONCERNING OUR COMPANY	40
Selected Historical Financial Data	40
Price Range of Shares; Dividends; Repurchases	41
Interests of Certain Persons in the Merger	42
Options Held by Executive Officers, Directors and Affiliates	44
CERTAIN LEGAL MATTERS AND REGULATORY APPROVALS	44
General	44
Hart Scott Rodino	44
Litigation	44
ESTIMATED FEES AND EXPENSES OF MERGER	45
PAYMENT OF MERGER CONSIDERATION AND SURRENDER OF STOCK CERTIFICATES	45
ELECTION OF DIRECTORS	47
Background of Management	47
Directors to be Elected by Holders of Class A Common Stock	47
Directors to be Elected by Holders of Class B Common Stock	47
Non-Director Management	48
EXECUTIVE COMPENSATION	48
Summary Compensation Table	48
Profit Sharing Plan	48
Compensation of Directors	49
Compensation Pursuant to Stock Options	49
CORPORATE GOVERNANCE	49
Committees	49
Report of the Compensation Committee	50
Report of the Audit Committee	51
PERFORMANCE GRAPH	52
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	52
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	52
PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT	53
THE ANNUAL MEETING	56
Matters to be Considered	56
Required Votes	56
Voting and Revocation of Proxies	57
Record Date; Stock Entitled to Vote; Quorum;
Voting at the Annual Meeting	57
ADJOURNMENTS	57
APPRAISAL RIGHTS	58

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SOLICITATION OF PROXIES	58
INDEPENDENT AUDITORS	58
Audit Fees	58
Financial Information Systems Design and Implementation Fees	58
All Other Fees	58
SHAREHOLDER PROPOSALS	59
WHERE YOU CAN FIND MORE INFORMATION	59
AVAILABLE INFORMATION	59
OTHER BUSINESS	61

Annex A     Agreement and Plan of Merger

Annex B     Opinion of vFinance Investments, Inc.
Annex C     Support and Exchange Agreement
Annex D     Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2001
Annex E     Quarterly Report on Form 10-Q for the Fiscal Quarter Ended June 30, 2002

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THE MERGER

ITEM 1 OF THE PROXY CARD

QUESTIONS AND ANSWERS ABOUT THE MERGER

      The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger and the Merger Agreement. These questions and answers may not address all questions that may be important to you as a shareholder. You should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement before voting on the Merger and the Merger Agreement.

Q:	WHAT AM I BEING ASKED TO VOTE ON? (SEE PAGE )

A:	You are being asked to vote to approve the Merger. If the conditions to close the Merger are satisfied or waived, the Merger will occur and your shares will be cancelled in exchange for $4.90 per share in cash. If the Merger is not approved, the Merger will not close and you will remain a shareholder of the Company.

Q:	WHAT WILL I RECEIVE IN THE MERGER? (SEE PAGE )

A:	Upon completion of the Merger, each outstanding share of the Company Common Stock immediately prior to the effective time of the Merger, except for shares held by us, Levy Acquisition and the Levy Group, will be converted into the right to receive $4.90 in cash, without interest.

Q:	WHY IS THE MERGER CONSIDERATION PER SHARE LESS THAN BOOK VALUE PER SHARE? (SEE PAGE ).

A:	We note that $4.90 per share represents a discount of approximately 31.5% from the $7.15 book value per share of the Company Common Stock as of June 30, 2002. In order to generate a cash payment to all of our shareholders, it would be necessary to liquidate our Company. We do not believe that book value per share as of June 30, 2002 is indicative of what shareholders would receive for their shares upon liquidation of the Company as a result of discounting of our assets to secure prompt sales, interim operating and net losses, liquidation costs and expenses and reserves for contingent liabilities, among other things. The Loeb Group expressed a desire for an all cash price for their shares in the short term, rather than waiting for a possible future liquidation of the Company. Representatives of the Loeb Group, who we believe to be sophisticated shareholders, negotiated at arm’s-length, with representatives of the Levy Group the amount of merger consideration per share and the implicit discount from book value per share set forth in the Merger Agreement.

Q:	WHO IS LEVY ACQUISITION? (SEE PAGE )

A:	Levy Acquisition is a corporation newly formed by the Levy Group for the sole purpose of effecting the Merger.

Q:	WHO ARE THE MEMBERS OF THE LEVY GROUP? (SEE PAGE )

A:	In this proxy statement, the term “Levy Group” refers to Richard D. Levy, Harry A. Levy, Beatrice Levy, Davida Levy, Mark A. Levy, Jo Ann M. Levy, Jo Ann Levy, Daniel H. Levy, Allison Sacks, Joel M. Levy, Robert A. Levy, David J. Levy, Elka N. Lampert Irrevocable Trust, Avraham R. Lampert Irrevocable Trust, Harry A. Levy Grandchildren’s Trust, Richard D. Levy Grandchildren’s Trust, Hapco Company, Levor Associates, and Grandco Associates. The Levy Group owns all of the issued and outstanding shares of Levy Acquisition. Richard D. Levy, chairman of our board of directors and our chief executive officer, Mark A. Levy, our president and chief operating officer and a director, and Harry A. Levy, the vice-chairman of our board of directors and our secretary, are the executive officers of Levy Acquisition. Together with their affiliates, the Levy Group beneficially owns approximately 1,119,519 shares of our Class A Common Stock, which represents approximately 60.1% of the outstanding shares of our Class A Common Stock and 678,905 shares of our Class B Common

Stock, which represents approximately 24.5% of our Class B Common Stock. Richard Levy has served as Chairman of our board of directors and our chief executive officer since 1976 and an executive officer of the Company since the Company’s organization in 1963. Harry Levy is Richard Levy’s brother and has served as our vice chairman since 1991 and our secretary since 1968. Mark A. Levy is Richard Levy’s son and has served as our president and chief operating officer since 1984.

Q:	WHY WAS THE SPECIAL COMMITTEE FORMED? (SEE PAGE )

A:	The Levy Group, whose members include members of our board of directors and officers of our company, have a direct conflict of interest in recommending approval of the Merger Agreement and the Merger because they are also the sole shareholders, directors and officers of Levy Acquisition. If the Merger occurs, the Levy Group will beneficially own all of the Company Common Stock. As a result, the Levy Group would receive all of the benefit of our future earnings and losses and any increase in our value and bear the full loss of any decrease in our value, while you will no longer receive any such benefit or bear any such risk. Specifically, the Levy Group has a direct pecuniary interest in having the Merger consideration in connection with the Merger, both on a per-share basis and in the aggregate, be as low as possible. Because of this conflict, the board of directors established a special committee of three independent directors to evaluate the Merger proposal and any other proposals or indications of interest in acquiring us submitted by third parties and to negotiate the Merger Agreement. The members of the special committee are not affiliated in any way with Levy Acquisition or the Levy Group and will not be affiliated with Levy Acquisition or the Levy Group at the time of the Merger.

Q:	WHAT EFFECT WILL THE MERGER HAVE ON THE SHAREHOLDERS? (SEE PAGE )

A:	Upon consummation of the Merger and conversion of your shares into the right to receive $4.90 per share, your shares of Company Common Stock will cease to exist, the Company Common Stock will no longer be eligible for trading on the American Stock Exchange, the Company Common Stock will no longer be registered under the Securities Exchange Act of 1934, as amended, we will no longer file reports with the Securities and Exchange Commission, and our shareholders will no longer be able to participate in the future earnings and growth of the Company.

Q:	WHAT STEPS DID THE BOARD OF DIRECTORS AND SPECIAL COMMITTEE TAKE TO DETERMINE THAT THE PRICE PER SHARE I WILL RECEIVE IN THE PROPOSED MERGER IS FAIR TO ME FROM A FINANCIAL POINT OF VIEW? (SEE PAGE )

A:	The board of directors established a special committee consisting of three directors who had no conflicts of interest with respect to the Merger (other than the fact that options to purchase shares of Class B Common Stock held by each of the members of the special committee will vest immediately prior to the Merger (in the same manner as options held by all option holders generally) which, when combined with previously vested options, will result in the receipt by the members of the special committee of an aggregate amount of $30,389.25, which represents an amount of $12,549.75 to each of George R. Richards and Paul R. Lehrer and $5,289.75 to Maurice E. Levenson, upon completion of the Merger) to evaluate and negotiate the Merger and any other acquisition proposals or indications of interest in us.

The special committee selected and retained its own legal and financial advisors to assist it in the evaluation and negotiation of any merger agreement and any merger, and ultimately received a written fairness opinion from its financial advisor in connection with the Merger Agreement. In its evaluation of the Merger, the special committee considered, among other things, the opinion of vFinance Investments, Inc. (“vFinance”), its independent financial advisor, that as of the date of the opinion and based on and subject to the assumptions, limitations and qualifications contained in that opinion, the $4.90 per share Merger consideration that each shareholder (other than the Levy Group) will have the right to receive pursuant to the Merger is fair, from a financial point of view, to that shareholder. Neither the special committee’s nor our board of directors’ evaluation of the factors that led each of them to approve the Merger has changed materially since the date the special committee and our board of directors approved the Merger. The board of directors, including the members of the special committee, also believes that the factual information and assumptions relied upon by vFinance for purposes of its fairness opinion have not changed materially since the date of its opinion and that reliance on its fairness opinion continues to be reasonable and appropriate. You should be aware, however, that the opinion of vFinance was based on economic and market conditions and information regarding the Company as of September 11, 2002 and that, in its opinion, vFinance indicated that subsequent developments might affect the conclusions expressed in the opinion.

The special committee also considered the fact that the Loeb Group, a group of shareholders unaffiliated with the Levy Group, after negotiations with the Levy Group with respect to the Merger consideration, agreed to vote its shares in favor of the Merger. The members of the Loeb Group beneficially own, in the aggregate, approximately 8.6% of the outstanding shares of Class A Common Stock and approximately 35.2% of the outstanding shares of Class B Common Stock.

Q:	WHY IS THE BOARD OF DIRECTORS RECOMMENDING THAT I VOTE FOR THE MERGER? (SEE PAGE )

A:	In the opinion of the members of our board of directors, consistent with the unanimous recommendation of the special committee, the terms and provisions of the Merger and the Merger Agreement are advisable, fair to and in the best interests of our shareholders. To review the background and reasons for the Merger, see “Special Factors — Background of the Merger” and “Special Factors — Reasons for Recommendation of the Special Committee and Our Board of Directors” below.

The board of directors approved the Merger Agreement and the Merger, and declared them to be fair to and in the best interests of our shareholders, after considering a number of factors, such as:

•	The Merger will provide our shareholders with a substantial premium for their shares compared to the average market price of the Class A Common Stock and the Class B Common Stock during the past 12 months;

•	The special committee believes that negotiations between the Loeb Group, which is the Company’s second largest shareholder group, and the Levy Group were conducted at arm’s-length and that the Company has obtained the highest price per share that the Levy Group is willing to pay;

•	The consideration to be received by our shareholders in the Merger will consist entirely of cash; and

•	The opinion of vFinance that the Merger consideration is fair, from a financial point of view, to our shareholders (other than the Levy Group).

Q:	HOW WILL LEVY ACQUISITION FINANCE THE MERGER? (SEE PAGE )

A:	Levy Acquisition will use external borrowings to the extent that the Company’s available cash is not sufficient to purchase the outstanding shares of Company Common Stock not held by the Levy Group.

Q:	DO LEVY ACQUISITION AND THE LEVY GROUP BELIEVE THE MERGER IS FAIR TO THE SHAREHOLDERS? (SEE PAGE )

A:	Levy Acquisition and the Levy Group each believe that the Merger and consideration to be paid in the Merger to the shareholders other than Levy Acquisition and the Levy Group are fair to such shareholders from a financial point of view.

Q:	WHAT ARE THE CONDITIONS TO CLOSING THE MERGER? (SEE PAGE )

A:	The Merger is subject to a number of conditions, including approval by the holders of a majority of the Company Common Stock not beneficially owned by the Levy Group, voting together as a single class, cast either in favor of or against approval of the Merger Agreement and the Merger at the Annual Meeting. In addition, Levy Acquisition and the Company must fulfill or waive several other closing conditions, including, the accuracy of representations and warranties made by the parties, the absence of certain material adverse effects on the Company and other customary closing conditions. If these conditions are not satisfied or waived, the Merger will not be completed even if the holders of a majority of the Company Common Stock present and voting at the Annual Meeting vote to adopt and approve the Merger Agreement and the Merger.

Q:	WHEN DO YOU EXPECT TO KNOW IF THE MERGER WILL BE COMPLETED OR TERMINATED? (SEE PAGE )

A:	If the Merger Agreement is approved by the shareholders and the other conditions to the Merger are satisfied, we hope to complete the Merger on January 15, 2003, or as soon thereafter as possible. If the statutory approval requirement and the special contractual voting requirement are not satisfied at the Annual Meeting (as such meeting may be adjourned), we expect to terminate the Merger Agreement.

Q:	WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME? (SEE PAGE )

A:	The receipt of the cash Merger consideration by you will be a taxable transaction for federal income tax purposes. To review the possible tax consequences in greater detail, see “Material Federal Income Tax Consequences of the Merger to Shareholders.” You should also consult your tax advisor as to your particular circumstances and the specific tax effects of the Merger on you.

Q:	WHAT VOTE IS REQUIRED TO APPROVE THE MERGER AGREEMENT? (SEE PAGE )

A:	Pursuant to our articles of incorporation and applicable Florida law, in order to complete the Merger, the applicable Merger Agreement and Merger must be approved by the affirmative vote of a majority of the outstanding shares of the Class A Common Stock and the outstanding shares of Class B Common Stock entitled to vote at the Annual Meeting (including the Levy Group and its affiliates), each voting separately as a class, which is referred to as the “statutory approval requirement.” The combined voting power of the Levy Group and the Loeb Group is sufficient to satisfy the statutory approval requirement.

In addition to the statutory approval requirement, the Merger Agreement provides that it is a non-waiveable condition to our obligation to consummate the Merger that the Merger Agreement and the Merger are approved by a majority of the shares of Class A Common Stock and Class B Common Stock not beneficially owned by the Levy Group, voting together as a single class, that are cast in favor of or against approval of the Merger Agreement and the Merger at the Annual Meeting.

Q:	WHAT WILL THE LEVY GROUP RECEIVE IF THE MERGER AGREEMENT IS TERMINATED? (SEE PAGE )

A:	If Levy Acquisition terminates the Merger Agreement because of a material breach of any of our representations and warranties or if any of our representations or warranties becomes untrue such that a closing condition of the Merger cannot be satisfied by March 31, 2003, we are obligated to pay up to $350,000 of Levy Acquisition’s expenses. We have agreed to pay Levy Acquisition up to $350,000 of its expenses and a termination fee of $500,000 if the Merger Agreement is terminated and within twelve months after the termination of the Merger Agreement we enter into a transaction resulting from a superior third-party acquisition proposal.

Q.	WHY ARE YOU ASKING ME TO VOTE FOR THE BOARD OF DIRECTORS IF THE COMPANY WILL BE WHOLLY OWNED BY THE LEVY GROUP FOLLOWING COMPLETION OF THE MERGER? (SEE PAGE )

A:	Under the listing requirements of the American Stock Exchange and our bylaws, we are required to hold a shareholders’ meeting to elect directors on an annual basis. In addition, if the Merger is not completed, we will continue to operate as a publicly held company under the direction of our board of directors.

PROCEDURAL QUESTIONS & ANSWERS

Q:	WHO CAN VOTE ON THE MERGER? (SEE PAGE )

A:	Shareholders of record as of the close of business on November 1, 2002, are entitled to notice of, and to vote at, the Annual Meeting to approve the Merger Agreement and the Merger.

Q:	WHAT DO I NEED TO DO NOW? (SEE PAGE AND THE ENCLOSED PROXY CARD)

A:	Please mark your vote on, sign, date and mail your proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the Annual Meeting. You can also vote your shares in person at the Annual Meeting.

If your shares are held in “street name,” which means that your shares are held in the name of a broker or other financial institution or custodian instead of in your own name, your broker or custodian will vote your shares only if you provide voting instructions. You should follow the directions provided by your broker or custodian regarding how to vote your shares.

Q:	MAY I CHANGE MY VOTE? (SEE PAGE )

A:	Yes, your vote can be changed at any time before the proxy is voted at the Annual Meeting. You can change your vote by (i) sending in a written revocation of your proxy to our secretary at our principal address, (ii) sending in a signed proxy card with a later date to the address on the proxy card before the Annual Meeting, or (iii) attending the Annual Meeting and voting your shares in person.

If you are not the record holder of your shares (for example if you own your shares in “street name”), you must follow the procedures required by the holder of record, usually a brokerage firm or bank, to revoke a proxy. You should contact the holder of record for more information on these procedures.

Q:	AM I ENTITLED TO APPRAISAL RIGHTS? (SEE PAGE )

A:	No. Because our Class A Common Stock and our Class B Common Stock were listed on the American Stock Exchange on the record date, you do not have appraisal rights under Florida law.

Q:	SHOULD I SEND MY STOCK CERTIFICATES NOW? (SEE PAGE )

A:	No. If the Merger Agreement is adopted and approved, then shortly after the Merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to Levy Acquisition’s payment agent. You should use the letter of transmittal to exchange your stock certificates for the Merger consideration to which you are entitled as a result of the Merger. YOU SHOULD NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY CARDS. You should follow the procedures described on pages (“Payment of Merger Consideration and Surrender of Stock Certificates”).

Q:	WHAT OTHER MATTERS WILL BE VOTED ON AT THE ANNUAL MEETING? (SEE PAGE )

A:	We are also soliciting proxies to elect a board of directors to serve until the next annual meeting of shareholders or until their successors are elected or qualified and to grant discretionary authority to vote in favor of adjournment of the Annual Meeting. We do not expect a vote to be taken on any other matters at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting for consideration, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment.

Q:	WHO CAN HELP ANSWER MY QUESTIONS? (SEE PAGE )

A:	If you have more questions or would like additional copies of this proxy statement, you should contact our Chief Financial Officer, Joseph Pivinski, at (561) 274-1235.

SUMMARY TERM SHEET

Overview

      The following summary, together with the previous question and answer sections, provide an overview of the material information about the Merger discussed in this proxy statement and presented in the attached annexes. This summary describes the material details and provisions of the Merger and is qualified by the more detailed information contained elsewhere in this proxy statement, the attached annexes and the documents we refer to in this proxy statement. You are urged to review this entire proxy statement carefully, including its annexes and all documents referenced in this proxy statement. No provisions have been made to grant unaffiliated shareholders access to the corporate files of the Company or Levy Acquisition, and no counsel or appraisal services were engaged to represent the unaffiliated shareholders. We believe that our filings with the Securities and Exchange Commission, including the disclosures provided within this proxy statement, provide you with appropriate information to make an informed decision as to whether or not you wish to vote in favor of the Merger. See “Where You Can Find More Information” for more details.

      We are furnishing this proxy statement in connection with the Annual Meeting of our shareholders to be held on Thursday, December 12, 2002 at 10:00 a.m., local time, at 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445 to allow our shareholders to consider and vote on a proposal to approve the Merger and the Merger Agreement. A copy of the Merger Agreement is attached to this proxy statement as Annex A.

      On September 11, 2002, we entered into the Merger Agreement with Levy Acquisition Co., which is owned by the Levy Group. If the Merger does occur, Levy Acquisition will be merged with and into us, with us as the surviving corporation. Pursuant to the Merger Agreement, our shareholders (other than the Levy Group and Levy Acquisition) will receive $4.90 per share in cash, without interest, for each share of the Company Common Stock that they own at the effective time of the Merger. Following the Merger, Levy Acquisition will cease to exist and we will be a privately held corporation owned by the Levy Group.

      During the time the Merger Agreement was negotiated and at the time it was executed, Richard D. Levy was the chairman of our board of directors and our chief executive officer, Harry A. Levy was the vice chairman of a board of directors and our secretary and Mark A. Levy was our president, and chief operating officer and a director. The members of the Levy Group are the shareholders of Levy Acquisition and Richard Levy, Harry Levy and Mark Levy are the officers and directors of Levy Acquisition. As a result, Richard Levy, Harry Levy and Mark Levy have a direct conflict of interest with respect to the Merger. In addition, as of the date of this proxy statement, the Levy Group owns approximately 60.1% of the outstanding Class A Common Stock and approximately 24.5% of the outstanding Class B Common Stock. The Levy Group has agreed to vote these shares in favor of the Merger.

      In light of this conflict of interest, our board of directors established the special committee to evaluate the Merger proposal and any other acquisition proposals or indications of interest in us submitted to us by third parties. The special committee is comprised of three of our directors who are not employees, are not affiliated in any way with Levy Acquisition or the Levy Group and otherwise have no special interest in the Merger (other than the fact that their options will vest in full immediately prior to the Merger (in the same manner as options held by all option holders generally) which, when combined with previously vested options, will result in the receipt by each member of the special committee of an aggregate amount of $30,389.75, which represents an amount of $12,549.75 to each of Messrs. Richards and Lehrer and $5,289.75 to Mr. Levenson, upon completion of the Merger). The special committee retained its own financial advisor and legal counsel and negotiated the terms of the Merger Agreement on behalf of our board of directors and us.

      In connection with the execution of the Merger Agreement, the special committee determined that the Merger and the Merger Agreement are fair to and in the best interests of our shareholders other than the Levy Group. The special committee unanimously recommended that the entire board vote to adopt the Merger Agreement and approve the Merger and that our shareholders vote “FOR” the Merger Agreement and the Merger. The board of directors acted in accordance with the special committee’s recommendation and unanimously approved the Merger Agreement and the Merger and recommended that our shareholders do the same.

The Companies

Oriole Homes Corp.

1690 South Congress Avenue
Delray Beach, Florida 33445
(561) 274-2000

      We are a publicly held Florida corporation incorporated in 1968 as the successor to six corporations that had engaged in the construction and sale of single-family homes in Florida since 1963. We are engaged principally in the design, construction, marketing and sale of single-family homes, patio homes, town homes, villas, duplexes and low and mid-rise condominiums principally in Palm Beach, Broward, Lee, Marion and Osceola Counties in Florida. In 2001, approximately 87% of our unit sales and 77% of our revenue from home sales were derived from sales of homes in communities designed exclusively for active adults (age 55 and over). We design our product mix in response to the preferences of active adults.

Levy Acquisition Co.

1690 South Congress Avenue
Delray Beach, Florida 33445
(561) 274-2000

      Levy Acquisition is a privately held Florida corporation incorporated on August 7, 2002 specifically to effect the Merger and has not carried on any activities to date other than those incident to its formation, the negotiation and execution of the Merger Agreement and the transactions contemplated by the Merger Agreement. Richard D. Levy, the chairman of our board of directors and our chief executive officer, Harry A. Levy, the vice chairman of a board of directors and our secretary, and Mark A. Levy, one of our directors and our president and chief operating officer, are the officers and directors of Levy Acquisition, and the members of the Levy Group are the shareholders of Levy Acquisition.

Effect of the Merger (See Page      )

      Pursuant to the Merger Agreement, Levy Acquisition will be merged directly into us and we will be the surviving corporation. At the effective time of the Merger, Levy Acquisition will cease to exist and we will become a privately held corporation owned by the Levy Group. The Merger will become effective when the Articles of Merger are duly filed with the Department of State of the State of Florida. Upon consummation of the Merger and conversion of your shares into the right to receive $4.90 per share, your shares of Company Common Stock will cease to exist, the Company Common Stock will no longer be eligible for trading on the American Stock Exchange, the Company Common Stock will no longer be registered under the Securities Exchange Act of 1934, as amended, we will no longer file reports with the Securities and Exchange Commission, and our unaffiliated shareholders will no longer be able to participate in the future earnings and growth of the Company.

Company Stock Options (See Page      )

      At the effective time of the Merger, all options to purchase our shares of Class B Common Stock will automatically vest. Each option with an exercise price per share less than $4.90 will be converted into the right to receive an amount equal to $4.90 in cash, less the applicable exercise price, for each share of Class B Common Stock subject to such stock option. All options with an exercise price per share greater than $4.90 will be terminated. The members of the Levy Group do not hold any options to purchase shares of Company Common Stock.

Shareholder Vote; Other Affiliates; Ownership of Management and Directors (See Page      )

      Under our articles of incorporation and Florida law, a majority of all outstanding shares of Class A Common Stock and a majority of all outstanding shares of Class B Common Stock entitled to vote at the Annual Meeting, voting separately as classes, must vote to approve the Merger Agreement, which is referred to as the “statutory approval requirement.” In addition, the Merger Agreement provides that it is a condition to our obligation to consummate the Merger that the Merger Agreement and the Merger be approved by at least a majority of the shares of Class A Common Stock and Class B Common Stock not owned by the Levy Group and its affiliates, voting together as a single class, that are cast in favor of or against approval of the Merger Agreement and the Merger at the Annual Meeting, which is referred to as the “special contractual voting requirement.”

      The Loeb Group, a group of shareholders unaffiliated with the Levy Group, after negotiations with the Levy Group with respect to the Merger, agreed to vote its shares in favor of the Merger. The members of the Loeb Group beneficially own, in the aggregate, approximately 8.6% of the outstanding shares of Class A Common Stock and approximately 35.2% of the outstanding shares of Class B Common Stock.

      As of close of business on November 1, 2002, the record date for the Annual Meeting, the Levy Group held approximately 60.1% of the Class A Common Stock and 24.5% of the Class B Common Stock eligible to vote at the Annual Meeting. The Levy Group has agreed to transfer their shares to Levy Acquisition prior to the Merger. In any case, the Levy Group and Levy Acquisition have agreed to vote their Company Common Stock in favor of approving the Merger Agreement and the Merger. The combined voting power of the Levy Group and the Loeb Group is sufficient to satisfy the statutory approval requirement.

      As of November 1, 2002, our directors and executive officers (other than members of the Levy Group) beneficially owned less than 1% of the outstanding Company Common Stock, excluding options to purchase Class B Common Stock. All of our directors and executive officers who own Company Common Stock have indicated that they intend to vote to approve the Merger Agreement and the Merger.

Conditions to the Merger (See Page      )

      The Merger will not be completed unless we and/or Levy Acquisition satisfy a number of conditions. It is a condition to both Levy Acquisition’s and our obligation to consummate the Merger that both the statutory approval requirement and the special contractual voting requirement be satisfied. Further, it is a condition to Levy Acquisition’s obligation to consummate the Merger that we shall not have experienced an event or events that have had a material adverse effect on our business, operations, assets, liabilities, financial condition or results of operations between the date of the Merger Agreement and the effective time of the Merger. The Merger Agreement also contains various other conditions that are customary in transactions of this type.

Termination of the Merger Agreement; Fees and Payment of Expenses (See Page      )

      The Merger Agreement may be terminated and the Merger abandoned at any time before it is completed under certain circumstances, including mutual consent of the parties, failure to satisfy the statutory approval requirement and the special contractual voting requirement at the Annual Meeting, failure to consummate the Merger by March 31, 2003 or material breach of the representations, warranties, covenants or agreements set forth in the Merger Agreement.

      We can terminate the Merger Agreement if the special committee or our board of directors accepts an acquisition proposal that is superior to Levy Acquisition’s proposal and enters into a agreement in connection with the superior proposal, provided that we shall have provided a reasonable opportunity to Levy Acquisition to revise the terms of the Merger Agreement to enable it to proceed with the Merger based on the revised terms.

      Levy Acquisition can terminate the Merger Agreement if our board of directors withdraws, modifies or amends, in any respect adverse to Levy Acquisition, its recommendation of the Merger and related transactions, or if our board approves, recommends or enters into an agreement with respect to, or consummates, a superior acquisition proposal (or resolves to do so).

      We have agreed to pay Levy Acquisition up to $350,000 to cover its expenses in connection with the Merger and the Merger Agreement and a termination fee of $500,000 if the Merger Agreement is terminated and we enter into a transaction resulting from a superior third-party acquisition proposal within twelve months after the termination of the Merger Agreement. We have also agreed to pay Levy Acquisition up to $350,000 to cover its expenses in connection with the Merger and the Merger Agreement if any of the following occurs:

•	Levy Acquisition terminates the Merger Agreement as a result of our material breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement;

•	The shareholders do not approve the Merger Agreement and the Merger at the Annual Meeting and at the time of the Annual Meeting a proposal with respect to a competing transaction exists that either our board or the special committee has not publicly opposed or is consummated within 12 months after the date of termination of the Merger Agreement;

•	The special committee has either withdrawn the recommendation or approval of the Merger Agreement and the Merger or approved a competing transaction or a superior proposal; or

•	We enter into a written agreement with respect to a competing transaction that the special committee or our board of directors has determined is a superior proposal.

Support and Exchange Agreement (See Page      )

      Concurrent with the execution of the Merger Agreement, Levy Acquisition and the members of the Loeb Group executed a Support and Exchange Agreement, a copy of which is attached to this proxy statement as Annex C, which is incorporated by reference.

      Pursuant to the Support and Exchange Agreement, the members of the Loeb Group have agreed to vote their shares of Company Common Stock in favor of the Merger and the Merger Agreement in any vote of our shareholders. In addition, the agreement provides that the members of the Loeb Group may not transfer or sell their shares in any way prior to the record date for the Annual Meeting, nor may they take any action that would in any way restrict, limit or interfere with the performance of their obligations under the Support and Exchange Agreement or the transactions contemplated by the Support and Exchange Agreement or by the Merger Agreement.

Merger Financing (See Page      )

      The total amount of cash required to consummate the transactions contemplated by the Merger Agreement, including payment of related fees and expenses, is estimated to be approximately $15 million.

Levy Acquisition will pay the Merger consideration with external borrowings to the extent that the Company’s available cash is not sufficient. Levy Acquisition’s obligation to consummate the Merger is not conditioned on Levy Acquisition obtaining third-party financing arrangements.

Opinion of vFinance Investments, Inc. (See Page      )

      The special committee retained vFinance Investments, Inc. (“vFinance”) as its independent financial advisor to render an opinion as to the fairness, from a financial point of view, of the cash consideration that each holder of our shares other than the Levy Group will receive in the Merger. On September 11, 2002, vFinance delivered its written opinion to the special committee that, as of the date of the opinion, and based on and subject to the assumptions, limitations and qualifications contained in that opinion, the $4.90 per share cash Merger consideration that each of our shareholders other than the Levy Group will have the right to receive in the Merger is fair, from a financial point of view, to our shareholders.

      The special committee and the board of directors believe that the factual information and assumptions relied upon by vFinance for purposes of its fairness opinion have not changed to any material extent since the date of its opinion and that reliance on its fairness opinion continues to be reasonable and appropriate.

      A copy of the written opinion of vFinance dated September 11, 2002 is attached to this proxy statement as Annex B. We urge you to read this opinion in its entirety.

Market Price and Dividend Information (See Page      )

      On June 26, 2002, the last trading day before Levy Acquisition initially announced its proposal to purchase each issued and outstanding share of Company Common Stock for $3.53 per share, the closing price per share of our Class A Common Stock on the American Stock Exchange was $3.05 and the closing price per share of our Class B Common Stock on the American Stock Exchange was $3.00 per share. On                     , 2002, the latest practicable trading day before the printing of this document, the closing price per share of our Class A Common Stock on the American Stock Exchange was $                    and the closing price per share of our Class B Common Stock on the American Stock Exchange was $          per share.

      We last declared dividends on the Company Common Stock in 1994, which were paid in 1995.

SPECIAL FACTORS

Background of the Merger

      In late 2001, faced with the increasing costs of operating as a public company and low trading volumes and illiquidity of Company Common Stock, the board of directors began considering alternatives for enhancing shareholder value. In this regard, on November 6, 2001, at a meeting of our board of directors, a special committee consisting of the three independent directors was created to investigate alternatives for increasing shareholder value. At that meeting, counsel to the Company suggested various strategic alternatives for enhancing shareholder value, including a going-private transaction in which the controlling shareholders of the Company would acquire ownership of all of the issued and outstanding shares of Company Common Stock.

      In early 2002, Richard D. Levy, chairman of the board of directors and our chief executive officer, and Harry A. Levy, the vice chairman and our secretary, along with other members of the Levy Group, began discussing the following factors involving the Company:

•	The Company was experiencing losses from operations and net losses;

•	Their view of the failure of the public equity market to fairly reflect the value of the Company Common Stock in the public market place;

•	They believed this failure would not be remedied in the near future because of the low trading volume in the Common Company Stock and the small number of holders of the Company Common Stock; and

•	The increasing costs of operating as a public company.

      At a board meeting on February 6, 2002, the board of directors again authorized the special committee to investigate alternatives to increase shareholder value.

      On April 5, 2002, the members of the special committee met and interviewed three investment banking firms, including vFinance Investments, Inc. (“vFinance”), to assist the committee in considering strategic alternatives that could increase shareholder value. After considering all three of the firms, the special committee decided to retain vFinance as its financial advisor. This was the first action of the special committee since its establishment on November 6, 2001.

      On April 18, 2002, the members of the special committee met and interviewed three law firms. After considering the three law firms, the special committee decided to retain Steel Hector & Davis LLP as special counsel to the committee. On May 23, 2002, Steel Hector & Davis LLP was engaged to represent the special committee.

      On May 21, 2002, a group of our shareholders consisting of the members of the Loeb Group determined to act together for the purpose of pursuing a dialogue with the Company’s management and the special committee and its financial advisor regarding the maximization of shareholder value. The Loeb Group announced the creation of this shareholder group in a report on Schedule 13D filed with the Securities and Exchange Commission on May 31, 2002.

      On May 22, 2002, the Levy Group submitted a confidential written proposal to the chairman of the special committee of the Company’s board of directors to acquire all of the outstanding shares of Company Common Stock not beneficially owned by the Levy Group, for a purchase price of $3.53 in cash per share, which represented a 20% premium over the average of the bid and ask prices of the Company Common Stock as publicly quoted on May 21, 2002. The written proposal also stated, among other things, that certain of the funds necessary to complete the acquisition would be obtained through borrowings and that the offer was not subject to any conditions other than the approval by the Company’s board of directors and shareholders and the execution of a definitive merger agreement. The Levy Group reported the submission of the proposal in a Schedule 13D amendment filed with the Securities and Exchange Commission on June 27, 2002.

      On June 11, 2002, the members of the special committee held a telephonic meeting and reviewed the terms of the Levy Group’s May 22, 2002 written proposal as well as the independence requirements and fiduciary duties applicable to the members of the special committee. The special committee also reviewed ongoing and proposed valuation and appraisal-related due diligence being conducted with respect to the Company and certain of its properties, authorized the engagement of two appraisal firms, concluded that the appraisals should be based upon a “highest and best use” valuation standard, and reviewed the Loeb Group’s Schedule 13D filed with the Securities and Exchange Commission on May 31, 2002. Additionally, the special committee discussed a June 10, 2002 verbal request, made to the special committee’s counsel by a representative of the Loeb Group, that the Loeb Group be afforded an opportunity to discuss with the special committee possible share repurchase, liquidation or other transactions relating to shares of the Company and/or to the Company itself and its properties. The special committee agreed to arrange a meeting with representatives of the Loeb Group.

      On June 14, 2002, the members of the special committee held a telephonic meeting with several members of the Loeb Group, pursuant to the Loeb Group’s request. The members of the Loeb Group stated that they believed the Company should carry out the completion of the “de facto liquidation” which they felt the management of the Company had, in effect, been engaged in for some time. The members of the Loeb Group further stated that they believed that this “liquidation” would permit the Company to distribute to shareholders an amount approximating the net book value of its shares. The Loeb Group members indicated that they did not have a specific plan to accomplish their proposal and that they were of the view that it would not be necessary to effect a dissolution of the Company as a corporate entity to effect their proposal. They also stated that the Loeb Group was prepared to resell its shares to the Company for a price approximating the net book value of the Company’s shares. In follow-up questions from the special committee, the Loeb Group members were asked whether the Loeb Group members would potentially have an interest in acquiring any or all of the shares of the Company they did not own, either for a price approximating net book value or otherwise. The members of the Loeb Group responded that they were acting solely as investors and, while they might acquire additional shares in the near term, that they did not have an interest in acquiring a controlling interest in the Company and were, to the contrary, principally interested in selling their shares in the Company. The Loeb Group members then asked for information on the current views of the special committee on the matters they had proposed, on the value of the Company’s shares and on any other competing proposals or ideas, but the special committee’s counsel advised that such information was not public, might be material and therefore was of a nature such that its selective disclosure might be improper under the circumstances. The members of the Loeb Group indicated, in response to further questions from the special committee, that the Loeb Group would not be willing to execute a confidentiality agreement and to cease trading in the Company’s shares, which the special committee’s counsel had indicated would be necessary conditions in order for the Loeb Group to be provided the sort of non-public information they were requesting. Given these restrictions, members of the special committee suggested that the Loeb Group members have a direct dialogue with the Company’s management on such matters. Additionally, the special committee invited the Loeb Group members to request follow-up meetings if, as other events became public, they had further views or analyses to share with the special committee.

      On June 24, 2002, Andrew J. McLaughlin, Jr., on behalf of the Loeb Group, sent a letter to the special committee reiterating its belief that the only sensible course of action for the Company was the completion of the defacto liquidation process in which the Loeb Group believed that the Company had been engaged for many years.

      On July 10, 2002, the Loeb Group, through one of its members, contacted representatives of the Levy Group to enter into negotiation of the price and terms of the proposed Merger. Negotiations between representatives of the Loeb Group and representatives of the Levy Group commenced on July 10, 2002 and continued until August 12, 2002. These negotiations concerned both the cash price per share to be offered as merger consideration and the terms of a proposed merger agreement, as well as a letter agreement committing the members of the Loeb Group to enter into a support and exchange agreement if a merger agreement was entered into by the Company and the Levy Group on terms acceptable to the Loeb Group.

      On July 16, 2002, the members of the special committee held a telephonic meeting at which its financial advisor outlined the work it would undertake to ultimately provide its valuation analysis. The discussion included a detailed review of valuation methodologies used by valuation professionals and the type of assumptions that would be applied in order for the financial advisor to render its opinion. The financial advisor advised the special committee that it would request or follow up on requests for various material items that had not yet been provided and/or were still pending, such as independent appraisals with regard to certain of the Company’s properties and information concerning costs of liquidation from the Company’s management. The financial advisor told the special committee that it was in the process of refining a discount analysis to take into account additional factors, including, without limitation, regional risk, loss history, poor performance when compared to other comparable companies, family control, lack of medium- to long-term growth strategy and business plan and lack of market liquidity, as well as the Company’s results for the quarter ended June 30, 2002. At the conclusion of the discussion regarding valuation, it was agreed that once the pending items were available, a valuation report would be prepared by the special committee’s financial advisor and be presented to the special committee. The special committee then reviewed its fiduciary obligations to the Company’s shareholders in the context of the May 22, 2002 proposal by the Levy Group. The special committee determined that, in light of the Levy Group members’ statements that the Levy Group would not sell its shares of Company Common Stock and controlling interest in the Company at any realistically obtainable price, the special committee would not actively work to solicit or obtain potential or hypothetical alternatives to a transaction with the Levy Group.

      On July 23, 2002, the members of the special committee met in executive session to further discuss and analyze the information presented by its financial advisor on July 16, 2002.

      On August 12, 2002, Richard D. Levy, on behalf of the Levy Group, entered into a letter agreement with the Loeb Group, contemplating an amended proposal by the Levy Group whereby it would offer to purchase the shares of Company Common Stock that it does not already own at a cash price of $4.90 per share in accordance with the terms of an agreement and plan of merger that had been negotiated by representatives of the Loeb Group and the Levy Group. According to the letter agreement, the proposal would be subject to the following conditions: (i) the execution and delivery of a support and exchange agreement by each member of the Loeb Group upon the execution and delivery of a merger agreement in the form negotiated by the Levy Group with the Loeb Group (the “Support and Exchange Agreement”); (ii) the issuance and delivery, on or before September 16, 2002, to the special committee and the board of directors of the Company of an opinion of vFinance Investments, Inc. in a form customary for going-private transactions, to the effect that the cash Merger consideration to be received by the shareholders of the Company (other than the Levy Group) is fair to such shareholders from a financial point of view; (iii) a vote of the special committee and board of directors, on or before September 16, 2002, approving the Merger Agreement and recommending that the shareholders vote in favor of the transaction at a meeting called for that purpose; and (iv) the execution and delivery of a merger agreement, in the form negotiated by the Levy Group with the Loeb Group, by the Company on or before September 16, 2002. In executing the letter agreement, each of the members of the Loeb Group confirmed their agreement with the Levy Group that, if such merger agreement were executed and delivered in accordance with the above conditions, each member of the Loeb Group would contemporaneously execute and deliver the Support and Exchange Agreement. The Loeb Group also confirmed its commitment to support the amended proposal and the transactions contemplated thereby.

      On August 14, 2002, the Levy Group submitted an amended written proposal to the special committee to acquire all of the outstanding shares of Company Common Stock not beneficially owned by the Levy Group for a purchase price of $4.90 per share in cash. The written proposal also stated, among other things, that certain of the funds necessary to complete the acquisition would be obtained through borrowings, that the offer was not subject to any conditions other than the approval by the Company’s board of directors and shareholders, the execution of a definitive merger agreement, and the conditions set forth in the proposed merger agreement submitted to the special committee by the Levy Group. The Levy Group also submitted to the special committee the form of agreement and plan of merger and the Support and Exchange Agreement negotiated by the Levy Group and the Loeb Group.

      Also on August 14, 2002, the special committee met to discuss the amended written proposal presented by the Levy Group and the negotiations between the Levy Group and the Loeb Group. The special committee then reviewed and discussed the appraisals that had been obtained with respect to several of the Company’s development properties as well as remaining informational items needed. At the conclusion of the discussion, it was also agreed that once the additional information was obtained, vFinance would prepare a valuation analysis that it would then present to the special committee to assist the special committee in considering the amended written proposal presented by the Levy Group.

      On September 4, 2002, the members of the special committee held a telephonic meeting at which its financial advisor presented its preliminary valuation analysis. The analysis reflected, among other things, the property appraisals, the results of operations and balance sheet information through June 30, 2002 and additional financial data that had been obtained by vFinance. A discussion by the members of the special committee then followed concerning the price offered by the Levy Group and negotiated with the Loeb Group, in light of the range of fair values suggested by the valuation analysis presented by vFinance. The special committee then further reviewed and discussed various terms of the transaction proposed by the Levy Group and negotiated between the Levy Group and the Loeb Group. Based on the advice of its counsel, the special committee determined to advise the representatives of Levy Acquisition that the special committee had a strong preference that the definitive Merger Agreement contain a special contractual requirement for an approving vote by holders of the Company Common Stock not beneficially owned by the Levy Group and certain other changes. The special committee then appointed one of its members, as the representative of the full committee, to meet with representatives of the Levy Group to negotiate with respect to certain key terms of the proposed transaction, including the special contractual voting requirement and the price per share offered.

      On September 6, 2002, the members of the special committee held a telephonic meeting at which its previously appointed member-representative reported on his meeting, on behalf of the special committee, with representatives of the Levy Group to negotiate certain key terms of the proposed transaction, including the special contractual voting requirement and the price per share offered. The special committee’s representative reported that at a meeting the prior day, members of the Levy Group had agreed to the addition of the special contractual voting requirement based on all shares of Company Common Stock (other than the shares beneficially owned by the Levy Group) voted in person or by proxy at the shareholder meeting with respect to the transaction, but that they had also indicated that the $4.90 price per share would not be increased and was not open for further negotiation. The special committee and its advisors then reviewed the progress made in negotiations with the Levy Group with respect to various other terms and conditions of the proposed transaction. The special committee responded by providing guidance to its counsel as to the committee’s views on the further negotiation of certain such terms, including the inclusion, scope and amount of the “break-up fee” provisions, certain conditional termination rights afforded to the Levy Group, the special committee’s ability to negotiate with any potential third party with an interest in acquiring an interest in the Company and the Company’s acquisition of a “tail policy” with respect to directors’ and officers’ liability insurance.

      On September 10, 2002 and September 11, 2002, the special committee met with its financial and legal advisors to review the status of the negotiation with Levy Acquisition of the proposed Merger Agreement and its terms. The special committee recessed from time to time, after giving its counsel guidance with respect to modifications to the proposed Merger Agreement, to permit further negotiations.

      At the meeting of the special committee on September 10, 2002 and September 11, 2002, representatives of vFinance gave a presentation regarding the financial aspects of the proposed Merger Agreement and delivered its verbal analysis as to the basis of its opinion that the consideration to be received by the shareholders of the Company (other than the Levy Group) was fair from a financial point of view.

      At the conclusion of the special committee meeting on September 11, 2002, vFinance delivered its opinion that the consideration to be received by the shareholders of the Company (other than the Levy Group) was fair to our shareholders from a financial point of view and the special committee recommended that our board of directors approve the proposed Merger and the Merger Agreement.

      Following the special committee meeting on September 11, 2002, our board of directors met. The legal and financial advisors to the special committee, counsel to Levy Acquisition and counsel to the Company were also present. Counsel to the special committee reported the conclusions of the special committee, including the special committee’s recommendation that the board of directors approve the Merger and the Merger Agreement. Representatives of vFinance presented their valuation analysis and provided their written opinion to the board and the special committee with respect to the fairness, from a financial point of view, of the consideration to be received by the Company’s shareholders (other than the Levy Group). Counsel to the Company summarized the terms and conditions of the final draft of the proposed Merger Agreement. Following these presentations, the board of directors unanimously approved the proposed Merger and the Merger Agreement, subject to the execution and delivery of counterparts of the Merger Agreement in substantially the form submitted to the board of directors, and authorized the appropriate officers of the Company to execute and deliver final documents on behalf of the Company.

Material Federal Income Tax Consequences of the Merger to Shareholders

      The following discussion summarizes the material U.S. federal income tax consequences of the Merger to shareholders of the Company. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, the regulations promulgated under the Code, Internal Revenue Service rulings and judicial and administrative rulings in effect as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein. This discussion does not address all aspects of federal income taxation that may be relevant to a holder of Company Common Stock in light of the shareholder’s particular circumstances, nor does it discuss the special considerations applicable to those holders of Company Common Stock subject to special rules, such as shareholders who are not citizens or residents of the United States, shareholders whose functional currency is not the U.S. dollar, shareholders who are financial institutions or broker-dealers, tax-exempt organizations, insurance companies, dealers in securities, foreign corporations or trusts, shareholders who acquired their shares of Company Common Stock through the exercise of options or similar derivative securities or shareholders who hold their shares of Company Common Stock as part of a straddle or conversion transaction. This discussion also does not address the federal income tax consequences to holders of options to acquire Company Common Stock. This discussion assumes that holders of the Company Common Stock hold their shares as capital assets within the meaning of the Code. No party to the Merger will seek a ruling from the Internal Revenue Service with respect to the federal income tax consequences discussed herein, and, accordingly, there can be no assurance that the Internal Revenue Service will agree with the positions described in this proxy statement.

      We intend this discussion to provide only a general summary of the material federal income tax consequences of the Merger to shareholders of the Company. We do not intend it to be a complete analysis or description of all potential federal income tax consequences of the Merger. We also do not address foreign, state or local tax consequences of the Merger. Accordingly, we strongly urge you to consult your own tax advisor to determine the U.S. federal, state, local or foreign income or other tax consequences resulting from the Merger in light of your individual circumstances.

      The receipt of cash for shares of Company Common Stock pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. A shareholder who receives cash in exchange for shares pursuant to the Merger will generally recognize gain or loss for federal income tax purposes equal to the difference, if any, between the amount of cash received and the shareholder’s adjusted tax basis for the shares surrendered for cash pursuant to the Merger. Generally, such gain or loss will be capital gain or loss. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) that are surrendered for cash pursuant to the Merger.

      Capital gains recognized by non-corporate taxpayers from the sale of Company Common Stock held for more than one year will generally be subject to U.S. federal income tax at a rate not to exceed 20%. Capital gains recognized by non-corporate taxpayers from the sale of Company Common Stock held for one year or less will be subject to tax at ordinary income tax rates. Capital gains recognized by a corporate taxpayer will be subject to tax at the tax rates applicable to corporations. In general, capital losses are deductible only against capital gains and are not available to offset ordinary income. However, individual taxpayers are allowed to offset a limited amount of net capital losses against ordinary income, and unused losses may be carried forward to subsequent tax years.

      Certain non-corporate shareholders of Company Common Stock will be subject to backup withholding at a rate of 30% on cash payments received pursuant to the Merger unless the holder provides certain certifications required by the Internal Revenue Service. Backup withholding will not apply to a shareholder of Company Common Stock who furnishes a taxpayer identification number, or TIN, and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the transmittal letter or who provides a certificate of foreign status on Form W-8, or who is otherwise exempt from backup withholding.

Reasons for Recommendation of the Special Committee and Our Board of Directors

      The special committee and our board of directors unanimously recommend that our shareholders adopt and approve the Merger and the Merger Agreement.

      In considering whether to recommend and approve the Merger and the Merger Agreement, the special committee and our board of directors considered a number of factors, and in reaching their determination to recommend and approve the Merger and the Merger Agreement on September 11, 2002, the special committee and our board of directors relied on their respective knowledge of our business, information provided by our officers, as well as the advice of the financial advisor. In reaching their decision, the special committee and our board of directors considered a number of factors, both positive and negative, in regard to the merits of the Merger, including the following:

•	On June 26, 2002, the last trading day before Levy Acquisition initially announced its proposal to purchase each issued and outstanding share of Company Common Stock for $3.53 per share, the per-share closing price of the Class A Common Stock was $3.05 per share and the per-share closing price of the Class B Common Stock was $3.00 per share, and at that time, neither the Class A Common Stock nor the Class B Common Stock had closed at or above $4.90 since July 27, 1998, in the case of the Class A Common Stock, and June 24, 1998 in the case of the Class B Common Stock and, taking into account the current market conditions, it did not appear likely that the Company Common Stock would approach a higher level of trading prices in the foreseeable future.

•	Based on the per-share closing price of $3.05 of the Class A Common Stock and the per-share closing price of $3.00 of the Class B Common Stock on June 26, 2002, the last trading day before Levy Acquisition initially announced its proposal to purchase each issued and outstanding share of Company Common Stock for $3.53 per share, the consideration to be paid to our shareholders in the Merger represented an approximate premium of 61% over the per share closing price of the Class A Common Stock and 63% over the per share closing price of the Class B Common Stock.

•	The presentations made by vFinance Investments, Inc. (“vFinance”) to the special committee at various meetings, including the fairness opinion of vFinance (attached as Annex B to this proxy statement), determined that the $4.90 per share consideration to be received by our shareholders (other than the Levy Group) pursuant to the Merger Agreement is fair, from a financial point of view, to the shareholders, based on and subject to the limitations, assumptions and qualifications set forth in that opinion, and the special committee’s adoption of the conclusions and analyses of vFinance contained in its fairness opinion.

•	The $4.90 cash consideration per share to be received by our shareholders in the Merger is less than the book value per share of such shares, which was $7.15 as of June 30, 2002.

•	vFinance indicated that, in its analysis and fairness opinion, it did not deem the net book value of our shares to be a determinative factor, because net book value is considered an accounting concept and just one component of, rather than determinative of, a valuation of a company’s shares.

•	Book value per share as of June 30, 2002 is not indicative of what shareholders would receive for their shares upon liquidation of the Company as a result of discounting of assets to secure prompt sales, interim period losses, liquidation costs and expenses and reserves for contingent liabilities, among other things. The Loeb Group expressed a desire for an all cash price for their shares in the short term, rather than waiting for a possible future liquidation of the Company. Representatives of the Loeb Group negotiated the Merger consideration and the implicit discount from book value represented by the Merger Agreement.

•	Following the Merger, our shareholders will cease to participate in any future earnings growth of, or cash generated by, the Company, or benefit from any increase in the value of the Company, although in view of the risks and uncertainties associated with our future prospects, and in light of the market price of the Company Common Stock, the Merger may be preferable to maintaining the publicly held status of the Company with a speculative return to our shareholders.

•	For the fiscal years ended December 31, 2001, 2000 and 1999, the Company generated revenues of $142,764,573, $95,655,275, and $87,935,892, respectively, and for each of such years sustained net losses of $3,565,878, $2,581,386, and $5,041,821, respectively; for the fiscal years ended December 31, 1998, 1997 and 1996, the Company generated revenues of $91,065,340, $116,190,495, and $111,619,295, respectively, and for each of such years earned $81,753, sustained a net loss of $20,849,763, and earned $85,289, respectively; for the fiscal years ended December 31, 1995, 1994 and 1993, the Company generated revenues of $82,236,270, $119,977,297, and $106,095,803, respectively, and for each of such years sustained a net loss of $11,761,564, earned $4,136,920, and $2,641,078, respectively.

•	For the quarter ended June 30, 2002, the Company incurred a net loss of $2,147,672, or a loss of $0.46 per share, compared to a net loss of $1,172,220 or a loss of $0.25 per share during the same period in 2001.

•	The Company has a small shareholder base for a public company (as of November 1, 2002, it had fewer than 300 shareholders of record of each class) that requires continued filing of periodic financial reports and other information pursuant to the Securities Exchange Act of 1934.

•	The significant costs of remaining a public company, including the legal, accounting and transfer agent fees and expenses and printing costs necessary to satisfy the reporting obligations of the Securities Exchange Act of 1934, are becoming burdensome given the deterioration of our financial performance.

•	During the last several years, while the home building industry has experienced a period of recovery and growth, we have significantly under-performed our peer companies.

•	The sale or merger of the entire Company would be preferable to the piecemeal sale of the Company followed by a liquidating dividend because a single sale would involve lower transactional expenses, reduced operating performance risks and an accelerated monetization of our shareholders’ investments in the Company.

•	The agreement of the members of the Loeb Group, who the special committee believes are sophisticated shareholders and who are not affiliated with the Levy Group and who will receive the same consideration in the Merger as all shareholders other than the Levy Group, to vote in favor of the Merger pursuant to a Support and Exchange Agreement.

•	The interest expressed by the Loeb Group and other shareholders in an opportunity to monetize their shares expeditiously.

•	The special committee’s belief that, after negotiations between the Loeb Group and the Levy Group and negotiations between the special committee and the Levy Group (which, among other things, led to an increase in Levy Acquisition’s proposal from $3.53 per share to $4.90 per share of the Company Common Stock and led to Levy Acquisition’s agreement that the Merger would be conditioned upon the satisfaction of the special contractual voting requirement, i.e., an affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock present and voting at the Annual Meeting other than the shares beneficially owned by the Levy Group), the Company has obtained on behalf of our shareholders the highest price per share and best terms that the Levy Group is willing to provide.

•	The immediate availability of liquidity for our shareholders, particularly in light of the relatively low volume of trading in the Company Common Stock.

•	The consideration to be received by our shareholders in the Merger will consist entirely of cash and not stock or other non-cash consideration, eliminating any uncertainties in valuing the Merger consideration to be received by our shareholders.

•	The Merger Agreement permits the Company to furnish information to, or to participate in discussions and negotiations with, any person or entity that makes an unsolicited acquisition proposal and to modify or withdraw its recommendation of the Merger or recommend an alternative acquisition proposal, if to do so would not otherwise constitute a breach of its fiduciary duties to shareholders under applicable law.

•	The Merger Agreement permits us to terminate the Merger Agreement to accept a superior acquisition proposal.

•	The Merger requires the approval, at a duly called meeting of shareholders, of at least a majority of the shares of the Company Common Stock held by our shareholders (other than the Levy Group) that are cast in favor of or against approval of the Merger Agreement and the Merger, and neither the Company nor the special committee may waive this special contractual voting requirement.

•	The likelihood of the consummation of the Merger, the proposed structure of the transaction and anticipated closing date of the Merger.

•	The special committee’s knowledge of our business, operations, assets, financial condition, operating results and prospects, which the special committee considered in light of the premium to the Company’s recent stock price (as discussed above) offered under the terms of the Merger Agreement.

•	The limitations the Company suffered and would likely continue to suffer financially as a public company, including its limited trading volume, limited unaffiliated float, lack of institutional sponsorship and lack of research attention from analysts, all of which adversely affect the trading market and the value of the Company Common Stock.

•	The special committee’s belief that the Merger Agreement, including the $500,000 termination fee payable to Levy Acquisition and reimbursement of up to $350,000 of Levy’s Acquisition’s out-of-pocket expenses if the Merger Agreement is terminated for certain reasons discussed in Section 7.3(b) thereof should not unduly discourage superior third party offers.

•	The fact that since the proposed Merger was publicly announced (and more than four months have passed), no third party has expressed any interest to the special committee or its financial advisor or the Company in acquiring the Company or its assets or in obtaining information to assist it in evaluating any such interest.

•	The special committee’s concern that the equity markets or the Company’s business could deteriorate further in the future, with the effect that the per-share price offered to our shareholders in the Merger may not be available in the foreseeable future.

•	The difficulty that the Company has had and would have in the future competing against larger, more aggressive, more geographically diversified and better-capitalized competitors in the home building market.

•	The special committee’s considerations of the Company’s strategic alternatives and determinations that such alternatives would likely result in significantly less value for our shareholders than the cash Merger consideration provided for in the Merger Agreement.

•	The special committee’s judgments, in view of the Company’s prospects, as well as discussions with vFinance, that it is unlikely that one or more strategic or financial acquirors would be willing to pay a price for the Company or its assets that in present value terms would be as high as $4.90 per share in cash to our shareholders.

•	Some of our shareholders may realize a loss on their investment in the Company Common Stock.

•	The cash consideration to be received by our shareholders will generally be taxable to the shareholder in an amount equal to the excess, if any, of the amount of the Merger consideration over the shareholder’s tax basis in his, her or its shares of the Company Common Stock.

•	The risk to our shareholders that if the Merger is not completed, the Company Common Stock might be de-listed or otherwise become less liquid than it presently is.

•	The risk that the Merger will not be completed due to Levy Acquisition not having obtained a firm commitment for such financing as may be required for it to meet its obligations under the Merger Agreement, as balanced against the Company’s cash projections and the likelihood that bridge financing would be available to Levy Acquisition.

•	The risk that the Merger will not be completed, including the possible exercise of termination rights of Levy Acquisition under the Merger Agreement or the Company’s failure to satisfy certain closing conditions.

•	Should the Merger not be consummated, the Company may have significant un-recouped expenses related to the failed transaction, including, potentially, the termination fee and reimbursement of out-of-pocket expenses that may be payable to Levy Acquisition pursuant to the Merger Agreement.

•	The fact that the interests of Levy Acquisition conflict with the interests of our shareholders because the two groups are on opposite sides of the proposed Merger transaction, and that the interests of the Levy Group are different from the interests of our shareholders because the Levy Group will have complete ownership of the Company’s business after the Merger.

      The special committee and our board of directors, in their analysis and determinations, relied on the experience and expertise of vFinance for quantitative analysis of the financial terms of the Merger and analysis of the value per share of the Company Common Stock. The special committee and our board of directors reviewed with vFinance its financial analysis and the special committee and its representatives and our board of directors reviewed with officers of the Company the Company’s historical and projected results. The special committee and our board of directors did not independently generate a separate financial analysis of the Merger transaction. For additional information about the vFinance opinion, see pages [               ] (“Special Factors — Opinion of vFinance Investments, Inc.”).

      The members of the special committee and our board of directors also determined that the Merger is both fair to our shareholders and procedurally fair because, in addition to the factors above:

•	The special committee, consisting solely of directors who are not officers or employees of the Company, was given exclusive authority to consider, negotiate and evaluate the terms of the Merger or any similar or competing proposed transaction.

•	The special committee retained and received advice from legal and financial advisors selected and engaged by it in negotiating and evaluating the terms of the Levy Group’s proposal and the Merger Agreement.

•	vFinance had been retained to advise the special committee as to the fairness, from a financial point of view, of the Merger and rendered an opinion that, based on and subject to the limitations, assumptions and qualifications set forth in its opinion, the Merger consideration to be received by our shareholders (other than the Levy Group) is fair from a financial point of view.

•	The Merger consideration to be received by our shareholders (other than the Levy Group) and the other terms and conditions of the Merger Agreement resulted from arm’s-length bargaining between the Levy Group and the Loeb Group, and between the Levy Group and the special committee and its representatives.

•	The Merger is conditioned upon satisfaction of a special contractual voting requirement that the Merger be approved by at least a majority of the shares of Company Common Stock that are cast in favor of or against the Merger at the Annual Meeting held by shareholders other than the Levy Group.

      After considering all of the foregoing material factors, the special committee and our board of directors concluded that the positive material factors favoring the Merger outweighed the negative material factors and that the Merger is in the best interests of our shareholders.

      The special committee discussed the fact that considerations listed above address the material information and material factors considered by the special committee in its consideration of the Merger, including material factors that support the Merger as well as those that may weigh against it, but that in view of the variety of factors and the amount of information considered, the special committee did not find it practicable to, and did not specifically, make assessments of, quantify or otherwise assign relative weights to the various factors and analyses considered in reaching its determination. The members noted that in considering the material factors described above, individual members of the special committee may have given different weight to different factors and it was not necessary that they agree on the weight to be assigned to various factors. The special committee and our board of directors relied on the experience and expertise of vFinance for quantitative analysis of the financial terms of the Merger. The determination was made after consideration of all of the factors together.

      The special committee has recommended, and our board of directors has approved, the Merger and the Merger Agreement and each has determined that the Merger and the Merger Agreement are fair to, and in the best interests of, the Company’s shareholders, other than the Levy Group; accordingly, the special committee and our board of directors unanimously recommend that you vote “FOR” the adoption and approval of the Merger and the Merger Agreement.

Position of Levy Acquisition as to the Fairness of the Merger

      Levy Acquisition believes that the consideration to be received in the Merger by the Company’s shareholders is substantively fair to such holders. This belief is based on the following factors:

•	The Merger will provide consideration to the holders of Company Common Stock entirely in cash.

•	The per share price to be paid in the Merger represents a 61% premium over the reported closing price of $3.05 for shares of Class A Company Stock and a 63% premium over the reported closing price of $3.00 for shares of the Class B Common Stock on June 26, 2002, which was the last trading day before Levy Acquisition initially announced its proposal to purchase each issued and outstanding share of Company Common Stock for $3.53 per share. Levy Acquisition also considered the fact that the Merger consideration of $4.90 per share represents a 111.21% premium to the average closing price of $2.32 for share of Class A Common Stock and a 133.33% premium to the average closing price of $2.10 of Class B Common Stock for the one-year period before June 27, 2002.

•	The Loeb Group successfully negotiated an increase in the Merger consideration to be paid to the shareholders of the Company (other than the Levy Group) from $3.53 per share to $4.90 per share

•	The Company has not paid any dividends on the Company Common Stock in the last seven years, nor is there a means to compel the payment of dividends. The Merger provides a means by which our shareholders can have each share of Company Common Stock converted into $4.90 per share in cash.

•	Based on the Levy Group’s knowledge of the Company’s real estate inventory, the industry and economic trends, the Levy Group believes that there are significant risks to our shareholders with respect to the shareholders’ ability, in the future, to realize as much as $4.90 per share for their shares.

•	Levy Acquisition and the Levy Group believe that the Company is too small to continue to support the expenses of being a public company, which include the cost of securities counsel and independent accountants for securities compliance, preparing, printing and mailing certain corporate reports, directors’ and officers’ insurance and the cost of investor relations activities.

      In addition, Levy Acquisition believes that the Merger is procedurally fair to the Company shareholders (other than the Levy Group). This belief is based on the following factors:

•	The special committee is comprised of directors of the Company who are not, and will not be, affiliated with Levy Acquisition, or, following the completion of the Merger, the Company. The special committee negotiated for and obtained from Levy Acquisition more favorable terms of the Merger than those obtained by the Loeb Group.

•	The special committee engaged Steel Hector & Davis LLP, which is not affiliated with the Levy Group or the Company, to serve as an independent legal advisor to the special committee.

•	The Merger Agreement provides the special committee with the right to respond to other offers for the purchase of the Company prior to the Annual Meeting, and, subject to the payment of a break-up fee, the right to withdraw their support of the Merger if, in the exercise of its fiduciary duties, the special committee determines that the acceptance of the better offer would be in the best interest of our shareholders, and such information was made available in the press release of the Company announcing the execution of the Merger Agreement at the request of counsel to the special committee.

•	The Merger consideration and the terms and conditions of the Merger Agreement were the result of negotiations between the Loeb Group and the Levy Group. The interests of the Loeb Group with respect to the Company are the same as the shareholders of the Company other than the Levy Group. The Loeb Group will receive nothing more than the Merger consideration per share held by the Loeb Group following the closing of the Merger. Because the Loeb Group has no financial interests in the Merger different from our other shareholders (other than the Levy Group), Levy Acquisition believes that the Loeb Group effectively represented the interests of all our shareholders during their negotiations with the Levy Group.

•	The Merger Agreement provides the shareholders of the Company (other than the Levy Group) present and voting at the Annual Meeting the ability to approve or reject the Merger.

      Levy Acquisition considered each of the foregoing factors to support its determination as to the fairness of the Merger. Levy Acquisition did not find it practicable to assign, nor did it assign relative weights to the individual factors considered in reaching its conclusion as to fairness. Moreover, although vFinance provided the special committee and the Company’s board of directors with a fairness opinion with respect to the Merger, Levy Acquisition did not rely on the analysis in such opinion since it was specifically addressed to the special committee and the Company’s board of directors and vFinance was not retained by Levy Acquisition.

Purposes of the Merger and Plans or Proposals

      The purpose of the Merger is for the Levy Group to acquire the entire equity interest in us. If the statutory approval requirement and the special contractual voting requirement are satisfied, Levy Acquisition and we will close the Merger. At or soon after the closing of the Merger:

•	Our shareholders (other than the Levy Group) will cease to have any ownership interest in us or rights as holders of the Company Common Stock.

•	Our shareholders (other than the Levy Group) will no longer benefit from any increases in our value or the payment of dividends on shares of the Company Common Stock.

•	Our shareholders (other than the Levy Group) will no longer bear the risk of any decreases in our value.

•	The Levy Group’s aggregate interests in our net book value and operations will increase from approximately 38.8% to 100%.

•	The Levy Group will be the sole beneficiaries of any future earnings and losses and will have the ability to benefit from any divestitures, strategic acquisitions or other corporate opportunities that we may pursue in the future.

•	We will be privately held and, as a result, there will be no public market for our common stock.

•	There will not be another meeting of our public shareholders.

•	The surviving corporation will seek to have the registration of our shares under the Securities and Exchange Act of 1934, as amended, terminated as soon as the Merger is complete.

•	The surviving corporation will seek to have the listing of our shares on American Stock Exchange terminated as soon as the Merger is complete.

•	We will no longer be required to file periodic reports with the Securities and Exchange Commission after the registration of the shares has been terminated.

      After the Merger, the Levy Group has stated to us that it has no present intentions, plans or proposals to cause the surviving corporation to engage in any of the following:

•	Extraordinary transactions, such as a merger, reorganization or liquidation involving the surviving corporation;

•	Purchases, sales or transfers of a material amount of the surviving corporation’s assets;

•	Material changes in the surviving corporation’s corporate structure or business;

•	Acquisitions by any person of our securities or the disposition of the surviving corporation’s securities; or

•	Material changes in the surviving corporation’s capitalization.

      In addition, the Levy Group has stated that they have no present intentions, plans or proposals to use the Company’s available cash and cash equivalents, other than to use approximately $15 million for the payment of the Merger consideration and Merger expenses. Nevertheless, following completion of the Merger, the Levy Group may initiate a review of the surviving corporation and its assets, corporate structure, capitalization, operations, properties and personnel to determine what changes, if any, would be desirable following the Merger to enhance the operations of the surviving corporation.

Opinion of vFinance Investments, Inc.

      The special committee retained vFinance Investments, Inc. (“vFinance”) to assist it in its evaluation of the proposed Merger and to render an opinion as to the fairness, from a financial point of view, of the consideration to be received by our shareholders other than the Levy Group and Levy Acquisition. vFinance was retained by the special committee because of its reputation in the financial community; its ability to meet the special committee’s requirements of timeliness; its lack of any previous business relationship with Levy Acquisition and the Levy Group; and the structure and amount of consideration to be paid for its services.

      vFinance is an investment-banking firm based in Boca Raton, Florida offering a broad range of financial services principally to small and middle market companies. As part of its investment banking business, vFinance is routinely engaged in the valuation of businesses and securities in connection with mergers and acquisitions, debt and equity private placements and the provision of bridge and interim financing.

      Pursuant to vFinance’s engagement letter, the Company has paid vFinance a fee of $132,500. In addition, the Company also has agreed to indemnify vFinance and its affiliates against certain liabilities and expenses relating to or arising out of its engagement.

      The full text of the written opinion of vFinance dated as of September 11, 2002, which sets forth matters relied upon and considered, along with limitations on the review undertaken in connection with that opinion, is attached to this proxy statement as Annex B. You are urged to read the fairness opinion in its entirety, as it sets forth the assumptions made, matters considered and limitations on the review undertaken by vFinance in developing its opinion. The original letter setting forth the opinion will be available for inspection and copying at our principal executive offices during regular business hours by any interested shareholder or a representative of that shareholder, designated in writing.

      The vFinance opinion was provided for the information of the special committee and our board of directors in connection with their evaluation of the proposed Merger, and the vFinance opinion is not intended to be, nor does it constitute, a recommendation as to how any shareholder should vote with respect to the proposed Merger and does not address any other aspect of the Merger. We note that the opinion was based on economic and market conditions and information regarding the Company as of September 11, 2002 and that, in its opinion, vFinance indicated that subsequent developments might affect the conclusions expressed in the opinion. The special committee believes that the factual information and assumptions relied upon by vFinance for purposes of its opinion have not changed materially since the date of the opinion and that reliance on its opinion continues to be reasonable and appropriate. vFinance has consented to the use of its opinion in this proxy statement.

      At the meeting of the special committee on September 11, 2002, vFinance rendered its opinion that, as of that date, based upon and subject to the various considerations set forth in the fairness opinion, the cash consideration of $4.90 per share to be paid pursuant to the Merger Agreement to the holders of the Company Common Stock (other than the Levy Group) is fair, from a financial point of view, to such holders.

      The special committee did not place any limitation upon vFinance with respect to the procedures followed or factors considered in rendering the opinion. The following is a summary of the various sources of information and valuation methodologies used by vFinance in developing its opinion.

      In arriving at its opinion, vFinance took the following actions:

•	Reviewed the Company’s annual reports to shareholders on Form 10-K for the fiscal year ended December 31, 2001 and quarterly reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002;

•	Reviewed the form of agreement and plan of merger to be executed by Levy Acquisition and the Company;

•	Met with certain members of the Company’s senior management to discuss the operations, financial condition, future prospects and projected operations and performance of the Company;

•	Reviewed projections prepared by the Company’s management with respect to the Company’s normal operations for the years ending December 31, 2002 through 2005;

•	Reviewed projections prepared by the Company’s management with respect to an assumed liquidation of the Company concluding on July 31, 2003;

•	Reviewed the historical market prices and trading volume of the Company’s publicly traded securities;

•	Reviewed certain other publicly available financial data for certain companies that vFinance deemed comparable to the Company and publicly available prices;

•	Reviewed the financial terms, to the extent publicly available, of certain merger and acquisition transactions that vFinance deemed comparable; and

•	Conducted such other studies, analyses and inquiries that vFinance deemed appropriate.

      In order to render its opinion, vFinance compared the intrinsic equity value of the Company relative to the total consideration offered to the Company’s shareholders. When determining the value of a business enterprise, there are three general approaches available to the valuation professional: the market approach, the income approach and the asset approach. These are also commonly referred to as the comparable companies, discounted cash flow and adjusted book value approaches, respectively. The choice of which approach to use in a particular situation will depend upon the specific facts and circumstances associated with the company, as well as the purpose for which the valuation analysis is being conducted. vFinance did not utilize the adjusted book value approach because, in the exercise of its professional judgment, vFinance concluded that such approach was not appropriate for determining the value of the Company Common Stock given the size of the Company and the nature of the transaction. Instead, vFinance performed a liquidation valuation, using a discounted cash flow analysis based on an assumed liquidation of the Company concluding on July 31, 2003.

      The comparable companies analysis estimated the per-share value by calculating median market multiples for the latest 12 months’ financial performance of the public companies comparable to the Company and then applying selected multiples to numerous indicators of the Company’s financial performance. The discounted cash flow analysis estimated the per-share value by discounting to the present, at a risk-adjusted discount rate, the projected cash flows to be generated by the Company’s business both under normal operations and under an assumed liquidation of the Company concluding on July 31, 2003. The comparable transactions analysis estimated the per-share value by applying a discount rate to multiples of revenue and book value of selected comparable transactions and applying the result to trailing twelve-month revenues and book value of the Company.

      The consideration to be paid in connection with the Merger falls within the per-share value range generated by the average of all four methodologies discussed below.

      The following table summarizes the range of values of the Company, as a whole, arrived at by vFinance through the application of such methodologies:

	Low	Median	High

Comparable Companies Analysis	$31,397,000	$34,885,000	$38,374,000
Discounted Cash Flow (Normal Operations)	$12,588,000	$16,041,000	$20,249,000
Discounted Cash Flow (Assumed Liquidation)	$18,205,000	$23,597,000	$30,384,000
Comparable Transactions Analysis	$7,405,000	$19,487,000	$34,779,000

      vFinance weighted these results equally and determined that the value of the Company and the value per share of Company Common Stock were within the following ranges:

	Low	Median	High

Company	$17,339,000	$23,503,000	$30,946,000
Per Share	$3.75	$5.07	$6.68

      Accordingly, vFinance, independent of any other consideration, concluded that the cash payment to the shareholders of $4.90 per share in connection with the Merger was fair to the shareholders (other than the Levy Group) from a financial point of view. vFinance did not reach any other conclusions of value.

      vFinance relied upon and assumed, without independent verification, that the financial forecasts and projections provided to it were reasonably prepared and reflected the best currently available estimates of the future financial results and condition of the Company, and that there was no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to vFinance.

      vFinance did not independently verify the accuracy and completeness of the information supplied to it with respect to the Company and did not assume any responsibility with respect to such information. vFinance made visits to the Company, but these visits did not include any physical inspection or independent appraisal of any of the properties or assets of the Company. vFinance’s opinion is necessarily based on business, economic, market and other conditions as they existed and could be evaluated by it at the date of its letter.

      In reaching its conclusions, vFinance utilized four primary valuation methodologies, as described below.

     Comparable Companies Analysis

      Under the comparable companies analysis, a level of earnings or revenue is determined that is considered to be representative of the future performance of the business, and this figure is multiplied by an appropriate risk-adjusted market multiple.

      The market multiple is an expression of what investors believe to be a fair and reasonable rate of return for the particular security, given the inherent risks of ownership. It incorporates expectations of growth and rests on the implicit assumption that some level of earnings or revenue will be generated by the enterprise into perpetuity. The market multiple employed was selected through the market comparison method, whereby companies having publicly traded stock were selected for comparison purposes and used as a basis for choosing a reasonable market multiple for the Company.

      A representative list of publicly owned companies that are similar to the Company in those respects carrying the greatest weight with the investing public were selected for comparison purposes. vFinance conducted a search for companies that were comparable to the Company in terms of its operating and financial characteristics. Key search criteria included:

•	That the company’s primary business was comparable to the business of the Company;

•	That the company’s common stock was publicly traded; and

•	That the company’s trading market was relatively active (to obtain true investor sentiment).

      The results of this search indicated that the following six companies met the above-listed search criteria and were most comparable to the Company: Meritage Corporation, William Lyons Homes, Technical Olympic USA, Dominion Homes, Orleans Homebuilders, and Capital Pacific Holdings. In some cases, companies may appear to be engaged in dissimilar lines of business that are nonetheless similar from an investment standpoint.

      Primarily, the chosen companies offered operational and economic comparability in the areas that vFinance determined in its professional judgment to be significant to the investing public. Accordingly, vFinance relied upon the entire peer group, taken as a whole, for comparison purposes and used the median values to reach its valuation. vFinance established a discount applicable to the median values because the members of the peer group were significantly larger than the Company, were more liquid and were profitable. Moreover, the operations of several of the comparable companies were more geographically diversified than the operations of the Company. vFinance also considered the family control of the Company and the lack of a growth strategy or a business plan for the Company as pertinent factors in establishing a discount. A discount range of 45% to 55% was applied to the equity value of the Company derived from this methodology. The discount factor was calculated by dividing the lowest multiple by the median multiple for each parameter, such as enterprise value to revenue, among others. It was the opinion of vFinance that an investor considering an investment in the Company would select the median multiple among the multiples identified and apply the aforementioned discount factor.

      A trailing twelve month revenue multiple of 0.73, a book value of net assets multiple of 1.2, and a book value of equity multiple of 1.6 was the median of such multiples among the comparable companies. vFinance did not utilize trailing EBIT or EBITDA multiples, since the Company has experienced losses from operations over the preceding twelve months. After multiplying the applicable multiples to the trailing twelve month revenue of the Company of $156,645,000 through June 30, 2002, the book value of net assets equity of $31,835,000 as of June 30, 2002, and the book value of equity of $33,162,000 as of June 30, 2002, vFinance derived an average value of $69,771,000 against which it applied a range of discounts to determine a comparable companies valuation of the Company and of each share of Company Common Stock, as set forth in the table below:

	55% Discount	50% Discount	45% Discount
	Low	Median	High

Company	$31,397,000	$34,885,000	$38,374,000
Per Share	$6.73	$7.47	$8.22

Discounted Cash Flow Analysis (Normal Operations)

      The Company’s management provided to vFinance projections for the four-year period ended December 31, 2005.

      Management’s projections of unlevered free cash flows during the period through December 31, 2005 were as follows:

	Year Ending December 31,

	2002		2003	2004	2005

Net income	$	(5,021,000)	$3,890,000	$699,000	$7,000
Plus depreciation		1,778,000	503,000	277,000	299,000
Less capital expenditures		—	(600,000)	—	—
Other income		1,952,000	4,048,000	—	—
Changes in working capital		$(21,931,000)	12,965,000	2,630,000	2,797,000

Unlevered cash flow		$(23,222,000)	$20,807,000	$3,605,000	$3,103,000

      The key determinants to value after the projected cash flows were established were the rate used to discount the cash flows to present value and the terminal value considered to be the amount of cash and cash equivalents on the Company’s books as of December 31, 2005.

      Selecting Discount Rates. vFinance selected a range of discounts to account for the following risks associated with equity investments in micro-cap home building companies such as the Company: It is family owned, has a history of losses from operations and net losses, its operations are geographically concentrated in one state and almost entirely consist of “active adult” projects.

      vFinance’s selection of an appropriate discount incorporated vFinance’s assessment of the Company’s ability to achieve the results projected by its management.

      Determining Present Value of the Enterprise. Management’s projections assumed that the Company would not be a going concern after December 31, 2005. Accordingly, the terminal value of $35,967,000 used in the discounted cash flow analysis (normal operations) was an estimate of the value of the enterprise as of December 31, 2005, which was determined to be the amount of cash and cash equivalents on the Company’s books as of that date.

      vFinance arrived at the range of present values of the enterprise set forth below by applying discount rates of 25%, 20% and 15% (representing the low, median and high rates, respectively) to each of the unlevered cash flows and the terminal value and, in each calculation, taking the sum of the two discounted values.

	Low	Median	High

Present Value of the Enterprise	$12,588,000	$16,041,000	$20,249,000
Per Share	$2.72	$3.46	$4.37

Discounted Cash Flow Analysis (Assumed Liquidation)

      The Company’s management provided vFinance projections assuming a liquidation of the Company were to be concluded by July 31, 2003, as set forth in the following table:

	Year Ending	Seven Months Ending
	December 31, 2003	July 31, 2003

Net income	$(5,021,000)	$(706,000)
Plus depreciation	1,778,000	603,000
Other income	26,000	3,948,000
Changes in working capital	(17,913,000)	11,702,000

Unlevered free cash flow	$(21,130,000)	$15,546,000

      The key determinants to value after the projected cash flows were established were the rate used to discount the cash flows to present value and the terminal value considered to be the amount of cash and cash equivalents in the Company’s books as of July 31, 2003.

      Selecting Discount Rates. vFinance selected a range of discount rates from 0% to 10% to account for risks associated with the liquidation of the Company. vFinance’s selection of an appropriate discount rate incorporated vFinance’s assessment of the Company’s ability to achieve the results projected by its management.

      Determining Present Value of the Enterprise. Management’s projections assumed that a liquidation of the Company would be concluded on July 31, 2003. Accordingly, the terminal value of $28,867,000 used in the discounted cash flow analysis (assumed liquidation) was an estimate of the value of the enterprise as of July 31, 2003, which was determined to be the amount of cash and cash equivalents on the Company’s books as of that date.

      vFinance arrived at the range of present values of the enterprise set forth below by applying discount rates of 10%, 5% and 0% (representing the low, median and high rates, respectively) to each of the unlevered cash flows and the terminal value and, in each calculation, taking the sum of the two discounted values.

	Low	Median	High

Present Value of the Enterprise	$18,205,000	$23,597,000	$30,384,000
Per Share	$3.93	$5.09	$6.55

Comparable Transactions Analysis

      The comparable transaction analysis encompassed a review of transactions involving acquired entities deemed comparable to the Company. The analysis was based upon information obtained from public filings made with the Securities and Exchange Commission, press releases, industry and popular press reports, databases and other sources.

      This search process yielded eight transactions with sufficient data available for the analysis. Transactions in this grouping comprised completed acquisitions by homebuilders and construction services companies.

      A discount range was applied to the equity value of the Company derived from this methodology. The discount factor was calculated by dividing the lowest multiple by the median multiple for each parameter, such as enterprise value to revenue, among others.

      vFinance derived low, median and high multiples of revenue and book value of the selected transactions, applied a discount of 65% to those multiples and then applied the result to the trailing twelve-month revenues ended June 30, 2002 and book value of the Company as of June 30, 2002. The following table shows the range of values of the Company and of each share of Company Common Stock resulting from those calculations:

	Low	Median	High

Company	$7,405,000	$19,487,000	$34,779,000
Per Share	$1.60	$4.20	$7.50

      Because the value of the consideration in the Merger was within the range of the implied values (low and high) of the Company’s stock price generated by the average of the four methodologies in the above analysis, vFinance concluded that the per-share Merger consideration was fair to the Company’s shareholders (other than the Levy Group) from a financial point of view.

      The aforementioned analyses required studies of the overall market, economic and industry conditions in which the Company operates and the Company’s operating results. Research into, and consideration of, these conditions was incorporated into the analyses.

      The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description.

      In arriving at its opinion, vFinance did not attribute any particular weight to any analysis or factor considered by it, but rather made the qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, vFinance believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of its analyses without considering all factors and analyses could create an incomplete view of the processes underlying the analyses set forth in the vFinance opinion. In its analysis, vFinance made numerous assumptions with respect to the Company, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

Our Management’s Projections

      We do not, as a matter of course, make public projections as to future sales, earnings or other results. However, in connection with the Merger with Levy Acquisition, at the request of vFinance during August 2002 our management prepared the projections set forth below in order to assist vFinance in its preparation of a fairness opinion to the special committee and our board of directors in connection with the Merger. The projections have been included herein solely because vFinance considered them in rendering its fairness opinion. The special committee has reviewed the projections and determined that vFinance’s reliance on them was reasonable.

      The primary assumptions underlying our management’s projections are as follows:

•	Projections commence July 1, 2002.

•	The Stonecrest project includes land development of $1,502,112 for completion of existing phases and an additional $500,000 in capital expenditures in 2003 and is projected for 3.75 years from March 31, 2002.

•	The Spring Park Terraces project assumes 75% of project is financed.

•	The Naples project assumes additional $200,000 in other expense due to start up delay.

•	Corporate

•	Estimated $50,000 close-out expense for each project and a total of $75,000 in selling expense for same.

•	Estimated $1,000/unit added in expense in contingency reserve for units delivered subsequent to December 31, 2001. A balance of $1,036,696 remains at the end of the projected time horizon after expending $1,360,000 during the time horizon. Thus, a total of $2,396,696 is available to cover warranty and construction defect claims.

•	Punta Gorda property is written off.

•	Life insurance premium balance is funded in each future year for amount of 2002 funding.

•	All current Levy family members who are employed remain so throughout the projections.

•	Transaction cost estimate is approximately 3.0% of March 31, 2002 net book value.

•	The balances in Construction and Land Development at December 2005 represent the unamortized portion of recreation facilities in the Stonecrest project net of total budgeted land development reserves in excess of actual expected expenditures.

•	Corporate capital expenditures of $100,000 in 2003 associated with relocation are assumed.

•	No additional debt incurred except for the Spring Park project.

      The projections contained in this proxy statement were not prepared with a view to public disclosure or compliance with published guidelines of the Securities and Exchange Commission, or the guidelines established by the American Institute of Certified Public Accountants regarding projections. Neither our independent public accountants, nor any other independent accountants, have compiled, examined or performed any procedures with respect to these projections, nor have they expressed any opinion or other form of assurance with respect to these projections or their achievability, and assume no responsibility for, and disclaim any association with, them. The inclusion of these projections in this proxy statement should not be regarded as a representation by us, any members of our management team, our board of directors, the special committee, Levy Acquisition, vFinance or any of their advisors, agents or representatives that these projections are or will prove to be correct. Projections of this type are based on a number of significant uncertainties and contingencies, all of which are difficult to predict and most of which are beyond our control. As a result, there can be no assurance that any of these projections will be realized.

      The projections of our management contained in this proxy statement are or involve forward-looking statements and, as discussed below, are based upon a variety of assumptions. These assumptions involve judgments with respect to future economic, competitive, industry and regulatory conditions, financial market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Many important factors could cause our results to differ materially from those expressed or implied by the forward-looking statements. These factors are described under “Cautionary Statement Regarding Forward-Looking Statements.” In addition, with respect to the Merger, the following factors, among others, could cause actual events to differ materially from those described herein: inability to satisfy various conditions to the closing of the Merger, including failure of our shareholders to approve the Merger; the costs related to the Merger; and the effect of the Merger on vendor, supplier, customer or other business relationships. All of the above matters are difficult to predict and many are beyond our control. Accordingly, there can be no assurance that any of the projections are indicative of our future performance or that actual results will not differ materially from those in the projections set forth below. See “Cautionary Statement Regarding Forward-Looking Statements” on pages 30 – 31.

      The inclusion of the projections herein should not be interpreted as an indication that any of the Company, Levy Acquisition or vFinance or their respective affiliates or representatives considered or consider the projections to be a reliable prediction of future events, and the predictions should not be relied upon as such. None of the Company, Levy Acquisition or vFinance or their respective affiliates or representatives has made or makes any representation to any person regarding the ultimate performance of the Company compared to information contained in the projections, and none of them intends to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error.

Projections Provided to vFinance Investments, Inc.:

	Fiscal Year Ending December 31,

	July 1 - Dec 31,
	2002	2003	2004	2005

Total Revenue	$22,229,047	$48,023,970	$14,443,290	$11,616,703
Gross Profit	$4,288,831	$11,760,314	$3,865,948	$2,878,172
Net Operating Income	$76,757	$4,655,692	$958,060	$219,323
Net Income (Loss)	$(2,529,143)	$3,889,095	$699,018	$6,539

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      This proxy statement contains or incorporates by reference certain forward-looking statements and information relating to us that are based on the beliefs of management as well as assumptions made by and information currently available to us. Forward-looking statements include statements concerning projected financial data, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts, including statements regarding the completion of the Merger. When used in this document, the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “predict,” “may,” and “should” and similar expressions, are intended to identify forward-looking statements. Such statements reflect our current view with respect to future events, including the completion of the Merger, and are subject to numerous risks, uncertainties and assumptions. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements, including, among others:

•	The residential home building industry is cyclical and is highly sensitive to changes in general economic conditions, such as consumer confidence and income, availability of financing, interest rate levels and demand for housing. The resale market for used homes, including foreclosed homes, also affects new home sales.

•	The residential home building industry has, from time-to-time, experienced fluctuating lumber prices and supply, as well as shortages of other materials and labor, including insulation, drywall, concrete, carpenters, electricians and plumbers. Delays in construction of homes due to these shortages or due to weather conditions could adversely affect our operations.

•	Inflation can increase the cost of building materials and labor and other construction related costs. Conversely, deflation can reduce the value of our land inventory and make it more difficult to include the full cost of previously purchased land in home sale prices.

•	Customers may be unwilling or unable to purchase our homes at times when mortgage-financing costs are considered high.

•	In general, housing demand is adversely affected by increases in interest rates and by decreases in the availability of mortgage financing. Also, our home building activity is dependent upon the cost and availability of mortgage financing for buyers of homes currently owned by potential customers who need to sell before buying from us. Although in 2001 about 45% of our current sales were for cash, there is no guarantee that future sales will be made on such terms in comparable amounts. If mortgage interest rates increase and the ability or willingness of prospective buyers to finance home purchases is adversely affected, our operating results may suffer.

•	A number of other factors can cause our operating results to vary. We have historically experienced, and expect to continue to experience, variability in operating results on a quarterly basis. Factors that may contribute to this variability include, but are not limited to:

•	The timing of home deliveries and land sales;

•	The timing of receipt of regulatory approvals for the construction of homes;

•	Changes in the regulatory environment particularly with respect to zoning and land use;

•	The condition of the real estate market and general economic conditions, which can be adversely affected by national and international events, such as the tragic events of September 11, 2001;

•	The cyclical nature of the home building and financial services industries;

•	Changes in federal income tax laws;

•	An increase in the supply of homes available for sale;

•	Pricing policies of our competitors;

•	The timing of the opening of new residential communities, and

•	The cost and availability of materials and labor.

•	Our historical financial performance is not necessarily a meaningful indicator of future results. We expect our financial results to continue to vary from quarter to quarter.

•	We have incurred significant losses in the past several years and can provide no assurances that we will be able to implement strategies that will result in profitability.

•	We have engaged affiliates of Centerline Homes, Inc. to develop and manage two of our real estate investments, the Vizcaya Project and the Equestrian Club. As our other investment properties are closed and delivered, our profitability may increasingly depend on the ability of Centerline Homes to manage these two investments in a financially successful manner.

THE MERGER AGREEMENT

      This section of the proxy statement describes material provisions of the Merger Agreement, including material aspects of the Merger. The description of the Merger Agreement is not complete and is qualified by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A, which is incorporated by reference. You are urged to read the entire Merger Agreement carefully.

Generally

      The Merger Agreement provides for Levy Acquisition to merge with and into us. The Company will be the surviving corporation in the Merger, and, as a result of the Merger, the Levy Group will own 100% of the Company Common Stock.

      In the Merger, Levy Acquisition’s articles of incorporation, as in effect immediately prior to the effective time, shall be the articles of incorporation of the surviving corporation, except that Levy Acquisition’s articles of incorporation will be amended by the certificate of Merger to read as follows: “The name of the corporation is: Oriole Homes Corp.” As of the completion of the Merger, the bylaws of Levy Acquisition will be the bylaws of the Company.

Consideration to Be Offered to our Shareholders

      At the effective time of the Merger, each outstanding share of Company Common Stock will be canceled and converted into the right to receive $4.90 in cash, other than any outstanding share of Company Common Stock that is held by the Levy Group and any outstanding share of Company Common Stock held in our treasury.

      Each share of common stock of Levy Acquisition then issued and outstanding will, by virtue of the Merger and without any action on the part of Levy Acquisition, become one fully paid and nonassessable share of common stock of the surviving corporation.

Stock Options

      At the effective time of the Merger, all options to purchase our shares of Class B Common Stock will automatically vest. Each option with an exercise price per share less than $4.90 will be converted into the right to receive an amount equal to $4.90 in cash, less the applicable exercise price, for each share of Class B Common Stock subject to such stock option. All options with an exercise price per share greater than $4.90 will be terminated. The members of the Levy Group do not hold any options to purchase shares of Company Common Stock.

Representations and Warranties

Our Representations and Warranties to Levy Acquisition

      We have made various representations and warranties in the Merger Agreement to Levy Acquisition relating to, among other matters:

•	our and our subsidiaries’ organization, standing and power;

•	our and our subsidiaries capital structure;

•	our corporate authority to enter into and consummate our obligations under the Merger Agreement and the enforceability of the Merger Agreement;

•	the votes required by our shareholders to adopt the Merger Agreement;

•	the required consents and approvals of governmental entities and absence of conflict with our governing documents and certain agreements and permits;

•	the making and accuracy of filings with the Securities and Exchange Commission (including our financial statements);

•	the accuracy of this proxy statement and the Schedule 13E-3 to be filed with the Securities and Exchange Commission;

•	the absence of material litigation;

•	the inapplicability of any state takeover statute or any anti-takeover provision in our articles of incorporation or bylaws; and

•	the receipt by the special committee of the opinion of vFinance.

Levy Acquisition’s Representations and Warranties to Us

      The Merger Agreement also contains various representations and warranties by Levy Acquisition to us, relating to, among other matters:

•	its organization, standing and power;

•	its corporate authority to enter and consummate their obligations under the Merger Agreement and the enforceability of the Merger Agreement;

•	the capital structure of Levy Acquisition;

•	the veracity and completeness of information it provided in connection with the preparation of this proxy statement;

•	its interim operations; and

•	the availability of sufficient funds to complete the Merger and related transactions.

      Please see Article III of the Merger Agreement for a full statement of the representations and warranties of the parties. The representations and warranties terminate upon the completion of the Merger.

Covenants

      We agreed that we and each of our subsidiaries will, except as expressly contemplated by the Merger Agreement or consented to in writing by Levy Acquisition, conduct our respective businesses and operations only according to our ordinary course of business, and use best efforts to preserve intact our respective business organization, keep available the services of our present officers, employees and consultants and maintain existing relationships with suppliers, creditors, business associates and others having business dealings with us.

      We also agreed that, except as expressly contemplated by the Merger Agreement or consented to in writing by Levy Acquisition, until the effective time of the Merger, we will not and will not permit any of our subsidiaries to:

     Dividends; Changes In Stock

•	declare or pay any dividends on or make other distributions in respect of any of our own our subsidiaries’ capital stock, other than cash dividends payable by a subsidiary to us or one of our subsidiaries;

•	split, combine or reclassify any of our capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for our shares of capital stock; or

•	repurchase, redeem or otherwise acquire any shares of our capital stock or permit any subsidiary to acquire any shares of our capital stock or any securities convertible into or exercisable for any of our capital stock;

     Issuance of Securities

•	issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of our capital stock of any class, any debt securities having the right to vote or any securities convertible into or exercisable for or any rights, warrants or options to acquire any such shares or debt securities having the right to vote, or enter into any agreement with respect to the foregoing, other than issuances of the Company Common Stock pursuant to exercises of stock options or common stock awards disclosed to Levy Acquisition;

     Governing Documents

•	amend or propose to amend our articles of incorporation, bylaws or other governing documents;

     No Acquisitions

•	acquire or agree to acquire (by merger, consolidation, purchase of a substantial equity interest in or purchase of a substantial portion of the assets of, or by any other manner) any business or any corporation, limited liability company, partnership, association or other business organization or division thereof; or

•	other than in the ordinary course of business, otherwise acquire any assets that are material, individually or in the aggregate, to us;

     No Dispositions

•	sell, lease, encumber or otherwise dispose of any of or agree to sell, lease, encumber or otherwise dispose of any of our assets, except as disclosed in our disclosure letter and except for dispositions in the ordinary course of business and consistent with past practice and of substantially the same character, type and magnitude as dispositions in the past;

     Indebtedness

•	incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any of our or our subsidiaries’ long term debt securities, or guarantee any long term debt securities of others or enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing, other than in replacement for existing or maturing debt, indebtedness of any of our subsidiaries or other borrowing under existing lines of credit in the ordinary course of business consistent with prior practice; or

•	make any loans, advances or capital contributions to any person;

     Benefits Plans

•	enter into, adopt, amend (except as may be required by law) or terminate any employee benefit plan or any agreement, arrangement, plan or policy between us or any of our subsidiaries, on the one hand, and one or more of our directors or officers, on the other hand;

•	except for normal increases in the ordinary course of business and consistent with past practice and of substantially the same character, type and magnitude as increases in the past that in the aggregate, do not result in a material increase in benefits or compensation expense to us or any of our subsidiaries, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date of the Merger Agreement, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; or

•	enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any of our or our subsidiaries’ directors, officers or employees of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any transaction contemplated by the Merger Agreement;

     Other Covenants

•	change our methods of accounting in effect at January 1, 2002, except as required by changes in generally accepted accounting principles as concurred in by our independent auditors;

•	except in the ordinary course of business and consistent with past practice and of substantially the same character, type and magnitude as elections made in the past, make any material tax election or settle or compromise any material federal, state, local or foreign income tax claim or liability or amend any previously filed tax return in any respect;

•	take any action that would, or might reasonably be expected to, result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect, or in any of the conditions to closing the Merger not being satisfied, and if we know of any impending occurrence that might have such a result, give detailed notice thereof to Levy Acquisition; or

•	confer on a regular basis with Levy Acquisition, report on operational matters and promptly advise Levy Acquisition, orally and in writing, of any material change or event or any change or event that would cause or constitute a material breach of any of our representations, warranties or covenants contained in the Merger Agreement.

Shareholder Meeting

      The Merger Agreement provides that as promptly as practicable after the date of the Merger Agreement we must call a shareholder meeting to be held for the purpose of voting upon the adoption and approval of the Merger and the Merger Agreement. Through our board of directors and the special committee, we will recommend to our shareholders that they adopt and approve such matters, unless the taking of such action would be inconsistent with the board of directors’ or the special committee’s fiduciary duties to shareholders under applicable law. We promised to solicit from you proxies in favor of adoption and approval of the Merger Agreement and to cooperate and coordinate with Levy Acquisition with respect to the timing of such meeting.

Competing Transactions

      Nothing contained in the Merger Agreement shall prohibit us from, prior to the date of the shareholders’ meeting, doing any of the following:

•	furnishing information or entering into discussions with any person that makes an unsolicited written proposal to us with respect to a competing transaction, which could reasonably be expected to result in a superior proposal, if the failure to take such action would be inconsistent with our board of directors’ and the special committee’s fiduciary duties to the Company’s shareholders. Prior to furnishing information to, or entering into negotiations with, such person, we will have received from such person a fully executed confidentiality agreement;

•	complying with Rule 14d-9 or Rule 14e-2 under the Exchange Act with regard to a tender offer or exchange offer;

•	not making or withdrawing or modifying our board of directors’ or the special committee’s recommendation to our shareholders that they adopt and approve the Merger Agreement; or

•	recommending an unsolicited, bona fide proposal with respect to a competing transaction which the special committee determines in good faith is reasonably likely to represent a superior proposal, if the failure to take such action, based on the advice of outside counsel, would be inconsistent with the board of directors’ or the special committee’s fiduciary duties to our shareholders under applicable law.

      A “competing transaction” means:

•	any merger, consolidation, share exchange, exchange offer, business combination, recapitalization, liquidation, dissolution or other similar transaction involving us or any of our subsidiaries;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets representing 20% or more of our total assets;

•	any tender offer or exchange offer for 20% or more of our outstanding shares of capital stock or the filing of a registration statement in connection therewith;

•	any person or group having acquired beneficial ownership of 15% or more of our outstanding shares of capital stock or such person or group having increased its beneficial ownership beyond 15% of such shares; or

•	any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

      A “superior proposal” means any bona fide written proposal to acquire, directly or indirectly, for cash and/or securities, all of the Company Common Stock or all or substantially all of our assets and the assumption of our liabilities and obligations to be followed by a pro rata distribution of the sale proceeds to our shareholders, that:

•	provides shareholders with consideration that the special committee determined in good faith, after receipt of advice of its financial advisor, is more favorable from a financial point of view than the consideration to be received by shareholders in the Merger;

•	is determined by the special committee in its good faith judgment, after receipt of advice of its financial advisor and outside legal counsel, to be likely of being completed (taking into account all legal, financial, regulatory and other aspects of the proposal, and the person making the proposal); and

•	has not been obtained in violation of our conditions with respect to competing transactions.

Access to Employees and Facilities

      Upon reasonable notice, we shall provide Levy Acquisition access to our employees and facilities.

Indemnification; Directors’ and Officers’ Insurance

      We will maintain through the effective time of the Merger, our existing directors’ and officers’ insurance in full force and effect without reduction of coverage. Before the effective time of the Merger, we have agreed to purchase tail insurance for a period of six years following the closing of the Merger substantially on the same terms as the current policy of officers’ and directors’ liability insurance that we maintain with respect to claims arising from or related to facts or events that occurred at or before the closing of the Merger. As of the effective time of the Merger, the articles of incorporation of the surviving corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the Company’s articles of incorporation prior to the effective time. These provisions cannot be amended, repealed or otherwise modified for a period of six years from the effective time in any manner that would adversely affect the rights thereunder of individuals who at the effective time were directors, officers, employees or agents of the Company. Levy Acquisition has also agreed to indemnify the directors of the Company from the date the Merger Agreement was executed until the effective time of the Merger for breach of duty or misleading statements in their respective capacities as Company directors or any other claim against a director because of his status as a member of our board of directors or violations based on a purchase or sale of Company securities. Levy Acquisition and the Company have agreed that the directors, officers and employees of the Company covered by these provisions are intended to be third party beneficiaries of these provisions and shall have the right to enforce the obligations of the surviving corporation under these provisions.

Conditions to the Merger

      Each party’s obligation to effect the Merger is subject to a number of conditions, including the following:

•	the satisfaction of the statutory approval requirement;

•	the satisfaction of the special contractual voting requirement;

•	the absence of any actual or pending temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger Agreement;

•	the absence of any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes consummation of the Merger illegal; and

•	all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by any governmental entity, which are necessary for consummation of the Merger shall have been filed, occurred or been obtained and in full force and effect.

      Our obligation to effect the Merger is subject to a number of conditions, including the following:

•	The representations and warranties of Levy Acquisition shall be true and correct, except for such breaches and warranties as would not have a material adverse effect on Levy Acquisition.

•	Levy Acquisition shall have performed and complied in all material respects with all obligations under the Merger Agreement, and we shall have received a certificate signed on behalf of Levy Acquisition to such effect.

•	Levy Acquisition shall have provided to the Company copies of all board and shareholder resolutions and/or consents necessary to authorize the Merger, certified by the secretary as true, correct, complete and in full force and effect as of the effective time.

•	No event has occurred which, individually or in the aggregate, has had or would be reasonably likely to have a material adverse effect (as such term is defined in the Merger Agreement) on Levy Acquisition or its ability to perform under the Merger Agreement.

•	Levy Acquisition shall have delivered copies of all such documents and other evidences and taken such actions as the Company has reasonably requested.

      The obligation of Levy Acquisition to effect the Merger is subject to a number of conditions, including the following:

•	Our representations and warranties shall be true and correct, except for breaches that would not have a material adverse effect on us.

•	We shall have performed and complied in all material respects with all of our obligations under the Merger Agreement, and Levy Acquisition shall have received a certificate signed on our behalf to such effect.

•	There shall have been no action taken, or any regulation enacted or deemed applicable to the Merger by any governmental entity that would impose requirements upon Levy Acquisition, the surviving corporation or their subsidiaries that, taken as a whole, would materially adversely impact the economic or business benefits of the Merger Agreement or that would require Levy Acquisition to dispose of any asset that is material to Levy Acquisition prior to the effective time of the Merger.

•	A material adverse effect with respect to our operations, business, assets, properties or condition (financial or otherwise) or which would prevent or materially delay the consummation of the Merger shall not have occurred.

•	All proceedings to be taken on our part in connection with the Merger Agreement and all documents incident to the Merger Agreement shall be reasonably satisfactory to Levy Acquisition, and Levy Acquisition shall have received copies of all such documents and other evidences as Levy Acquisition may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

•	There shall have been no action, suit or proceeding instituted, pending or threatened seeking to materially restrain the Merger or seeking to obtain from us or Levy Acquisition any damages that would have a material adverse effect with respect to us.

•	Except for those consents or approvals for which failure to obtain could not, in the aggregate or individually, reasonably be expected to have a material adverse effect on us, each person whose consent or approval is required in order to permit the succession pursuant to the Merger to any of our or our subsidiaries’ obligations, rights or interests under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, shall have been obtained and shall be in full force and effect.

Termination of the Merger Agreement

      Either Levy Acquisition or we may terminate the Merger Agreement at any time before the effective time of the Merger, whether before or after approval of the matters presented to our shareholders in connection with the Merger, if any of the following occurs:

•	Both parties consent to such termination in writing.

•	The Merger does not occur on or before to March 31, 2003 and the terminating party has not caused the failure of the Merger to occur by such date.

•	A governmental entity issues a non-appealable permanent injunction or action that prevents the consummation of the Merger.

•	Any approval of our shareholders required for the consummation of the Merger is not obtained by reason of the failure to obtain the required vote at the Annual Meeting.

      Levy Acquisition may terminate the Merger Agreement if any of the following occurs:

•	We materially breach any of our representations, warranties, covenants or agreements set forth in the Merger Agreement other than any such breach that does not result in a material adverse effect on the Company, or, any of our representations or warranties set forth in the Merger Agreement shall have become untrue, such that we would be incapable of satisfying Levy Acquisition’s conditions precedent to the Merger Agreement by March 31, 2003 (or a later date with the agreement of Levy Acquisition).

•	The special committee or the Company (upon recommendation of the special committee) shall have (a) withdrawn, modified or changed its approval or recommendation of the Merger Agreement, the Merger or any of the other transactions contemplated in the Merger Agreement in any manner which is adverse to Levy Acquisition or (b) approved or recommended to our shareholders a competing transaction or a superior proposal, entered into a definitive agreement with respect thereto or resolved to do so.

      Upon recommendation of the special committee, we may terminate the Merger Agreement if:

•	Levy Acquisition materially breaches any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, or, any of its representations or warranties set forth in the Merger Agreement shall have become untrue, such that Levy Acquisition would be incapable of satisfying our conditions precedent to the Merger Agreement by March 31, 2003.

      Upon the authorization of the special committee or our board of directors, we may terminate the Merger Agreement if:

•	We enter into a written agreement with respect to a competing transaction that the special committee or our board of directors has determined is a superior proposal; provided that we give five-day advance notice to Levy Acquisition identifying the person or entity making the superior proposal and providing Levy Acquisition the opportunity to revise its proposal.

      Upon termination, the Merger Agreement will become void and there shall be no liability or obligation on the part of any party except as set forth below (“Fees, Expenses and Other Payments”). However, no party shall be relieved from any liability for any breach of the Merger Agreement.

Fees, Expenses and Other Payments

      We have agreed to pay Levy Acquisition an amount equal to all of Levy Acquisition’s expenses, not to exceed $350,000, if the Merger Agreement is terminated in the following circumstances:

•	As a result of a material breach of any of our representations, warranties, covenants or agreements, or if any of our representations or warranties shall have become untrue such that we would be incapable of satisfying the conditions precedent of Levy Acquisition to the Merger Agreement by March 31, 2003 (or a later date agreed to in writing by Levy Acquisition);

•	The Merger Agreement and the Merger shall have failed to receive the requisite shareholder approvals at the Annual Meeting and at the time of the Annual Meeting a proposal with respect to a competing transaction exists that either our board or the special committee has not publicly opposed or is consummated within 12 months after the termination of the Merger Agreement;

•	The special committee or we (upon recommendation of the special committee) have either withdrawn the recommendation or approval of the Merger Agreement and the Merger or approved or recommended to the shareholders a competing transaction or a superior proposal, entered into an agreement with respect to a competing transaction or a superior proposal or resolved to do so; or

•	Upon the authorization of the special committee or our board of directors, we enter into a written agreement with respect to a competing transaction that the special committee or our board of directors has determined is a superior proposal.

We have also agreed to pay Levy Acquisition a termination fee of $500,000 in addition to the payment of up to $350,000 of its expenses if a competing transaction that the special committee or our board of directors determines to be a superior proposal is consummated within 12 months after the date of the termination of the Merger Agreement.

Amendment to the Merger Agreement

      The Merger Agreement may be amended by the parties to the Merger Agreement in writing, by action taken by their respective boards of directors and by the special committee, at any time before or after the adoption and approval by our shareholders of the Merger. However, once our shareholders have adopted and approved the Merger, no amendment may be made to the Merger Agreement that, by law, requires the approval of shareholders, without obtaining that approval.

Support and Exchange Agreement

      Concurrently with the execution of the Merger Agreement, Levy Acquisition and the members of the Loeb Group executed a Support and Exchange Agreement, a copy of which is attached to this proxy statement as Annex C, which is incorporated by reference. As of the date hereof, each of the members of the Loeb Group beneficially owns the number of shares set forth beside each name below. All such shares, together with any additional Company Common Stock which may hereafter be acquired by the Loeb Group prior to the termination of the Support and Exchange Agreement, whether upon the exercise of options or by means of purchase, dividend, distribution or otherwise, are referred to as the “Loeb shares.”

	Number of Shares of	Number of Shares of
	Class A Common Stock	Class B Common Stock
Name & Address of Shareholder	Beneficially Owned	Beneficially Owned

Andrew J. McLaughlin, Jr.	137,700	672,400
61 Broadway
New York, NY 10006
McLaughlin Family Fund	12,500	34,900
61 Broadway
New York, NY 10006
Loeb Partners Corporation	600	25,395
61 Broadway
New York, NY 10006
Loeb Arbitrage Fund	8,600	194,305
61 Broadway
New York, NY 10006
Loeb Arbitrage Management, Inc.	—	—
61 Broadway
New York, NY 10006
Gideon J. King	500	19,600
61 Broadway
New York, NY 10006
Robert Grubin	400	28,500
61 Broadway
New York, NY 10006
Total	160,300	975,100

      Pursuant to the Support and Exchange Agreement, the members of the Loeb Group have agreed to vote the Loeb shares (i) in favor of the Merger and the Merger Agreement in any vote of the shareholders of the Company; (ii) against any acquisition proposal and against any proposal for action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which is reasonably likely to result in any of the conditions of the Company’s obligations under the Merger Agreement not being fulfilled, or any other action which could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement or the likelihood of such transactions being consummated; and (iii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement.

      In addition, the Support and Exchange Agreement provides that the members of the Loeb Group may not transfer or sell the Loeb shares in any way, nor may they take any action that would in any way restrict, limit or interfere with the performance of their obligations under the Support and Exchange Agreement or the transactions contemplated by the Support and Exchange Agreement or by the Merger Agreement. Nothing in the Support and Exchange Agreement, however, shall prohibit Andrew J. McLaughlin, Jr. from transferring 100,000 or less of the Loeb shares to a single charitable organization; provided that such transfer shall occur after the record date for the Annual Meeting.

      Upon the consummation of the Merger, the Loeb Group will exchange all of the Loeb shares for the Merger consideration in accordance with the terms and conditions set forth in the Merger Agreement.

CERTAIN INFORMATION CONCERNING OUR COMPANY

Selected Historical Financial Data

      We are providing the following historical financial information to aid you in your analysis of the financial aspects of the Merger.

      The following selected financial data is only a summary and should be read with our financial statements and the notes to the financial statements and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2001, attached as Annex D to this proxy statement and contained in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the fiscal quarter ended June 30, 2002, attached as Annex E to this proxy statement, both of which are incorporated by reference herein. The statement of operations data for the years ended December 31, 2001, 2000, 1999, 1998 and 1997 and the balance sheet data at December 31, 2001, 2000, 1999, 1998 and 1997, are derived from our financial statements that have been audited by our independent auditors, Grant Thornton LLP. Grant Thornton has not opined or consented to the unaudited data contained in the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002. Please note that historical results are not necessarily indicative of the results to be expected in the future. See Annex D and Annex E to this proxy statement.

	YEAR ENDED DECEMBER 31,

	2001	2000	1999	1998	1997

	(In thousands, except per share data)
STATEMENT OF OPERATIONS DATA:
Revenue	$142,765	$95,655	$87,936	$91,065	$116,190
Net (loss) before extraordinary item	$(2,994)	$(2,581)	$(5,042)	$82	$(20,850)
Extraordinary Item	$(572)	—	—	—	—
Net loss	$(3,566)	$(2,581)	$(5,042)	$82	$(20,850)
Net loss per Class A and Class common share before extraordinary item	$(0.65)	$(0.56)	$(1.09)	$0.02	$(4.51)
Extraordinary Item per Class A and Class B common share	$(0.12)	—	—	—	—
Net loss per Class A and Class B common share	$(0.77)	$(0.56)	$(1.09)	$0.02	$(4.51)
Average number of Class A and Class B common shares outstanding	4,626	4,626	4,626	4,626	4,626
BALANCE SHEET DATA
Cash and cash equivalents	$8,076	$21,708	$18,708	$10,558	$19,831

Price Range of Shares; Dividends; Repurchases

      The Company has two classes of common stock, Class A Common Stock and Class B Common Stock, which have identical dividend rights with the exception that the Class B common stock is entitled to a $.025 per share additional dividend, and are traded on the American Stock Exchange under the symbols OHC.a and OHC.b, respectively. The table below sets forth the high and low sales prices for the Class A Common Stock and the Class B Common Stock for the first, second and third quarters of 2002 and the fiscal years of 2001 and 2000:

	Class A		Class B

	High	Low	High	Low

Quarter 2002
First	2.10	1.70	2.20	1.55
Second	3.75	2.00	3.99	1.95
Third	4.65	3.40	4.66	2.85

	Class A		Class B

	High	Low	High	Low

Quarter 2001
First	2.00	1.38	1.55	.94
Second	3.50	1.95	2.90	1.40
Third	2.80	2.05	2.75	1.00
Fourth	2.15	1.40	2.00	1.12

	Class A		Class B

	High	Low	High	Low

Quarter 2000
First	3.25	1.56	3.00	1.13
Second	2.75	1.88	2.13	1.63
Third	1.88	1.50	1.63	1.13
Fourth	2.00	1.38	1.38	.75

      On                     , 2002, we had issued and outstanding [1,863,149] shares of Class A Common Stock and [2,772,375] shares of Class B Common Stock. On such date, there were [206] shareholders of record of Class A Common Stock and 173 shareholders of record of Class B Common Stock. Such number includes shareholders of record who hold stock for the benefit of others. On June 26, 2002, the last trading day before Levy Acquisition initially announced its proposal to purchase each issued and outstanding share of Company Common Stock for $3.53 per share, the last reported sales price of the Class A Common Stock and Class B Common Stock were $3.05 and $3.00 per share, respectively. On                     , 2002, the last reported sales price per share on the American Stock Exchange of the Class A Common Stock was [$                    ] and of the Class B Common Stock was [$                    ].

      The payment of dividends is within the discretion of our board of directors. We have not declared dividends on the Company Common Stock since 1994, and we have not paid dividends on the Company Common Stock since 1995. It is the present intention of our board of directors to retain all future earnings for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Interests of Certain Persons in the Merger

      In considering the Merger and the fairness of the consideration to be received in the Merger, you should be aware that certain of our officers and directors have interests in the Merger, which are described below and which may present them with certain actual or potential conflicts of interest.

      As of September 20, 2002, the directors and executive officers as a group beneficially owned 1,405,399 shares of Class A Common Stock on a fully diluted basis, or 75.4% of such shares, and 2,068,176 shares of Class B Common Stock, or 44.8% of such shares, which includes the shares of Class A Common Stock immediately convertible into shares of Class B Common Stock and 36,995 shares of Class B Common Stock issuable upon the exercise of outstanding stock options that are or become exercisable within 60 days after such date. The Levy Group beneficially owns approximately 60.1% of the outstanding shares of Class A Common Stock and 24.5% of Class B Common Stock. Our board was aware of these actual and potential conflicts of interest and considered them along with the other matters described under “Certain Beneficial Ownership of Shares,” “Recommendation of the Special Committee and our Board of Directors,” and “Position of Levy Acquisition and the Levy Group as to the Fairness of the Merger.”

      If the Merger is consummated, the Levy Group will beneficially own 100% of the outstanding shares of the common stock of the surviving corporation.

      The members of the special committee are each paid $600 per hour for serving on the special committee. As of October 2, 2002, the members of the special committee had been paid an aggregate of $109,962. Pursuant to the Merger Agreement, if the Merger is completed, our directors will receive the Merger consideration less the exercise price for each share of Company Common Stock subject to directors’ stock options having an exercise price of less than $4.90 per share. The directors who serve on the special committee have the following options to purchase shares of Class B Common Stock:

	Class B Shares

Name	Grant Date	Underlying Options	Exercise Price

Paul R. Lehrer	5/20/98	1,200	$4.50
	5/12/99	1,200	$1.9375
	5/10/00	1,200	$1.8125
	5/10/01	1,200	$2.80
	5/10/02	1,065	$2.75

		Total: 5,865

George R. Richards	5/20/98	1,200	$4.50
	5/12/99	1,200	$1.9375
	5/10/00	1,200	$1.8125
	5/10/01	1,200	$2.80
	5/10/02	1,065	$2.75

		Total: 5,865

Maurice E. Levenson	8/10/01	1,200	$2.40
	5/10/02	1,065	$2.75

		Total: 2,265

      The only executive officer of our company owning options having an exercise price of less than $4.90 per share is Joseph Pivinski, our Chief Financial Officer. Mr. Pivinski has options to purchase shares of Class B Common Stock, as follows: 3,000 shares at $2.25 per share granted on December 14, 1998, 7,000 shares at $1.125 per share granted on October 4, 2000 and 7,000 shares at $1.44 per share granted on October 4, 2001.

      The Levy Group has indicated that they intend to transfer the shares of Company Common Stock that they own to Levy Acquisition prior to the time the Merger is completed. The members of the Levy Group are the only shareholders of Levy Acquisition. They have agreed with us to vote, or cause to be voted, all of their shares of the Company Common Stock in favor of the Merger Agreement and the Merger.

      Except as described herein, based on our records and on information provided to us by our directors and executive officers, neither we nor any of our associates nor, to the best of our knowledge, any of our directors or executive officers, nor any associates or affiliates of any of the foregoing, have effected any transactions involving shares of Company Common Stock during the 60 days prior to the date of this proxy statement. Except for the Support and Exchange Agreement between the Levy Group and the Loeb Group, neither we nor, to the best of our knowledge, any of our affiliates, directors or executive officers are a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Merger with respect to any of our securities, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.

      If the Merger is completed, at the effective time of the Merger, all options to purchase shares of Class B Common Stock will automatically vest. Each option (other than those held by the Levy Group) with an exercise price per share less than $4.90 will be converted into the right to receive an amount equal to $4.90 in cash, less the applicable exercise price, for each share of Company Common Stock subject to such stock options. All other options (including those held by the Levy Group) will be terminated.

Options Held by Executive Officers, Directors and Affiliates

Name	Shares Covered	Exercise Price	Cash Payment

Paul R. Lehrer	5,865	$1.8125 - $4.50	$12,549.75
George R. Richards	5,865	$1.8125 - $4.50	$12,549.75
Maurice E. Levenson	2,265	$2.40 - $2.75	$5,289.75
Joseph Pivinski	17,000	$1.125 - $2.25	$58,595.00

      All of the above listed outstanding options will be fully vested immediately prior to the effective time of the Merger.

CERTAIN LEGAL MATTERS AND REGULATORY APPROVALS

General

      We are not aware of any license or other regulatory permit that appears to be material to our business that might be adversely affected by either the Merger or of any approval or other action by any domestic (federal or state) or foreign governmental, administrative or regulatory authority or agency that would be required prior to the Merger. It is a condition to Levy Acquisition’s obligation to close the Merger that we have obtained all consents and approvals required pursuant to certain of our contracts. Should any such approval or other action be required, it is our present intention to seek such approval or action. We do not currently intend, however, to delay the Merger pending the outcome of any such action or the receipt of any such approval (subject to the applicable party’s right to decline to close the Merger if certain conditions to closing are not satisfied or waived). See “The Merger Agreement — Conditions to the Merger.” There can be no assurance that any such approval or other action, if needed, would be obtained without substantial effort or that adverse consequences might not result to our business, or that certain parts of our business might not have to be disposed of or held separate or other substantial conditions complied with in order to obtain such approval or other action or in the event that such approval was not obtained or such other action was not taken.

Hart Scott Rodino

      The Merger will not require a filing or approval under the Hart-Scott-Rodino Act.

Litigation

      The Company is a party to various lawsuits, all of which are of a routine nature and are incidental to the Company’s present business activities. These proceedings are not material, nor would the adverse resolution thereof materially affect the business or properties of the Company.

ESTIMATED FEES AND EXPENSES OF MERGER

      The following is an estimate of expenses incurred or to be incurred in connection with the transactions described in this proxy statement.

Legal and accounting	$475,000
Filing fees	$3,000
Printing and mailing fees	$40,000
Financial advisors fees	$132,500
Special Committee Fees	$150,000
Real Estate Appraisals	$30,000
Directors’ and Officers’ Insurance Premium	$150,000
Miscellaneous	$10,000

Total	$990,500

PAYMENT OF MERGER CONSIDERATION AND SURRENDER OF STOCK CERTIFICATES

      Levy Acquisition has designated Continental Stock Transfer & Trust Company to act as payment agent for purposes of making the cash payments contemplated by the Merger Agreement. At the effective time of the Merger, the Company and/or Levy Acquisition will deposit in trust with the payment agent cash in U.S. dollars in an aggregate amount equal to the Merger consideration for all Company shareholders. The payment agent will, pursuant to irrevocable instructions, deliver to you your Merger consideration according to the procedure summarized below.

      At the close of business on the day of the effective time of the Merger, our stock ledger will be closed. As soon as reasonably practicable after the effective time of the Merger, Levy Acquisition will cause the payment agent to mail to you a letter of transmittal and instructions advising you of the effectiveness of the Merger and the procedure for surrendering to the payment agent your certificates in exchange for the Merger consideration. Upon the surrender for cancellation to the paying agent of your certificates, together with a letter of transmittal, executed and completed in accordance with its instructions, and any other items specified by the letter of transmittal, the payment agent will promptly pay to you your Merger consideration. No interest will be paid or accrued in respect of cash payments of Merger consideration. Payments of Merger consideration also will be reduced by applicable withholding taxes. In the event that you have lost or misplaced a certificate, you will have to send an affidavit of loss in lieu of the applicable certificate along with your transmittal letter.

      If the Merger consideration (or any portion of it) is to be delivered to a person other than you, it will be a condition to the payment of the Merger consideration that your certificates be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that the transfer otherwise be proper and not violate any applicable federal or state securities laws, and that you pay to the payment agent any transfer or other taxes payable by reason of the transfer or establish to the satisfaction of the payment agent that the taxes have been paid or are not required to be paid.

      You should not forward your stock certificates to the payment agent without a letter of transmittal, and you should not return your stock certificates with the enclosed proxy.

      At and after the effective time of the Merger, you will cease to have any rights as our shareholder, except for the right to surrender your certificate in exchange for payment of the Merger consideration. Certificates presented to the Company after the effective time will be canceled and exchanged for cash as described above.

      Promptly following the date which is six months after the effective date of the Merger, the payment agent will return to the Company all cash, certificates and other instruments in its possession that constitute any portion of the Merger consideration, and the payment agent’s duties will terminate.

Thereafter, shareholders may surrender their certificates to the Company and (subject to applicable abandoned property laws, laws regarding property which is not accounted for by the laws of intestacy and similar laws) receive the Merger consideration without interest, but will have no greater rights against the surviving corporation than may be accorded to general creditors of the surviving corporation under applicable law. Neither the payment agent nor the surviving corporation will be liable to stockholders for any Merger consideration delivered to a public official pursuant to applicable abandoned property laws, laws regarding property that is not accounted for by the laws of intestacy and similar laws.

ELECTION OF DIRECTORS

ITEM 2 OF THE PROXY CARD

      The persons named as proxies in the enclosed proxy card(s) intend to vote all valid proxies received in favor of the election of each of the six persons named below as directors. The Company is authorized to have no less than three or more than nine directors. Our board of directors has fixed the number of directors to be elected at the Annual Meeting at six. It is intended that the persons named in the first portion of the following list be elected by holders of Class A Common Stock and those persons named in the second portion of the list will be elected by holders of Class B Common Stock. Each nominee receiving a plurality of votes will be elected a director. Abstentions and votes withheld by brokers in the absence of instructions from street name holders will be counted for purposes of determining whether a quorum is present and will have no effect on the election of directors. The term of each director elected will expire at the next annual meeting of shareholders or upon the election and qualification of his successor. If any nominee refuses or is unable to serve as a director (which event is not now anticipated), the proxies will be voted for the other nominees and for such substituted nominee(s) as may be designated by our present board of directors. Any such action will be consistent with the rights of the holders of Class B Common Stock to elect a minimum of 25% of the directors. Except for Maurice Levenson who was appointed to the board of directors on June 6, 2001, each of the named persons was elected at the last Annual Meeting of Shareholders held on April 20, 2001.

Background of Management

      Information regarding each nominee for director and non-director member of management is set forth below. Except as otherwise indicated, each nominee has held the position indicated as his principal occupation for at least five years.

Directors to be Elected by Holders of Class A Common Stock:

      Richard D. Levy, 72, has served as Chairman of the Board and Chief Executive Officer of the Company since January 1976. Mr. Levy has been an executive officer of the Company since its organization in 1963.

      Mark A. Levy, 50, has served as President and Chief Operating Officer since December 1984 and has been employed by the Company since January 1975. Mark A. Levy is the son of Richard D. Levy.

      Harry A. Levy, 69, has served as Vice Chairman of the Board since May 1991 and as Secretary of the Company since 1968. Mr. Levy has been actively engaged in the management of family interests in hotels, office buildings and other real estate holdings for more than ten years. Harry A. Levy is the brother of Richard D. Levy.

      Maurice Levenson, 75, has been a practicing Certified Public Accountant since 1959, and is a shareholder in Levenson, Katzin and Ballota, P.A. Mr. Levenson has been a director since 2001.

Directors to be Elected by Holders of Class B Common Stock:

      Paul R. Lehrer, 52, is a commercial and industrial real estate broker and has been affiliated with Coldwell Banker and its predecessor Arvida since 2001. Mr. Lehrer served as the President of Colliers Lehrer International, Inc., a company engaged in commercial and industrial real estate asset management, from 1978 to 2000. Mr. Lehrer has been a director since 1992.

      George R. Richards, 68, now retired, practiced law in Miami-Dade County, Florida from 1966 until April 1996. From May 1994 until April 1996, Mr. Richards was a solo practitioner, and from July 1979 to May 1994, Mr. Richards practiced with the law firm of Fine Jacobson Schwartz Nash & Block. Prior to his retirement, Mr. Richards was outside corporate counsel for the Company on various matters. Mr. Richards has been a director since 1997.

Non-Director Management

      Joseph Pivinski, 54, has served as Vice President-Finance, Treasurer and Chief Financial Officer of the Company since October 1997. From 1994 until October 1997, Mr. Pivinski was employed as the Vice President — Finance and Chief Financial Officer of New York City based ECCO Staffing Services, Inc.

      Christopher A. Feller, 50, has served as Vice President-Construction of the Company since 1985. From 1977 through 1984, Mr. Feller was the Construction Manager at several communities developed by the Company covering a variety of products.

EXECUTIVE COMPENSATION

      The following Summary Compensation Table sets forth the compensation of the Chief Executive Officer and the four highest paid executive officers of the Company (collectively, the “Named Executive Officers”) for the last three fiscal years:

Summary Compensation Table

      (numbers shown as dollars except for shares)

				Long Term
	Annual Compensation			Compensation
				Awards	All Other
Name and Principal Position	Year	Salary	Bonus	Options/SARs(1)	Compensation(2)

Richard D. Levy	2001	$244,327	—	—	$23,425
Chairman of the Board	2000	$245,250	—	—	$20,950
and Chief Executive Officer	1999	$255,941	—	—	$23,683
Mark A. Levy	2001	$272,500	—	—	$8,625
President and	2000	$272,500	—	—	$6,125
Chief Operating Officer	1999	$272,500	—	—	$8,000
Harry A. Levy	2001	$173,846	—	—	$12,469
Vice Chairman of the Board	2000	$160,000	—	—	$20,485
and Secretary	1999	$160,000	—	—	$13,590
Joseph Pivinski	2001	$160,418	$20,000	7,000	$11,625
Vice President — Finance, Treasurer	2000	$141,250	—	7,000	$8,019
and Chief Financial Officer	1999	$126,429	$8,700	—	$7,027
Michael A. Rich(3)	2001	$183,413	$60,000	10,000	$1,585
Vice President — Sales & Marketing	2000	$175,000	$25,000	17,314	—
	1999	$37,019	—	10,000	—

(1)	Represents options to purchase Class B Common Stock granted. See below table for individual grants.

(2)	Represents the Company contribution to the Deferred Compensation Plan for Richard Levy, Mark A. Levy, Joseph Pivinski and Michael Rich. Also, for Richard Levy, Harry Levy, Mark A. Levy and Joseph Pivinski amounts include reimbursements under an executive medical reimbursement plan. In the cases of Richard D. Levy and Harry A. Levy it also includes the economic benefits of the premiums paid by the Company under an executive split dollar life insurance program. The Company is entitled to recover the premiums from any amounts paid by the insurer on such a split dollar life policy and has retained an interest in the policies to the extent of the premiums paid.

(3)	Mr. Rich joined the Company on October 4, 1999. Amounts shown as compensation for 1999 are for the period from such date through December 31, 1999. Mr. Rich left the Company’s employ on January 18, 2002.

Profit Sharing Plan

      Effective January 1, 1990, the Company established a defined contribution plan (the “Plan”) pursuant to Section 401(k) of the Internal Revenue Code. Participant employees may contribute up to 15% of pretax annual compensation as defined in the Plan up to an annual maximum subject to change from time to time. The Company will match 25% of the participant’s contributions, not to exceed 6% of the participant employee’s annual compensation. The Company’s contributions vest at the rate of 25% per year of employment beginning with the second year of employment. During the year ended December 31, 2001, the Company contributed a total of $50,482 to the Plan.

Compensation of Directors

      Non-employee directors are compensated $12,000 per year and are reimbursed for travel expenses in connection with their attendance at meetings. Non-employee directors also receive options under the Company 1994 Stock Option Plan for non-employee directors (the “Director Option Plan”). An aggregate of 20,000 shares of Class B Common Stock are available for grant under the Director Option Plan. Each option terminates on the 10th anniversary date of its grant. Participants are entitled to exercise one-half of the options granted on the first anniversary of the date of grant and one-half on the second anniversary of the date of grant.

Compensation Pursuant to Stock Options

      The following table sets forth information on option grants in fiscal 2001 to the Named Executive Officers.

Option Grants In Last Fiscal Year

Potential Realizable
		Percentage of			Value at Assumed
	Number of	Total			Rates of Stock
	Shares	Options			Appreciation for
	Underlying	Granted to			Option Term
	Options	Employees in	Exercise Price
	Granted(1)	Fiscal Year	($/share)	Expiration Date	5%($)	10%($)

Joseph Pivinski	7,000	41.8%	$1.44	10/04/2006	$2,785	$6,154
Michael A. Rich	10,000	58.2%	$1.0625	12/31/2006	$2,935	$6,487

(1)	All options listed were granted pursuant to the 1994 Stock Option Plan. Option exercises were at the market price when granted. The options have a term of five years and vest over two years.

      The following table provides information on option exercises in fiscal 2001 by the Named Executive Officers and the value of such officers’ unexercised options at December 31, 2001.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised In-the-
			Underlying Unexercised		Money Options at Fiscal
	Shares		Options at Fiscal Year-end		Year-end
	Acquired on	Value
	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Joseph Pivinski	—	—	3,000	14,000	—	$7,975
Michael A. Rich	—	—	10,000	27,314	$3,500	$7,875

CORPORATE GOVERNANCE

Committees

      During 2001, the Company had an Audit Committee of our board of directors consisting of Messrs. Lehrer, Levenson and Richards, an Executive Committee consisting of Messrs. Richard Levy, Harry Levy and Mark A. Levy, and a Compensation Committee consisting of Messrs. Lehrer, Levenson and Richards. The Audit and Compensation Committees each met four times and the Executive Committee met two times in 2001.

      Our board of directors has responsibility for establishing broad corporate policy and monitoring the overall performance of the Company, although it is not involved in the day-to-day operating details. Members of the board are kept informed of the Company’s business by various reports and documents sent to them periodically, as well as other reports made at board meetings by the chairman and other officers. The board of directors generally schedules four meetings each year following the conclusion of each quarter. The board of directors held five meetings in 2001.

      The Executive Committee performs the function of (1) a nominating committee in that it recommends new directors to the board of directors; and (2) a retirement committee in that it advises the board of directors with respect to the availability of pension and retirement plans and other potential benefits to employees of the Company.

      The Audit Committee consists solely of independent, non-employee members of the board. Its principal functions are recommending to the full board the engagement of independent auditors for the ensuing year, reviewing the adequacy of the Company’s internal controls and financial reporting process, the reliability of the Company’s financial statements and the scope of non-audit services performed for the Company by the independent auditors, and their effect on the independence of the audits.

      The board of directors of the Company has adopted a written charter for the Audit Committee in compliance with the requirements of the American Stock Exchange. The charter specifies the scope of the Audit Committee’s responsibilities, including its responsibilities with respect to (i) the composition of the Audit Committee, (ii) oversight of the independence of the Company’s outside auditors, and (iii) selection of the Company’s outside auditors.

      The Compensation Committee consists solely of independent, non-employee members of the Board. Its principal functions are recommending to the board compensation arrangements for senior management, recommending to the board the adoption and implementation of compensation and incentive plans and approving grants of stock options to officers and other employees of the Company.

      Each director attended more than three-fourths of the total number of meetings of the board and all committees of the Board on which he served.

Report of the Compensation Committee

      The Compensation Committee of the board of directors was established in March 1993. The members of the Compensation Committee are currently Paul R. Lehrer, Maurice E. Levenson and George R. Richards.

      The Compensation Committee’s compensation philosophy is to link executive compensation to Company performance and provide competitive compensation for executives with similar responsibilities. The compensation mix reflects a balance of base compensation (salary), annual cash awards, short-term incentive awards, and long-term equity-based incentives. Annual incentive cash awards are granted based on the achievement of corporate financial targets and individual performance.

      In accordance with this philosophy, the Compensation Committee reviews the recommendations of the chief executive officer regarding salaries of the Company’s executive officers. With regard to these persons, it was determined that such person’s base salaries for 2002 shall remain unchanged. The Compensation Committee was not involved in the determination of any bonuses paid in 2001 to the executive officers of the Company. Such determination was made by the Executive Committee of the board of directors. The Compensation Committee understands that the Executive Committee paid bonuses of $60,000, $20,000 and $45,546 to Michael A. Rich, Joseph Pivinski and Christopher A. Feller, respectively, in 2001.

      The principal factors considered by the Committee in determining the salary and bonus arrangements for Richard D. Levy, the chairman of the board and chief executive officer of the Company, include a review of Mr. Levy’s historical salary as compared to chief executive officers of comparable companies and the financial and operational performance of the Company.

      To further the implementation of its compensation philosophy, the Committee has the ability to grant executives incentive stock options under the Company’s Employee Stock Option Plan. The purpose of such stock option grants is to provide incentives to such executives tied to the long-term growth of the Company.

      Section 162(m) of the Internal Revenue Code imposes a limitation on the Company’s ability to deduct from income tax annual compensation in excess of $1 million paid to certain employees, generally the chief executive officer and the four other most highly compensated officers. The Committee intends to structure compensation that rewards performance while preserving maximum deductibility of all compensation awards. It is not anticipated that compensation realized by any executive officer under programs now in effect will result in a material loss of tax deductions.

      No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries, nor does any executive officer of the Company serve as an officer, director or member of the compensation committee of any entity one of whose executive officers or directors is a director of the Company.

      The foregoing report has been approved by all of the members of the Compensation Committee.

      Paul R. Lehrer, Maurice E. Levenson and George R. Richards

Report of the Audit Committee

      The Charter of the Audit Committee describes the Committee’s three areas of focus.

•	The adequacy of the Company’s internal controls and financial reporting process, and the reliability of the Company’s financial statements;

•	The independence and performance of the Company’s independent auditors; and

•	The Company’s compliance with legal and regulatory requirements.

      In accordance with the Charter, the audit committee assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

      This year, the Audit Committee met with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. Members of the Committee discussed these matters with Grant Thornton LLP, the Company’s independent auditors, and with appropriate Company financial personnel. The Audit Committee gave Grant Thornton unrestricted access to the Audit Committee and met with them, both together with management and privately.

      In discharging its oversight responsibility over the audit process, the Audit Committee received from Grant Thornton a written statement describing the relationships between them and the Company that might bear on Grant Thornton’s independence as required by Independence Standards Board Standard No. 1 and discussed with them matters that might impact on Grant Thornton’s objectivity and independence. The Audit Committee also reviewed and discussed with Grant Thornton all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standard No. 61 (Communication with Audit Committees).

      The Audit Committee reviewed the Company’s audited financial statements as of and for its year ended December 31, 2001 and met with both management and with Grant Thornton to discuss those financial statements. Management has the responsibility for the preparation of the Company’s financial statement and the independent auditors have the responsibility for the audit of those statements.

      Based on these reviews and discussions, the audit committee recommended to the board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

      The foregoing report has been approved by all of the members of the Audit Committee.

      Paul R. Lehrer, Maurice E. Levenson and George R. Richards

PERFORMANCE GRAPH

	Dec96	Dec97	Dec98	Dec99	Dec00	Dec01

Oriole Homes Corp -CL B	100.00	62.50	33.93	16.07	13.39	26.43
S&P 500 Index	100.00	181.51	110.29	100.72	130.50	278.79
Peer Group	100.00	133.36	171.48	207.56	188.66	166.24

(*)	Based on a $100 investment in the Company Common Stock, the S&P 500 index and the stock of the Company’s peer group. Total return assumes the reinvestment of dividends. The peer group is composed of Fairfield Communities Inc. (included in the graph through December 2000), Orleans Homebuilders Inc. (formerly FPA Corp.), Schuler Homes Inc., Starrett Corp. (acquired February 13, 1998 by Starrett Acquisition; included in the graph through December 1997), Sundance Homes Inc. and First Cincinnati Inc. (included in the graph through December 2000). These companies are engaged in the construction of single-family homes and condominiums.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, officers and persons who own more than ten percent of the Company Common Stock (“Insiders”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Insiders are required by the regulations of the Securities and Exchange Commission to furnish the Company with all copies of all Section 16(a) reports they file.

      Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, except for the following, all such filing requirements applicable to the Company’s Insiders were complied with during fiscal year 2001: Mr. Pivinski filed a late Form 4 reporting one transaction and Mr. Levenson filed his Form 3 late.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In December 2000, we sold and leased back nine model homes used by the Vizcaya Project from an entity controlled by certain of our officers/ shareholders, 50% of which is owned by Daniel H. Levy, an assistant vice president of the Company.

      The selling prices of the model homes approximated fair market value.

      The related parties paid $1,365,010 in cash and issued an unsecured promissory note in the amount of $588,800. Interest on the note of 8.0% per annum is payable monthly beginning December 30, 2000, and the principal must be paid in full no later than maturity on December 30, 2003. On February 27, 2002, principal of $400,000 on the promissory note was repaid.

      In connection with this transaction, the results of operations for the fiscal year 2000 includes revenue of $1,953,810, rent expense of $18,630 and interest income of $3,925. The results of operations for the fiscal year 2001 includes revenue of $204,458, rent expense of $263,489 and interest income of $47,104.

PRINCIPAL SHAREHOLDERS AND

SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth certain information with respect to the ownership of the Company’s Class A Common Stock (“Class A Shares”), of which 1,863,149 shares were outstanding as of September 20, 2002, and Class B Common Stock (“Class B Shares”), of which 2,772,375 shares were outstanding as of September 20, 2002, by (i) persons known by the Company to be beneficial owners of more than 5% of the Class A Common Stock and more than 5% of the Class B Common Stock, (ii) the Directors of the Company, (iii) the named executive officers and (iv) all executive officers and Directors as of September 20, 2002, as a group:

Name and Address	Class A			Class B

The “Levy Group”(1)	1,119,519	(2)	60.1%	1,798,424	(2)	46.2%

The “Loeb Group” Andrew J. McLaughlin, Jr. C/o Loeb Partners Corporation 61 Broadway New York, NY 10006	160,300	(3)	8.6%	1,135,400	(3)	35.2%

Dimensional Fund Advisors Inc. 1299 Ocean Ave, 11th Floor Santa Monica, CA 90401	127,000	(4)	6.8%	293,300	(4)	10.1%

Allyn R. Earl 38 Dwight Avenue Clinton, NY 13323	—		—	179,700	(5)	6.5%

U.S.A. Fund Limited Partnership C/o Gordon, Feinblatt et al 233 East Redwood Street Baltimore, MD 21202-2332	127,100	(6)	6.8%	127,100	(6)	4.4%
Richard D. Levy(1)	668,239	(7)(8)	35.9%	918,963	(7)(8)	26.8%
Harry A. Levy(1)	620,538	(7)(9)	33.3%	849,674	(7)(9)	25.1%
Mark Levy(1)	116,622	(10)	6.3%	273,539	(10)	9.5%
Paul R. Lehrer(1)	—		—	10,000	(11)	*
George R. Richards(1)	—		—	5,400	(12)	*
Maurice E. Levenson(1)	—		—	600	(13)	*
Joseph Pivinski(1)	—		—	10,000	(14)	*
Michael A. Rich	—		—	10,000	(15)	*
Christopher A. Feller	—		—	—		—
All Officers and Directors as a Group (includes 9 persons)	1,405,399		75.4%	2,078,176		45.0%

(*) Denotes less than 1%.

(1)	The address of each of these shareholders is 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445.

(2)	Richard D. Levy, Harry A. Levy, Beatrice Levy, Davida Levy, Mark Levy Jo Ann M. Levy, Jo Ann Levy, Daniel H. Levy, Allison Sacks, Joel M. Levy, Robert A. Levy, David J. Levy, Elka N. Lampert Irrevocable Trust, Avraham R. Lampert Irrevocable Trust, Harry A. Levy Grandchildren’s Trust, Richard D. Levy Grandchildren’s Trust, Hapco Company, Levor Associates, and Grandco Associates, (collectively, the “Levy Group”) reported beneficial ownership of 1,119,519 Class A Shares and 1,798,424 Class B Shares pursuant to a Schedule D filed on September 13, 2002. Included in the 1,798,424 Class B Shares disclosed on such Schedule 13D are 1,119,519 Class B Shares that would be issued upon conversion of immediately convertible Class A Shares.

(3)	Andrew J. McLaughlin, Jr., Loeb Partners Corporation (“LPC”), Loeb Arbitrage Fund (“LAF”), Gideon J. King, Robert Grubin and Loeb Arbitrage Management, Inc. (“LAM”) (collectively, the “Loeb Group”) reported beneficial ownership of 160,300 Class A Shares and 1,135,400 Class B Shares pursuant to a Schedule 13D filed on August 12, 2002. Included in the 1,135,400 Class B Shares disclosed on such Schedule 13D are 160,300 Class B Shares that would be issued upon conversion of immediately convertible Class A Shares.

(4)	Dimensional Fund Advisors Inc. (“Dimensional”), a registered investment advisor, is deemed to have beneficial ownership of 127,000 Class A Shares and 293,300 Class B Shares as of December 31, 2001, pursuant to a Schedule 13G filed on February 12, 2002. Included in the 293,300 Class B Shares are 127,000 Class B Shares that would be issued upon conversion of immediately convertible Class A Shares. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds”. Dimensional stated in its Schedule 13G filed February 12, 2002 that in its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities that are owned by the Funds and disclaims beneficial ownership of all such shares.

(5)	Allyn R. Earl is retired and reported ownership of 179,700 Class B shares pursuant to a Schedule 13D filed on April 15, 2002.

(6)	U.S.A. Fund, whose sole general partner is World Total Return, Inc., reported ownership of 127,100 Class A Shares pursuant to a Schedule 13D filed on June 18, 2002. Included in the 127,100 Class B Shares are 117,400 Class B Shares that would be issued upon conversion of immediately convertible Class A Shares.

(7)	Richard D. Levy and Harry A. Levy (“the Levys”) are brothers. The above figures include 426,095 Class A Shares and 100,758 Class B Shares which the Levys each have shared voting power.

(8)	Includes 25,334 Class A Shares and 23,384 Class B Shares held by the wife of Richard Levy and 44,312 Class A Shares and 37,000 Class B Shares held by Jo Ann Levy, the daughter of Richard Levy, and 100,758 Class A Shares and 100,758 Class B Shares held by Richard Levy as custodian or trustee for various trusts for his children or the grandchildren of the Levy family. Includes 300,000 Class A Shares held by Levor Associates, a partnership, for the benefit of the Levys (each nine percent), their wives (each five percent) and their children (includes Mark Levy), and various partnerships for the benefit of the Levys, their children and grandchildren. Richard Levy disclaims beneficial ownership of all such Class A Shares and Class B shares held by his wife and daughter and by such trusts and partnerships for his wife, children and grandchildren except to the extent of his pecuniary interest in such trusts and partnerships, if any. Included in the 918,963 Class B Shares are 668,239 Class B Shares that would be issued upon conversion of immediately convertible Class A Shares.

(9)	Includes 5,038 Class A Shares and 5,038 Class B Shares held by the wife of Harry Levy and 100,758 Class A Shares and 100,758 Class B Shares held by Harry Levy as custodian or trustee for various trusts or partnerships for his children or the grandchildren of the Levy family. Includes 300,000 Class A Shares held by Levor Associates, a partnership, for the benefit of the Levys (each nine percent), their wives (each five percent) and their children (includes Mark Levy), and various partnerships for the benefit of the Levys, their children and grandchildren. Harry Levy disclaims beneficial ownership of all such Class A Shares and Class B shares held by his wife and by such trusts and partnerships for his wife, children and grandchildren except to the extent of his pecuniary interest in such trusts and partnerships, if any. Included in the 849,674 Class B Shares are 620,538 Class B Shares that would be issued upon conversion of immediately convertible Class A Shares.

(10)	Includes 2,210 Class A Shares and 1,585 Class B Shares owned by the wife of Mark Levy, and 21,000 Class A Shares and 66,700 Class B Shares held as co-trustee of trusts for the grandchildren of Richard D. Levy. Mark Levy disclaims beneficial ownership of the shares owned by his wife and by such trusts and partnerships for his wife, children, nieces and nephews except to the extent of his pecuniary interest in such trusts and partnerships, if any. Does not include Class A Shares held by Levor Associates for the benefit of Mark Levy or Class A Shares held by other partnerships to the extent held for his benefit. These shares are reported in footnotes (6) and (7) above. Included in the 273,539 Class B Shares are 116,622 Class B Shares that would be issued upon conversion of immediately convertible Class A Shares.

(11)	Includes options exercisable immediately for 9,000 Class B Shares.

(12)	Includes options exercisable immediately for 5,400 Class B Shares.

(13)	Includes an option exercisable immediately for 600 Class B Shares.

(14)	Includes an option exercisable immediately for 3,000 Class B Shares and an option exercisable within 60 days after September 20, 2002 for 7,000 Class B Shares.

(15)	Mr. Rich left the Company’s employ on January 18, 2002.

THE ANNUAL MEETING

Matters to be Considered

      We are furnishing this proxy statement in connection with an annual meeting (the “Annual Meeting”) of our shareholders to be held on Thursday, December 12, 2002 at 10:00 a.m., local time, at 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445, to allow our shareholders to consider and vote on a proposal to approve the Merger and Merger Agreement. A copy of the Merger Agreement is attached to this proxy statement as Annex A. If the Merger Agreement is approved by our shareholders and the other conditions to the Merger are satisfied or waived, Levy Acquisition will be merged with and into us and all shares currently held by our shareholders will be converted into the right to receive $4.90 in cash, without interest.

      EACH OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS SHAREHOLDERS (OTHER THAN THE LEVY GROUP). THE BOARD OF DIRECTORS, BASED IN PART ON THE RECOMMENDATION OF THE SPECIAL COMMITTEE, HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE “FOR” THE MERGER AGREEMENT AND THE MERGER.

      We are also soliciting proxies to elect a board of directors to serve until the next annual meeting of shareholders or until their successors are elected or qualified and to grant discretionary authority to vote in favor of adjournment or postponement of the Annual Meeting and such other matters as may properly come before the Annual Meeting or any adjournment of the Annual Meeting. We do not expect a vote to be taken on any other matters at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting for consideration, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE SIX PERSONS NAMED AS DIRECTORS IN THIS PROXY STATEMENT.

Required Votes

     The Merger

      The affirmative vote of at least a majority of each of the outstanding shares of the Class A Common Stock and the outstanding shares of Class B Common Stock, voting as separate classes, is required to approve the Merger Agreement and the Merger, which is referred to as the “statutory approval requirement.” In addition, it is a non-waiveable condition to our obligation to consummate the Merger that the Merger Agreement and the Merger also be approved by at least a majority of the shares of Class A Common Stock and Class B Common Stock not beneficially owned by the Levy Group, voting together as a single class, that are cast either in favor of or against approval of the Merger Agreement and the Merger at the Annual Meeting, which is referred to as the “special contractual voting requirement.”

     Election of Directors

      Holders of the Company Common Stock are each entitled to one vote for each share, except that with respect to the election of directors, the holders of Class B Common Stock, voting as a separate class, will elect 25% of the authorized number of directors rounded up to the next higher whole number. The number of directors is presently fixed at six. Two directors will be elected by the holders of the Class B Common Stock and four directors will be elected by the holders of the Class A Common Stock.

      As of November 1, 2002, the Levy Group beneficially owned approximately 60.1% of the outstanding shares of Class A Common Stock and approximately 24.5% of the Class B Common Stock, of which all shares are eligible to vote at the Annual Meeting. The Levy Group has agreed to vote these shares in favor of the approval of the Merger and the Merger Agreement.

      As of September 20, 2002, our directors and executive officers other than the Levy Group beneficially owned less than 1% of the Company Common Stock, excluding options to purchase shares of Class B Common Stock. All of our directors and executive officers that own the Company Common Stock have indicated that they intend to vote to approve the Merger Agreement and the Merger.

Voting and Revocation of Proxies

      Shares that are entitled to vote and are represented by a proxy properly signed and received at or prior to the Annual Meeting, unless subsequently properly revoked, will be voted in accordance with the instructions indicated thereon. If a proxy is signed and returned without indicating any voting instructions, shares represented by the proxy will be voted for the proposals to approve the Merger Agreement and the Merger and you will be deemed to have granted discretionary authority to vote in favor of adjournment or postponement of the Annual Meeting. The board is not currently aware of any business to be acted upon at the Annual Meeting other than as described in this proxy statement.

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the shares represented by the proxy are voted at the Annual Meeting by:

•	attending and voting in person at the Annual Meeting,

•	giving notice of revocation of the proxy at the Annual Meeting, or

•	delivering to our secretary a written notice of revocation or a duly executed proxy relating to the same shares and matters to be considered at the Annual Meeting bearing a date later than the proxy previously executed.

Record Date; Stock Entitled to Vote; Quorum; Voting at the Annual Meeting

      Only holders of shares on the record date will be entitled to receive notice of and to vote at the Annual Meeting. At the close of business on the record date, [1,863,149] shares of Class A Common Stock and [2,772,375] shares of Class B Common Stock were outstanding and entitled to vote. Each holder of record of Company Common Stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. The presence, in person or by proxy, at the Annual Meeting of the holders of at least a majority of the shares entitled to vote is necessary to constitute a quorum for the transaction of business.

      If you return your proxy but do not specify how it should be voted, your shares will be voted FOR the approval of the Merger Agreement and the Merger and FOR each nominee for the board of directors and you will be deemed to have granted discretionary authority to vote in favor of adjournments or postponements of the Annual Meeting. If a broker or other custodian holds your stock in “street name,” your shares will not be voted unless you provide specific instructions to the broker or custodian. Proxies submitted by brokers or custodians who have not received voting instructions will be counted for the purposes of determining a quorum, but will not be voted for or against the Merger. The failure to vote your shares, including the failure to provide instructions to a broker or custodian, or a decision to abstain from voting, will have the same effect as a vote against the Merger and the Merger Agreement with respect to the statutory approval requirement. Accordingly, you are urged to complete and return your proxy and, if your shares are held in street name, to provide voting instructions in accordance with the materials you receive from your broker or other custodian. Proxies that reflect abstentions and proxies that are not returned will, however, have no effect on determining whether the special contractual voting is satisfied.

ADJOURNMENTS

ITEM 3 OF THE PROXY CARD

      Although it is not expected, the Annual Meeting may be adjourned for the purpose of soliciting additional proxies. Any adjournment of the Annual Meeting may be made without notice (other than by the announcement made at the Annual Meeting) by approval of the holders of a majority of the outstanding shares of the Company Common Stock present in person or represented by proxy at the Annual Meeting, whether or not a quorum exists. We are soliciting proxies to grant discretionary authority to vote in favor of adjournment of the Annual Meeting. In particular, discretionary authority is expected to be exercised if the purpose of the adjournment is to provide additional time to solicit votes to approve and adopt the Merger Agreement and the Merger.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO GRANT DISCRETIONARY AUTHORITY TO ADJOURN THE MEETING.

APPRAISAL RIGHTS

      Pursuant to the Florida Business Corporation Act, because our shares were listed on the American Stock Exchange as of the record date, shareholders do not have appraisal rights whether they vote for or against the Merger.

SOLICITATION OF PROXIES

      We will bear the cost of soliciting proxies from shareholders. In addition to soliciting proxies by mail, our officers and directors and employees, without receiving additional compensation, may solicit proxies by telephone, facsimile or in person. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, and we will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them.

INDEPENDENT AUDITORS

      Grant Thornton LLP is the Company’s independent accounting firm, and has been since 1992 and during the year ended December 31, 2001 provided both audit and non-audit services.

Audit Fees

      The Company paid Grant Thornton $215,300 in fees for the calendar year 2001 audit of the Company’s annual consolidated financial statements and Grant Thornton’s reviews of the Company’s quarterly reports on Form 10-Q.

Financial Information Systems Design and Implementation Fees

      Grant Thornton did not render any professionals services to us in 2001 regarding financial information systems design and implementation fees.

All Other Fees

      The fees of Grant Thornton for all other services rendered to us for fiscal year 2001 were $81,100 and included audit related services of $55,900 and non-audit services of $25,200. Audit related services include fees for audit services related to our employee benefit plans and accounting advice. Non-audit services consist of tax return preparation and advice. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the auditor’s independence. See the “Report of the Audit Committee” above.

      It is expected that representatives of Grant Thornton will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS

      If the Merger is consummated, we will be a privately held corporation and you will no longer be able to participate in any future meetings of our shareholders. However, if the Merger is not consummated, our public shareholders will continue to be entitled to attend and participate in our shareholders’ meetings. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, promulgated by the Securities and Exchange Commission, any shareholder who wishes to present a proposal at the next Annual Meeting of Shareholders if the Merger is not consummated, and who wishes to have the proposal included in our proxy statement for that meeting, must have delivered a copy of the proposal to us no later than January 15, 2003. After March 6, 2003, notice to the Company of a shareholder proposal submitted for consideration at the 2003 Annual Meeting of Shareholders, which is not submitted for inclusion in the Company’s proxy statement and form of proxy, will be considered untimely and the persons named in the proxy solicited by our board of directors for the 2003 annual meeting of shareholders may exercise discretionary voting power with respect to any such proposal. Shareholder proposals may be mailed to Harry A. Levy, Secretary, Oriole Homes Corp., 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445.

WHERE YOU CAN FIND MORE INFORMATION

      The Securities and Exchange Commission allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information by referring you to another document filed separately with the Securities and Exchange Commission. The following documents previously filed by us with the Securities and Exchange Commission are incorporated by reference in this proxy statement and deemed to be a part of it.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2001

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2002

      Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 is enclosed with this proxy statement as Annex D. Our Quarterly Report for Form 10-Q for the quarter ended June 30, 2002 is also enclosed with this proxy statement as Annex E. Any statement contained in a document incorporated by reference in this proxy statement shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this proxy statement modifies or replaces the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this proxy statement.

      We undertake to provide by first class mail, without charge and within one business day of receipt of any written or oral request, to any person to whom a copy of this proxy statement has been delivered, a copy of any or all of the documents referred to above which have been incorporated by reference in this proxy statement, other than exhibits to the documents, unless the exhibits are specifically incorporated by reference therein. Requests for copies should be directed to Joseph Pivinski, 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445; telephone number: (561) 274-1235.

AVAILABLE INFORMATION

      The Appendices are part of this proxy statement and are incorporated herein. Included with the mailing of this proxy statement are the Company’s Annual Report for the fiscal year ended December 31, 2002 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, all of which form a part of this proxy statement.

      We are subject to the informational filing requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, are required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission relating to our business, financial condition and other matters. Information as of particular dates concerning our directors and officers, their remuneration, stock options granted to them, the principal holders of our securities and any material interest of such persons in transactions with us is required to be disclosed in proxy statements distributed to our shareholders and filed with the Securities and Exchange Commission. Such reports, proxy statements and other information should be available for inspection at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Copies of such materials may also be obtained by mail, upon payment of the Securities and Exchange Commission’s customary fees, by writing to its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. These materials filed by us with the Securities and Exchange Commission are also available at the website of the Securities and Exchange Commission at www.sec.gov.

      Because the Merger is a “going-private” transaction, our company and Levy Acquisition have filed with the Securities and Exchange Commission a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Securities Exchange Act of 1934, as amended, with respect to the Merger. This proxy statement does not contain all of the information set forth in the Schedule 13E-3 and its exhibits. Copies of the Schedule 13E-3 and exhibits are available for inspection and copying at our principal executive offices during regular business hours by any of our shareholders, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Joseph Pivinski, Oriole Homes Corp., 1690 South Congress Avenue, Suite 200, Delray Beach, Florida, 33445, or from the Securities and Exchange Commission as described above.

      Our Class A Common Stock and Class B Common Stock are traded on the American Stock Exchange under the symbols OHC.a and OHC.b, respectively, and materials may also be inspected at: The American Stock Exchange, 86 Trinity Place, New York, New York 10006.

      Upon consummation of the Merger, the surviving corporation will seek to cause the shares to be delisted from trading on the American Stock Exchange and to terminate the registration of Company Common Stock under the Securities Exchange Act of 1934, as amended, which will relieve us of any obligation to file reports and forms, such as an Annual Report on Form 10-K, with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

      A copy of the written opinion of vFinance Investments, Inc., the financial advisor to the special committee and our board of directors, is attached as Annex B to this proxy statement. The opinion is also available for inspection and copying during regular business hours at our principal executive offices by any interested shareholder of ours or the representative of any shareholder who has been so designated in writing.

      You should rely only on the information contained in this proxy statement to vote on the Merger Agreement and the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this document. This proxy statement is dated November      , 2002. You should not assume that the information in it is accurate as of any date other than that date, and its mailing to shareholders shall not create any implication to the contrary.

OTHER BUSINESS

      We know of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card and to vote on such matters in accordance with their best judgment. The prompt return of your proxy will be appreciated and helpful in obtaining the necessary note. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

By Order of the Board of Directors,

Harry A. Levy,
Secretary

ANNEX A

AGREEMENT AND PLAN OF MERGER

Dated as of September 11, 2002

between

LEVY ACQUISITION CO.,

and

ORIOLE HOMES CORP.

A-i

A-ii

INDEX OF DEFINED TERMS

Page

Acquisition	1
Acquisition Group	1
Affiliate	35
Agreement	1
Articles of Merger	3
Balance Sheet	11
Beneficial Ownership	35
Beneficially Own	35
Board	1
Class A Stock	1
Class B Stock	1
Certificates	4
Closing	2
Closing Date	2
Code	6
Company	1
Company Benefit Plan(s)	14
Company Common Stock	1
Company Disclosure Letter	7
Company SEC Documents	10
Company Shareholder Approval	9
Company Stock Options	6
Company Stock Plans	6
Competing Transaction	17
Consents	28
Effective Time	3
ERISA	15
ERISA Affiliate	15
Expenses	32
FBCA	1
Fairness Opinion	9
GAAP	11
Governmental Entity	10
Group	35
HSR Filings	10
Indemnified Parties	26
Independent Advisor	1
Independent Committee	1
Levy Acquisition Co.	1
Levy Acquisition Co. Common Stock	4

A-iii

Page

Levy Acquisition Co. Disclosure Letter	17
Levy Shares	18
Levy Stockholders	18
Litigation	13
Loeb Group	23
Material	7
Material Adverse Effect	7
Merger	1
Merger Consideration	3
Option Consideration	6
Payment Agent	4
Payment Fund	4
Person	35
Requisite Regulatory Approvals	28
Schedule 13E-3.	18
SEC	10
Securities Act	10
Shares	1
Stockholders’ Meeting	9
Subsidiary	35
Superior Proposal	23
Surviving Corporation	2
Tax	18
Tax Entity	18
Tax Return	18
Violation	10
Voting Debt	8
Year-End Financial Statements	11

A-iv

      AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of September 11, 2002, between Levy Acquisition Co., a Florida corporation (“Levy Acquisition Co.”) and Oriole Homes Corp., a Florida corporation (the “Company”).

RECITALS

      WHEREAS, Levy Acquisition Co. and the persons listed on the Joinder and Acceptance attached hereto as Annex I (collectively, the “Acquisition Group”), including Richard D. Levy, Harry A. Levy and Mark A. Levy, are collectively the beneficial owners of 1,119,519 shares of Class A Common Stock, par value $.10 per share, of the Company (the “Class A Stock”), which represents approximately 60.1% of the outstanding shares of Class A Stock (not including outstanding shares held by the Company in its treasury or by its Subsidiaries) and 678,905 shares of Class B Common Stock, par value $.10 per share, of the Company (the “Class B Stock”), which represents approximately 25.0% of the outstanding Class B Stock (not including outstanding shares held by the Company in its treasury or by its Subsidiaries); the Class A Stock and the Class B Stock are collectively referred to herein as the “Company Common Stock.”

      WHEREAS, Levy Acquisition Co. has proposed that Levy Acquisition Co. acquire (the “Acquisition”) all of the issued and outstanding shares of Company Common Stock not beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act (as defined below)) by the Acquisition Group (the “Shares”).

      WHEREAS, in furtherance of the Acquisition, it is proposed that Levy Acquisition Co. shall be merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), in accordance with the Florida Business Corporation Act (the “FBCA”) and upon the terms and subject to the conditions set forth herein.

      WHEREAS, a special committee of the Board of Directors of the Company (the “Board”), consisting entirely of non-management directors of the Company who are not Affiliates (as defined below) of the Acquisition Group (the “Independent Committee”), was established for, among other purposes, the purpose of evaluating the Acquisition and making a recommendation to the Board with regard to the Acquisition.

      WHEREAS, the Independent Committee has received the opinion of vFinance, Inc. (the “Independent Advisor”) an independent financial advisor to the Independent Committee, which was selected by it, that, as of the date hereof, the consideration to be received by the holders of Shares pursuant to the Merger is fair to such holders from a financial point of view.

      WHEREAS, the Independent Committee has consulted regarding the Merger with independent legal counsel selected by the Independent Committee;

      WHEREAS, the Independent Committee, has, after consultation with the Independent Advisor after receiving the written opinion of the Independent Advisor, and in light of and subject to the terms and conditions set forth herein, (i) determined that (x) the Merger Consideration (as defined below), is fair to the holders of Shares and (y) the Merger is advisable and in the best interests of the Company and the holders of Shares; (ii) approved, and declared the advisability of, this Agreement and (iii) determined to recommend that the Board and the stockholders of the Company vote to adopt this Agreement.

      WHEREAS, the Board has consulted regarding the Merger with the corporate counsel to the Company;

      WHEREAS, the Board, based on the unanimous recommendation and approval of the Independent Committee, has, after consultation with the Independent Advisor and after receiving the written opinion of the Independent Advisor, in light of and subject to the terms and conditions set forth herein, (i) determined that (x) the Merger Consideration (as defined below), is fair to the holders of Shares and (y) the Merger is advisable and in the best interests of the Company and the holders of Shares; (ii) approved, and declared the advisability of, this Agreement and (iii) determined to recommend that the stockholders of the Company vote to adopt this Agreement.

      WHEREAS, the board of directors of Levy Acquisition Co. has approved this Agreement, and the shareholders of Levy Acquisition Co. have adopted this Agreement.

      WHEREAS, the Company and Levy Acquisition Co. desire to make certain representations, warranties, covenants and agreements in connection with the merger and also to prescribe various conditions to the Merger.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

THE MERGER

      1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the FBCA, Levy Acquisition Co. shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate existence of Levy Acquisition Co. shall cease, and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and shall continue under the name “Oriole Homes Corp.”

      1.2 Closing. Unless this Agreement shall have been terminated pursuant to Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the “Closing”) will take place on January 15, 2003, or as promptly thereafter as practicable (and in any event within two business days) following satisfaction or waiver of the conditions set forth in Article VI (the “Closing Date”), at 10:00 a.m., Miami, Florida time, at the offices of Adorno & Yoss, P.A., 2601 S. Bayshore Drive, Suite 1600, Miami, Florida 33133, unless another date (in no event prior to January 15, 2003), time or place is agreed to in writing by the parties hereto.

      1.3 Effective Time of The Merger. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, the Surviving Corporation shall file Articles of Merger conforming to the requirements of Subchapter XI of the FBCA (the “Articles of Merger”) with the Secretary of State of the State of Florida and make all other filings or recordings required by the FBCA in connection with the Merger. The Merger shall become effective at such time as the Articles of Merger is duly filed with the Secretary of State of the State of Florida, or such other time thereafter as is provided in the Articles of Merger in accordance with the FBCA (the “Effective Time”).

      1.4 Effects of The Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the FBCA.

      1.5 Articles of Incorporation; Bylaws. (a) The articles of incorporation of Levy Acquisition Co. which is attached as Exhibit A hereto, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law; provided that Article I of the articles of incorporation of the Surviving Corporation shall be amended by the Articles of Merger to read as follows: “The name of the corporation is: Oriole Homes Corp.”

(b) The bylaws of Levy Acquisition Co. which are attached as Exhibit B hereto shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

      1.6 Directors; Officers. (a) The directors of Levy Acquisition Co. at the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

(b) The officers of Levy Acquisition Co. at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

ARTICLE II

CANCELLATION OF THE CAPITAL STOCK OF THE COMPANY AND PAYMENT

WITH RESPECT THERETO

      2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger, and without any action on the part of the holder thereof:

(a) except as set forth in Sections 2.1(b) and (c), each Share issued and outstanding immediately prior to the Effective Time, shall be converted into the right to receive an amount in cash, without interest, equal to $4.90 (the “Merger Consideration”) in the manner provided in Section 2.2 hereof;

(b) each share of Company Common Stock issued and held in the Company’s treasury or held by any Subsidiary of the Company immediately prior to the Effective Time, shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor;

(c) each share of Company Common Stock held by any member of the Acquisition Group immediately prior to the Effective Time shall be cancelled and retired and shall cease to exist, and no cash consideration shall be delivered or deliverable in exchange therefor; and

(d) each share of common stock, par value $.01 per share, of Levy Acquisition Co. (“Levy Acquisition Co. Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

      2.2 Delivery of Merger Consideration.

(a) Payment Agent. As of the Effective Time, Levy Acquisition Co. shall deposit, or shall cause to be deposited, with a national bank, a state bank with its principal office in Florida or a trust company designated by Levy Acquisition Co. and reasonably acceptable to the Company (the “Payment Agent”), for the benefit of the holders of Shares, for payment in accordance with this Article II through the Payment Agent, immediately available funds in U.S. dollars in an amount equal to the aggregate Merger Consideration to be paid in respect of all Shares (such funds deposited with the Payment Agent, the “Payment Fund”).

(b) Payment Procedures. As soon as reasonably practicable after the Effective Time, the Payment Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented Shares (the “Certificates”), the following documents: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Payment Agent and shall be in such form and have such other provisions as Levy Acquisition Co. may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment with respect thereto. Upon surrender of a Certificate for cancellation to the Payment Agent together with such letter of transmittal, duly executed, and such other documents as may reasonably be requested by the Payment Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration payable with respect to the Shares represented by such Certificate pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be cancelled. In the event that a holder has lost or misplaced a Certificate, an affidavit of loss thereof (together with an appropriate indemnity and/or bond if Levy Acquisition Co. so requires by notice in writing to the holder of such Certificate) satisfactory in form and substance to the Company’s transfer agent and the Payment Agent shall accompany such letter of transmittal in lieu of the applicable Certificate. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, payment of the applicable Merger Consideration may be made to a transferee if the Certificate representing such Shares is presented to the Payment Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration with respect thereto as contemplated by this Section 2.2. No interest shall accrue or be paid to any beneficial owner of Shares or any holder of any Certificate with respect to the Merger Consideration payable upon the surrender of any Certificate. If there are any certificates or scrip or shares of Company Common Stock representing fractional shares of Company Common Stock, the holder of any such fractional share interest shall be entitled to receive his pro rata share of the Merger Consideration as corresponds to his fractional share interest.

(c) No Further Ownership Rights in the Shares. The Merger Consideration paid with respect to the cancellation of Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares and after the Effective Date there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

(d) Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the stockholders of the Company for six (6) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration. Upon termination of the Payment Fund pursuant to this Section 2.2(d) and upon delivery to the Surviving Corporation of the balance thereof, the Surviving Corporation shall have the right to invest any such amount delivered to it in its sole discretion.

(e) No Liability. If any Certificates shall not have been surrendered prior to five (5) years after the Effective Time (or immediately prior to such earlier date on which the Merger Consideration in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as hereinafter defined)), any cash or other property payable in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, none of the Surviving Corporation, Levy Acquisition Co. or the Payment Agent shall be liable to any holder of a Certificate or the shares represented thereby for any Merger Consideration delivered in respect of such Certificate or the shares represented thereby to a public official pursuant to any abandoned property, escheat or other similar law.

(f) Investment of Payment Fund. The Payment Agent shall invest any cash included in the Payment Fund as directed by the Surviving Corporation. Any interest or other income resulting from such investments shall be paid to the Surviving Corporation. The Surviving Corporation shall replace any net losses incurred by the Payment Fund as a result of investments made pursuant to this Section 2.2(f).

(g) Withholding Rights. Levy Acquisition Co. or the Payment Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Certificates or Shares represented thereby such amounts (if any) as Levy Acquisition Co. or the Payment Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Levy Acquisition Co. or the Payment Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Levy Acquisition Co. or the Payment Agent.

      2.3 Stock Options with Respect to Company Common Stock. (a) The Company shall take all actions necessary pursuant to the terms and provisions of any outstanding options to acquire shares of Company Common Stock, to cause the following: (i) all outstanding options to acquire shares of

Company Common Stock granted under the 1994 Stock Option Plan and the 1994 Stock Option Plan for Non-Employee Directors, as amended on May 10, 2002 (collectively, the “Company Stock Plans”) or otherwise (the “Company Stock Options”) shall be exercisable in full immediately prior to the Effective Time, and (ii) all Company Stock Options that are not exercised prior to the Effective Time will terminate and expire as of the Effective Time. The Company shall give written notice to the holders of all Company Stock Options of the foregoing, which written notice shall include an offer to pay such holder at the Effective Time, in exchange for the cancellation of such holder’s Company Stock Options at the Effective Time, an amount in cash determined by multiplying (A) the excess, if any of the Merger Consideration over the applicable exercise price per share of the Company Stock Option by (B) the number of Shares such holder could have purchased had such holder exercised such Company Stock Option in full immediately prior to the Effective Time (such amount, the “Option Consideration”), and each such Company Stock Option shall thereafter be canceled. All actions required to be taken pursuant to this Section 2.3(a) with respect to Company Stock Options has been, or prior to the Effective Time will be, taken by the Company. Notwithstanding the foregoing no Option Consideration shall be paid with respect to Company Stock Options beneficially owned by the Acquisition Group.

(b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of Company Stock Options a check payable to such holder in an amount equal to the Option Consideration payable with respect to all Company Stock Options held by such holder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

      3.1 Representations and Warranties of the Company. The Company represents and warrants to Levy Acquisition Co. that, except as specifically disclosed in the Company SEC Documents (as hereinafter defined) or in the letter dated the date hereof and delivered by the Company to Levy Acquisition Co. simultaneously with the execution and delivery of this Agreement (the “Company Disclosure Letter”):

(a) Organization, Standing and Power. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties and assets makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, individually or in the aggregate, have a Material Adverse Effect on the Company. As used in this Agreement, (i) any reference to any event, change or effect being “material” with respect to any entity means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations or prospects of such entity and its Subsidiaries taken as a whole, and (ii) the term “Material Adverse Effect” means, with respect to the Company, any change, event or effect shall have occurred that, when taken together with all other adverse changes, events or effects that have occurred would or would reasonably be expected to (a) be materially adverse to the business, assets, properties, results of operations or condition (financial or otherwise) of such party and its Subsidiaries taken as a whole, (b) prevent or materially delay the consummation of the Merger; provided, however, that (i) any adverse effect (economic or otherwise) that is caused by conditions affecting the economy or security markets generally shall not be taken into account in determining whether there has been a Material Adverse Effect, but this exception is not applicable to any such adverse effect that is caused by condition(s) affecting the industry in which the Company competes or economies in any locations where the Company owns material assets, including real property, or has material operations or sales or customers; and (ii) any direct, adverse effect that results solely from the public announcement of the transactions contemplated by this Agreement shall not be taken into account in determining whether there has been a Material Adverse Effect.

The Company has made available to Levy Acquisition Co. true and complete copies of its articles of incorporation and bylaws and the articles of incorporation and bylaws (or equivalent organizational documents) of each Subsidiary of the Company, each as amended to date. Such certificates of incorporation, bylaws or equivalent organizational documents are in full force and effect, and neither the Company nor any Subsidiary of the Company is in violation of any provision of its articles of incorporation, bylaws or equivalent organizational documents.

(b) Subsidiaries. The Company owns, directly or indirectly, all of the outstanding capital stock or other equity interests in each of its Subsidiaries free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto. Other than the capital stock or other interests held by the Company in such Subsidiaries, neither the Company nor any such Subsidiary owns any direct or indirect equity interest in any person, domestic or foreign. All of the outstanding shares of capital stock in each of its corporate Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive rights and in compliance with applicable securities laws and regulations. There are no irrevocable proxies or similar obligations with respect to such capital stock of such Subsidiaries and no equity securities or other interests of any of its Subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock or any other equity interest of any such Subsidiary, and there are no agreements, contracts, commitments, understandings or arrangements by which any such Subsidiary is bound to issue additional shares of its capital stock or other equity interests, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or other equity interests or securities convertible into or exchangeable for such shares or other equity interests.

(c) Capital Structure. (i) The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock. As of the date hereof, (A) 1,863,149 shares of Class A Stock were outstanding, (B) 2,772,375 shares of Class B Stock were outstanding, (C) 29,995 Company Stock Options were outstanding pursuant to the Company Stock Plan, each such option entitling the holder thereof to purchase one share of Company Common Stock, (D) 420,000 shares of Company Common Stock are authorized and reserved for issuance upon the exercise of outstanding Company Stock Options, and (E) no shares of Company Common Stock were held by the Company in its treasury or by its Subsidiaries. The Company Disclosure Letter sets forth a true and complete list of the outstanding Company Stock Options, including the exercise prices and vesting schedules therefor.

(ii) No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders may vote (“Voting Debt”) of the Company are issued or outstanding.

(iii) All outstanding shares of the Company’s capital stock are validly issued, fully paid and nonassessable and free of preemptive rights and were issued in compliance with applicable securities laws and regulations. All shares of Company Common Stock subject to issuance upon the exercise of Company Stock Options, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and will be issued in compliance with applicable securities laws and regulations.

(iv) Except for this Agreement and the Company Stock Plan, there are no options, warrants, calls, rights, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents, or other rights, commitments or agreements of any character to which the Company or any Subsidiary of the Company is a party or by which it is bound obligating the Company or any Subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of the Company or of any Subsidiary of the Company or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries.

(d) Authority. (i) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the stockholders of the Company, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, other than such approval by the stockholders of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law). The affirmative vote at a duly called and held meeting of stockholders (the “Stockholders’ Meeting”) of (i) a majority of the outstanding shares of Class A Stock entitled to vote thereon, voting as a separate class, (ii) a majority of the outstanding shares of Class B Stock entitled to vote thereon, voting as a separate class, and (iii) a majority of the Shares (all voting together as a single class with one vote for each share of Class A Common Stock and Class B Common Stock) present and voting at a duly called and held meeting of stockholders (collectively, the “Company Shareholder Approval”), is the only vote of the Company’s stockholders necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement. The Independent Committee has been duly authorized and constituted and the Board, based on the approval and recommendation of the Independent Committee at a meeting duly called and held, has (A) determined that (x) the Merger Consideration is fair to the holders of Shares and (y) the Merger is advisable and in the best interests of the Company and the holders of Shares, (B) approved and declared the advisability of this Agreement in accordance with the provisions of the FBCA. The Independent Committee has received the written opinion (the “Fairness Opinion”) of the Independent Advisor to the effect that, as of the date hereof, the Merger Consideration to be paid to holders of Shares is fair to such holders from a financial point of view, and, as of the date hereof, such Fairness Opinion has not been withdrawn.

(ii) Subject to compliance with the applicable requirements of the Exchange Act and the filing of the Articles of Merger as contemplated by Section 1.3, the execution and delivery of this Agreement and the Articles of Merger, the consummation of the transactions contemplated hereby and thereby, and compliance of the Company with any of the provisions hereof or thereof will not breach, constitute an ultra vires act under, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on assets (any such breach, ultra vires act, violation, default, right of termination, cancellation, acceleration loss or creation, a “Violation”) pursuant to, (x) any provision of the articles of incorporation or bylaws of the Company or the governing instruments of any Subsidiary of the Company or (y) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below or in the Company Disclosure Letter, any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Subsidiary of the Company or their respective properties or assets except Violations under clause (y) which would not have a Material Adverse Effect on the Company.

(iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a “Governmental Entity”), is required by or with respect to the Company or any Subsidiary of the Company in connection with the execution and delivery of this Agreement and the Articles of Merger by the Company, the consummation by the Company of the transactions contemplated hereby and thereby, and compliance of the Company with any of the provisions hereof or thereof, the failure to obtain which would have a Material Adverse Effect on the Company, except for (A) the filing with the Securities and Exchange Commission (the “SEC”) of (1) a Proxy Statement in definitive form relating to the meeting of the Company’s stockholders to be held in connection with the Merger (2) a Transaction Statement on Schedule 13E-3 (as hereinafter defined) and (3) such other filings under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (B) the filing of the Articles of Merger as contemplated by Section 1.1 and appropriate documents with the relevant authorities of states in which the Company is qualified to do business, and (C) filings pursuant to the rules of the American Stock Exchange.

(e) SEC Documents. The Company has made available to Levy Acquisition Co. a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since December 31, 1997 (as such documents have since the time of their filing been amended, the “Company SEC Documents”), which are all the documents (other than preliminary material) that the Company was required to file with the SEC since such date. As of their respective dates, (i) the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in the Company Disclosure Letter, the consolidated financial statements of the Company included in the Company SEC Documents (including, without limitation, the audited balance sheet and related statements of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries for the fiscal year ended December 31, 2001, as audited by Grant Thornton, LLP (such balance sheet is referred to hereinafter as the “Balance Sheet” and the Balance Sheet and related statements are referred to hereinafter as the “Year-End Financial Statements”), complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations, stockholders’ equity and cash flows for the periods then ended in accordance with GAAP. As of December 31, 2001, neither the Company nor any of its Subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto) and which were not reflected on the Balance Sheet. Since December 31, 2001, except as and to the extent set forth in the Company SEC Documents and except for liabilities or obligations incurred in the ordinary course of business consistent with past practice and of substantially the same character, type and magnitude as incurred in the past, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would have a Material Adverse Effect on the Company. All agreements, contracts and other documents required to be filed as exhibits to any of the Company SEC Documents have been so filed. No Subsidiary of the Company is required to file any form, report or other document with the SEC.

(f) Information Supplied. None of the information included or incorporated by reference in the Proxy Statement or the Schedule 13E-3 (other than information concerning Levy Acquisition Co. provided in writing by Levy Acquisition Co. or their counsel specifically for inclusion or incorporation by reference therein) will, at the date of mailing to stockholders of the Company and at the time of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement and Schedule 13E-3 (except for information concerning Levy Acquisition Co. provided in writing by Levy Acquisition Co. or their counsel specifically for inclusion or incorporation by reference therein) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

(g) Absence of Certain Changes or Events. Except as contemplated by this Agreement or as disclosed in the Company Disclosure Letter or in the Company SEC Documents, since December 31, 2001, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course and consistent with prior practice and there has not been any event, occurrence, fact, condition, change, development or effect that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(h) Compliance with Applicable Laws. The Company and its Subsidiaries have been operating at all times in compliance with all applicable laws and regulations, and are not in default or violation of any notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, permits, franchises, or other instruments or obligations to which the Company or any of its Subsidiaries is a party or by which any of their property or assets is bound, except where any such noncompliance, conflicts, defaults or violations would not have a Material Adverse Effect on the Company. As of the date hereof, no investigation by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the Company’s best knowledge, threatened.

(i) Environmental. Except for any matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company, (i) the Company and each of its Subsidiaries is and at all times has been in compliance with all applicable laws relating to Environmental Matters; (ii) the Company and each of its Subsidiaries has obtained, and is in compliance with, all permits, licenses or approvals required by applicable laws for the use, storage, treatment, transportation, release, emission and disposal of raw materials, by-products, wastes and other substances, including, without limitation, hazardous substances and wastes, used or produced by or otherwise relating to the operations of any of them; and (iii) there are no past or present events, conditions, activities or practices that would prevent compliance or continued compliance with any law or give rise to any Environmental Liability. There are no claims either by any Governmental Entity or any third party pending, or to the Company’s knowledge, threatened, against the Company or any of its Subsidiaries arising from any Environmental Matter.

As used in this Agreement, the term “Environmental Matters” means any matter arising out of or relating to pollution or protection of the environment, human safety or health, or sanitation, including, without limitation, matters relating to food preparation and handling, emissions, discharges, releases, exposures or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes including petroleum and its fractions, radiation, polychlorinated byphenols, biohazards and all toxic agents of whatever type or nature into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes including petroleum and its fractions, radiation, biohazards and all toxic agents of whatever type or nature. “Environmental Liability” means any liability or obligation arising under any law or under any other theory of law or equity (including, without limitation, any liability for personal injury, property damage or remediation) arising from or relating to any Environmental Matters.

(j) Litigation. Except as set forth in the Company SEC Documents or in the Company Disclosure Letter, there are no material claims, actions, suits or legal or administrative arbitrations or other proceedings or investigations (“Litigation”) pending against the Company or any of its Subsidiaries, or, to the Company’s knowledge, threatened against or affecting the Company or any of its Subsidiaries, or to which the Company or any of its Subsidiaries is a party, before or by any Federal, foreign, state, local or other governmental or non-governmental department, commission, board, bureau, agency, court or other instrumentality, or by any private person or entity. There are no existing or, to the best knowledge of the Company, threatened material orders, judgments or decrees of any court or other Governmental Entity which specifically apply to the Company, any of its Subsidiaries or any of their respective properties or assets.

(k) Taxes. (i) Each Tax Entity has timely filed all Tax Returns required to be filed by any of them (subject to permitted extensions). All such Tax Returns were true, correct and complete when filed, except for such instances which individually or in the aggregate could not have a Material Adverse Effect on the Company. All Taxes of each Tax Entity which are (i) shown as due on such Tax Returns, (ii) otherwise due and payable or (iii) claimed or asserted by any taxing authority to be due, have been paid, except for those Taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the Company SEC Documents in accordance with GAAP. The Company does not know of any proposed or threatened Tax claims or assessments which, if upheld, could individually or in the aggregate have a Material Adverse Effect on the Company. Each Tax Entity has withheld and paid over to the relevant taxing authority all Taxes required to have been withheld and paid in connection with payments to employees, independent contractors, creditors, shareholders or other third parties, except for such Taxes which individually or in the aggregate could not have a Material Adverse Effect on the Company. No material deficiencies for any Taxes have been proposed, asserted or assessed against any Tax Entity that are not adequately reserved for, no audit of any Tax Return of any Tax Entity is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any taxes has been granted to any Tax Entity and is currently in effect. For purposes of this Agreement, (a) “Tax” (and, with correlative meaning, “Taxes”) means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity; (b) “Tax Return” means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax; and (c) “Tax Entity” means the Company, each of the Company’s Subsidiaries, and each consolidated, combined, unitary or similar group of which the Company or any of its Subsidiaries is now, or within the preceding eight (8) years has been, a member.

(ii) No Tax Entity has executed any closing agreement pursuant to Section 7121 of the Code of any predecessor provisions thereof, or any similar provision of foreign, state or local law, or has any ruling request pending with any tax authority. There are no tax certiorari proceedings currently pending, tax abatements currently in effect or proposed materially increased tax assessments of which any Tax Entity has been notified or has knowledge in the contest of such Tax Entity’s real estate assets. No assets of any Tax Entity constitutes tax-exempt financed property or tax-exempt use property within the meaning of Section 168 of the Code, and no assets of any Tax Entity are subject to a lease, safe-harbor lease, or other arrangement as a result of which any Tax Entity is not treated as the owner for federal income tax purposes. No Tax Entity has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a “subsection (f) asset” (as such term is defined in Section 341(f)(4) of the Code). No Tax Entity (i) is required or has agreed to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of foreign, state or local law by reason of a change in accounting method initiated by it or any other relevant party, (ii) has knowledge that any tax authority has proposed any such adjustment or change in accounting method, and/or (iii) has an application pending with any tax authority requesting permission for any changes in accounting methods that relate to the business or assets of any Tax Entity. No Tax Entity is a party to any contract, agreement, plan or arrangement covering any periods that, individually or collectively, could give rise to any amount not being deductible by reason of Section 280G of the Code, except as to any contract, agreement, plan or arrangement for the benefit of an Affiliate of Levy Acquisition Co. The Company and each of its Subsidiaries are not, have not been within the preceding four (4) years, own no interest in, and have never owned an interest in, “S corporations” within the meaning of Section 1361(a)(1) of the Code, “qualified subchapter S Subsidiaries” within the meaning of Section 1361(b)(3)(B) of the Code, “person holding companies” within the meaning of Section 542 of the Code, “controlled foreign corporations” within the meaning of Section 957 of the Code, “foreign personal holding companies” within the meaning of Section 52 of the Code, “passive foreign investment companies” within the meaning of Section 1296 of the Code, “foreign investment companies” within the meaning of Section 1246 of the Code, an “FSC” within the meaning of Section 922 of the Code, or a “DISC” or “Former DISC” within the meaning of Section 92 of the Code. No Tax Entity has made, been party to, or been the subject of, any elections under Sections 108, 168, 338, 441, 472,1017, 1033 or 4977 of the Code. No Tax Entity has entered into any transfer pricing agreements with any tax authority. No Tax Entity has availed itself of any Tax amnesty or similar relief in any taxing jurisdiction. None of Parent or any of its Subsidiaries will be required to withhold tax under Section 1445 of the Code with respect to any consideration paid pursuant to this Agreement. Notwithstanding anything to the contrary contained in this Section 3.1(k)(ii), this Section 3.1(k)(ii) shall not be deemed to be inaccurate if the amount of the resulting tax liability does not involve any cash payment or a loss of net operating loss carryforwards of more than ten percent (10%) of those existing prior to such adjustment.

(l) Employee Benefit Plans. (i) All employee benefit plans, compensation arrangements and other benefit arrangements covering employees of the Company or any of its subsidiaries (the “Company Benefit Plans”) and all employee agreements providing compensation, severance or other benefits to any employee or former employee of the Company or any of its Subsidiaries which are not disclosed in the Company SEC Documents and which exceed $50,000 per annum are set forth in the Company Disclosure Letter. True and complete copies of the Company Benefit Plans have been made available to Levy Acquisition Co. To the extent applicable, the terms of the Company Benefit Plans comply in all material respects with the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, and any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has received a determination letter and, to the knowledge of the Company, continues to satisfy the requirements for such qualification. Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate of the Company maintains, contributes to or is obligated to contribute to or has maintained or contributed or been obligated to contribute to in the past six (6) years to any benefit plan which is covered by Title IV of ERISA or Section 412 of the Code or a “multi-employer plan” within the meaning of Section 3(37) of ERISA or Section 4001(a)(3) of the Code. No Company Benefit Plan nor the Company nor any Subsidiary has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA or, to the knowledge of the Company, engaged in any transaction that would reasonably be expected to result in any such liability or penalty. Each Company Benefit Plan has been maintained and administered in compliance with its terms and with ERISA and the Code to the extent applicable thereto, except for such non-compliance which individually or in the aggregate would not have a Material Adverse Effect on the Company. There is no pending or, to the knowledge of the Company, anticipated or threatened, Litigation against or otherwise involving any of the Company Benefit Plans and no Litigation (excluding claims for benefits incurred in the ordinary course of Company Benefit Plan activities) has been brought against or with respect to any such Company Benefit Plan. All contributions required to be made as of the date hereof to the company Benefit Plans have been made or provided for. Except as described in the Company SEC Documents or as required by law, neither the Company nor any of its Subsidiaries maintains or contributes to any plan or arrangement which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment, and neither the Company nor any of its Subsidiaries has ever represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided. No Company Benefit Plan is under investigation or audit by either the United States Department of Labor or the Internal Revenue Service. Except as provided of in this Agreement, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. No payment or benefit which will or may be made by the Company or any of its Subsidiaries with respect to any employee of the Company or any of its Subsidiaries will constitute an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code.

(ii) For the purposes of this Agreement “ERISA Affiliate” means any business or entity which is a member of the same “controlled group of corporations,” under “common control” or an “affiliated service group” with the Company within the meaning of Sections 414(b), (c) or (m) of the Code, as required to be aggregated with the Company under Section 414(o) of the Code, or is under “common control” with the Company, within the meaning of Section 4001(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections.

(m) Sections 607.0901 and 607.0902 of the FBCA and the Articles of Incorporation. The Board and the Independent Committee have approved the Merger and this Agreement, and such approval is sufficient to comply with or render inapplicable to the Merger and this Agreement, and the transactions contemplated by this Agreement, the provisions of Section 607.0902 of the FBCA and the articles of incorporation of the Company. The Company has not had more than 300 shareholders of record at any time during the three years preceding the announcement date of the transactions contemplated by this Agreement and Section 607.0901 of the FBCA is accordingly inapplicable to the Merger and this Agreement, and the transactions contemplated by this Agreement. No other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or the transactions contemplated by this Agreement. No provision of the articles of incorporation, bylaws and/or other governing instruments of the Company or any of its Subsidiaries would restrict or impair the ability of Levy Acquisition Co. to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of the Company and any of its Subsidiaries that may be acquired or controlled by Levy Acquisition Co.

(n) Opinion of Financial Advisor. The Independent Committee and the Board of Directors has received the opinion of the Independent Advisor dated September , 2002, in form and content acceptable to the Independent Committee to the effect that, as of such date, the consideration to be received by the holders of the Shares pursuant to this Agreement is fair to holders of the Shares from a financial point of view, a signed copy of which opinion has been delivered to Levy Acquisition Co.

(o) Disclosure. No representation or warranty by the Company in this Agreement, and no statement contained in any document, certificate, or other writing furnished or to be furnished by the Company to Levy Acquisition Co. pursuant to the provisions hereof or in connection with the transactions contemplated hereby, taken as a whole, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. To the best knowledge of the Company and its Affiliates (but without having undertaken any inquiry specifically for the purpose of this statement), there is no reason to believe that any of the representations or warranties of Levy Acquisition Co. set forth in this Agreement are not true and correct in all respects (ignoring for purposes of this statement any materiality or Material Adverse Effect qualifications contained within individual representations and warranties).

(p) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company.

      3.2 Representations and Warranties of Levy Acquisition Co. Levy Acquisition Co. represents and warrants to the Company as follows:

(a) Organization, Standing and Power. Levy Acquisition Co. is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, individually or in the aggregate, have a Material Adverse Effect on Levy Acquisition Co.

(b) Authority. (i) Levy Acquisition Co. has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Levy Acquisition Co. This Agreement has been duly executed and delivered by Levy Acquisition Co. and constitutes a valid and binding obligation of Levy Acquisition Co., enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(ii) Subject to compliance with the applicable requirements of the Exchange Act and the filing of the Articles of Merger, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any Violation pursuant to (x) any provision of the articles of incorporation or bylaws of Levy Acquisition Co. or the governing instruments of any Subsidiary of Levy Acquisition Co. or (y) except as disclosed in the letter dated the date hereof and delivered by Levy Acquisition Co. to the Company simultaneously with the execution and delivery of this Agreement (the “Levy Acquisition Co. Disclosure Letter”) and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below or in the Levy Acquisition Co. Disclosure Letter, any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Levy Acquisition Co., or any Subsidiary of Levy Acquisition Co. or their respective properties or assets except Violations under clause (y) above which do not or would not have a Material Adverse Effect on Levy Acquisition Co.

(iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Levy Acquisition Co. or any Subsidiary of Levy Acquisition Co. in connection with the execution and delivery of this Agreement by Levy Acquisition Co., the consummation by Levy Acquisition Co. of the transactions contemplated hereby, and compliance by Levy Acquisition Co. with any of the provisions hereof, the failure to obtain which would have a Material Adverse Effect on Levy Acquisition Co. except for (A) such filings under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, including the filing of the Schedule 13E-3, and (B) the filing of the Articles of Merger as contemplated by Section 1.3 and appropriate documents with the relevant authorities of states in which Levy Acquisition Co. is qualified to do business.

(c) Ownership of Company Common Stock. The persons listed on the Joinder and Acceptance hereto (the “Levy Stockholders”) are collectively the beneficial owners of 1,119,519 shares of Class A Stock and 678,905 shares of Class B Stock (the “Levy Shares”). The Levy Stockholders will, at or prior to the earlier of Closing or a breach of this Agreement by Levy Acquisition Co., transfer the

Levy Shares to Levy Acquisition Co. The Levy Shares are duly and validly issued and authorized, fully paid and non-assessable.

(d) Ownership of Levy Acquisition Co. Levy Acquisition Co.’s authorized capital consists of 10,000 shares of common stock, par value $.01 per share. No shares of common stock of Levy Acquisition Co. have been issued, but when shares of common stock of Levy Acquisition Co. are issued prior to the Closing they will be issued proportionally to the ownership of shares of Company Common Stock held by the respective members of the Acquisition Group.

(e) Information Supplied. None of the information concerning Levy Acquisition Co. provided by or on behalf of Levy Acquisition Co. specifically for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3 will, at the date of mailing to stockholders and at the times of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) Interim Operations of Levy Acquisition Co. Levy Acquisition Co. was incorporated on August 7, 2002 has engaged in no other business activities and has conducted its operations only as contemplated hereby.

(g) Disclosure. No representation or warranty by Levy Acquisition Co. in this Agreement, and no statement contained in any document, certificate, or other writing furnished or to be furnished by Levy Acquisition Co. to the Company pursuant to the provisions hereof or in connection with the transactions contemplated hereby, taken as a whole, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. To the best knowledge of Levy Acquisition Co. and its Affiliates (but without having undertaken any inquiry specifically for the purpose of this statement), there is no reason to believe that any of the representations or warranties of the Company set forth in this Agreement are not true and correct in all respects (ignoring for purposes of this statement any materiality or Material Adverse Effect qualifications contained within individual representations and warranties).

(h) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Levy Acquisition Co.

ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS

      4.1 Covenants of Company. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or to the extent that Levy Acquisition Co. shall otherwise consent in writing):

(a) Ordinary Course. The Company and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course and use commercially reasonable efforts to preserve intact their present business organizations, maintain their rights and preserve their relationships with employees, officers, customers, suppliers and others having business dealings with them. The Company and its Subsidiaries shall maintain in force all insurance policies and Consents (as defined in Section 6.1) with respect to the Company and its Subsidiaries and shall maintain all assets and properties of the Company and its Subsidiaries in customary repair, order and condition, reasonable wear and tear excepted. The Company shall not, nor shall it permit any of its Subsidiaries to, (i) enter into any new material line of business or (ii) incur or commit to any significant capital expenditures or any obligations or liabilities other than capital expenditures and obligations or liabilities incurred or committed to as disclosed in the Company Disclosure Letter. The Company and its Subsidiaries will comply with all applicable laws and regulations wherever its business is conducted, including without limitation the timely filing of all reports, forms or other documents with the SEC required pursuant to the Securities Act or the Exchange Act, except where such noncompliance would not have a Material Adverse Effect on the Company.

(b) Dividends; Changes in Stock. The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall the Company propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, other than cash dividends payable by a Subsidiary of the Company to the Company or one of its Subsidiaries, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

(c) Issuance of Securities. The Company shall not, nor shall it permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into or exercisable for (including any stock appreciation rights, phantom stock plans or stock equivalents), or any rights, warrants or options to acquire, any such shares or Voting Debt, or enter into any agreement with respect to any of the foregoing, other than issuances of Company Common Stock pursuant to exercises of Company Stock Options or Company Common Stock awards to directors listed in the Company Disclosure Letter.

(d) Governing Documents. The Company shall not amend or propose to amend, nor shall it permit any of its Subsidiaries to amend, their respective certificates of incorporation, bylaws or other governing instruments.

(e) No Acquisitions. The Company shall not, nor shall it permit any of its Subsidiaries to, (i) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or (ii) other than in the ordinary course of business, otherwise acquire or agree to acquire any assets which, in the case of this clause (ii), are material, individually or in the aggregate, to the Company.

(f) No Dispositions. The Company shall not, nor shall it permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of any of its assets (including capital stock of Subsidiaries), except as disclosed in the Company Disclosure Letter and for dispositions in the ordinary course of business and consistent with past practice and of substantially the same character, type and magnitude as dispositions in the past.

(g) Indebtedness. The Company shall not, nor shall it permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any long-term debt securities of the Company or any of its Subsidiaries or guarantee any long-term debt securities of others or enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing, other than (x) in replacement for existing or maturing debt, (y) indebtedness of any Subsidiary of the Company to the Company or to another Subsidiary of the Company or (z) other borrowing under existing lines of credit in the ordinary course of business consistent with prior practice and of substantially the same character, type and magnitude as borrowings made in the past or (ii) make any loans, advances or capital contributions to any person.

(h) Other Actions. The Company shall not, nor shall it permit any of its Subsidiaries to, take any action that would, or might reasonably be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VI not being satisfied, or which would adversely affect the ability of any of them to obtain any of the Requisite Regulatory Approvals without imposition of a condition or restriction of the type referred to in Section 6.2(d) and the Company shall, in the event of, or promptly after the occurrence of, or promptly after obtaining knowledge of the occurrence of or the impending or threatened occurrence of, any fact or event which would cause or constitute a breach of any of the representations and warranties set forth in this Agreement, the non-satisfaction of any of the conditions to the Merger set forth in Article VI or the failure to obtain the Requisite Regulatory Approvals, in each case at any time after the date hereof and through the Closing Date, give detailed notice thereof to Levy Acquisition Co., and the Company shall use its best efforts to prevent or promptly to remedy such breach, non-satisfaction or failure, as the case may be.

(i) Advice of Changes; Government Filings. The Company shall confer on a regular basis with Levy Acquisition Co., report on operational matters and promptly advise Levy Acquisition Co., orally and in writing, of any material change or event or any change or event which would cause or constitute a material breach of any of the representations, warranties or covenants of the Company contained herein. The Company shall file all reports required to be filed by the Company with the SEC between the date of this Agreement and the Effective Time and shall deliver to Levy Acquisition Co. copies of all such reports promptly after the same are filed. The Company shall cooperate with Levy Acquisition Co. in determining whether any filings are required to be made with, or consents required to be obtained from, or fees or expenses required to be paid to, any third party or Governmental Entity prior to the Effective Time in connection with this Agreement or the transactions contemplated hereby, and shall cooperate in making any such filings promptly and in seeking to obtain timely any such consents and, subject to Levy Acquisition Co.’s approval, paying any such fees or expenses. The Company shall promptly provide Levy Acquisition Co. with copies of all other filings made by the Company with any Governmental Entity in connection with this Agreement, the Merger or the other transactions contemplated hereby.

(j) Accounting Methods. The Company shall not change its methods of accounting in effect at January 1, 2002, except as required by changes in GAAP as concurred in by the Company’s independent auditors.

(k) Benefit Plans. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that it will not, without the prior written consent of Levy Acquisition Co. except as set forth in the Company Disclosure Letter, (i) enter into, adopt, amend (except as may be required by law) or terminate any employee benefit plan or any agreement, arrangement, plan or policy between the Company or any of its Subsidiaries, on the one hand, and one or more of its or their directors or officers, on the other hand, (ii) except for normal increases in the ordinary course of business and consistent with past practice and of substantially the same character, type and magnitude as increases in the past that in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or any of its Subsidiaries, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, or (iii) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of the Company or any of its Subsidiaries of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement.

(l) Tax Elections. Except in the ordinary course of business and consistent with past practice and of substantially the same character, type and magnitude as elections made in the past, the Company shall not make any material tax election or settle or compromise any material federal, state, local or foreign income tax claim or liability or amend any previously filed tax return in any respect.

      4.2 Covenants of Levy Acquisition Co. Except as expressly contemplated by this Agreement, after the date hereof and prior to the Effective Time, without the prior written consent of the Company (upon the recommendation of the Independent Committee):

(a) Other Actions. Levy Acquisition Co. shall not, nor shall it permit any of its Subsidiaries to, take any action that would, or might reasonably be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VI not being satisfied, or which would adversely affect the ability of any of them to obtain any of the Requisite Regulatory Approvals without imposition of a condition or restriction of the type referred to in Section 6.2(d).

(b) Government Filings. Levy Acquisition Co. shall cooperate with the Company in determining whether any filings are required to be made with, or consents required to be obtained from, any third party or Governmental Entity prior to the Effective Time in connection with this Agreement or the transactions contemplated hereby, and shall cooperate in making any such filings promptly and in seeking to obtain timely any such consents. The Levy Acquisition Co. shall promptly provide the Company with copies of all other filings made by the Levy Acquisition Co. with any state or Federal Governmental Entity in connection with this Agreement, the Merger or the other transactions contemplated hereby.

      4.3 Competing Transactions. Nothing contained in this Agreement shall prohibit the Company (upon the recommendation of the Independent Committee) from, prior to the date of the Stockholder’s Meeting (i) furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited written, bona fide proposal to the Company with respect to a Competing Transaction which could reasonably be expected to result in a Superior Proposal, if, (A) the failure to take such action would be inconsistent with the Board’s and the Independent Committee’s fiduciary duties to the Company’s stockholders under applicable law, and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person, the Company (x) provides reasonable notice to Levy Acquisition Co. to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person and (y) receives from such person a fully executed confidentiality agreement, (ii) complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, or (iii) failing to make or withdrawing or modifying its recommendation referred to in Section 5.2, or recommending an unsolicited, bona fide proposal with respect to a Competing Transaction which could reasonably be expected to result in a Superior Proposal, following the receipt of such a proposal, if the failure to take such action would be inconsistent with the Board’s and the Independent Committee’s fiduciary duties to the Company’s stockholders under applicable law. As used in this Agreement, “Competing Transaction” shall mean any of the following (other than the transactions contemplated by this Agreement) involving the Company or any of its Subsidiaries: (i) any merger, consolidation, share exchange, exchange offer, business combination, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets representing 20% or more of the total assets of the Company and its Subsidiaries, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith; (iv) any person or group having acquired Beneficial Ownership of 15% or more or such person or group having increased its Beneficial Ownership beyond 15% of the outstanding shares of capital stock of the Company; PROVIDED, HOWEVER, that this clause shall not apply to the “Loeb Group” consisting of Andrew J. McLaughlin, Jr., McLauglin Family Fund, Thomas L. Kempner, Irwin D. Rowe, Andrew J. McLaughlin, Jr. as Trustees for Loeb Rhodes Hornblower Profit Sharing Trading for Account of Andrew J. McLaughlin, Jr., Robert Grubin, Gideon J. King, Loeb Arbitrage Management, Inc., Loeb Arbitrage Fund and Loeb Partners Corporation; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. For purposes of this Agreement, “Superior Proposal” means any bona fide written proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the shares of Company Common Stock then outstanding or all or substantially all of the assets of the Company and the assumption of the liabilities and obligations of the Company to be followed by a pro rata distribution of the sale proceeds to stockholders of the Company, that (i) provides holders of Company Common Stock with per share consideration that the Independent Committee determines in good faith, after receipt of advice of its financial advisor, is more favorable from a financial point of view than the consideration to be received by holders of Company Common Stock in the Merger, (ii) is determined by the Independent Committee in its good faith judgment, after receipt of advice of its financial advisor and outside legal counsel, to be likely of being completed (taking into account all legal, financial, regulatory and other aspects of the proposal, the Person making the proposal and the expected timing to complete the proposal), (iii) does not, in the definitive agreement, contain any “due diligence” conditions, and (iv) has not been obtained by or on behalf of the Company in violation of this Section 4.3.

ARTICLE V

ADDITIONAL AGREEMENTS

      5.1 Preparation of the Proxy Statement and Schedule 13E-3. (a) The Company shall as promptly as practicable prepare and file a proxy or information statement relating to the Stockholders’ Meeting (together with all amendments, supplements and exhibits thereto, the “Proxy Statement”) with the SEC and will diligently respond to any comments of the SEC or its staff and cause the Proxy Statement to be mailed to the Company’s stockholders at the earliest practical time. The Company shall use its best efforts to obtain from the Financial Advisor an opinion (that shall not at the time of mailing of the Proxy Statement to the stockholders of the Company be subject to adverse comment by the SEC) as to the fairness of the transactions contemplated hereby and to cause the same to be reproduced and furnished to its stockholders in connection with the Proxy Statement. The Company will notify Levy Acquisition Co. promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Levy Acquisition Co. with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Stockholders’ Meeting there shall occur any event that the Company determines must or should be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly prepare and mail to its stockholders such an amendment or supplement. The Company will not mail any Proxy Statement, or any amendment or supplement thereto, to which Levy Acquisition Co. reasonably objects. The Company hereby consents to the inclusion in the Proxy Statement of the recommendation of the Board described in Section 5.2, subject to any modification, amendment or withdrawal thereof, and represents that the Independent Advisor has, subject to the terms of its engagement letter with the Company, consented to the inclusion of references to its opinion in the Proxy Statement.

(b) The Company and Levy Acquisition Co. shall together prepare and file a Transaction Statement on Schedule 13E-3 (together with all amendments and exhibits thereto, the “Schedule 13E-3”) under the Exchange Act. Levy Acquisition Co. shall furnish all information concerning it, its affiliates and the holders of its capital stock required to be included in the Schedule 13E-3 and, after consultation with each other, shall respond promptly to any comments made by the SEC with respect to the Schedule 13E-3. As part of the disclosures required to be included in the Schedule 13E-3 with respect to Levy Acquisition Co., Levy Acquisition Co. shall state that it believes the Merger Consideration is fair to all of the stockholders of the Company other than the Levy Stockholders.

      5.2 Stockholders’ Meeting. The Company shall call the Stockholders’ Meeting to be held as promptly as practicable for the purpose of electing directors and voting upon the approval of this Agreement, the Merger and the other transactions contemplated hereby. The Company will, through its Board and the Independent Committee, recommend to its stockholders approval of this Agreement, the Merger and the other transactions contemplated hereby unless in good faith judgment of either such body the taking of such action would be inconsistent with the Board’s and the Independent Committee’s fiduciary duties to stockholders under applicable laws. The Company shall, at the direction of Levy Acquisition Co., solicit from Company stockholders entitled to vote at the Stockholders’ Meeting proxies in favor of such approval and shall take all other action necessary or, in the judgment of Levy Acquisition Co., helpful to secure the vote or consent of such holders required by the FBCA or this Agreement to effect the Merger. The Company shall coordinate and cooperate with Levy Acquisition Co. with respect to the timing of such meeting.

      5.3 Legal Conditions to Merger. Each of the Company and Levy Acquisition Co. shall, and shall cause its Subsidiaries to, use all reasonable best efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and to consummate the transactions contemplated by this Agreement, subject to the approval of stockholders of the Company described in Section 6.1 (a), and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and of any other public or private third party which is required to be obtained or made by such party or any of its Subsidiaries in connection with the Merger and the transactions contemplated by this Agreement; provided, however, that a party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval or exemption is likely, in such party’s reasonable opinion, (x) to be materially burdensome to such party and its Subsidiaries taken as a whole or to impact in a materially adverse manner the economic or business benefits of the transactions contemplated by this Agreement so as to render uneconomic the consummation of the Merger or (y) in the case of the Company, to result in the imposition of a condition or restriction on the Company, the Surviving Corporation or any of their respective Subsidiaries of the type referred to in Section 6.2(d). Each of the Company and Levy Acquisition Co. will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, any of them or any of their Subsidiaries in connection with the foregoing.

      5.4 Brokers or Finders. Except as disclosed to the other party in writing prior to the date hereof, each of Levy Acquisition Co. and the Company represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except the Independent Advisor, whose fees and expenses will be paid by the Company in accordance with the Company’s agreement with such firm (a copy of which has been delivered by the Company to Levy Acquisition Co. prior to the date of this Agreement), and each party agrees to indemnify the other party and hold the other party harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such first party or its affiliates.

      5.5 Indemnification. (a) The Company will maintain, through the Effective Time, the Company’s existing directors’ and officers’ insurance in full force and effect without reduction of coverage. Prior to the Effective Time, the Company shall purchase tail insurance for a period of six years after the Effective Time on substantially the same terms as the current policy of officers’ and directors’ liability insurance maintained by the Company with respect to claims arising from or related to facts or events which occurred at or before the Effective Time. As of the Effective Time, the articles of incorporation of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the articles of incorporation of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers or employees of the Company. Levy Acquisition Co. and the Company agree that the directors, officers and employees of the Company covered thereby are intended to be third party beneficiaries under this Section 5.5 and shall have the right to enforce the obligations of the Surviving Corporation and the Levy Acquisition Co..

(b) In addition to the indemnification provisions set forth in the articles of incorporation of the Surviving Corporation as described in subsection (a) above, Levy Acquisition Co. shall indemnify and hold harmless the individuals who at any time from the date hereof to the Effective Time were members of the Board and/or any committee thereof (collectively, the “Indemnified Parties”) from and against any and all claims, losses, liabilities and damages, including amounts paid in settlement, costs of investigation and fees and disbursements of counsel (whether at the pre-trial, trial or appellate levels), arising out of or resulting from any action brought against an Indemnified Party by a third party (including a security holder of the Company) in their capacity as a member of the Board and/or any committee thereof for any of the following:

(i) any breach of duty, neglect, error, misstatement, misleading statement, omission or act by such Indemnified Party in their respective capacities, or any matter claimed against such Indemnified Party solely by reason of their status as directors of the Company; or

(ii) an alleged violation of any law, regulation or rule, whether statutory or common law, which arises out of, is based upon or is attributable to, in party or in whole, the purchase or sale, or offer or solicitation of an offer to purchase or sell, any securities of the Company.

      5.6 Shareholder Lists. The Company shall promptly upon request of Levy Acquisition Co., or shall cause its transfer agent to promptly, furnish Levy Acquisition Co. with mailing labels containing the names and addresses of all record holders of Company Common Stock and with security position listings of Company Common Stock held in stock depositories, each as of the most recent practicable date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of Company Common Stock. The Company shall furnish Levy Acquisition Co. with such additional information, including, without limitation, updated listings and computer files of stockholders, mailing labels and security position listings, and such other assistance as Levy Acquisition Co. or its agents may reasonably request.

      5.7 Shareholder Litigation. The Company shall give Levy Acquisition Co. the opportunity to participate in the defense or settlement of any shareholder litigation against the Company and its directors relating to the transactions contemplated by this Agreement; provided, however, that no such settlement shall be agreed to without the Company’s, such directors’ and Levy Acquisition Co.’s consent, which shall not be unreasonably withheld.

      5.8 Communication to Employees. The Company and Levy Acquisition Co. will cooperate with each other with respect to, and endeavor in good faith to agree in advance upon the method and content of, all written or oral communications or disclosure to employees of the Company or any of its Subsidiaries with respect to the Merger and any other transactions contemplated by this Agreement. Upon reasonable notice, the Company shall provide Levy Acquisition Co. access to the Company’s and its Subsidiaries’ employees and facilities.

      5.9 Vote of Levy Acquisition Co. Levy Acquisition Co. and the Levy Stockholders shall vote all of their respective shares of Company Common Stock at the Stockholders’ Meeting in favor of the approval of this Agreement, the Merger and the other transactions contemplated hereby.

      5.10 Financing of Levy Acquisition Co. Subject to the terms and conditions of this Agreement, Levy Acquisition Co. and its Affiliates shall, following Company Shareholder Approval of the Merger and the transactions contemplated hereby at the Stockholders’ Meeting, use their best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the agreements contemplated hereby, including using their best efforts to obtain any financing necessary for the consummation of the transactions contemplated in this Agreement. Levy Acquisition Co. will, following Company Shareholder Approval of the Merger and the transactions contemplated hereby, immediately upon request by the Company or the Independent Committee, provide all requested information concerning the prospects, progress, terms and commitments of, or relating to, such financing to the

Company and the Independent Committee. However, for the avoidance of doubt, the obligations of Levy Acquisition Co. under this Agreement are not conditioned on the obtaining of any such financing.

ARTICLE VI

CONDITIONS PRECEDENT

      6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

(a) Stockholder Approval. The Company Shareholder Approval shall have been obtained.

(b) Other Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations or early terminations of waiting periods imposed by, any Governmental Entity (all the foregoing, “Consents”) which are necessary for the consummation of the Merger shall have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the “Requisite Regulatory Approvals”) and all such Requisite Regulatory Approvals shall be in full force and effect.

(c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any Governmental Entity seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

      6.2 Conditions to Obligations of Levy Acquisition Co. The obligations of Levy Acquisition Co. to effect the Merger are subject to the satisfaction of the following conditions unless waived by Levy Acquisition Co.:

(a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects as of the Effective Time as though made on or as of such time (ignoring for purposes of this determination any materiality or Material Adverse Effect qualifications contained within individual representations and warranties), except for (i) those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and correct as of such date or with respect to such period and (ii) such failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

(b) Performance of Obligations of Company. The Company shall have performed and complied in all material respects with all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and Levy Acquisition Co. shall have received a certificate signed on behalf of the Company by the President and Chief Executive Officer of the Company and by the Chief Financial Officer of the Company to such effect.

(c) Consents Under Agreements. The Company shall have obtained the consent or approval of, except for those consents or approvals for which failure to obtain such consents or approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, each Person (other than the Requisite Regulatory Approvals) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of the Company or any Subsidiary of the Company under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument.

(d) Burdensome Condition. After the date hereof, there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity which, in connection with the grant of a Requisite Regulatory Approval, imposes any requirement upon Levy Acquisition Co., or upon the Surviving Corporation and its Subsidiaries taken as a whole, which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render uneconomic the consummation of the Merger, or which would require Levy Acquisition Co. to dispose of any asset which is material to Levy Acquisition Co. prior to the Effective Time.

(e) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to the Company.

(f) Legal Opinion of Counsel to the Company. The Company shall have delivered to Levy Acquisition Co. the opinion of Edwards & Angell, LLP, as counsel for the Company, dated as of the Closing Date, in form and substance satisfactory to Levy Acquisition Co. and its counsel.

(g) Proceedings. All proceedings to be taken on the part of the Company in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Levy Acquisition Co., and Levy Acquisition Co. shall have received copies of all such documents and other evidences as Levy Acquisition Co. may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

(h) No Action. No action, suit or proceeding shall have been instituted, or shall be pending or threatened (i) seeking to restrain in any material respect or prohibit the consummation of the Merger, (ii) seeking to obtain from the Company or Levy Acquisition Co. any damages which would result in a Material Adverse Effect or (iii) seeking to impose the restrictions, prohibitions or limitations referred to in subsection (d) above; provided, however, that threatened non-class action litigation by any shareholders that are natural persons or personal entities (such as a trust for the benefit of a natural person or a group of natural persons related by ancestry or marriage) shall not be deemed, in and of itself, to have caused the condition set forth in this Section 6.2(h) not to have been satisfied.

      6.3 Conditions to Obligations of Company. The obligation of the Company to effect the Merger is subject to the satisfaction of the following conditions unless waived by the Company:

(a) Representations and Warranties. The representations and warranties of Levy Acquisition Co. set forth in this Agreement shall be true and correct in all respects as of the Effective Time as though made on or as of such time (ignoring for purposes of this determination any materiality or Material Adverse Effect qualifications contained within individual representations and warranties), except for (i) those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and correct as of such date or with respect to such period and (ii) such failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Levy Acquisition Co.

(b) Performance of Obligations of Levy Acquisition Co. Levy Acquisition Co. shall have performed and complied in all material respects with all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Levy Acquisition Co. by the President and Chief Executive Officer of Levy Acquisition Co. or a Corporate Vice President of Levy Acquisition Co., and by the Senior Vice President and Chief Financial Officer of Levy Acquisition Co. or the Corporate Vice President and Treasurer of Levy Acquisition Co. to such effect.

(c) Authorization. Levy Acquisition Co. shall provide to the Company copies of all Board and shareholder resolutions and/or consents necessary to authorize the Merger, certified by its secretary as true, correct, complete and in full force and effect as of the Effective Time.

(d) Additional Actions. Levy Acquisition Co. shall have executed and delivered such other documents and taken such other actions as the Company shall have reasonably requested.

ARTICLE VII

TERMINATION AND AMENDMENT

      7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company:

(a) by mutual consent of Levy Acquisition Co. and the Company (upon the recommendation of the Independent Committee) in a written instrument, whether or not the Merger has been approved by the stockholders of the Company;

(b) by Levy Acquisition Co., upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue such that the conditions set forth in Section 6.2, would be incapable of being satisfied by March 31, 2003 (or such later date as Levy Acquisition Co. may agree to in writing);

(c) by the Company (upon the recommendation of the Independent Committee), upon a material breach of any representation, warranty, covenant or agreement on the part of Levy Acquisition Co. set forth in this Agreement, or if any representation or warranty of Levy Acquisition Co. shall have become untrue such that the conditions set forth in Section 6.3, would be incapable of being satisfied by March 31, 2003;

(d) by either Levy Acquisition Co. or the Company (upon the recommendation of the Independent Committee), if any permanent injunction or action by any Governmental Entity preventing the consummation of the Merger shall have become final and nonappealable;

(e) by either Levy Acquisition Co. or the Company (upon the recommendation of the Independent Committee), if the Merger shall not have been consummated on or prior to March 31, 2003 (or such later date as may be agreed to in writing by the Company and Levy Acquisition Co.) (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time);

(f) by either Levy Acquisition Co. or the Company (upon the recommendation of the Independent Committee), if any approval of the stockholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a Stockholders’ Meeting or at any adjournment thereof;

(g) by Levy Acquisition Co., if the Independent Committee or the Company (upon the recommendation of the Independent Committee) shall have (i) withdrawn, modified or changed its approval or recommendation of this Agreement, the Merger or any of the other transactions contemplated herein in any manner which is adverse to Levy Acquisition Co. or shall have resolved to do the foregoing; or (ii) approved or have recommended to the stockholders of the Company a Competing Transaction or a Superior Proposal, entered into an agreement with respect to a Competing Transaction or Superior Proposal or shall have resolved to do the foregoing; or

(h) by the Company, if the Independent Committee or the Board authorize the Company to enter into a written agreement with respect to a Competing Transaction that the Independent Committee or the Board have determined is a Superior Proposal: provided, however, that the Company shall not terminate this Agreement pursuant to this Section 7.1(i) and enter into an agreement for such a Competing Transaction until the expiration of five business days following Levy Acquisition Co.’s receipt of a written notice advising Levy Acquisition Co. that the Company has received a Superior Proposal specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying written documentation) and identifying the Person making such Superior Proposal. After providing such notice, the Company shall provide a reasonable opportunity to Levy Acquisition Co. during such five business day period to make such adjustments in the terms and conditions of this Agreement as would enable Levy Acquisition Co. to proceed with the Merger on such adjusted terms.

      7.2 Effect of Termination. In the event of termination of this Agreement and abandonment of the Merger by either the Company or Levy Acquisition Co. as provided in Section 7.1, this Agreement shall forthwith terminate and there shall be no liability or obligation on the part of Levy Acquisition Co. or the Company or their respective officers or directors except with respect to the Sections 5.5 and 7.3; provided, however, that, subject to the provisions of Section 8.8, nothing herein shall relieve any party of liability for any breach hereof.

      7.3 Fees, Expenses and Other Payments. (a) Except as otherwise provided in this Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) shall be borne solely and entirely by the party which has incurred such costs and expenses (with respect to such party, its “Expenses”).

(b) The Company agrees that if this Agreement shall be terminated pursuant to:

(i) Section 7.1(b) and such termination is the result of material breach of any covenant, agreement, representation or warranty contained herein, or Section 7.1(e) if the agreement shall have been terminated by the Company and in each such event at any time during the period commencing on the date hereof and ending twelve months after the date of termination of this Agreement, a Competing Transaction shall have been consummated or the Company shall have entered into a definitive agreement providing for a Competing Transaction;

(ii) Section 7.1(f) because the Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at a meeting of the stockholders of the Company called to vote thereon, and at the time of such meeting there shall exist a proposal with respect to a Competing Transaction which either (x) the Board or the Independent Committee has not publicly opposed or (y) is consummated, or a definitive agreement with respect to which is entered into, at any time during the period commencing on the date hereof and ending twelve months after the date of termination of this Agreement; or

(iii) Section 7.1(g) or Section 7.1(h);

then in each such event the Company shall pay to Levy Acquisition Co. an amount equal to (A) Levy Acquisition Co.’s Expenses which such Expenses shall not exceed $350,000 plus (B) if a Competing Transaction is consummated during the period commencing on the date hereof and ending twelve months after the date of termination of this Agreement, an additional amount equal to $500,000.

(c) The Company agrees that if this Agreement shall be terminated pursuant to Section 7.1(b), then the Company shall pay to Levy Acquisition Co. an amount equal to Levy Acquisition Co.’s Expenses not to exceed $350,000; provided that the Company shall not be obligated to make any payment pursuant to this Section 7.3(c) if the Company shall be obligated to make a payment to Levy Acquisition Co. pursuant to Section 7.3(b).

(d) Any payment required to be made pursuant to Section 7.3(b) or Section 7.3(c) shall be made as promptly as practicable but not later than five business days after termination of this Agreement and shall be made by wire transfer of immediately available funds to an account designated by Levy Acquisition Co., except that any payment to be made as the result of an event described in Section 7.3(b)(i) or clause (y) of Section 7.3(b)(ii) shall be made as promptly as practicable but not later than five business days after the earlier of (1) date on which a Competing Transaction shall have been consummated or (2) the date on which the Company shall have entered into a definitive agreement providing for a Competing Transaction.

      7.4 Amendment. (a) This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors and the Independent Committee, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or of Levy Acquisition Co., but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

(b) With the written consent of the other party, either party to this Agreement may at any time and from time to time prior to the mailing of the Proxy Statement, by written notice to the other party, supplement or amend such party’s disclosure statement to disclose any breach occurring after the date hereof of any representation or warranty of such party that is not reasonably capable of being remedied prior to the Effective Time.

      7.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors and the Independent Committee, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE VIII

GENERAL PROVISIONS

      8.1 Survival of Representations, Warranties and Agreements. None of the representation, warranties, covenants and agreements in this Agreement or in any instrument delivered to this Agreement shall survive the Effective Time, except for the agreements contained in Articles I, II, Sections 5.5, 5.6, 5.8, 7.2, 7.3 and Article VIII.

      8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to Levy Acquisition Co., to:

Levy Acquisition Co.
1690 South Congress Avenue
Suite 200
Delray Beach, Florida 33445
Attention: Richard D. Levy
Facsimile: 561-274-0066

With a copy to:

Adorno & Yoss, P.A.
2601 South Bayshore Drive, Suite 1600
Miami, Florida 33133
Attention: Dennis J. Olle, Esq.
Facsimile: 305-858-4777

(b) if to the Company, to:

Oriole Homes Corp.
1690 South Congress Avenue
Suite 200
Delray Beach, Florida 33445
Attention: Mark A. Levy
Facsimile: 561-274-0066

With copies to:

Edwards & Angell, LLP
600 Corporate Drive
Suite 514
Fort Lauderdale, Florida 33334
Attention: Leslie J. Croland
Facsimile: 954-351-7175

And to:

Steel Hector & Davis LLP
200 South Biscayne Boulevard, 40th Floor
Miami, Florida 33131-2398
Attention: Serge G. Martin, Esq.
Facsimile: (305) 577-7001

      8.3 Certain Definitions. For purposes of this Agreement:

(a) an “Affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

(b) “Beneficially Own” or “Beneficial Ownership” with respect to any securities, means having “beneficial ownership” of such securities in accordance with the provisions of Rule 13d-3 under the Exchange Act. Without duplicative counting of the same securities by the same holder, securities beneficially owned by a person include securities beneficially owned by all other persons with whom such person would constitute a group;

(c) “Group” means two or more persons acting together for the purpose of acquiring, holding, voting or disposing of any securities, which persons would be required to file a Schedule 13D or Schedule 13G with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such persons beneficially owned a sufficient amount of such securities to require such a filing under the Exchange Act;

(d) “Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other legal entity;

(e) a “Subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person;

(f) Any accounting term that is used in the context of describing or referring to an accounting concept and that is not specifically defined herein shall be construed in accordance with GAAP as applied in the preparation of the financial statements of the Company included in the Company SEC Documents (including, without limitation, the Year-End Financial Statements and the Balance Sheet).

      8.4 Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The phrase “made available” in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases “the date of this Agreement”, the date hereof and terms of similar import, unless the context otherwise requires, shall be deemed to refer to September 11, 2002.

      8.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      8.6 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) except as provided in Sections 2.2, 2.3 and 5.5, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that, except as hereinafter agreed to in writing, no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof.

      8.7 Governing Law; Consent to Jurisdiction. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to the principles of conflicts of laws thereof.

(b) Each of the parties hereto (i) consents to submit itself to the exclusive personal jurisdiction of any Florida state court or any federal court located in the State of Florida in Palm Beach County, Broward County or Miami-Dade County in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction or object to such venue by motion or other request for leave from any such court.

      8.8 Severability; No Remedy in Certain Circumstances. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate pursuant to Article VII hereof. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

      8.9 Publicity. Except as otherwise required by law or the rules of the American Stock Exchange, so long as this Agreement is in effect, neither the Company nor Levy Acquisition Co. shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

      8.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

      8.11 Adjustment. All dollar amounts and share numbers set forth herein, including without limitation the Merger Consideration, shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Company Common Stock, between the date of this Agreement and the Effective Time, to the extent appropriate.

      8.12 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

      8.13 Waiver. All waivers must be in writing. Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

      8.14 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, Levy Acquisition Co. and the Company have caused this Agreement, to be signed by their respective officers thereunto duly authorized, all as of September 11, 2002.

Levy Acquisition Co.

By: /s/ RICHARD D. LEVY Name: Richard D. Levy Title: President

Oriole Homes Corp.

By: /s/ JOSEPH PIVINSKI Name: Joseph Pivinski Title: Chief Financial Officer

JOINDER AND ACCEPTANCE

      Each of the undersigned, intending to be legally bound, and understanding that Levy Acquisition Co. and Oriole Homes Corp. have entered into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Agreement”), covenants that it shall be bound by the terms and conditions contained Section 3.2(c) and Section 5.9 of the Agreement.

      The undersigned have executed this Joinder and Acceptance as of the 11th day of September, 2002.

By: /s/ RICHARD D. LEVY Richard D. Levy

By: /s/ HARRY A. LEVY Harry A. Levy

By: /s/ MARK A. LEVY Mark A. Levy

By: /s/ BEATRICE LEVY Beatrice Levy

By: /s/ DAVIDA LEVY Davida Levy

By: /s/ JO ANN M. LEVY Jo Ann M. Levy

By: /s/ JO ANN LEVY Jo Ann Levy

By: /s/ DANIEL H. LEVY Daniel H. Levy

By: /s/ ALLISON SACKS Allison Sacks

By: /s/ JOEL M. LEVY Joel M. Levy

By: /s/ ROBERT A. LEVY Robert A. Levy

By: /s/ DAVID J. LEVY David J. Levy

Elka N. Lampert Irrevocable Trust

By: /s/ JOEL M. LEVY Name: Joel M. Levy

Avraham R. Lampert Irrevocable Trust

By: /s/ JOEL M. LEVY Name: Joel M. Levy

Harry A. Levy Grandchildren’s Trust

By: /s/ JOEL M. LEVY Name: Joel M. Levy

Richard D. Levy Grandchildren’s Trust

By: /s/ DANIEL H. LEVY Name: Daniel H. Levy

HAPCO COMPANY

By: /s/ RICHARD D. LEVY Richard D. Levy, General Partner

LEVOR ASSOCIATES

By: /s/ HARRY A. LEVY Harry A. Levy, General Partner

GRANDCO ASSOCIATES

By: /s/ MARK A. LEVY Mark A. Levy, General Partner

EXHIBIT A

ARTICLES OF INCORPORATION

OF
LEVY ACQUISITION CO.

ARTICLE I — NAME AND BUSINESS ADDRESS

      The name of this Corporation is Levy Acquisition Co. Its principal office address and business mailing address is 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445, Attn: Richard D. Levy.

ARTICLE II — DURATION

      The Corporation shall have a perpetual existence.

ARTICLE III — PURPOSE

      The purpose of this Corporation is to engage in any activities or business permitted under the Laws of the United States and Florida.

ARTICLE IV — CAPITAL STOCK

      The maximum number of shares which this Corporation is authorized to have outstanding at any time is 10,000 shares of common stock, having a par value of $.01 per share.

ARTICLE V — INITIAL

REGISTERED OFFICE AND AGENT

      The street address of the initial registered office of this Corporation shall be 2601 South Bayshore Drive, Suite 1600, Miami, Florida 33133, and the initial registered agent of this Corporation at such office shall be Dennis J. Olle, Esq., who upon accepting this designation agrees to comply with the provisions Chapters 48 and 607, Florida Statutes as amended from time to time, with respect to keeping an office open for service of process.

ARTICLE VI — INITIAL BOARD OF DIRECTORS

      The initial Board of Directors shall consist of two members. The number of directors may be increased or decreased from time to time by vote of the Board of Directors, but in no case shall the number of directors be less than one nor more than nine. The names and addresses of the directors constituting the initial Board of Directors are:

Name	Address

Richard D. Levy	1690 South Congress Avenue
Suite 200
Delray Beach, Florida 33445
Harry Levy	1690 South Congress Avenue
Suite 200
Delray Beach, Florida 33445

ARTICLE VII — INCORPORATOR

      The name and street address of the person signing these Articles of Incorporation is:

Name	Address

Dennis J. Olle, Esq	2601 South Bayshore Drive
Suite 1600
Miami, Florida 33133

Dated: August 7, 2002	/s/ DENNIS J. OLLE ----------------------------------------------------- Dennis J. Olle, Esq., Incorporator

ACCEPTANCE OF REGISTERED AGENT

      Having been named to accept service of process for Levy Acquisition Co., at the place designated in the Articles of Incorporation, Dennis J. Olle, Esq. agrees to act in this capacity and is familiar with, and accepts, the obligations of such position, and agrees to comply with the provisions of Section 48.091, FLORIDA STATUTES, relative to keeping open such office.

Dated: August 7, 2002	/s/ DENNIS J. OLLE ----------------------------------------------------- Dennis J. Olle, Esq.

EXHIBIT B

BYLAWS

OF
LEVY ACQUISITION CO.

ARTICLE I. OFFICES

      1. Principal Office. The principal office shall be located in the City of Delray Beach, County of Palm Beach and State of Florida.

      2. Other Offices. The corporation may have other offices, either within or outside the State of Florida, at such place or places as the Board of Directors may from time to time determine.

ARTICLE II. SEAL

      1. Seal. The corporate seal shall be circular in form and shall have inscribed thereon the name of the corporation, the year of its incorporation and the words “Corporate Seal, Florida”.

      2. The Secretary of the corporation shall have the custody of the corporate seal.

      3. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III. MEETING OF STOCKHOLDERS

      1. Place of Meeting. All meetings of the stockholders shall be held at the office of the corporation in the City of Delray Beach, State of Florida, or at such other place as may be designated by the Board of Directors.

      2. Annual Meetings. The Annual Meeting of Stockholders shall be held no later than five (5) months after the close of each fiscal year on such date as may be established by the Board of Directors. The Annual Meeting shall be called by the Board of Directors for the purpose of electing Directors for the ensuing year and for the transaction of such other general business of the Corporation as may come before the meeting. At the Annual Meeting of Shareholders, the shareholders shall elect a Board of Directors by a majority vote of the stockholders present in person or by proxy at such meeting and entitled to vote.

      3. Special Meetings. Special meetings of stockholders, for any purpose other than those regulated by statute, may be called by the Board of Directors or by the President of the corporation, or by the holders of not less than one-tenth of all the shares entitled to vote at the meeting. Notice of and all expenses relating to a Special Meeting of Shareholders, called by a shareholder on his own initiative, shall be the sole responsibility and expense of said shareholder. No business other than that specified in the Notice of Special Meeting of Shareholders shall be transacted at any Special Meeting.

      4. Notice. Notice of the annual meeting of stockholders shall be mailed or otherwise given to each holder of record of the stock entitled to vote thereat, at his address, as the same appears on the books of the corporation, at least 10 days prior to such meeting. Such notice need not specify the business to be transacted. Written or printed notice of each special meeting of stockholders, stating the place, day and hour of such meeting and business proposed to be transacted thereat, shall be mailed, postage prepaid, or otherwise given to each holder of record of the stock entitled to vote thereat, at his address as the same appears on the books of the corporation, at least 10 days prior to such meeting. Whenever any notice is required to be given under the provisions of any law of this State or under the provisions of the Articles of Incorporation of this corporation or by these Bylaws, waiver thereof in writing, signed by the person or persons entitled to such notice, or by his or their proxy or proxies, whether before or after the time fixed for the giving of such notice, shall be deemed equivalent to such notice. If a person or persons entitled to notice of a meeting shall attend such meeting, either in person or by proxy, such attendance shall constitute a waiver of notice of the meeting, except in case the attendance is for the express purpose of objecting to the transaction of any business because the meeting shall not have been lawfully called or convened.

      5. Quorum. Except as otherwise required by law, by the Articles of Incorporation of this corporation, or by these Bylaws, the presence, in person or by proxy, of stockholders entitled to cast a majority in number of the aggregate number of votes to which Common Stock shall be entitled, shall constitute a quorum of all meetings of the stockholders. In any case, where the presence of the aforesaid number of the holders of Common Stock shall be necessary to constitute a quorum, and if such number shall not be represented at any meeting, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At any such adjourned meeting at which the requisite amount of voting stock shall be present, any business may be transacted which might have been transacted at the meeting as originally scheduled.

      6. Proxies. Any stockholders entitled to vote at any meeting of stockholders may be represented and vote thereat by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three months prior to such meeting, unless such proxy shall, on its face, provide a longer period in which it is to remain in force.

      7. Vote by Ballot. The Secretary shall prepare at least 10 days prior to each election of directors, a complete list of the stockholders entitled to vote, arranged in alphabetical order, with the residence of and the number of voting shares held by each stockholder, which shall be open for the examination of any stockholder, at the place where said election is to be held, for 10 days prior to such election, and shall be kept available for the inspection by any stockholder during the whole time of the election.

ARTICLE IV. DIRECTORS

      1. Powers. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law or by the Articles of Incorporation of this Corporation, or by these Bylaws conferred upon or reserved to the stockholders.

      2. Numbers. The Board of Directors shall be elected by the stockholders and shall be not more than 9 nor less than 3 in number. The Board of Directors, between the annual meetings of stockholders is authorized by the vote of the majority thereof to increase the number of Directors to not more than the above mentioned number and the Directors by a majority vote shall have the power to fill the vacancies created by any such increases.

      3. Term of Offices. Except as otherwise provided in the Articles of Incorporation of this Corporation, each Director shall be elected to serve until the next annual meeting of stockholders and until his successor is chosen and qualified. In case one or more vacancies shall occur in the Board of Directors, the remaining Directors, although less than a quorum, may, by a majority vote, elect a successor or successors for the unexpired term or terms.

      4. Removal. At any special meeting of the stockholders duly called, as provided in these Bylaws, any Directors may, by a vote of a majority of all the shares of stock outstanding and entitled to vote, be removed from office with or without cause, and his successor or their successors may be elected at such meeting, or the remaining directors may, in the absence of such election, fill any vacancies created by such removal.

      5. Meetings. The newly elected Board of Directors may meet in such place and time as shall be fixed by the vote of the holders of the Common stock at the annual meeting, for the purpose of organization or otherwise, and no notice of each meeting shall be necessary to the newly elected Directors in order to legally constitute the meeting, provided a majority shall be present; or it may meet at such place and time as shall be fixed by the consent in writing of all the Directors. Regular meetings of the

Board of Directors may be held without notice at such time and place as shall be from time to time determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, by the President of the Corporation, or by any two Directors of the Corporation. Written notice of the time and place of Special Meetings of the Board of Directors shall be given to each director either by personal delivery or by mail at least two days in advance, or by facsimile to each director at least one day in advance of the meeting. The Notice of Special Meeting of the Board of Directors shall specify the time and place of such meeting. Neither the business to be transacted, nor the purpose of, any Special Meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      6. Place of Meeting. The Board of Directors may hold its meetings and have one or more offices and keep the books of the Corporation (except such as are required by law to be kept within the State of Florida) either within or outside of the State of Florida, at such place or places as it may from time to time determine.

      7. Quorum and Powers of a Majority. At all meetings of the Board of Directors, a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of majority of the Directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors, except as specifically required by statute or by the Articles of Incorporation of this Corporation or by these Bylaws.

ARTICLE V. EXECUTIVE COMMITTEE

      1. Powers. The Board of Directors may designate two or more of their number, including the President, to constitute an Executive Committee to serve during the pleasure of the Board of Directors. The Board of Directors is authorized to remove at any time, without notice, any member of the Executive Committee, and elect another member in his place and stead. The Board of Directors may delegate to such Committee any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation and may from time to time extend, modify, curtail or restrict the powers so delegated. During the temporary absence of a member of the Executive Committee, the remaining member or members may appoint a member of the Board of Directors to act in his place, but vacancies in the membership of the Executive Committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for the purpose.

      2. Meetings. The Executive Committee may meet at stated timed, on not less than one day’s notice given personally or mailed or by facsimile to all by any one of their own number. During the intervals between meetings of the Board of Directors, the Executive Committee shall advise with and aid the officers of the Corporation in all matters concerning the interest and management of its business.

      3. Minutes. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested.

      4. Chairman of the Executive Committee. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee. The Chairman of the Executive Committee shall possess the same power as the President to sign all certificates and contracts and other instruments of the Corporation which may be authorized by the Board of Directors.

      5. Vice Chairman of the Executive Committee. The Vice Chairman shall preside at a meeting of the Executive Committee in the absence of the Chairman of the Executive Committee. The Vice Chairman of the Executive Committee shall possess the same power as the President to sign all certificates and contracts and other instruments of the Corporation which may be authorized by the Board of Directors.

ARTICLE VI. OFFICERS

      1. Election. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice-Presidents, a Treasurer, a Secretary, and, if desired, one or more Assistant Secretaries and

Assistant Treasurers, all of whom shall be elected by the said Board of Directors. None of the officers, except the Chairman of the Board, need be a Director. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting.

      2. Hold Two Offices. Any two or more of the above offices, except those of President and Vice-President, and of Secretary and President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or by these Bylaws to be executed, acknowledged or verified by any two or more officers.

      3. Term of Office. The officers hereinbefore mentioned shall hold office for one year or until their successors are chosen and qualified. Any vacancy occurring among the officers shall be filled by the Board of Directors, but the person so elected to fill the vacancy shall hold office only until the first meeting of the Board of Directors after the next annual meeting of stockholders and until his successor is chosen and qualified.

      4. Agents. The Board of Directors may appoint such agents as it may deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

      5. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

      6. Removal. Any officer chosen by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors, with or without cause.

      7. Voting Shares in Other Corporations. The Corporation may vote any and all shares held by it in any other Corporation or Corporations by such officer, agent or proxy as the Board of Directors may appoint, or, in default of such appointment, by its President or by a Director or Vice-President.

ARTICLE VII. CHAIRMAN OF THE BOARD

      1. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and Board of Directors. The Chairman shall possess the same power as the President to sign all certificates and contracts and other instruments of the Corporation which may be authorized by the Board of Directors. The Chairman of the Board shall be the chief executive officer and all other officers of the Corporation shall be subordinate to him and shall from time to time report to him as he may direct. He shall have general supervision and direction of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have all the general powers and duties usually vested in the chief executive officer of a Corporation.

      2. Vice Chairman of the Board. The Vice Chairman of the Board shall preside at meetings of the stockholders and of the Board of Directors in the absence of the Chairman of the Board. The Vice Chairman shall possess the same power as the President to sign all certificates and contracts and other instruments of the Corporation which may be authorized by the Board of Directors.

ARTICLE VIII. PRESIDENT

      1. The President, in the absence of the Chairman of the Board and Vice Chairman of the Board, shall preside at meetings of the stockholders and Board of Directors. He shall supervise the day-to-day operations of the Corporation, shall sign and countersign all certificates, contracts or other instruments of the Corporation, as authorized by the Board of Directors. He shall make reports to the Board of Directors and stockholders and shall perform any other duties are incident to his office or prescribed by the Board of Directors.

      2. He, or any officer of the Corporation so authorized by the Board of Directors, shall execute bonds, mortgages, and other contracts on behalf of the Corporation and shall affix the seal to any instruments requiring it and when so affixed, the seal shall be attested by the signature of the secretary or treasurer or any other officer authorized to do so by the Board of Directors.

ARTICLE IX. VICE PRESIDENT

      The Vice-Presidents, in the order of their seniority, shall have and exercise all the powers and duties of the President in case of his absence or inability to act when requested to do so by the Board of Directors, and shall possess such other powers as shall be assigned to them by the Board of Directors or by the President with the approval of the Board of Directors. The Board of Directors shall also determine the ordering which the Vice Presidents shall assume the authority of the President in his absence.

ARTICLE X. TREASURER

      1. Custody of Funds. The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

      2. Disbursements. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall render to the President and Directors at the regular meetings an account of all his transactions as Treasurer and of the financial condition of the Corporation.

      3. Assistant Treasurer. The Assistant Treasurer shall perform all the duties and responsibilities of the Treasurer on such occasion on which the Treasurer shall be unable to perform 9 all the duties of the office and shall perform all other duties and exercise all other powers as shall be assigned to him by the Board of Directors or by the President or the Treasurer.

ARTICLE XI. SECRETARY

      1. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give or cause to be given notice of all meetings of the stockholders and of the Board of Directors, and he shall keep the seal of the Corporation in safe custody. He shall perform such other duties as may be prescribed by the Board of Directors or by the President under whose supervision he shall be.

      2. Assistant Secretary. The Assistant Secretary shall perform all the duties and responsibilities of the Secretary on such occasions on which the Secretary shall be unavailable to perform the duties of the office and shall perform all other duties and exercise all other powers as shall be assigned him by the Board of Directors or by the President or the Secretary.

ARTICLE XII. DUTIES OF OFFICERS MAY BE DELEGATED

      In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors, by majority vote, may delegate for that time being the powers or duties or any of them of such officer to any other officer or to any Director or to any other person.

ARTICLE XIII. CERTIFICATES OF STOCK

      1. The interest of each stockholder of the Corporation shall be evidenced by certificates of shares of stock, certifying the number of shares represented thereby and in such form as is consistent with the Articles of Incorporation and as the Board of Directors may from time to time prescribe.

      2. The certificates of stock shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary, and sealed with the corporate seal of the Corporation. Such seal may be a facsimile, engraved or printed. Where any certificate is manually signed by a transfer agent or a transfer clerk and registrar, the signature of the President or a Vice-President and the Secretary or an Assistant Secretary, upon such certificate may be facsimiles, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any certificate, shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

      3. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and certify the number of shares owned by him and shall be signed by the President or a Vice-President and by the Secretary of the Corporation and sealed with the seal.

ARTICLE XIV. TRANSFER OF STOCK

      1. Transfers of shares of stock of the corporation shall be made only on the books of the Corporation by the registered owner thereof, or by his duly authorized attorney, or with a transfer agent appointed as provided in Section 2 of this Article, and on surrender of the certificate, or certificates for such shares properly endorsed and with all taxes thereon paid.

      2. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates for shares to bear the signature or signatures of any of them.

ARTICLE XV. INDEBTEDNESS OF STOCKHOLDERS

      The Corporation shall have a first lien on all the shares of its capital stock and upon all dividends declared upon the same for any sum due to the Corporation, either on account of the subscription to its stock or for any other indebtedness due from the stockholder.

ARTICLE XXVI. CLOSING OF TRANSFER BOOKS

      The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding 60 days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors are authorized to fix in advance a date, not exceeding the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice, and to vote at any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders or record on the date so fixed shall be entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.

ARTICLE XVII. REGISTERED STOCKHOLDERS

      The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claims to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save expressly provided by the laws of the State of Florida.

ARTICLE XVIII. LOST CERTIFICATES

      No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of evidence satisfactory to the Board of Directors of such loss, destruction of theft and, if the Board of Directors so requires, upon the furnishing of bond satisfactory to the Corporation and to the transfer agent, if any, in such sum as the Board of Directors may direct as indemnity against any claim that may be made against the Corporation or the transfer agent, if any, with respect to the certificate alleged to have been lost, destroyed or stolen before a new certificate may be issued with the same tenor for the same number of shares as the one alleged to have been lost, destroyed or stolen.

ARTICLE XIX. INSPECTION OF BOOKS

      The Board of Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection), or any of them, shall be open to the inspection of the stockholders and the stockholders’ rights in this respect are and shall be restricted and limited accordingly.

ARTICLE XX. CHECKS, ETC.

      All checks, drafts, acceptances, notes and other orders, demands, or instruments in respect to the payment of money, shall be signed or endorsed in behalf of the Corporation by the President and Secretary or by any other officers whom the Board of Directors may from time to time designate.

ARTICLE XXI. FISCAL YEAR

      The fiscal year of the Corporation shall begin January 1, and end on December 31 next following.

ARTICLE XXII. DIVIDENDS

      Dividends upon the capital stock of the Corporation may be declared at the discretion of the Board of Directors, subject to the provisions of the Articles of Incorporation, at any regular or special meeting.

ARTICLE XXIII. NOTICES

      Whenever notice is required to be given by the Articles of Incorporation or by these Bylaws it shall not be construed to mean personal notice, but such notice, except as otherwise provided by law or by these Bylaws, may be given by depositing the same in a post office, letter box or mail chute, in a postpaid sealed wrapper addressed to the stockholder, officer or director, as the case may be, at such address as appears on the books of the Corporation.

ARTICLE XXIV. AMENDMENTS

      These Bylaws may be altered, amended or repealed by the affirmative vote of the holders of a majority of the outstanding voting shares of the Corporation at any regular or special meeting of the stockholders, if notice of the proposed alteration, amendment or repeal be contained in the notice of the meeting, or by the affirmative vote of a majority of the Board of Directors, at any regular or special meeting; provided however, that no change of the time or place for the election of Directors shall be made within ten days before the day on which such election is to be held that, in case of any change of such time or place, notice thereof shall be given to each stockholders entitled to vote for any director or directors in person or by letter mailed to his last known post office address at least ten days before such election is held.

ARTICLE XXV. INDEMNIFICATION

      For purposes of this Article XXV, the following terms shall have the meanings hereafter ascribed to them:

“Agent” includes a volunteer.

“Corporation” includes, as the context may require, Oriole Homes Corp., any resulting Corporation and any constituent Corporation absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or Agent of a constituent Corporation, or is or was serving at the request of a constituent Corporation as a director, officer, employee or Agent of another Corporation, partnership, joint venture, trust or other enterprise, is in the same position with respect to the resulting or surviving Corporation as he would have been with respect to such constituent Corporation of its separate existence had continued.

“Expenses” include, without limitations, all costs, expenses, attorneys’ fees and paralegal expenses incurred by the director or officer in, for or related to the Proceeding or in connection with investigating, preparing to defend, defending, being a witness in or participating in the proceeding, including such costs, expenses, attorneys’ fees and paralegal expenses incurred on appeal. Such attorneys’ fees shall include, without limitation (a) attorneys’ fees incurred by the director or officer, in any and all judicial or administrative proceedings, including appellate proceedings, arising out of or related to the proceedings; (b) attorneys’ fees incurred in order to interpret, analyze or evaluate that person’s rights and remedies in the proceedings or under any contracts or obligations which are the subject of such Proceeding; and (c) attorneys’ fees to negotiate with counsel for any claimants, regardless of whether formal legal action is taken against him.

“Liability” includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed to any employee benefit plan), and Expenses actually and reasonably incurred with respect to a proceeding.

“Not Opposed to the Best Interest of the Corporation” describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interest of the Corporation or the participants and beneficiaries of an employee benefit plan, as the case may be.

“Other Enterprise” includes employee benefit plans.

“Proceeding” includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal to which the person is a party by reason of the fact that he is or was a director or officer of the Corporation or is not or was Serving at the Request of the Corporation as a director, officer, employee, or Agent of another Corporation, partnership, joint venture, trust or Other Enterprise.

“Serving at the Request of the Corporation” includes any service as a director, officer, employee or Agent of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries.

      1. The Corporation shall indemnify to the fullest extent permitted by law, and shall advance Expenses therefor, to any director officer who was or is a party to any proceeding, against Liability incurred in connection with such proceeding, including any appeal thereof; provided, however, that no indemnification under this Section 1 shall be made

(1) if a judgment or other final adjudication establishes that the person’s actions or omissions to act were material to the cause of action adjudicated and such actions or omissions constitute:

(a) A violation of the criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

(b) A transaction from which the director or officer derived an improper personal benefit;

(c) In the case of a director, a circumstance under which the Liability provisions of Fla. Stat. Section 607.0850 are applicable; or

(d) Willful misconduct or a conscious disregard for the best interests of the Corporation in a Proceeding by or in the right of the Corporation to procure a judgment in its favor in a proceeding by or in the right of a shareholder.

(2) Unless authorized in the specific case:

(a) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such Proceedings;

(b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the Proceeding;

(c) by independent legal counsel;

(i) Selected by the board of directors prescribed in paragraph B.(1) or the committee prescribed in paragraph B.(2); or

(ii) If a quorum of the directors cannot be obtained for paragraph B.(1) and the committee cannot be designated under paragraph B.(2) selected by majority vote of the full board of directors (in which directors who are parties may participate); or

(d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such Proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

(3) Upon a determination that:

(a) in a Proceeding other than an action by, or in the right of, the Corporation, the person acted in good faith and in a manner he reasonably believed to be in, or Not Opposed to, the Best Interests of the Corporation and, with respect to any criminal action or Proceeding, had no reasonable cause to believe his conduct was unlawful.

(b) in a Proceeding by, or in the right of, the Corporation to procure a judgment in its favor, the person acted in good faith and in a manner he reasonably believed to be in, or Not Opposed to, the Best Interests of the Corporation; provided, further, that the parties described in Sections 1.B(1)-(4) shall not authorize any indemnification is such a Proceeding if the person has been adjudged to be liable therein. The foregoing proviso shall not preclude or limit indemnification under the mandatory indemnification provision of Section 1. or as directed by the court pursuant to Section.

(c) For purposes of making the determinations set forth in C.(1) and C.(2) above, the fact that a Proceeding was terminated by a judgment, order, settlement or conviction or upon a plea of NO CONTENDERE or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or Not Opposed to, the Best Interests of the Corporation or, with respect to any criminal action or Proceeding, that the person had reasonable cause to believe that his conduct was unlawful.

      2. In all events, and notwithstanding the conditions and qualifications set forth in Section 1. above, the Corporation shall indemnify a director or officer who has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue, or matter therein, against Expenses actually and reasonably incurred by him in connection therewith.

      3. Notwithstanding the failure of the Corporation to provide indemnification due to a failure to satisfy the conditions of Sections 1.A.(1)-(4), and despite any contrary determination of the board or of the shareholders in the specific case, a director or officer of the shareholders in the specific case, a director or officer of the Corporation who is or was a party to a Proceeding may apply for indemnification or advancement of Expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction, and such court may order indemnification and advancement of Expenses, including Expenses incurred in seeking court-ordered indemnification or advancement of Expenses, if it determines that:

(1) The director or officer is entitled to mandatory indemnification under Section 2.1, in which case the court shall also order the Corporation to pay such person reasonable Expenses incurred in obtaining court-ordered indemnification or advancement of Expenses.

(2) The director or officer is entitled to indemnification or advancement of Expenses, or both, under 1.; or

(3) The director or officer is fairly and reasonably entitled to indemnification or advancement of Expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standards of conduct set forth in Sections 1.A.(1)-(4) or Sections 1.B.(1)-(4).

      4. If a judgment or other final adjudication establishes that the person’s actions or omissions to act were material to the cause of action adjudicated and such actions or omissions constitute a violation of the standards set forth in Sections 1.A.(1)-(4), then the Corporation shall cause one or more of the meetings described in Sections 1.B.(1)-(4) to be held for the purpose of determining and authorizing indemnification.

      5. Expenses incurred by an officer or director in defending a civil or criminal Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the Corporation pursuant to this Article.

      6. Indemnification and advancement of Expenses as provided in this Article shall continue as, unless otherwise provided when such indemnification and advancement of Expenses was authorized or ratified, to a person who has ceased to be a director or officer and shall inure to the benefit of their heirs, executors and administrators of such person.

      7. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or Agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or Agent of another Corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article XXV.

      8. If any Expenses or other amounts are paid by way of indemnification other than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the time of delivery to the shareholders of written notice of the next annual meeting of shareholders, unless such meeting is held within 3 months from the date of such payment, and, in any event, within 15 months from the date of such payment, deliver either personally or by mail to each shareholder of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

      9. The board of directors may authorize indemnification or advancement of expenses in favor of other employees and Agents upon such terms and conditions as the board of directors may seem appropriate under the circumstances, and may enter into agreements therefor with such employees and Agents.

      10. The rights of an officer or director, employee or Agent hereunder shall be in addition to any other rights such person may have under the Corporation’s Articles of Incorporation or the Florida General Corporation Act or otherwise, and nothing herein shall be deemed to diminish or otherwise restrict such person’s right to indemnification under any such other provision. It is the intent of this Bylaw to provide the maximum indemnification possible under the applicable law. To the extent applicable law or the Articles of Incorporation of the Corporation, as in effect on the date hereof or at any time in the future, permit greater indemnification than is provided in this Bylaw, the parties hereto agree that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such law or provision of the Articles of Incorporation, and this Bylaw and the exceptions to indemnification set forth in Section 1A., to the extent applicable, shall be deemed amended without any further action by the Corporation to grant such greater benefits.

      11. This Article XXV shall be interpreted to permit indemnification to the fullest extent permitted by law. If any part of this Article shall be found to the invalid or ineffective in any action, suit or proceeding, the validity and effect of the remaining part thereof shall not be affected.

      The provisions of this Article XXV shall be applicable to all Proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after its adoption.

ARTICLE XXVI. SHAREHOLDERS’ AGREEMENT

      In the event of a conflict between the terms or provisions of these Bylaws and any shareholders’ agreement entered into among the Corporation and the shareholders of the Corporation from time to time (a “Shareholders’ Agreement”), then the terms and provisions of such Shareholders’ Agreement shall prevail in all respects.

ANNEX B

OPINION OF VFINANCE INVESTMENTS, INC.

September 11, 2002

The Board of Directors and

The Special Committee of the Board of Directors
Oriole Homes Corporation
1690 S. Congress Ave., Suite 200
Delray Beach, FL 33445

Gentlemen:

      You have requested that we render our opinion as to the fairness, from a financial point of view, to the shareholders of Oriole Homes Corporation (the “Company”) of the consideration of $4.90 in cash per share of Class A Common Stock and Class B Common Stock (the “Purchase Price”) which is proposed to be paid to purchase all of the Company’s outstanding shares of common stock other than shares held by shareholders of the Company making the proposal (the “Levy Family Members”) who will retain their equity interest in the Company (the “Offer”). The Levy Family Members are comprised of Richard D. Levy, Harry A. Levy, Beatrice Levy, Allison Sacks, Joel M. Levy, Robert A. Levy, David J. Levy, Elka N. Lampert Irrevocable Trust, Avraham R. Lampert Irrevocable Trust, Harry A. Levy Grandchildren’s Trust, Richard D. Levy Grandchildren’s Trust, Hapco Company, Levor Associates and Grandco Associates, each of whom is an existing shareholder of the Company and together they own an aggregate of approximately 60.1% of the Company’s Class A Common Stock and approximately 25.0% of the Company’s Class B Common Stock based on the Company’s outstanding shares of each such Class A and Class B at the date hereof. Some of the Levy Family Members are also directors and executive officers of the Company.

      Pursuant to the draft of the Agreement and Plan of Merger dated September 11, 2002 (the “Agreement”), the Levy Family Members propose that the Company recommend and its shareholders approve the Offer, representing a fixed price merger in which all of the outstanding shares of common stock of the Company not held by the Levy Family Members will be converted into the right to receive $4.90 in cash (collectively, the “Transaction”). We have also been advised by the Company that pursuant to the Agreement, all outstanding options to purchase Common Shares, except those held by the Levy Family Members, where the Purchase Price exceeds the applicable exercise price of such options, will be exercisable and we have, in our analysis and opinion, assumed full exercise of such options.

      In connection with the preparation of our opinion, among other things, we:

(i) reviewed certain financial information relating to the Company including publicly available historical financial and operating statements as well as internal financial and operating projections prepared by the management of the Company;

(ii) held discussions with certain members of the Company’s management concerning the business, past and current business operations, financial condition and future prospects of the Company;

(iii) reviewed the financial terms and conditions set forth in the Agreement, which has been represented to us to set forth the terms and conditions agreed to between the Special Committee of the Board of Directors and the Levy Family Members;

(iv) reviewed the stock price and trading history of the Company;

(v) reviewed publicly-available data, information and valuations of publicly-traded companies that we deemed generally comparable to the Company;

(vi) compared the financial terms of the Purchase Price with the financial terms, to the extent publicly available, of other business combinations that we deemed relevant; and

The Board of Directors and

The Special Committee of the Board of Directors
Oriole Homes Corporation
September 11, 2002

(vii) made other studies, inquiries and analysis and reviewed other data, as we deemed relevant and appropriate, based on our judgment as investment bankers, for the purpose of this opinion.

      We also reviewed appraisals on four real estate properties of the Company, which the Company made available to us and management’s estimate of the liquidation value of such properties and the other assets and liabilities of the Company. We have not reviewed the methodology or the basis for such estimates of liquidation value.

      In our review we have assumed, with your permission, that the documents to be prepared, used and signed by the Company and the Levy Family Members to formally effect the Offer, including any disclosure materials to be delivered to the shareholders of the Company, will effect the Offer on the terms set forth in the Agreement without material alteration and that the Offer and other such documents and materials, comply and will comply with all applicable federal, state and foreign securities laws and other applicable laws. We have not provided any legal or tax advice with respect to the Offer or Transaction or its structure and have not made an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company nor have we made a physical inspection of any of the properties or assets of the Company.

      In arriving at our opinion, with the consent of the Special Committee, we did not solicit interest from any party with respect to the acquisition of the Company or any of its assets.

      In rendering this opinion, we relied, without independent verification, on the accuracy and completeness of all of the financial and other information that was publicly available, furnished, or otherwise communicated to us by the Company and relied upon and assumed without independent verification that there has been no material change in the assets, financial condition and business prospects of the Company since the date that the most recent financial statements were made available to us.

      With respect to financial projections provided to us by the Company, we reviewed the projections and have been advised by certain members of management of the Company, and have relied upon and assumed without independent verification, that the projections (i) were reasonably prepared; (ii) are based upon assumptions reflecting the best currently available estimates and good faith judgments of management as to the future performance of the Company as an independent company; and (iii) are believed by management to be realizable in the amounts and time periods contemplated thereby. Management of the Company has also advised us that it does not presently have any information or belief that would make the projections incomplete or misleading.

      Our opinion is based upon analysis of the foregoing factors in light of our assessment of general economic, financial and market conditions as they exist and as they can be evaluated by us as of the date hereof and on information made available to us as of the date hereof. Although events occurring after the date hereof could materially affect the assumptions relied upon in preparing this opinion, we do not have any obligation to update, revise or reaffirm this opinion.

      This opinion is solely for the benefit and use of the Board of Directors and the Special Committee of the Board of Directors of Oriole Homes Corporation in their consideration of the Transaction and is not a recommendation to any shareholder as to whether such shareholder should tender shares or how such shareholder should vote or otherwise act with respect to the Transaction. Further, this opinion addresses only the financial fairness of the Purchase Price to be paid by the Levy Family Members and does not address the other relative merits of the Offer, any alternatives to the Offer, the Company’s underlying decision to proceed with or effect the Offer or any other aspect of the Offer. This opinion may not be used or referred to, or quoted or disclosed to any person in any manner, without our prior written consent in each instance. In furnishing this opinion, we do not admit that we are experts within the meaning of the

The Board of Directors and

The Special Committee of the Board of Directors
Oriole Homes Corporation
September 11, 2002

term “experts”; as used in the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

      vFinance Investments, Inc., as part of its investment banking business, is regularly engaged to provide fairness opinions in connection with mergers and acquisitions. We have received a fee from the Company for rendering this opinion and were paid retainer fees by the Company to render financial advisory and investment banking services. The Company has also agreed to indemnify us for certain liabilities that may arise in rendering this opinion.

      Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Purchase Price is fair to the shareholders of the Company (other than the Levy Family Members, as to which we express no opinion) from a financial point of view.

Very truly yours,

/s/ vFinance Investments, Inc.

VFINANCE INVESTMENTS, INC.

ANNEX C

SUPPORT AND EXCHANGE AGREEMENT

      THIS SUPPORT AND EXCHANGE AGREEMENT, dated as of September 11, 2002 (this “Agreement”), is by and among Levy Acquisition Co., a Florida corporation (“Purchaser”), and each of the parties listed on Exhibit A hereto (each in his, her or its individual capacity, a “Stockholder,” and, collectively, the “Stockholders”).

W I T N E S S E T H:

      WHEREAS, contemporaneously with the execution and delivery of this Agreement, Purchaser and Oriole Homes Corp., a Florida corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), which provides for, upon the terms and subject to the conditions set forth therein, the merger of Purchaser with and into the Company (the “Merger”) pursuant to which all of the issued and outstanding shares of the common stock of the Company, par value $.10 per share (the “Shares”), not beneficially owned by the Purchaser or any of its affiliates, would be converted into the right to receive $4.90 per share in cash;

      WHEREAS, as of the date hereof, each Stockholder beneficially owns the number of Shares set forth beside such Stockholder’s name on Exhibit A (all such Shares together with any additional Shares which may hereafter be acquired by such Stockholder prior to the termination of this Agreement, whether upon the exercise of options or by means of purchase, dividend, distribution or otherwise, being referred to herein as the “Owned Shares”);

      WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Purchaser has required that the Stockholders enter into this Agreement; and

      WHEREAS, in order to induce Purchaser to enter into the Merger Agreement, each Stockholder is willing to enter into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Purchaser and each Stockholder hereby agree as follows:

ARTICLE I

VOTING OF SHARES;

OTHER COVENANTS OF THE STOCKHOLDER

      Section 1.1. Voting of Shares. From the date hereof until termination of this Agreement pursuant to Section 4.2 hereof (the “Term”), at any meeting of the stockholders of the Company, however called, each Stockholder shall vote the Owned Shares (i) in favor of the Merger and the Merger Agreement (as amended from time to time, provided that no such amendment will (a) decrease the amount or change the form of Merger Consideration, (b) permit the consummation of the Merger to occur prior to January 15, 2003 or (c) otherwise amend the terms of the Merger Agreement in any respect that is adverse to the holders of Shares other than the Purchaser and its affiliates), (ii) against any acquisition proposal and against any proposal for action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which is reasonably likely to result in any of the conditions of the Company’s obligations under the Merger Agreement, not being fulfilled, or any other action which could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement or the likelihood of such transactions being consummated and (iii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement. The foregoing obligations shall also apply to any action to be taken by written consent of Company stockholders without a meeting.

      Section 1.2. No Inconsistent Arrangements. Except as contemplated by this Agreement and the Merger Agreement, each Stockholder shall not during the Term (i) transfer (which term shall include, without limitation, any sale, assignment, gift, pledge, hypothecation or other disposition), or consent to any transfer of, any or all of the Owned Shares or any interest therein, or create or permit to exist any Encumbrance (as defined in Section 2.3 hereof) on such Owned Shares, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Owned Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to the Owned Shares, (iv) deposit the Owned Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Owned Shares, or (v) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or by the Merger Agreement; provided, however, the foregoing shall not prohibit Andrew J. McLaughlin, Jr. from transferring 100,000 or less of the Owned Shares, to a single charitable organization; provided that such transfer shall occur after the record date for the Stockholders’ Meeting, as such term is defined in Section 3.1(d) of the Merger Agreement.

      Section 1.3. Stop Transfer. The Stockholders shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Owned Shares, unless such transfer is made in compliance with this Agreement.

      Section 1.4. No Solicitation. During the Term, the Stockholders shall not, nor shall any Stockholder permit or authorize any of its partners, employees, agents or representatives (collectively, the “Representatives”) to, take any action which a Company representative would be prohibited from taking by the terms of the Merger Agreement with respect to a Competing Transaction. Each Stockholder will promptly notify Purchaser of the existence of any proposal, discussion, negotiation or inquiry received by such Stockholder with respect to a Competing Transaction and will immediately communicate to Purchaser the terms of any proposal, discussion, negotiation or inquiry with respect to a Competing Transaction which it may receive (and will promptly provide to Purchaser copies of any written materials received by it in connection with such proposal, discussion, negotiation or inquiry) and the identity of the Person making such proposal or inquiry or engaging in such discussion or negotiation.

      Section 1.5. Exchange of Shares. Upon the consummation of the Merger, the Stockholders will exchange all of their Owned Shares for the Merger Consideration in accordance with the terms and conditions set forth in the Merger Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

      Each Stockholder hereby represents and warrants (severally but not jointly) to Purchaser as follows:

      Section 2.1. Due Authorization, etc. Such Stockholder has all requisite power and authority to execute, deliver and perform this Agreement, to appoint Purchaser as its Proxy and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly executed and delivered by or on behalf of such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

      Section 2.2. No Conflicts; Required Filings and Consents.

(a) Except as would not materially impair or delay the ability of such Stockholder to consummate the transactions contemplated hereby, the execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (i) subject to the filings referred to in Section 2.2(b), conflict with or violate any law applicable to such Stockholder or by which such Stockholder or any of such Stockholder’s assets is bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration or cancellation of, or result in the creation of an Encumbrance on any assets of such Stockholder, including, without limitation, Owned Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of such Stockholder’s assets is bound or affected.

(b) Except as would not materially impair or delay the ability of such Stockholder to consummate the transactions contemplated hereby, the execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (other than any necessary filing under or with respect to the HSR Act, the Exchange Act, the Securities Act, the American Stock Exchange or other securities or blue sky law).

      Section 2.3. Title to Shares. Except as disclosed to Purchaser in writing by such Stockholder, such Stockholder is beneficial owner of the Owned Shares, free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, voting trust or agreement, understanding, arrangement, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind (“Encumbrances”), except for Encumbrances or proxies arising pursuant to this Agreement. As of the date hereof, the Shares listed on Exhibit A beside such Stockholder’s name under the caption “Number of Shares” are the only Shares owned of record or beneficially by such Stockholder.

      Section 2.4. No Finder’s Fees. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder. Such Stockholder, on behalf of itself and its affiliates, hereby acknowledges that it is not entitled to receive any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby or by the Merger Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser hereby represents and warrants to the Stockholder as follows:

      Section 3.1. Due Organization, Authorization, etc. Purchaser is duly organized, validly existing and in good standing under the laws of their jurisdiction of incorporation. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Purchaser has been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

      Section 3.2. Investment Intent. Purchaser will be acquiring the Owned Shares pursuant to the Exchange for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.

ARTICLE IV

MISCELLANEOUS

      Section 4.1. Definitions. Terms used but not otherwise defined in this Agreement have the meanings ascribed to such terms in the Merger Agreement.

      Section 4.2. Termination. This Agreement shall terminate and be of no further force and effect upon the earlier of (i) the written mutual consent of the parties hereto, (ii) automatically and without any required action of the parties hereto upon the termination of the Merger Agreement prior to the Effective Time in accordance with its terms or (iii) the Effective Time. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.

      Section 4.3. Further Assurance. From time to time, at another party’s request and without additional consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

      Section 4.4. Certain Events. Each Stockholder agrees that this Agreement and the Stockholder’s obligations hereunder shall attach to the Owned Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Owned Shares shall pass, whether by operation of law or otherwise. Notwithstanding any transfer of the Owned Shares, the transferor shall remain liable for the performance of all its obligations under this Agreement.

      Section 4.5. Specific Performance. Each Stockholder acknowledges that if such Stockholder fails to perform any of its obligations under this Agreement immediate and irreparable harm or injury would be caused to Purchaser for which money damages would not be an adequate remedy. In such event, each Stockholder agrees that Purchaser shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if Purchaser should institute an action or proceeding seeking specific enforcement of the provisions hereof, each Stockholder hereby waives the claim or defense that Purchaser has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Each Stockholder further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

      Section 4.6. Notice. All notices, requests, claims demands and other communications under this Agreement shall be in writing and shall be deemed given upon due receipt if delivered personally or sent by overnight courier or facsimile (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) If to Purchaser:

Levy Acquisition Co.
1690 South Congress Avenue
Suite 200
Delray Beach, Florida 33445
Facsimile: 561-278-5721
Attention: Richard D. Levy

(b) If to a Stockholder:

To the appropriate address shown on
Exhibit A.

      Section 4.7. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 4.8. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this

Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

      Section 4.9. Entire Agreement; No Third-Party Beneficiaries. This Agreement, together with the letter agreement dated as of August 12, 2002 (the “Letter Agreement”), constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Letter Agreement, and neither this Agreement nor the Letter Agreement is intended to confer upon any person, other than the parties hereto, any rights or remedies.

      Section 4.10. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties; provided, however, that Purchaser may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Purchaser, but no such assignment shall relieve Purchaser of its obligations hereunder if such assignee does not perform such obligations.

      Section 4.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto (a) hereby irrevocably and unconditionally consents to submit to the personal jurisdiction of the courts of the State of Florida and of the United States of America located in the State of Florida in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) shall not object to or attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) shall not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any other court.

      Section 4.12. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this agreement or the transactions contemplated hereby.

      Section 4.13. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

      Section 4.14. Waiver. Any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other parties hereto with any of their agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

      Section 4.15. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      Section 4.16. Obligations. The obligations of the Stockholders under this Agreement are several but not joint.

      IN WITNESS WHEREOF, Purchaser and the Stockholders have caused this Agreement to be executed as of the date first written above.

Levy Acquisition Co.

By: /s/ RICHARD D. LEVY Name: Richard D. Levy Title: President

By: /s/ ANDREW J. MCLAUGHLIN, JR. Andrew J. McLaughlin, Jr.

McLaughlin Family Fund

By: /s/ ANDREW J. MCLAUGHLIN, JR. Name: Andrew J. McLaughlin, Jr. Title: General Partner

Thomas L. Kempner, Irwin D. Rowe, Andrew J. McLaughlin, Jr. as trustees for Loeb Rhodes Hornblower Profit Sharing Trading for account of Andrew J. McLaughlin, Jr.

By: /s/ ANDREW J. MCLAUGHLIN, JR. Name: Andrew J. McLaughlin, Jr. Title: Trustee

By: /s/ ROBERT GRUBIN Robert Grubin

By: /s/ GIDEON J. KING Gideon J. King

Loeb Arbitrage Management, Inc.

By: /s/ ARTHUR E. LEE Name: Arthur E. Lee Title: President

Loeb Arbitrage Fund

By: Loeb Arbitrage Management, Inc., General Partner

By: /s/ ARTHUR E. LEE Name: Arthur E. Lee Title: President

Loeb Partners Corporation

By: /s/ ARTHUR E. LEE Name: Arthur E. Lee Title: Executive Vice President

EXHIBIT A

	Number of Class A Shares	Number of Class B Shares
Name & Address of Shareholder	Beneficially Owned	Beneficially Owned

Andrew J. McLaughlin, Jr.	137,700	672,400
61 Broadway New York, NY 10006
McLauglin Family Fund	12,500	34,900
61 Broadway New York, NY 10006
Loeb Partners Corporation	600	25,395
61 Broadway New York, NY 10006
Loeb Arbitrage Fund	8,600	194,305
61 Broadway New York, NY 10006
Loeb Arbitrage Management, Inc.	—	—
61 Broadway New York, NY 10006
Gideon J. King	500	19,600
61 Broadway New York, NY 10006
Robert Grubin	400	28,500
61 Broadway New York, NY 10006
Total	160,300	975,100

Annex D

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-K

ANNUAL REPORT PURSUANT TO SECTION 13 OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2001

Commission File Number 1-6963

Oriole Homes Corp.

1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445
(561) 274-2000

Florida	59-1228702

(State of Incorporation)	(I.R.S. Employer I.D.)
Securities registered pursuant of Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered

Class A Common Stock, $.10 par value	American Stock Exchange
Class B Common Stock, $.10 par value	American Stock Exchange

      The Registrant (1) HAS filed all reports required to be filed by Section 13 of the Securities Exchange Act of 1934 during the preceding twelve months; and (2) HAS been subject to the filing requirements for at least the past 90 days.

      Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.     ☐

      As of March 18, 2002, the Company had outstanding 1,863,149 shares of its Class A Common Stock and 2,762,375 shares of its Class B Common Stock.

      The aggregate market value of voting stock held by non-affiliates of the Registrant is $2,860,962 as of March 18, 2002.

ORIOLE HOMES CORP.

FORM 10-K

PART I

Item 1.     Business

General

      Oriole Homes Corp. (together with its consolidated subsidiaries, the “Company” or “Oriole”) builds and sells single-family homes, patio homes, townhomes, villas, duplexes and low and mid-rise condominiums, principally in southeast and central Florida. Oriole was incorporated in the State of Florida in 1968 as the successor to six corporations that had engaged in the construction and sale of single-family homes in Florida since 1963.

      The Company’s executive office is located at 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445, and its telephone number is (561) 274-2000.

      The Company has been a pioneer in the “active adult” (age 55 and over) market in south Florida. In 2001, approximately 87% of the Company’s unit sales and 77% of its revenues from home sales were derived from sales of homes in communities designed exclusively for active adults. Oriole designs its product mix in response to the preferences of active adults, a demographic group which, according to U.S. Census reports, enjoys a high percentage of discretionary income in this marketplace and is the fastest growing segment of the population in the United States. In 2001, homes in the Company’s active adult communities were delivered at prices that ranged from $89,000 to $333,000. Approximately 66% of these sales were for cash. During the year ended December 31, 2001, the average sales price for homes delivered by the Company was $194,800.

      For the fiscal years ended December 31, 2001, 2000 and 1999, the Company generated revenues of $142,764,573, $91,989,406, and $87,935,892, respectively, and for each of such years sustained a net loss of $3,565,878, $2,581,386, and $5,041,821. The Company is now in the process of considering strategic alternatives to current operating strategies in an effort to determine the best means of maximizing shareholder value. The Board of Directors anticipates making a decision in this regard before September 30, 2002.

Home Building Data (in 000’s)

      The following table sets forth information concerning sales, new contracts and backlog for each of the past five years for the Company’s homes.

	Years Ended December 31,

	2001	2000	1999	1998	1997

	(Dollars in thousands)
Total Home Sales
Sales value	$140,030	$91,989	$77,454	$82,737	$106,788
Number of homes	719	562	501	522	676
Total New Contracts
Sales value	$135,267	$150,770	$73,082	$75,876	$102,392
Number of homes	650	848	463	491	653
Total Backlog
Sales value	$83,199	$87,962	$29,181	$33,553	$40,414
Number of homes	391	460	174	212	243

      The Company anticipates delivering substantially all backlog, both in number of homes and dollar amount, within a twelve month period. It generally takes eight to twelve months after execution of a contract to deliver a home.

Operating Strategies

      The Company has attempted to maximize its financial return by (i) acquiring tracts of developed and undeveloped land and marketing this land in phases, (ii) developing planned communities, which permits the Company to take advantage of certain economies of scale, (iii) generally beginning construction only after a home is contracted for, and (iv) acting as general contractor and hiring subcontractors on a fixed-price or other negotiated cost-effective basis. In 1999, Oriole implemented certain strategic initiatives to help enhance profit margins, including the installation of a new information technology system. This system provided the infrastructure to support the evaluation, modification and automation of certain business processes in order to reduce home delivery time, enhance the quality of home construction and standardize options. To leverage this infrastructure, in 2000 Oriole implemented additional strategic initiatives to increase site traffic, customer referrals and new sales. These included new merchandising programs to better focus on the needs of primary target markets, an e-commerce initiative to enhance responsiveness to our customers, and homebuyer surveys through an independent organization to evaluate and improve customer satisfaction.

      Market-driven initiatives include (i) construction of quality homes within communities that offer a significant range of amenities, and therefore satisfy customers who have provided a continual source of referrals, (ii) the offering of a wide selection of competitively priced housing, which includes a substantial product mix, (iii) extensive knowledge of the Florida market, (iv) a land acquisition and development strategy that both permits development and construction in phases and ensures availability of strategically located land for future marketing, and (v) a merchandising program which promotes community lifestyle advantages.

      The Company is in the process of evaluating current operating strategies and will adopt new strategies as it deems appropriate to meet evolving and increasingly competitive market conditions. Currently, the Company continues to extend its geographic market into the central Florida area to take advantage of accelerated demand in that area. Additionally, the Company pursues strategic alliances. A typical strategic alliance allows for shared resources and risk between homebuilders and/or vendors in the purchase, development and marketing of parcels of land. An alliance may take various forms; i.e., direct investment, joint venture, etc.

      In August 2000, the Company acquired, through a wholly owned subsidiary, a real estate project known as the “Vizcaya Project”, with a $6.5 million direct investment and a $17.2 million acquisition and development loan, $2.0 million of which was guaranteed by the Company. The Company then entered into a Builders Agreement with Centerline Homes at Delray, Inc. (“Centerline-Delray”) to manage this project. Certain affiliates of that developer also provided guarantees for the subsidiary’s acquisition and construction loan. Pursuant to various agreements between the Company and Centerline-Delray, the Company is to be repaid its cash investment and a preferred return of 25% per annum on its cash investment and Centerline-Delray receives a management fee and may earn a bonus based upon the financial performance of the community. See also Notes B, I and V to Consolidated Financial Statements.

      In September, 2001, the Company contributed capital of $5,000,000 to a special purpose limited liability company formed to operate a joint venture between the Company and Centerline Homes at the Equestrian Club, Inc. to construct and sell homes in Palm Beach County. On February 27, 2002 an additional $1,000,000 was contributed by the Company. Under the terms of the joint venture, the Company is entitled to a preferential cash distribution equal to the greater of (a) the first $7,841,000 of Available Cash (as defined in the operating agreement) or (b) a return of all of its capital contributions plus an internal rate of return equal to 25% on its contributions to the venture. The Company may, but is not obligated to, make further capital contributions, make any loan to the joint venture or guarantee any of the joint venture’s obligations. The Company’s interest in the unconsolidated joint venture is accounted for using the equity method of accounting.

      Quality Construction and Diverse Amenities. The Company creates a total lifestyle experience for the active adult. The communities usually include extensive product mix and recreational facilities, which range from intimate social clubhouses and swimming pools to multi-million dollar clubhouse environments which includes tennis courts, indoor and outdoor swimming pools, theaters for the performing arts, health clubs/spas and other amenities.

      Product Diversification and Merchandising. The Company spends considerable effort in developing design, marketing and merchandising concepts for each of its communities. The design concepts determine the size, style and price range of homes, the layout of common areas and individual lots and the overall community presentation. The product line offered depends upon many factors, including the housing generally available in the area and the needs of a particular target market. After establishing design concepts and a marketing plan, the Company undertakes development activities which can include site planning and engineering and the construction of roads, sewer, water and drainage facilities and recreational facilities.

      Oriole seeks to appeal to a wide variety of buyers in different geographic locations with different individual risk profiles and lifestyle preferences and, accordingly, the Company offers a diversity of home styles and price ranges including single family, patio, townhomes, villas, duplexes and low and mid-rise condominiums. Sales prices range from $89,000 to $665,000, with an average price of $194,800 for homes delivered during 2001. See “Communities Currently Under Development or Construction” on page 6.

      The Company offers a variety of options and upgrades for each of its homes. Options permit buyers some flexibility to customize their homes on a design fee basis. Options also provide the Company with higher margins while allowing the Company to maintain the efficiencies of a production builder. The Company believes the availability of options increases the appeal of its homes and makes them desirable to a wide variety of buyers.

      Land Acquisition and Development. The Company selects locations for its developments on the basis of accessibility to infrastructure such as major highways and thoroughfares, shopping areas, medical facilities and community cultural and recreation centers. The land is then separated into development phases and concepts. The Company generally develops tracts of land that require site improvements prior to construction. This work sometimes requires that the Company maintain performance bonds with the appropriate regulatory authorities.

      Oriole’s general policy is not to begin construction of single-family homes prior to the execution of a sales contract, which minimizes the costs and risk of completed but unsold inventory. The Company will, however, begin multi-family construction (duplex, townhouse, villa and multi-story complexes) when (a) sales contracts are executed for a predetermined percentage of the total units available and (b) profit can be enhanced by matching production schedules to required delivery dates.

      Land Sales. In the normal course of its business, the Company has and may sell land which either can be sold at an advantageous price due to market conditions or because it no longer meets the Company’s marketing needs. Sales of this land may also be made because it is located in areas where the Company considers its inventory to be excessive or because the land has been zoned for commercial use.

      The Company owns two parcels of land, classified as land held for investment in the Consolidated Financial Statements at December 31, 2001, in Bonita Springs in Lee County, Florida. In 2002, the Company has elected to build-out this land with 48 homes. The Company had previously sold 100 homes in this development.

Communities Currently Under Development or Construction

      The following table summarizes information as of December 31, 2001 with respect to the Company’s principal projects under development or construction during 2001.

						At December 31, 2001
			Total	Total Units	Units Sold
	Year		Units	Sold and	and	Units
Name and Location	Development		Planned	Delivered	Delivered	Under	Remaining	Units Under
of Development	Started	Type	(2)	thru 2001	in 2001	Contract	Units(1)	Construction(2)

Country Glen	1993	Single	300	244	73	54	2	39
Cooper City		Family
Coral Lakes	1992	Active	1,372 (3)	1,308	290	56	8	37
Delray Beach		Adult
Palm Isles West	1995	Active	235	234	3	1	0	0
Boynton Beach		Adult
Majestic Isles	1994	Active	450	450	5	0	0	0
Boynton Beach		Adult
Addison Green	1998	Active	130	101	68	27	2	10
Boynton Beach		Adult
Summer Chase	1989	Active	221	221	1	0	0	0
Lake Worth		Adult
Stonecrest	1995	Active	772 (4)	451	75	38	283	15
Ocala		Adult
Terrace Homes	1999	Mixed	99	19	19	77	3	77
Celebration
Spring Park Terraces	2001	Mixed	110	0	0	0	110	0
Celebration
Vizcaya	2000	Active	504	330	185	138	36	82
Delray Beach		Adult

(1)	Includes model units and potential units to be constructed.

(2)	Includes model units.

(3)	Reduction in original number of units purchased.

(4)	Includes purchase of additional land.

Note: Remaining Units + Units Under Contract equals remaining units to be delivered and closed.

      Country Glen is a community of single-family homes located in Cooper City. The community consists of 300 units with recreational facilities under development and construction. Prices range from $300,000 to $665,000.

      Coral Lakes is an active adult community in Boynton Beach with a multi-million dollar on-site clubhouse which includes substantial amenities. The community of 1,372 units features condominiums in four-story buildings, coach homes and single-family residences including the enclave of Tuscany. The last remaining homes in this community were sold in the first quarter of 2002, and all homes are expected to be delivered by September 30, 2002. Prices range from under $99,000 to $290,000.

      Palm Isles West, an active adult community in Boynton Beach, features 235 duplex and single-family residences priced from $120,000 to $186,000. Residents of this community enjoy the convenience of a swimming pool and sun deck within the community and share other amenities with Palm Isles, a completed Oriole active adult community. The last remaining home in this community was sold and delivered in the first quarter of 2002.

      Majestic Isles is an active adult community of 450 duplex and single-family residences located in Boynton Beach. Prices range from $128,000 to $183,000. The community features an intimate, luxury clubhouse with swimming pool and tennis courts. All remaining homes in this community were sold and delivered in 2001.

      Addison Green is a gated community with a private recreation area in a section of the Aberdeen Golf and Country Club located in Boynton Beach. Aberdeen with its Tennis and Fitness Center overlooks an 18-hole golf course. Oriole’s 130 single-family residences, with two-car garages, are priced from $142,000 to $270,000.

      Summer Chase is a community for active adults located in Lake Worth. The community features 221 single-family residences with two-car garages. The price range is $145,000 to $169,000. A social clubhouse is available to all residents along with tennis courts and pool. All remaining homes in this community were sold and delivered in 2001.

      Stonecrest is an active adult community located in Marion County consisting of 772 single-family homes priced from $89,000 to $333,000, offering a championship golf course and a recreational clubhouse which includes indoor and outdoor pools.

      Terrace Homes at Celebration, located in Disney’s planned community in Osceola County near Orlando, features 99 multi-family condominium residences priced between $133,000 and $222,000.

      Spring Park Terraces at Celebration, also located in Disney’s planned community in Osceola County near Orlando, features 110 multi-family condominium residences.

      Vizcaya, located in Delray Beach, is an active adult community being developed as part of a strategic alliance with Centerline Homes at Delray, Inc. The community features 504 single-family homes with a multi-million dollar on-site clubhouse and other amenities. Under the terms of a Builder’s Agreement, Centerline may be entitled to receive a bonus depending upon the financial performance of the community. See Notes B, I and V to the Consolidated Financial Statements.

Construction

      Oriole is normally the general contractor for the construction of its developments. Company employees monitor the construction of each project, participate in design and building decisions, coordinate the activities of subcontractors and suppliers, maintain quality and cost controls and monitor compliance with zoning and building codes. Subcontractors typically are retained for a specified phase of development pursuant to a contract that obligates construction at a fixed price for a specified period of time. Agreements with subcontractors are generally subject to competitive bidding, with the Company continuously negotiating prices and other significant terms.

      At December 31, 2001, the Company employed approximately 42 full-time people in the construction operation. Most materials are obtained by subcontractors and are readily available from numerous sources at commercially reasonable prices. The Company has not experienced any material delays in construction due to shortages of materials or labor, but has experienced cost increases due to shortages of certain types of experienced labor. There has been a significant increase in construction activity in Florida that has resulted in material shortages for some competitors and could, but has not yet, affected the Company’s supply of materials.

Marketing and Sales

      The Company sells its homes primarily through commissioned employees who typically work in model sales centers or from offices located in model homes in the communities. The Company may also sell through independent brokers. Oriole’s sales and marketing organization consists of approximately 24 full-time employees, many of whom are licensed real estate agents in Florida.

      The Company advertises in newspapers and magazines, by direct mail, on billboards and by radio, television and via the Internet through its website. In fiscal 2001, the Company’s aggregate advertising cost was about $2.2 million. Oriole maintains model homes in most of its communities and management believes that these models play a particularly important role in the Company’s marketing and merchandising efforts.

Competition and Market Influences

      The business of developing and selling residential properties and planned communities is highly competitive and fragmented. The Company competes with large and small builders on the basis of a number of interrelated factors, including location, reputation, amenities, design, quality and price. Some competing builders have nationwide operations and substantially greater financial resources and the industry is consolidating and competing builders are offering substantially similar, standardized styles of homes. The Company’s products must also compete with resales of existing homes and available rental housing. As discussed, management believes that the Company’s primary competitive strengths have been location, reputation, price, design, value engineering, amenities and over 25,000 satisfied customers who provide Oriole with a continuous source of referrals.

      In general, the housing industry has historically been cyclical and affected by consumer confidence levels, prevailing economic conditions and interest rates. A variety of factors affect the demand for new homes, including the availability and cost of labor and materials, changes in costs associated with home ownership, changes in consumer preferences, demographic trends and the availability and cost of mortgage financing.

      The Company has enjoyed doing business in a geographic area with relatively positive market demand factors for a number of years including higher than U.S. average population growth, employment growth and household and per capita income. In addition, market demographics is strongly weighted in favor of the Company’s primary customer base, namely older segments of the population with an average head of household age of 54 + years. There is no guarantee, however, that these positive trends will continue.

Regulation and Environmental Matters

      In developing a community, the Company must obtain the approval of numerous government authorities that regulate such matters as permitted land uses, density levels, the installation of utilities such as water, drainage and waste disposal, and the dedication of acreage for open space, parks, schools and other community purposes. Several authorities in Florida have imposed impact fees as a means of defraying the costs of providing certain governmental services to developing areas. The amount of these fees has increased significantly during recent years. Building codes generally require the use of specific construction materials which increases the energy efficiency of homes. Florida adopted a single building code for the entire state, the Florida Building Code 2001, effective March 1, 2002 for building permit applications submitted as of that date. This replaces the various existing codes in different areas of the state. The primary change for projects the Company develops will be in stronger energy efficiency requirements. In addition, each county in which the Company is building has imposed restrictive zoning and density requirements in order to limit the number of persons who live and work within certain boundaries. Counties and cities within Florida have also, at times, declared moratoriums on the issuance of building permits and imposed other restrictions in the areas where sewage treatment facilities and other public facilities do not reach minimum standards. Certain permits and approvals will be required to complete the communities under development and currently being planned by Oriole. To date, restrictive zoning laws, impact fees, and imposition of moratoriums have not had a material adverse effect on the Company’s development activities. However, there is no assurance that such restrictions will not adversely affect the Company in the future.

      The Company is also subject to a variety of federal, state and local statutes, ordinances, rules and regulations concerning protection of the environment. Environmental laws vary greatly depending on the community’s location, the site’s environmental conditions and the present and former uses of the site. These environmental laws may result in delays, causing the Company to incur substantial compliance and other costs, and prohibit or severely restrict development. Prior to consummating the purchase of land, the Company engages independent environmental engineers to evaluate the land for the presence of hazardous or toxic materials, wastes, or substances. Oriole has not been adversely affected to date by the presence or potential presence of such materials, but there is no assurance that environmental issues will not adversely affect the Company in the future.

      The Florida Local Government Comprehensive Planning and Land Development Regulation Act provides that public facilities, including, but not limited to: sewer, solid waste, drainage, potable water, parks, roads and recreation facilities, shall be available concurrently with the impact of land development projects that would use such facilities. This requirement is known as the “concurrency” requirement and counties and cities are required to implement concurrency by adopting local comprehensive plans and land development regulations. These plans and regulations establish the guidelines for concurrency review and the exemptions from the concurrency requirement. All of the Company’s projects have been found to satisfy concurrency requirements.

      The Company must also comply with regulations by federal and state authorities relating to the sale and advertising of residential real estate, including the preparation of registration statements or other disclosure type documents to be filed with designated regulatory agencies.

Customer Financing and Services

      The Company arranges title insurance for, and provides closing services to, buyers of the Company’s homes and other outside customers. Oriole also works with mortgage lenders to provide buyers with conventional financing programs. By making available a variety of attractive programs, the Company is able to more efficiently expedite the entire sales transaction by assuring that necessary mortgage commitments and other conditions of sale are expedited.

      The State of Florida requires that certain customer deposits be held in segregated (“escrow”) bank accounts or otherwise secured. The Company had previously posted bonds which allowed it to use customer deposits. As of December 31, 2001, the Company discontinued use of these bonds, and has placed required deposits in escrow accounts. See Note K to the Consolidated Financial Statements.

      Prior to the closing of the sale of a condominium, the Florida Statutes afford a purchaser the right to cancel an executed purchase and sale agreement up to 15 days after the date of execution of the agreement and receipt of all the items that the seller is required to deliver to the purchaser. If the purchaser provides notice to the seller within this statutory time period, the purchaser has the right to receive a full refund of any funds deposited with the seller with respect to the purchase price. Upon the closing of the sale, even if the closing occurs less than 15 days after the execution date, the rescission right expires.

Employees

      The Company employs approximately 96 full-time persons, 6 of whom are senior executives and 13 of whom are management personnel. The Company has had no major work stoppages as a result of labor disputes and believes that relations with its employees and its subcontractors are good. There are no collective bargaining agreements with employees.

Item 2.     Properties

      The Company leases 19,700 square feet of space in a two-story office building in Delray Beach as its principal business office. The lease expires December 31, 2002 and can be renewed, at the Company’s option, for an additional five year period. The Company maintains temporary sales and construction offices at its various project locations. These facilities are either rented trailers or offices, or homes made available for sale to customers as the projects complete. The corporate, sales and construction offices are of adequate size and suitably utilized to ensure efficient operations.

Item 3.     Legal Proceedings

      The Company is a party to various lawsuits, all of which are of a routine nature and are incidental to the Company’s present business activities. These proceedings are not material, nor would the adverse resolution thereof materially affect the business or properties of the Company.

Item 4.     Submission of Matters to a Vote of Security Holders

      No matters were submitted to security holders during the 4th quarter.

PART II

Item 5.	Market for Registrant’s Common Equity and Related Stockholder Matters

      The Company has two classes of common stock, Class A Common Stock and Class B Common Stock, which have identical dividend rights with the exception that the Class B common stock is entitled to a $.025 per share additional dividend, and are traded on the American Stock Exchange under the symbols OHC.A and OHC.B, respectively. The following sets forth the range of high and low sale prices:

	Class A		Class B

Quarter 2001	High	Low	High	Low

First	2.00	1.38	1.55	.94
Second	3.50	1.95	2.90	1.40
Third	2.80	2.05	2.75	1.00
Fourth	2.15	1.40	2.00	1.12

	Class A		Class B

Quarter 2000	High	Low	High	Low

First	3.25	1.56	3.00	1.13
Second	2.75	1.88	2.13	1.63
Third	1.88	1.50	1.63	1.13
Fourth	2.00	1.38	1.38	.75

      On March 4, 2002, the last reported sales prices of the Class A Common Stock and Class B Common Stock were $1.92 and $1.95 per share, respectively. On the same date, there were 206 shareholders of record of Class A Common Stock and 173 shareholders of record of Class B Common Stock.

      The Company has experienced net losses in recent years, and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. The payment of any dividends will ultimately be at the discretion of the Company’s Board of Directors and will depend upon, among other things, future earnings, the success of the Company’s development activities, capital requirements, restrictions in financing arrangements, the general financial condition of the Company and general business conditions.

Item 6.     Selected Financial Data

      The following table sets forth selected financial data for the Company and its consolidated subsidiaries and should be read in conjunction with the financial statements included elsewhere in this Form 10-K.

The data set forth below as of and for the years ended December 31, 2001, 2000, 1999, 1998, and 1997 have been derived from the Company’s audited consolidated financial statements.

	2001	2000	1999	1998	1997

	In $ thousands (except per share data)
Revenues	142,765	95,655	87,936	91,065	116,190
Net income (loss)	(3,566)	(2,581)	(5,042)	82	(20,850)
Shareholders’ equity	35,790	39,356	41,937	46,979	46,897
Average Shareholders’ Return on Equity	(9.96)%	(6.56)%	(12.02)%	.17%	(44.46)%
Total Assets	79,865	116,218	102,041	135,226	145,060
Long-Term Debt	16,347	54,999	46,955	71,478	78,622
Net income (loss) per share (Class A and B)	(.77)	(.56)	(1.09)	.02	(4.51)
Dividends — Class A	—	—	—	—	—
Dividends — Class B	—	—	—	—	—
Average Shares Outstanding	4,626	4,626	4,626	4,626	4,626

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-looking Statements

      Some of the statements in this document are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. By their nature, forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those that the statements anticipate.

Particular Factors That Could Affect Us

      The following factors in particular could significantly affect our operations and financial results.

      The residential homebuilding industry is cyclical and is highly sensitive to changes in general economic conditions, such as consumer confidence and income, availability of financing, interest rate levels and demand for housing. The resale market for used homes, including foreclosed homes, also affects new home sales.

      The residential homebuilding industry has, from time-to-time, experienced fluctuating lumber prices and supply, as well as shortages of other materials and labor, including insulation, drywall, concrete, carpenters, electricians and plumbers. Delays in construction of homes due to these shortages or due to weather conditions could adversely affect our operations.

      Inflation can increase the cost of building materials and labor and other construction related costs. Conversely, deflation can reduce the value of our land inventory and make it more difficult to include the full cost of previously purchased land in home sale prices.

      Customers may be unwilling or unable to purchase our homes at times when mortgage-financing costs are considered high.

      In general, housing demand is adversely affected by increases in interest rates and by decreases in the availability of mortgage financing. Also, our homebuilding activity is dependent upon the cost and availability of mortgage financing for buyers of homes currently owned by potential customers who need to sell before buying from us. Although about 45% of our current sales are for cash, there is no guarantee that future sales will be made on such terms in comparable amounts. If mortgage interest rates increase and the ability or willingness of prospective buyers to finance home purchases is adversely affected, our operating results may suffer.

      A number of other factors can cause our operating results to vary.

      We have historically experienced, and expect to continue to experience, variability in operating results on a quarterly basis. Factors that may contribute to this variability include, but are not limited to:

•	The timing of home deliveries and land sales;

•	The timing of receipt of regulatory approvals for the construction of homes;

•	Changes in the regulatory environment particularly with respect to zoning and land use;

•	The condition of the real estate market and general economic conditions, which can be adversely affected by national and international events, such as the tragic events of September 11, 2001;

•	The cyclical nature of the homebuilding and financial services industries;

•	Changes in federal income tax laws;

•	An increase in the supply of homes available for sale;

•	Pricing policies of our competitors;

•	The timing of the opening of new residential communities, and

•	The cost and availability of materials and labor.

      Our historical financial performance is not necessarily a meaningful indicator of future results. We expect our financial results to continue to vary from quarter to quarter.

      We have incurred significant losses in the past several years and can provide no assurances that we will be able to implement strategies that will result in profitability.

      We have engaged affiliates of Centerline Homes, Inc. to develop and manage two of our real estate investments, the Vizcaya Project and the Equestrian Club. As our other investment properties are closed and delivered, our profitability may increasingly depend on the ability of Centerline Homes to manage these two investments in a financially successful manner.

Overview

      Revenues. The following table sets forth for the periods indicated certain components of revenues expressed as a percentage of total revenues. See “Results of Operations” for a discussion of factors affecting the components during the periods indicated.

	Years Ended
	December 31,

	2001	2000	1999

Sale of homes	98.1%	96.2%	88.1%
Other operating revenues	—	0.1	2.3
Interest, rentals and other income	1.8	2.8	2.8
Gain on sales of property and equipment and land held for investment, net	.1	1.0	6.9
Selling, general and administrative expenses	12.1	15.7	16.0
Net loss	(2.5)	(2.7)	(5.7)

      Backlog. The following table sets forth the Company’s backlog at December 31, 2001, 2000 and 1999.

      Backlog generally represents units under a standard contract for which a full deposit has been received and any statutory rescission right has expired. The Company generally fills backlog within twelve months and estimates that the period between receipt of a sales contract and delivery of the completed home to be eight to twelve months. Trends in the Company’s backlog are subject to change from period to period corresponding to changes in certain economic conditions, including consumer confidence levels and the availability and cost of financing.

	December 31

	Number
	Of	Aggregate
	Units	Value

		(Dollars in millions)
2001	391	83.2
2000	460	88.0
1999	174	29.2

Event Affecting Comparability

      The results of operations were impacted by the acquisition of the Vizcaya Project. Among other things, the acquisition contributed the delivery of 18 homes producing aggregate revenue of $37.9 million and a preferred return (net income) of $960,000 to results of operations for the year ended December 31, 2001. Vizcaya contributed 70 homes producing aggregate revenue of $13.1 million and similar net income of $401,000 for the year ended December 31, 2000. Under the terms of a Builder’s Agreement, Centerline Homes at Delray, Inc. may be entitled to receive a bonus up to the cumulative preferred return, as defined, earned by the Company. Based upon the cumulative Vizcaya results of operations to December 31, 2001, the Company has recorded a potential bonus due to the builder of $760,000.

Liquidity and Capital Resources

      Liquidity can be regarded as the ability of current assets to meet current liabilities when due. A liquid company has less risk of being unable to meet debt, and generally has more financial flexibility to take on investment opportunities. It is also a measure of how easily assets can be converted into cash.

      The Company’s cash requirements vary from period to period depending upon changes in inventory, land acquisition and development requirements, construction in progress and, to a lesser extent, the Company’s current net income. The Company obtains funds for its cash requirements from operations, proceeds from the sale of investment property and from borrowings. Currently, borrowings are concentrated with two lenders. In connection with land acquisitions and development, the Company may borrow money secured by land and improvements.

      In 2001 the Company used available cash to redeem the remaining $34.9 million of the Company’s 12 1/2% Senior Notes due January 15, 2003, purchased land for development purposes for $3.0 million, and invested $5.0 million in an unconsolidated joint venture.

      On June 30, 2001 the Company did not renew its $10.0 million revolving line of credit facility and decided to rely, instead, on its available cash and new credit facilities described below.

      On July 16, 2001, the Company entered into agreements providing for borrowing an aggregate principal amount of $49,878,136 secured by four separate mortgage notes encumbering different parcels of real property (land and related improvements). Interest is at the specified prime rate of the bank plus 0.50% and is adjusted with the prime rate. At March 18, 2002 the interest rate was 5.25%. Interest is to be paid monthly and partial payments of principal are to be made upon delivery of homes. The principal must be paid in full at various maturities ranging from 18 to 24 months from the date of the agreements.

      On July 16, 2001, the Company effected an optional redemption of all of its outstanding 12 1/2% Senior Notes due 2003. The total redemption price was $35,915,688 including accrued interest, $33,313,737 of which was provided by the credit facility described above and $2,601,951 from available cash.

      On August 23, 2001, the Company entered into an agreement providing for borrowing an aggregate principal amount of $1,265,000 for purchase of land (the “Land Loan”). The Land Loan is secured by a mortgage note encumbering the parcel of real property. Interest is at the specified prime rate of the bank plus 0.50%, currently 5.25% per annum. Interest is to be paid monthly and the principal must be paid in full at maturity on August 23, 2002.

      On September 14, 2001, the Company contributed capital of $5,000,000 to a special purpose limited liability company formed to operate a joint venture between the Company and Centerline Homes at the Equestrian Club, Inc. to construct and sell homes in Palm Beach County. On February 27, 2002 an additional $1,000,000 was contributed by the Company. Under the terms of the joint venture, the Company is entitled to a preferential distribution equal to the greater of (a) the first $7,841,000 of Available Cash (as defined in the operating agreement) or (b) a return of all of its capital contributions plus an internal rate of return equal to 25% on its contributions to the venture. Under the terms of the joint venture, the Company may, but is not obligated to, make further capital contributions, make any loan to the joint venture or guarantee any of the joint venture’s obligations.

      In 2000 the Company used available cash to repurchase $8.3 million of the Company’s 12 1/2% Senior Notes due January 15, 2003.

      In 1999 the Company purchased land for development purposes totaling approximately $3.6 million, and used available cash to repurchase $13.2 million of the Company’s 12 1/2% Senior Notes due January 15, 2003 and retire an existing $12.2 mortgage on a rental property.

      At December 31, 2001, the Company had approximately $8.1 million in cash and cash equivalents, of which $5.8 million was restricted customer escrow deposits.

      As of December 31, 2001, the Company had no firm commitments for capital expenditures. The Company incurred capital expenditures of $105,123, $1,109,945, and $694,787 in 2001, 2000 and 1999 respectively. The majority of the expenditures were for model furnishings.

      Financial Position. The following table sets forth selected balance sheet items of the Company at December 31, 2001 and 2000.

	Years Ended
	December 31,

	2001	2000

	(Dollars in millions)
Cash	$8.1	$21.7
Inventories	59.1	86.5
Senior Notes, at face value	0.0	34.9
Mortgage Notes	24.3	20.4
Other Liabilities	19.8	21.6

      The following table represents the Company’s contractual obligations at December 31, 2001.

	Payments Due by Period

		Less than 1	1 - 3	4 - 5	After 5
Contractual Obligations	Total	year	years	years	years

Long-Term Debt (Mortgage Notes)	$24,257,026	$7,909,789	$16,347,237	$—	$—
Capital Lease Obligations	—	—	—	—	—
Operating Leases	760,619	571,016	144,497	45,106	—
Unconditional Purchase Obligations	—	—	—	—	—
Other Long-Term Obligations	—	—	—	—	—

Total Contractual Cash Obligations	$25,017,645	$8,480,805	$16,491,734	$45,106	$—

      See Note I for further discussion of long-term debt and Note Q for operating leases. The Company has no other commercial commitments.

      The Company has no material commitments or material off-balance sheet obligations that would affect future liquidity. Management anticipates that funds from operations, available cash and cash available under existing credit facilities are sufficient for reasonably anticipated current and near-term capital requirements during 2002. As funds from operations result primarily from the delivery of homes, which cycle time is eight to twelve months, a decrease in customers’ demand for homes would not have an immediate impact on cash availability. The effect of a decrease in demand, if any, would be felt in the following year.

      If the Company does not have sufficient capital resources to acquire capital assets and land, develop land improvements, and meet other needs of its business, projects may be delayed and additional financing may be required, resulting in possible adverse effects on the Company’s results of operations. No assurance can be given as to the terms, availability or cost of any future financing the Company may need. If the Company is at any time unable to service its debt, financing may not be available or available on terms acceptable to the Company.

Results of Operations

     Overview

      In terms of revenues, the Company records sales of real estate in accordance with generally accepted accounting principles governing profit recognition for real estate transactions. The Company’s principal source of revenue is the sale of residential homes. Sales, including profit recognition, of residential homes and land are recognized upon delivery and closing. Payments received from customers prior to closing are recorded as deposits. The buyer places a deposit (10% or more of the sales price) with Oriole. A sales price is set at the contract signing subject to amendment for subsequent sales of options at the customer’s request. Revenue is recognized on the delivery and closing date of the sale, at which time title is transferred and 100% of the cash sales price is collected by Oriole.

      The Company records inventory at land cost, plus accumulated land development and construction costs, including capitalized interest, real estate taxes, and other carrying costs. These capitalized costs are included in cost of home sales when delivered. Also, certain other project costs are capitalized as the project is developed. The total capitalized costs of our real estate projects are assigned to residential units based on specific identification and/or relative value and/or area methods, where applicable. This allocation is necessary to properly charge inventory to cost of sales upon the delivery of homes.

      The accumulated costs of land and homes are reviewed by management on a continuous basis to determine that these are not in excess of estimated fair value less cost to sell. Estimated fair value less cost to sell is based upon sales and backlog in the normal course of business less estimated cost to complete and dispose of the property.

Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

      Revenues from home sales increased $48.0 million (52.2%) during the fiscal year 2001 as compared to 2000 primarily due to an increase in the number of homes delivered as a result of the Vizcaya Project. As compared to the 562 homes delivered in 2000, Oriole delivered 719 homes in 2001, 185 of which for $37.9 million were contributed by this project. Accompanying this increase in number of homes delivered, there was a 19.0% increase in the average selling price of deliveries in 2001 to $194,800 from $163,700. Much of the increase in average selling price is due to the higher number of single-family homes closed in 2001 at 492, with average revenue per single-family home increasing $37,000 to $220,900. Multi-family home prices remained stable at average revenue of $138,000 on 18 fewer deliveries in 2001. The number of contracts executed and the aggregate dollar value of those contracts decreased to 650 and $135.3 million respectively, in 2001, from 848 and $150.8 million, respectively, in 2000. Of this amount in 2001, 200 and $41.6 million, respectively, related to the Vizcaya Project. The average selling price of homes contracted in 2001 increased 17.0% to $208,100 from $177,800 in 2000.

      Non-homebuilding revenues decreased to $0.1 million in 2001 as compared to $1.0 million in 2000.

      Interest, rentals and other income was approximately the same in 2001 as it was in 2000.

      Cost of home sales increased to $128.4 million (54.9%) in 2001 from $82.9 million in 2000, due principally to the increase in revenues from home sales. Cost of sales increased slightly as a percentage of home sales in 2001 to 91.7% from 90.1% in 2000. The cost of home sales increase in 2001 was largely due to a $760,000 accrual to the builder of the Vizcaya project for a potential bonus based upon the cumulative results of operations to December 31, 2001.

      Selling, general and administrative expenses increased $2.2 million (14.8%) in 2001 as a result of the Vizcaya Project. These expenses decreased as a percentage of total revenue to 12.1% from 15.7% due to the increase in total revenue.

      The Company incurred a net loss in 2001 of $3.6 million or $0.77 per share, as compared to a net loss of $2.6 million, or $0.56 per share, in 2000. Included in this net loss, however, is a $0.6 million non-cash extraordinary item for the early extinguishment of debt.

      The Company has earned a preferred return, as defined, based upon its cash investment in the Vizcaya Project. Because this cash investment has been substantially reduced, and because the builder may receive a bonus from available profits up to an amount equal to the Company’s cumulative preferred return, future net income accruing to the Company from this project is expected to be significantly lower.

      Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is recognized within the real estate industry as a meaningful financial measure. Interest expense included in the cost of sales, depreciation, amortization, and the 2001 extraordinary item related to early extinguishment of debt are non-cash items added back to the Company’s net loss of $3,566,000 and therefore included in EBITDA of $8,648,000.

      EBITDA increased $4.2 million to $8.6 million for 2001 from $4.4 million in 2000. The increase resulted from the increase in home sales.

      The Company has responded to the close-out of several of its projects by reductions in staff and related overhead expenses. The Company reduced staff by 22% in 2001 and will continue to adjust to meet current market conditions.

      Sales revenues from closed and delivered homes remained strong in the last two quarters of 2001 but new contracts written have decreased.

      Based upon the reduced backlog of homes to be delivered and the reduced number of customer deposits as compared to last year, home-building revenues for fiscal 2002 will most likely be lower than fiscal 2001. The Company believes that the Stonecrest project can provide a stable source of revenue for the next several years. The Spring Park Terraces project, for which land development began in late 2001, and the proposed Sandpiper Isles and Sandpiper Greens projects in Pelican Landing, will be in development and construction stages in 2002, with sales revenues being recognized through 2003. The build-out of many of our current projects is anticipated by year-end 2002, and the Company is evaluating future land purchases, as well as developing future strategies for positioning itself within the competitive building and development market in Florida. The Company is now in the process of considering strategic alternatives to its current operating strategies in an effort to determine the best means of maximizing shareholder value.

Year Ended December 31, 2000 Compared to Year Ended December 31, 1999

      Revenues from home sales increased $14.5 million (18.8%) during the fiscal year 2000 as compared to 1999 primarily due to an increase in the number of homes delivered as a result of the acquisition of the Vizcaya Project. As compared to the 501 homes delivered in 1999, Oriole delivered 562 homes in 2000, 70 of which for $13.1 million were contributed by the Vizcaya Project. There was a 5.9% increase in the average selling price of homes delivered in 2000 to $163,700 from $154,600. The number of contracts executed and the aggregate dollar value of those contracts increased to 848 and $150.8 million respectively, in 2000, from 463 and $73.1 million, respectively, in 1999. Of this amount, 193 and $37.1 million, respectively, related to the Vizcaya Project. The average selling price of homes contracted in 2000 increased 12.7% to $177,800 from $157,800 in 1999.

      Non-homebuilding revenues decreased to $1.0 million in 2000 as compared to $8.1 million in 1999. This decrease occurred because the prior year included both proceeds from the sale of certain properties held for investment and the associated rental income derived from those properties. These income streams were not duplicated in 2000 due to the sale of the underlying assets in 1999.

      Interest, rentals and other income was approximately the same in 2000 as it was in 1999.

      Cost of home sales increased to $82.9 million (18.0%) in 2000 from $70.3 million in 1999. However, cost of sales actually decreased as a percentage of home sales in 2000 to 90.2% from 90.8% in 1999 due to higher average selling prices.

      Selling, general and administrative expenses increased $1.0 million (7.0%) in 2000 as a result of the Vizcaya Project. These expenses decreased as a percentage of total revenue to 15.7% from 16.0% due to the increase in total revenue.

      The Company incurred a net loss in 2000 of $2.6 million or $0.56 per share, as compared to a net loss of $5.0 million, or $1.09 per share, in 1999.

      Significantly, the 1999 net loss was affected by several one-time transactions which included (a) a loss of $4.9 million to write down the value of land inventory for 250 unsold housing units to fair market value less cost to sell; (b) a loss of $1.4 million to write down the value of an investment in a joint venture; and (c) a gain of $6.1 million from the sale of certain properties and equipment. In addition, 1999 also included an additional $2.0 million in rental income derived from the properties and equipment sold.

      EBITDA, adjusted to exclude the 1999 non-cash valuation adjustments and gains on property and equipment, increased $0.9 million to $4.4 million for 2000 from $3.5 million in 1999, primarily due to the impact of the Vizcaya Project. EBITDA was also affected by the other factors influencing net income discussed above.

Item 7A.	Quantitative and Qualitative Disclosures About Market Risk

      The Company is exposed to market risk, primarily related to interest rates. In 2001 the Company redeemed its fixed rate 12.5% Senior Note debt and entered into a borrowing arrangement with a bank providing for variable interest rates tied to the prime interest rate. This change in composition of debt significantly reduced interest expense but modified interest rate risk in 2001 as rates are now subject to increases in the prime rate. As homes covered by this debt are closed and delivered to customers, associated principal repayments are made, reducing the loan balances and the amount at risk. The Company’s variable rate debt at the end of 2001 was $24,257,026. A one hundred basis point increase in prime rate would result in an increase of $242,570 in annual interest expense before principal reductions during 2002. The Company does not enter into derivative agreements to manage interest costs and hedge against risks associated with fluctuating interest rates. Accordingly, it is the Company’s belief that risks associated with interest rates are minimal and would not materially affect the results of operations of the Company.

Item 8.	Financial Statements and Supplementary Data

ORIOLE HOMES CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,

	2001	2000

ASSETS
Cash and cash equivalents
Cash and cash equivalents	$2,226,739	$18,076,508
Restricted cash	5,849,729	3,631,248

	8,076,468	21,707,756
Inventories
Land	31,765,628	49,406,779
Homes completed or under construction	26,047,903	32,876,886
Model homes	1,300,459	4,216,273

	59,113,990	86,499,938
Property and equipment, at cost
Land	80,885	81,379
Buildings	457,216	664,065
Furniture, fixtures and equipment	2,223,601	3,044,175

	2,761,702	3,789,619
Less accumulated depreciation	1,952,717	2,127,155

	808,985	1,662,464

Land held for investment, at cost	1,857,300	1,857,300
Investment in unconsolidated joint venture	5,000,000	—
Other
Prepaid expenses	1,732,764	1,713,099
Unamortized financing costs	752,970	392,752
Other assets	2,522,057	2,384,853

	5,007,791	4,490,704

Total assets	$79,864,534	$116,218,162

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Line of credit	$—	$10,000
Mortgage notes payable	24,257,026	20,415,730
Accounts payable and accrued liabilities	10,054,699	11,662,494
Customer deposits	9,763,166	10,190,140
Senior notes	—	34,584,277

Total liabilities	44,074,891	76,862,641

Shareholders’ equity
Class A common stock, $.10 par value
Authorized — 10,000,000 shares
Issued and outstanding — 1,863,149 in 2001 and 1,863,649 in 2000	186,315	186,365
Class B common stock, $.10 par value
Authorized — 10,000,000 shares
Issued and outstanding — 2,762,375 in 2001 and 2,761,875 in 2000	276,238	276,188
Additional paid-in capital	19,267,327	19,267,327
Retained earnings	16,059,763	19,625,641

Total shareholders’ equity	35,789,643	39,355,521

Total liabilities and shareholders’ equity	$79,864,534	$116,218,162

The accompanying notes are an integral part of these statements.

ORIOLE HOMES CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,

	2001	2000	1999

Revenues
Sales of homes	$140,029,478	$91,989,406	$77,454,410
Sales of land	14,500	15,000	—
Other operating revenues	—	73,115	2,003,522
Gain on sales of property and equipment, net	105,469	930,872	3,745,618
Gain on sales of land held for investment and other assets, net	—	—	2,305,603
Interest, rentals and other income	2,615,126	2,646,882	2,426,739

	142,764,573	95,655,275	87,935,892

Costs and expenses
Cost of homes	128,461,317	82,939,937	70,308,875
Inventory valuation adjustment	—	—	4,860,636
Cost of land sold	6,442	11,603	—
Loss on joint venture investment	—	—	1,430,083
Costs relating to other operating revenues	9,587	190,475	1,892,866
Selling, general and administrative expenses	17,281,097	15,054,416	14,074,117
Interest costs incurred	4,362,383	6,003,735	6,888,691
Interest capitalized (deduct)	(4,362,383)	(5,963,505)	(6,477,555)

	145,758,443	98,236,661	92,977,713

Net loss before extraordinary item	$(2,993,870)	$(2,581,386)	$(5,041,821)
Extraordinary loss on early extinguishment of debt	(572,008)	—	—

Net loss	$(3,565,878)	$(2,581,386)	$(5,041,821)

Basic and Diluted loss per Class A and B common share available for common stockholders
Net loss before extraordinary item	$(.65)	$(.56)	$(1.09)
Extraordinary item	$(.12)	$—	$—

Net loss	$(.77)	$(.56)	$(1.09)

Weighted average number of common shares outstanding — Basic and Diluted	4,625,524	4,625,524	4,625,524

The accompanying notes are an integral part of these statements.

ORIOLE HOMES CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

Years Ended December 31, 2001, 2000, and 1999

	Common Stock

	Class A		Class B		Additional
					Paid-in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings

Balance at January 1, 1999	1,864,149	$186,415	2,761,375	$276,138	$19,267,327	$27,248,848
Net loss for 1999	—	—	—	—	—	(5,041,821)
Stock conversion	(500)	(50)	500	50	—	—

Balance at December 31, 1999	1,863,649	$186,365	2,761,875	$276,188	$19,267,327	$22,207,027
Net loss for 2000	—	—	—	—	—	(2,581,386)

Balance at December 31, 2000	1,863,649	$186,365	2,761,875	$276,188	$19,267,327	$19,625,641
Net loss for 2001	—	—	—	—	—	(3,565,878)

Stock conversion	(500)	(50)	500	50	—	—

Balance at December 31, 2001	1,863,149	$186,315	2,762,375	$276,238	$19,267,327	$16,059,763

The accompanying notes are an integral part of these statements.

ORIOLE HOMES CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,

	2001	2000	1999

Cash flows from operating activities
Net loss	$(3,565,878)	$(2,581,386)	$(5,041,821)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation	437,362	312,585	892,446
Extraordinary item	572,008	—	—
Amortization	1,367,388	481,194	759,715
Gain on sales of property, equipment and land held for investment, net	(105,469)	(970,289)	(6,051,221)
Inventory valuation adjustment	—	—	4,860,636
Loss on joint venture investment	—	—	1,430,083
(Increase) decrease in operating assets
Receivables	—	262,240	691,044
Inventories	27,775,021	16,218,657	17,601,052
Other assets	(715,579)	(35,200)	878,440
Increase (decrease) in operating liabilities
Accounts payable and accrued liabilities	(1,607,795)	(1,276,534)	(3,109,137)
Customer deposits	(426,974)	2,914,842	(512,039)

Total adjustments	27,295,962	17,907,495	17,441,019

Net cash provided by operating activities	23,730,084	15,326,109	12,399,198

Cash flows from investing activities
Acquisition of project, net of cash acquired	—	(22,672,617)	—
Capital expenditures	(105,123)	(1,109,945)	(694,787)
Investment in unconsolidated joint venture	(5,000,000)	—	—
Return on investment in Regency joint venture	—	1,242,240	616,273
Sales of property and equipment and land held for investment	237,635	2,364,530	20,661,638

Net cash (used in) provided by investing activities	(4,867,488)	(20,175,792)	20,583,124

Cash flows from financing activities
Proceeds from bank borrowings	73,848,978	28,631,913	1,575,101
Principal payments of bank borrowings	(70,007,682)	(12,522,555)	(13,239,114)
Financing costs	(1,461,180)	—	—
Repayment of line of credit	(10,000)	—	—
Repurchase of senior notes	(34,864,000)	(8,260,000)	(13,168,000)

Net cash (used in) provided by financing activities	(32,493,884)	7,849,358	(24,832,013)

Net increase (decrease) in cash and cash equivalents	(13,631,288)	2,999,675	8,150,309
Cash and cash equivalents at beginning of year	21,707,756	18,708,081	10,557,772

Cash and cash equivalents at end of year	$8,076,468	$21,707,756	$18,708,081

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest (net of amount capitalized)	$559,243	$1,358,648	$820,159
Income taxes	$—	$—	$—

The accompanying notes are an integral part of these statements.

ORIOLE HOMES CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note A — Summary of Significant Accounting Policies and Other Information

     Basis of Presentation and Business

      The consolidated financial statements include the accounts of Oriole Homes Corp. and all wholly-owned subsidiaries (the “Company”). Significant intercompany accounts and transactions, if any, have been eliminated in consolidation. Certain prior year balances have been reclassified to conform to the current year presentation.

      The Company, a Florida corporation, is engaged principally in the design, construction, marketing and sale of single-family homes, patio homes, townhomes, villas, duplexes and low and mid-rise condominiums in Palm Beach, Broward, Lee, Marion and Osceola counties in Florida.

     Revenue Recognition

      The Company records sales of real estate in accordance with generally accepted accounting principles governing profit recognition for real estate transactions. The Company’s principal source of revenue is the sale of residential homes. Sales, including profit recognition, of residential homes and land are recognized upon delivery and closing. Payments received from customers prior to closing are recorded as deposits. All sales require a written (and signed) contract with the buyer communicating a final understanding between parties as to the specific nature and terms of the transaction. The buyer places a deposit (10% or more of the sales price) with Oriole. A sales price is set at the contract signing subject to amendment for subsequent sales of options at the customer’s request. Revenue is recognized on the delivery and closing date of the sale, at which time title is transferred. On this date, 100% of the cash sales price is collected by Oriole.

     Inventories

      The Company records inventory at land cost, plus accumulated land development and construction costs, including capitalized interest, real estate taxes, and other carrying costs. These capitalized costs are included in cost of home sales when delivered. Also, certain other project costs are capitalized as the project is developed. The total capitalized costs of our real estate projects are assigned to residential units based on specific identification and/or relative value and/or area methods, where applicable. This allocation is necessary to properly charge inventory to cost of sales upon the delivery of homes.

      The accumulated costs of land and homes are not in excess of estimated fair value less cost to sell. Estimated fair value less cost to sell is based upon sales and backlog in the normal course of business less estimated cost to complete and dispose of the property. The Company’s management, on a continuous basis, reviews individual projects in inventory for potential adjustments to fair value.

      Of the inventory amounts represented as homes completed or under construction, homes which are completed aggregate approximately $4,477,000, or 17% of the total, in 2001 and $8,213,000, or 25% of the total, in 2000.

          Property and Equipment

      Property and equipment is stated at cost. The Company provides for depreciation of property and equipment by the straight-line method for buildings and the MACRS method for furniture, fixtures and equipment over the following estimated useful lives of the various classes of depreciable assets:

Buildings	25 to 31.5 years
Furniture, fixtures and equipment	3 to 7 years

ORIOLE HOMES CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     Unamortized Financing Costs

      Certain prepaid costs incurred in connection with the construction loan agreements entered into in 2001 have been deferred and are being amortized as the units financed are delivered over the term of the debt.

     Cash Equivalents

      Cash equivalents consist of highly liquid investments with maturities of one month or less when purchased.

     Net Loss Per Share

      Net loss per common share is computed by dividing net loss by the weighted average shares outstanding during each year. The computation of diluted net income per share includes all dilutive common stock equivalents in the weighted average shares outstanding during each year, except in loss years when their inclusion would be antidilutive.

     Advertising

      The Company expenses advertising costs as incurred. Advertising expense for the years ended December 31, 2001, 2000, and 1999 was $2,174,875, $2,557,809, and $1,584,483, respectively.

     Estimates

      In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     Income Taxes

      The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”). This statement requires an asset and liability approach to account for income taxes. The Company provides deferred income taxes for temporary differences that will result in taxable or deductible amounts in future years based on the reporting of certain costs in different periods for financial statement and income tax purposes. A valuation allowance is established for deferred tax assets when it is more likely than not that a tax benefit will not be realized.

New Accounting Pronouncements

      In June 2001 the Financial Accounting Standards Board issued Statements of Financial Accounting Standards (SFAS) No. 141, “Business Combinations”, No. 142, “Goodwill and Other Intangible Assets”, and No. 143, “Accounting for Asset Retirement Obligations”. In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”.

      SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 and requires the acquired intangible assets to be recognized as assets apart from goodwill if certain criteria are met. Implementation of SFAS No. 141 did not have an effect on the financial statements of the Company.

      SFAS No. 142 is effective for fiscal years beginning December 15, 2001 and provides guidance on accounting for intangible assets and eliminates the amortization of both goodwill and certain identifiable

ORIOLE HOMES CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

intangible assets. Under the provisions of SFAS No. 142, intangible assets, including goodwill, that are not subject to amortization will be tested for impairment at least annually. Impairment testing must be performed more frequently if events or changes in circumstances indicate that the asset might be impaired. We do not expect the adoption of SFAS No. 142 to have a material impact on the Company’s financial position or results of operations.

      SFAS No. 143 is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged. This statement addresses the diverse accounting practices for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement requires recognition in the period in which it is incurred of the fair value of liabilities associated with the retirement of long-lived assets when a legal obligation to incur such costs arises as a result of the acquisition, construction, development and/or the normal operation of a long-lived asset. We do not expect this statement to have a material effect on our financial position or results of operations.

      SFAS No. 144 supersedes both SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations — Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions”, for the disposal of a segment of a business (as previously defined in that Opinion). SFAS No. 144 retains the fundamental provisions in SFAS No. 121 for recognizing and measuring impairment losses on long-lived assets held for use and long-lived assets to be disposed of by sale, while also resolving significant implementation issues associated with SFAS No. 121. It also retains the basic provisions of Opinion 30 on how to present discontinued operations in the income statement but broadens that presentation to include a component of an entity (rather than a segment of a business). Unlike SFAS No. 121, an impairment assessment under SFAS No. 144 will never result in a write-down of goodwill. Rather, goodwill is evaluated for impairment under SFAS No. 142, “Goodwill and Other Intangible Assets”.

      The Company is required to adopt SFAS No. 144 no later than the year beginning after December 15, 2001, which will be our fiscal 2002. We do not expect the adoption of SFAS No. 144 to have a material impact on the Company’s financial position or results of operations.

Note B — Acquisition

      On August 8, 2000, pursuant to a Purchase and Sale Agreement and a Builder’s Agreement dated as of the same date between a wholly owned subsidiary of the Company (OH Investments, Inc.) and the Seller, the Company acquired a real estate project known as the “Vizcaya Project”. This community consists of 504 single-family units being marketed to active adults at least 55 years of age. The seller is a homebuilder with operations in Southeast Florida.

      The total cost for the acquisition of the Vizcaya Project was $27,510,034, which consists of amounts paid to seller, liabilities assumed and transaction costs paid by the Company. Since the acquisition of the Vizcaya Project consisted of developed and undeveloped land, no goodwill was recorded in connection with the acquisition.

      Under the terms of the Builder’s Agreement, Centerline Homes at Delray, Inc. (“Centerline-Delray”) agreed, among other things, to complete and manage the Vizcaya Project. The Builder’s Agreement provides that Centerline-Delray will be entitled to receive certain bonus payments depending upon the performance of the Project after the Company has been repaid its cash investment of $6.5 million and a preferred return of 25% per annum on its cash investment. For 2001 and 2000, this preferred return included in net income amounted to $960,000 and $401,000, respectively. The builder is entitled, out of available profits as defined, to earn a bonus up to the total cumulative preferred return received by the Company. Thereafter, excess net income, as defined, is shared equally.

ORIOLE HOMES CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Based upon the Vizcaya results of operations to December 31, 2001, the Company has accrued a potential bonus to the builder of $760,000.

      The Company’s initial cash investment has been substantially reduced and because the builder may receive a bonus as described above, future net income accruing to the Company is expected to be significantly lower.

      The accompanying consolidated statement of operations of the Company includes results of operations relating to the Vizcaya Project from August 8, 2000, the acquisition date.

      Unaudited pro forma consolidated revenues and net loss of the Company, giving effect to the acquisition of the Vizcaya Project as if it had occurred on January 1, 2000, equal revenues of $108,695,587 and a loss of $2,216,106 for the year ended December 31, 2000. These pro forma results do not include any adjustments and do not purport to be indicative of the actual results of operations that would have been reported had the acquisition of the Vizcaya Project actually occurred on January 1, 2000.

Note C — Inventories

      Information related to the interest component capitalized in the Company’s inventories is as follows:

	Years Ended December 31,

	2001	2000	1999

Interest capitalized in inventories, beginning of period	$10,585,472	$10,593,706	$14,221,491
Interest capitalized	4,362,383	5,963,505	6,477,555
Interest expensed to cost of sales — operations	(9,505,903)	(5,971,739)	(6,480,654)
Interest expensed — valuation adjustment	—	—	(3,624,686)

Interest capitalized in inventories, end of period	$5,441,952	$10,585,472	$10,593,706

Note D — Inventory and Fixed Asset Valuation Adjustments

      The Company follows SFAS No. 121, which requires that long-lived assets held and used by an entity be reviewed for impairment whenever events or changes indicate that the net book value of the asset may not be recoverable. An impairment loss is recognized if the sum of the undiscounted expected future cash flows from the use of the asset is less than the net book value of the asset. The Company periodically reviews the carrying value of its assets and, if such reviews indicate a lack of recovery of the net book value, adjusts the assets accordingly.

      The Company recorded in the second and fourth quarters of 1999, non-cash inventory valuation adjustments totaling $2,480,695 and $2,379,941 respectively or $.54 and $.51 per common share, respectively. These adjustments reduced certain inventory to estimated fair value less cost to sell. The inventory adjustments pertained to land inventory for approximately 344 unsold housing units located in four developments.

Note E — Investment in Unconsolidated Joint Venture

      On September 14, 2001, the Company contributed capital of $5,000,000 to a special purpose limited liability company formed to operate a joint venture between the Company and Centerline Homes at the Equestrian Club, Inc. to construct and sell homes in Palm Beach County. On February 27, 2002 an additional $1,000,000 was contributed by the Company. Under the terms of the joint venture, the Company is entitled to a preferential distribution equal to the greater of (a) the first $7,841,000 of Available Cash (as defined in the operating agreement) or (b) a return of all of its capital contributions

ORIOLE HOMES CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

plus an internal rate of return equal to 25% on its contributions to the venture. Under the terms of the joint venture, the Company may, but is not obligated to, make further capital contributions, make any loan to the joint venture or guarantee any of the joint venture’s obligations. The Company’s interest in the joint venture is accounted for using the equity method of accounting. The Company received no distribution from its interest in the joint venture during the period ended December 31, 2001 and there was no undistributed profit or loss at December 31, 2001.

Note F — Investment in Regency Joint Venture

      The Company had one investment in a joint venture with Regency Homes in 1999. The joint venture constructed and sold homes. During the year ended December 31, 1999, there was no advance from the Company to the joint venture. In January, 2000, the Company received $1,242,240 from the sale of its remaining lots. The balance of the Company’s investment of $1,430,083 was unrecoverable and was written off as of December 31, 1999. In August, 2001, a final settlement of $115,000 was received from the joint venture partner, and was recorded as miscellaneous income.

Note G — Life Insurance

      The Company has advanced premiums for life insurance policies on the lives of two of its officers and their spouses who own significant shares of common stock of the Company. An irrevocably designated trustee of the officers is the beneficiary. Upon the death of the officers or termination of the policies, the Company shall receive an amount equal to the aggregated premiums paid less any policy loans and unpaid interest or cash withdrawals received by the Company. The accumulated premiums paid by the Company on the above policies through the years ended December 31, 2001 and 2000 were $1,314,329 and $1,160,466, respectively, and are classified as other assets. At December 31, 2001 the cash surrender value of the policies was $800,000.

      In connection with the premium advances, the Company obtained an option from the officers to acquire all or any part of the Class A or Class B common stock of the Company owned by such individuals at the market price of such securities at the time of their death.

Note H — Line of Credit

      At June 30, 2001, the Company did not renew its $10.0 million Revolving Line of Credit facility and decided to rely, instead, on its available cash and new credit facilities discussed at Note I.

Note I — Mortgage Notes Payable

      Mortgage notes payable at December 31, 2001 and 2000, are as follows:

	2001	2000

Construction Loan	$—	$2,167,046
Vizcaya Loan	9,743,763	18,248,684
Mortgage Notes	13,222,242	—
Land Loan	1,291,021	—

	$24,257,026	$20,415,730

      On December 22, 1998, the Company entered into a Construction Loan Agreement with a bank providing for a loan totaling $6,750,000 (the “Construction Loan”) and a letter of credit facility in the amount of $200,000 in connection with the Company’s acquisition of certain real property (the “Land”) and the construction of single family residential homes thereon (the “Homes”). The Loan was comprised

ORIOLE HOMES CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

of a $3,750,000 acquisition loan (the “Acquisition Loan”) relating to the purchase of the Land and a revolving credit facility in an amount of up to $3,000,000 outstanding at any time to be used to finance construction of the Homes (the “Revolving Loan”). Interest charged on the loan was at the specified LIBOR Market Rate Index plus 0.275%, or the prime rate of the bank, as selected each month by the Company. At December 31, 2000, the interest rate on the loan was 9.5%. Accrued interest on the loan was payable monthly and partial payments of principal were made upon the delivery of homes. The loan was secured by certain land and improvements. The loan was paid in full during 2001.

      On August 8, 2000, in connection with the Vizcaya Project, a wholly owned subsidiary of the Company borrowed an aggregate principal amount of $26,787,200, of which $9,580,430 is for future construction costs (the “Vizcaya Loan”). The Vizcaya Loan is secured by real property and other assets acquired in connection with the acquisition of the Vizcaya Project. The Company has agreed to guarantee up to an aggregate of $2.0 million of the Vizcaya Loan. Certain individual guarantors, not related to the Company, have agreed to jointly and severally guarantee the Vizcaya Loan. The Vizcaya Loan bears interest at the prime rate of the bank, which was 4.75% and 9.50% as of December 31, 2001 and 2000, respectively. Accrued interest on the loan is payable monthly and partial payments of principal are made upon the delivery of homes. The Vizcaya Loan is collateralized by certain land and land improvements.

      On July 16, 2001, the Company entered into agreements that provided for borrowing an aggregate principal amount of $49,878,136, of which $15,451,742 was for future construction costs (the “Mortgage Notes”). Four separate mortgage notes encumbering different parcels of real property (land and related improvements) collateralize the loans. Interest is at the specified prime rate of the bank plus 0.50%, which was 5.25% at December 31, 2001. Interest is payable monthly and partial payments of principal are to be made upon the delivery of homes. The principal must be paid in full at various maturities ranging from January 16, 2003 to July 16, 2003.

      On August 23, 2001, the Company entered into an agreement that provided for borrowing an aggregate principal amount of $1,265,000 for the purchase of land (the “Land Loan”). A mortgage note encumbering a parcel of real property secures the Land Loan. Interest is at the specified prime rate of the bank plus 0.50%, or 5.25% as of December 31, 2001. Interest is payable monthly, and the principal must be paid in full at maturity on August 23, 2002.

Note J — Income Taxes

      Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the consolidated financial statement amounts and liabilities and their respective tax bases.

ORIOLE HOMES CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      As of December 31, 2001 and 2000, the significant components of the Company’s deferred tax assets and liabilities were:

	2001	2000

AMT credit carryover	$113,877	$113,877
Federal net operating loss carryforward	11,149,296	9,269,465
State net operating loss carryforward	2,590,983	2,286,892
Inventory valuation adjustment	596,607	1,715,847
Reserve for warranties and other accrued expenses	380,933	334,472
Percentage of completion	752,786	421,224
Inventory capitalization	56,476	51,433

Total deferred tax asset, before valuation allowance	15,640,958	14,193,210
Less valuation allowance	13,310,528	12,092,561

Total deferred tax assets, net of valuation allowance	2,330,430	2,100,649

Deferred expenses	(2,217,660)	(2,090,708)
Accelerated depreciation	(112,770)	(9,941)

Total deferred tax liabilities	(2,330,430)	(2,100,649)

Net deferred tax (liability) asset	$—	$—

      The net change in the valuation allowance for the years ended December 31, 2001 and 2000 were increases of $1,217,967 and $1,047,284, respectively.

      The principal reasons for the difference between the total tax expense and the amount computed by applying the statutory federal income tax rate to income (loss) before income taxes is the valuation allowance and the effects of state income taxes.

      At December 31, 2001, the Company has federal and state net operating loss carryforwards (NOLs) of $32,792,047 and $47,108,781, respectively. Of this amount, $6,128,138 of the federal NOLs expire in 2012 and $21,134,995 will begin to expire in 2018. The Company’s state NOLs will begin to expire principally in the year 2012. The complete realization of the value of the NOLs is dependent on various factors, including future profitability.

Note K — Customer Deposits

      Certain customer deposits, pursuant to statutory regulations of the State of Florida or by agreement between the customer and the Company, are held in segregated bank accounts. At December 31, 2001 and 2000, cash in the amounts of $5,849,729 and $3,631,248, respectively, was so restricted and classified as restricted cash on the consolidated balance sheets.

      The Company previously entered into an escrow agreement with a certain bank and the Division of Florida Land Sales and Condominiums which allowed the Company to use customer deposits which were maintained in an escrow account. Deposits of up to $107,229 in 2000 which could be released to the Company were guaranteed by bonds aggregating $1,250,000. As of December 31, 2001, the Company had discontinued use of performance bonds, and placed customer deposits in escrow accounts as provided for by State regulations.

ORIOLE HOMES CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note L — Accounts Payable and Accrued Liabilities

      Accounts payable and accrued liabilities include the following:

	2001	2000

Accounts payable	$6,995,586	$7,618,760
Accrued interest	991,903	2,513,191
Accrued warranties on homes	700,000	941,974
Other accrued liabilities	1,367,210	588,569

	$10,054,699	$11,662,494

Note M — Senior Notes

      Senior notes consist of the following:

	2001	2000

12 1/2% senior notes due January 15, 2003 at par with an effective interest rate of 13.02%	$—	$70,000,000
Repurchase of senior notes to be used as part of sinking fund	—	(35,136,000)
Unamortized discount	—	(279,723)

	$—	$34,584,277

      On January 13, 1993, the Company issued 12 1/2% senior notes (“Senior Notes”), due January 15, 2003. The Senior Notes had a face value of $70,000,000 and were issued at a discount of $1,930,600. The Senior Notes were senior unsecured obligations of the Company subject to redemption at the Company’s option on or after January 15, 2001 at 100% of the principal amount.

      On July 16, 2001, the Company effected an optional redemption of all of its outstanding 12 1/2% Senior Notes due 2003. The total redemption price, including accrued interest of $2,112,688, was $35,915,688. Of this amount, $33,313,737 was provided by the financing arrangement for $49,878,136 described at Note I above and $2,601,951 from available cash. Prior to this transaction, Senior Notes had been purchased in the open market at varying prices.

      Certain costs incurred in connection with the Senior Notes were deferred and were amortized by using the interest method over the term of the debt, with the remaining unamortized portion of these costs, plus a loan discount, recognized as an extraordinary item of $572,008.

Note N — Income (Loss) Per Share

      In the years 2001, 2000 and 1999, common stock equivalents have been excluded in the computation of loss per share as the Company incurred net losses during these years and their inclusion would be anti-dilutive. Potential common stock equivalents at December 31, 2001 consist of options to purchase 71,100 shares of common stock at prices ranging from $1.50 to $8.62 per share.

Note O — Stock Options

      The Company has two stock option plans accounted for under APB Opinion 25 and related interpretations. The plans allow the Company to grant options to employees for the purchase of up to 400,000 shares of Class B common stock and non-employee Directors for the purchase of up to 20,000 shares of Class B common stock. The options have terms of five years for employees and ten years for non-employee Directors when issued. The stock options for employee’s vest at the end of the second year,

ORIOLE HOMES CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and stock options for non-employee Directors vest 50% each on the date of the first and second Annual Meeting of Shareholders subsequent to the grant of options.

      The exercise price of each option equals the market price of the Company’s Class B Common stock on the date of grant.

      Accordingly, no compensation cost has been recognized for the plans. Had compensation cost for the plans been determined based on the fair value of the options at the grant dates consistent with the method of SFAS No. 123, “Accounting for Stock-Based Compensation”, the Company’s net loss would have been increased to the proforma amounts indicated below.

	2001	2000	1999

Net income (loss)
As reported	$(3,565,878)	$(2,581,386)	$(5,041,821)
Pro forma	$(3,585,143)	$(2,595,618)	$(5,047,666)
Basic income (loss) per share
As reported	$(.77)	$(.56)	$(1.09)
Pro forma	$(.77)	$(.56)	$(1.09)

      The fair value of each option grant is estimated on the date of grant using the binomial options-pricing model with the following weighted-average assumptions used for grants in 2001, 2000, and 1999, respectively: expected volatility of 60.29, 52.18, and 37.59 percent; risk-free interest rate of 4.63, 6.56, and 5.91 percent; and expected life of 5.9, 5.5, and 5.7 years.

      A summary of the status of the Company’s stock option plans as of December 31, 2001, 2000, and 1999, and changes during the years ending on those dates is presented below:

	2001		2000		1999

		Weighted		Weighted		Weighted
		Average		Average		Average
	Shares	Exercise	Shares	Exercise	Shares	Exercise
	(000)	Price	(000)	Price	(000)	Price

Outstanding at beginning of year	72.1	$3.87	71.3	$5.99	61.0	$7.06
Granted	20.6	$1.46	26.7	$1.75	19.0	$2.06
Exercised	—	—	—	—	—	—
Forfeited	21.6	$6.88	25.9	$7.52	8.7	$7.37

Outstanding at end of year	71.1	$2.25	72.1	$3.87	71.3	$5.99
Options exercisable at year end	25.0	$3.42	34.2	$6.28	52.3	$7.28
Weighted average fair value of options granted during the year		$0.90		$0.96		$1.20

ORIOLE HOMES CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following information applies to options outstanding at December 31, 2001:

	Options Outstanding			Options Exercisable

		Weighted	Weighted		Weighted
		Avg.	Avg.		Avg.
	Shares	Contractual	Exercise	Shares	Exercise
Range of Exercise Prices	(000)	Life	Price	(000)	Price

$1.06 to $1.50	34.0	4.04	$1.27	10.0	$1.50
$1.81 to $2.80	28.7	4.72	$2.09	6.6	$2.06
$4.50 to $4.50	2.4	6.39	$4.50	2.4	$4.50
$7.37 to $8.62	6.0	4.18	$7.70	6.0	$7.70

$1.06 to $8.62	71.1			25.0

Note P — Common Stock

      Class A and Class B common stock have identical dividend rights with the exception that the Class B common stock is entitled to a $.025 per share additional dividend. Class A common stock is entitled to one vote per share while Class B common stock is entitled to one-tenth vote per share. Holders of Class B common stock are entitled to elect 25% of the Board of Directors as long as the number of outstanding shares of Class B common stock is at least 10% of the number of outstanding shares of both classes of common stock. At the option of the holder of record, each share of Class A common stock may be converted at any time into one share of Class B common stock.

Note Q — Leasing Arrangements

     Rental Properties

      In connection with certain developments, the Company holds leases on specific recreation facilities. These leases are accounted for as operating leases.

      The following schedule provides an analysis of the Company’s property under operating leases (included in property and equipment) by major classes as of December 31, 2001 and 2000:

	2001	2000

Land	$80,885	$81,379
Buildings	457,216	664,065

	538,101	745,444
Less accumulated depreciation	457,216	582,198

	$80,885	$163,246

      The approximate future minimum rental income expected under these leases as of December 31, 2001 is $161,116 annually through the year 2006. Subsequently, the leases are subject to rental escalations for cost of living and expire through various periods ending 2019, 2021 and 2069.

ORIOLE HOMES CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     Office and Other Leases

      The Company leases its corporate office, sales office, a warehouse, certain model homes, office equipment, vehicles and trailers under lease agreements extending through 2006. These are accounted for as operating leases. The lease on the corporate office expires in December, 2002, with an option to renew for up to five years. The approximate future minimum lease payments under non-cancellable leases as of December 31, 2001 are as follows:

2002	$571,016
2003	82,012
2004	62,485
2005	39,909
2006	5,197

$760,619

      Total net rent expense, including common area maintenance expenses, for each of the years ended December 31, 2001, 2000, and 1999 amounted to approximately $360,000, $360,000, and $384,000, respectively.

Note R —	Deferred Compensation Plan

      The Company has a defined contribution plan (the “Plan”) established pursuant to Section 401(k) of the Internal Revenue Code. Participant employees may elect to contribute up to 15% of pretax annual compensation as defined in the Plan, subject to certain limitations. The Company will match 25% of the participant’s contributions, not to exceed 6% of the participant’s annual compensation. The Company’s contributions to the Plan amounted to $50,482 in 2001, $48,757 in 2000, and $47,925 in 1999.

Note S —	Financial Instruments

      The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     Cash and Cash Equivalents

      The carrying amount approximates fair value because of the short maturity of those instruments.

     Line of Credit

      The carrying amount of the line of credit approximates fair value due to the length of the maturity and the interest rate being tied to market indices.

     Mortgage Notes

      The carrying amount of the mortgage notes approximates fair value due to the interest rates not being significantly different from the current market rates available to the Company.

Senior Notes

      The Senior Notes were not listed on any exchange. Prices offered to the Company by individual holders and dealers in the Senior Notes were used to estimate fair value of the Senior Notes. The estimated fair value of the outstanding Senior Notes at December 31, 2001, 2000 and 1999 was $0, $32,772,160 and $41,399,040, respectively.

ORIOLE HOMES CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note T — Segment Information

      The Company has the following two reportable segments: home building and rental operations. The home building segment develops and sells residential properties and planned communities. On January 1, 1999, the rental operations segment consisted of 529 units in two separate properties. A 480 unit complex was sold in 1999, with the remaining units being sold as individual units. On January 1, 2000 the rental operations segment consisted of 39 units, 34 of which were sold in 2000. On January 1, 2001 the rental operations segment consisted of five remaining units, all of which were sold in 2001. There was no material revenue from the remaining units in the rental segment in 2000 and 2001; gains on sale of units were recorded in the home building segment.

      The accounting policies used to develop segment information correspond to those described in the summary of significant accounting policies and other information. Segment net income or loss is based on income or loss from operations before income taxes, the cumulative effect of changes in accounting principles, and the allocation of selling, general and administrative costs.

      The following information about the two segments is for the years ended December 31, 2001, 2000, and 1999, in thousands (000).

	Home	Rental
	Building	Operations	Other	Total

December 31, 2001
Revenues	$141,891	—	$874	$142,765
Interest expense	9,506	—	—	9,506
Depreciation and amortization	2,377	—	—	2,377
Segment net income (loss)	(4,252)	—	686	(3,566)
Segment assets	79,327	—	538	79,865
Expenditures for segment assets	105	—	—	105
December 31, 2000
Revenues	$94,986	—	$669	$95,655
Interest expense	6,012	—	—	6,012
Depreciation and amortization	437	—	39	476
Segment net income (loss)	(2,822)	—	241	(2,581)
Segment assets	115,473	—	745	116,218
Expenditures for segment assets	1,110	—	—	1,110
December 31, 1999
Revenues	$81,613	$2,003	$4,320	$87,936
Interest expense	6,892	—	—	6,892
Depreciation and amortization	1,251	450	1	1,702
Segment net income (loss)	(9,195)	111	4,042	(5,042)
Segment assets	99,876	1,734	431	102,041
Expenditures for segment assets	695	—	—	695

      During 1999, the Company recorded valuation adjustments to its homebuilding segment in the amount of $4,860,636.

ORIOLE HOMES CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note U — Selected Quarterly Financial Data (Unaudited)

      A summary of selected quarterly information for the years ended December 31 is as follows:

	2000 Quarter Ended

	March 31	June 30	September 30	December 31

	(In thousands, except per share data)
Total revenue	$17,202	$13,214	$21,667 (1)	$43,572	(1)
Net income (loss)	(793)	(1,582)	(1,505)	1,299
Net income (loss) per Class A and B common share — Basic & Diluted	$(0.17)	$(0.34)	$(0.33)	$0.28

	2001 Quarter Ended

	March 31	June 30	September 30	December 31

	(In thousands, except per share data)
	(as restated)(2)
Total revenue	$30,567	$22,673	$40,737	$48,788

Loss before extraordinary item	(1,103)	(1,172)	(160)	(559)
Extraordinary item	—	—	(572)	—

Net loss	(1,103)	(1,172)	(732)	(559)

Net loss per Class A and B common share — Basic & Diluted
Loss before extraordinary item	$(0.24)	$(0.25)	$(0.04)	$(0.12)
Extraordinary item	—	—	$(0.12)	—

Net loss	$(0.24)	$(0.25)	$(0.16)	$(0.12)

(1)	Includes the acquisition of the Vizcaya Project, which contributed aggregate revenue of $4.2 million and $8.9 million in the third and fourth quarters, respectively.

(2)	During the fourth quarter, the Company recorded a $760,000 potential bonus payable under a Builder’s Agreement, a portion of which is reflected in prior quarters. Previously, the reported net loss for the earlier three quarters were $717,000, $1,273,000 and $459,000, respectively.

Note V — Related Party Transactions

      In December 2000 the Company sold and leased back nine model homes used by the Vizcaya Project from an entity controlled by certain officers/shareholders of the Company (the “Related Party”). The selling prices of the model homes approximated fair market value.

      The Related Party paid $1,365,010 in cash and issued an unsecured promissory note in the amount of $588,800. Interest on the note of 8.0% per annum is payable monthly beginning December 30, 2000 and the principal must be paid in full no later than maturity on December 30, 2003. On February 27, 2002 principal of $400,000 on the promissory note was repaid.

      In connection with this transaction, the results of operations for the fiscal year 2000 includes revenue of $1,953,810, rent expense of $18,630 and interest income of $3,925. The results of operations for the fiscal year 2001 includes revenue of $204,458, rent expense of $263,489 and interest income of $47,104.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors

Oriole Homes Corp.

      We have audited the accompanying consolidated balance sheets of Oriole Homes Corp. and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Oriole Homes Corp. and Subsidiaries at December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

Grant Thornton LLP

Miami, Florida

February 22, 2002

Item 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

      This item is not applicable.

PART III

Item 10.	Directors and Executive Officers of the Registrant

      The directors and executive officers of Oriole Homes Corp. as of March 18, 2002 were as follows:

Name	Age	Position with the Company

George R. Richards	68	Director
Paul R. Lehrer	52	Director
Maurice E. Levenson	75	Director
Richard D. Levy	72	Chairman of the Board, Chief Executive Officer, Director
Mark Levy	49	President, Chief Operating Officer, Director
Harry A. Levy	68	Vice-Chairman of the Board, Secretary, Director
Joseph Pivinski	54	Chief Financial Officer, Vice President — Finance, Treasurer
Christopher Feller	49	Vice-President — Construction

      George R. Richards, age 68, now retired, practiced law in Dade County, Florida from 1966 until April 1996. From May 1994 until April 1996, Mr. Richards was a solo practitioner, and from July 1989 to May 1994, Mr. Richards practiced with the law firm of Fine Jacobson Schwartz Nash & Block. Prior to his retirement, Mr. Richards was outside counsel for the Company on various matters. Mr. Richards has been a Director since 1997.

      Paul R. Lehrer, age 52, is with St. Joe Real Estate Services Inc. since September, 2001, a commercial real estate service provider, and was formerly President & Chief Executive Officer of Colliers Lehrer International d/b/a Colliers International, Inc., a commercial real estate service provider from 1986 to 2000. Mr. Lehrer has been a Director since 1992.

      Maurice E. Levenson, age 75, has been a practicing Certified Public Accountant since 1959, and is a partner and shareholder in Levenson, Katzin and Ballotta, P.A. Mr. Levenson has been a Director since 2001.

      Richard D. Levy has served as Chairman of the Board and Chief Executive Officer of the Company since January 1976. Mr. Levy has been an executive officer and Director of the Company since its organization in 1963.

      Mark Levy has served as President and Chief Operating Officer since December 1984 and has been employed by the Company since January 1975. Mr. Levy has been a Director since 1982. Mark Levy is the son of Richard D. Levy.

      Harry A. Levy has served as Vice Chairman of the Board since May 1991 and as Secretary of the Company since 1968. Mr. Levy is presently devoting the majority of his time at the Company, in addition to overseeing other family interests and investments. Mr. Levy has been a Director since 1963. Harry A. Levy is the brother of Richard D. Levy.

      Joseph Pivinski has served as Vice President — Finance, Treasurer and Chief Financial Officer of the Company since October 1997. From 1994 until October 1997, Mr. Pivinski was employed as the Vice President — Finance and Chief Financial Officer of New York City based ECCO Staffing Services, Inc.

      Christopher A. Feller has served as Vice President — Construction of the Company since 1985. From 1977 through 1984, Mr. Feller was the Construction Manager at several communities developed by the Company covering a variety of products.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s outstanding Common Stock, to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file.

      Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, except for the following, all such filing requirements applicable to its officers, directors and ten percent shareholders were complied with during fiscal 2001: Mr. Pivinski filed a late Form 4 reporting one transaction and Mr. Levenson filed his Form 3 late.

Item 11.     Executive Compensation

Summary Compensation Table

				Long Term
	Annual Compensation			Compensation
				Awards	All Other
Name and Principal Position	Year	Salary	Bonus	Options/SARs(1)	Compensation(2)

	(Numbers shown as dollars except for shares)
Richard D. Levy	2001	$244,327	—	—	$23,425
Chairman of the	2000	$245,250	—	—	$20,950
Board and Chief	1999	$255,941	—	—	$23,683
Executive Officer
Mark Levy	2001	$272,500	—	—	$8,625
President and Chief	2000	$272,500	—	—	$6,125
Operating Officer	1999	$272,500	—	—	$8,000
Harry A. Levy	2001	$173,846	—	—	$12,469
Vice Chairman of the	2000	$160,000	—	—	$20,485
Board and Secretary	1999	$160,000	—	—	$13,590
Joseph Pivinski	2001	$160,418	$20,000	7,000	$11,625
Vice President — Finance,	2000	$141,250	—	7,000	$8,019
Treasurer and Chief	1999	$126,429	$8,700	—	$7,027
Financial Officer
Michael A. Rich(3)	2001	$183,413	$60,000	10,000	$1,585
Vice President —	2000	$175,000	$25,000	17,314	—
Sales & Marketing	1999	$37,019	—	10,000	—

(1)	Represents options to purchase Class B Common Stock granted. See below table for individual grants.

(2)	Represents the Company contribution to the Deferred Compensation Plan for Richard Levy, Mark Levy, Joseph Pivinski and Michael Rich. Also, for Richard Levy, Harry Levy, Mark Levy and Joseph Pivinski amounts include reimbursements under an executive medical reimbursement plan. In the cases of Richard D. Levy and Harry A. Levy it also includes the economic benefits of the premiums paid by the Company under an executive split dollar life insurance program. The Company is entitled to recover the premiums from any amounts paid by the insurer on such a split dollar life policy and has retained an interest in the policies to the extent of the premiums paid.

(3)	Mr. Rich joined the Company on October 4, 1999. Amounts shown as compensation for 1999 are for the period from such date through December 31, 1999. Mr. Rich left the Company’s employ on January 18, 2002.

Compensation Pursuant to Stock Options

      The following table sets forth information on option grants in fiscal 2001 to the Named Executive Officers.

Option Grants In Last Fiscal Year

Potential Realizable
	Number of				Value at Assumed
	Shares	Percentage of			Rates of Stock
	Underlying	Total Options			Appreciation for
	Options	Granted to	Exercise		Option Term
	Granted	Employees in	Price	Expiration
	(1)	Fiscal Year	($/share)	Date	5%($)	10%($)

Joseph Pivinski	7,000	41.8%	$1.44	10/04/2006	$2,785	$6,154
Michael A. Rich	10,000	58.2%	$1.0625	12/31/2006	$2,935	$6,487

(1)	All options listed were granted pursuant to the 1994 Stock Option Plan. Option exercises were at the market price when granted. The options have a term of five years and vest over two years.

      The following table provides information on option exercises in fiscal 2001 by the Named Executive Officers and the value of such officers’ unexercised options at December 31, 2001.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options
	Shares		Fiscal Year-End		at Fiscal Year-End
	Acquired on	Value
	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Joseph Pivinski	—	—	3,000	14,000	—	$7,975
Michael A. Rich	—	—	10,000	27,314	$3,500	$7,875

Compensation of Directors

      Richard D. Levy, Mark Levy, and Harry Levy receive no cash compensation for serving on the Board. The non-employee directors are each paid $12,000 per year and are reimbursed for travel expenses in connection with their attendance at meetings. Non-employee directors also receive options under the Company 1994 Stock Option Plan for non-employee directors (the “Director Option Plan”). During fiscal 2001, Messrs. Richards, Lehrer and Levenson each received an option to purchase 1,200 shares of the Company’s Class B Common Stock.

      The Compensation Committee consists solely of independent, non-employee members of the Board. The members of the Compensation Committee are currently Paul R. Lehrer, Maurice E. Levenson and George R. Richards. Its principal functions are recommending to the full Board compensation arrangements for senior management, recommending to the full Board the adoption and implementation of compensation and incentive plans and approving grants of stock options to officers and other employees of the Company.

Item 12.	Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information with respect to the ownership of the Company’s Class A Common Stock (“Class A Shares”), of which 1,863,149 shares were outstanding as of March 18, 2002, and Class B Common Stock (“Class B Shares”), of which 2,762,375 shares were outstanding as of March 18, 2002, by (i) persons known by the Company to be beneficial owners of more than 5% of the

Class A Common Stock and more than 5% of the Class B Common Stock, (ii) the Directors of the Company, (iii) the named executive officers and (iv) all executive officers and Directors as of March 18, 2002, as a group:

Name and Address	Class A			Class B

Andrew J. McLaughlin, Jr.	150,200	(2)	8.1%	844,700	(2)	29.0%
C/o Loeb Partners Corporation
61 Broadway
New York, NY 10006
Dimensional Fund Advisors Inc.	127,000	(3)	6.8%	297,300	(3)	10.3%
1299 Ocean Ave, 11th Floor
Santa Monica, CA 90401
U.S.A. Fund Limited Partnership	117,400	(4)	6.3%	117,400	(4)	4.1%
C/o Gordon, Feinblatt et al
233 East Redwood Street
Baltimore, MD 21202-2332
Richard D. Levy(1)	668,239	(5)(6)	35.9%	918,963	(5)(6)	26.8%
Harry A. Levy(1)	620,538	(5)(7)	33.3%	849,674	(5)(6)	25.1%
Mark Levy(1)	116,622	(8)	6.3%	273,539	(8)	9.5%
Paul R. Lehrer(1)	—		—	10,000	(9)	*
George R. Richards(1)	—		—	5,400	(10)	*
Maurice E. Levenson(1)	—		—	600	(11)	*
Joseph Pivinski(1)	—		—	3,000	(12)	*
Michael A. Rich	—		—	10,000	(13)	*
All Officers and Directors as a Group (includes 8 persons)	1,405,399		75.4%	2,071,176		45.1%

(*)	Denotes less than 1%.

(1)	The address of each of these shareholders is 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445.

(2)	Andrew J. McLaughlin, Jr., a registered representative of Loeb Partners Corporation, a registered broker/dealer, in New York, NY, reported beneficial ownership of 150,200 Class A Shares and 844,700 Class B Shares pursuant to a Schedule 13D filed on January 9, 2001. Included in the 844,700 Class B Shares disclosed on such Schedule 13D are 150,200 Class B Shares that would be issued upon conversion of immediately convertible Class A Shares.

(3)	Dimensional Fund Advisors Inc. (“Dimensional”), a registered investment advisor, is deemed to have beneficial ownership of 127,000 Class A Shares and 297,300 Class B Shares as of December 31, 2001, pursuant to a Schedule 13G filed on February 12, 2002. Included in the 297,300 Class B Shares are 127,000 Class B Shares that would be issued upon conversion of immediately convertible Class A Shares. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds”. Dimensional stated in its Schedule 13G filed February 12, 2002 that in its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities that are owned by the Funds and disclaims beneficial ownership of all such shares.

(4)	U.S.A. Fund, whose sole general partner is World Total Return, Inc., reported ownership of 117,400 Class A Shares pursuant to a Schedule 13D filed on November 19, 1999. Included in the 117,400 Class B Shares are 117,400 Class B Shares that would be issued upon conversion of immediately convertible Class A Shares.

(5)	Richard D. Levy and Harry A. Levy (“the Levys”) are brothers. The above figures include 426,095 Class A Shares and 100,758 Class B Shares which the Levys each have shared voting power.

(6)	Includes 25,334 Class A Shares and 23,384 Class B Shares held by the wife of Richard D. Levy and 44,312 Class A Shares and 37,000 Class B Shares held by Jo Ann Levy, the daughter of Richard D.

Levy, and 100,758 Class A Shares and 100,758 Class B Shares held by Mr. Levy as custodian or trustee for various trusts for his children or the grandchildren of the Levy family. Includes 300,000 Class A Shares held by Levor Associates, a partnership, for the benefit of the Levys (each nine percent), their wives (each five percent) and their children (includes Mark Levy), and various partnerships for the benefit of the Levys, their children and grandchildren. Richard D. Levy disclaims beneficial ownership of all such Class A Shares and Class B shares held by his wife and daughter and by such trusts and partnerships for his wife, children and grandchildren except to the extent of his pecuniary interest in such trusts and partnerships, if any. Included in the 918,963 Class B Shares are 668,239 Class B Shares that would be issued upon conversion of immediately convertible Class A Shares.

(7)	Includes 5,038 Class A Shares and 5,038 Class B Shares held by the wife of Harry A. Levy and 100,758 Class A Shares and 100,758 Class B Shares held by Mr. Levy as custodian or trustee for various trusts or partnerships for his children or the grandchildren of the Levy family. Includes 300,000 Class A Shares held by Levor Associates, a partnership, for the benefit of the Levys (each nine percent), their wives (each five percent) and their children (includes Mark Levy), and various partnerships for the benefit of the Levys, their children and grandchildren. Harry A. Levy disclaims beneficial ownership of all such Class A Shares and Class B shares held by his wife and by such trusts and partnerships for his wife, children and grandchildren except to the extent of his pecuniary interest in such trusts and partnerships, if any. Included in the 849,674 Class B Shares are 620,538 Class B Shares that would be issued upon conversion of immediately convertible Class A Shares.

(8)	Includes 2,210 Class A Shares and 1,585 Class B Shares owned by the wife of Mark Levy, and 21,000 Class A Shares and 66,700 Class B Shares held as co-trustee of trusts for the grandchildren of Richard D. Levy. Mark Levy disclaims any beneficial interest in the shares owned by his wife and by such trusts and partnerships for his wife, children, nieces and nephews except to the extent of his pecuniary interest in such trusts and partnerships, if any. Does not include Class A Shares held by Levor Associates for the benefit of Mark Levy or Class A Shares held by other partnerships to the extent held for his benefit. These shares are reported in footnotes (6) and (7) above. Included in the 273,539 Class B Shares are 116,622 Class B Shares that would be issued upon conversion of immediately convertible Class A Shares.

(9)	Includes options exercisable immediately for 7,800 Class B Shares and an option exercisable within 60 days after March 18, 2002 for 1,200 Class B Shares.

(10)	Includes options exercisable immediately for 4,200 Class B Shares and an option exercisable within 60 days after March 18, 2002 for 1,200 Class B Shares.

(11)	Includes an option exercisable within 60 days after March 18, 2002 for 600 Class B Shares.

(12)	Includes an option exercisable immediately for 3,000 Class B Shares.

(13)	Includes an option exercisable immediately for 10,000 Class B Shares forfeitable as of April 18, 2002. Mr. Rich left the Company’s employ on January 18, 2002.

Item 13.	Certain Relationships and Related Transactions

      In December 2000 the Company sold and leased back nine model homes used by the Vizcaya Project from an entity controlled by certain officers/ shareholders of the Company (the “Related Party”), 50% of which is owned by Daniel H. Levy, an Assistant Vice President of the Company.

      The selling prices of the model homes approximated fair market value.

      The Related Party paid $1,365,010 in cash and issued an unsecured promissory note in the amount of $588,800. Interest on the note of 8.0% per annum is payable monthly beginning December 30, 2000 and the principal must be paid in full no later than maturity on December 30, 2003. On February 27, 2002 principal of $400,000 on the promissory note referred to above was repaid.

      In connection with this transaction, the results of operations for the fiscal year 2000 includes revenue of $1,953,810, rent expense of $18,630 and interest income of $3,925.

      The results of operations for the fiscal year 2001 includes revenue of $204,458, rent expense of $263,489 and interest income of $47,104.

PART IV

Item 14.	Exhibits, Financial Statements, Schedules and Reports on Form 8-K

      (a) Financial Statements

           See Item 8

      (b) Reports on Form 8-K

           There were no reports on Form 8-K for the three months ended December 31, 2001.

      (c) Exhibits

Exhibit
Number

3.1	Articles of Incorporation, as amended, of Registrant.
3.2	Composite By-Laws of Registrant.
4.1	Form of 12 1/2% Senior Note.
4.2	Form of Indenture between the Registrant and Sun Bank National Association, Trustee.
10.1	Lease Agreement, dated May 7, 1991 between the Registrant and Arbors Associates, Ltd.
10.2	First Amendment to Lease Agreement dated as of April 30, 1998, between Registrant and Arbors Associates, Ltd.
10.3	Revolving Loan Agreement dated July 13, 1993, between Ohio Savings Bank, F.S.B. and the Registrant.
10.4	First Amendment to Revolving Loan Agreement.
10.5	Second Amendment to Revolving Loan Agreement.
10.6	Mortgage and Security Agreement dated as of July 13, 1993.
10.7	Mortgage, Assignment and Financing Statement Spreader Agreement dated May 31, 1995.
10.8	Future Advance, Mortgage, Assignment and Financing Statement Extension, Modification and Spreader Agreement dated August 23, 1995.
10.9	Future Advance, Mortgage, Assignment and Financing Statement Extension, Modification and Spreader Agreement dated January 12, 1996.
10.10	Mortgage and Loan Modification and Extension Agreement dated July 1, 1997.
10.11	Mortgage and Loan Modification and Extension Agreement dated October 15, 1998.
10.12	Second Amendment to Revolving Loan Agreement dated July 1, 1997.
10.13	Construction Loan Agreement dated December 22, 1998 between First Union National Bank and the Registrant.
10.14	Mortgage and Security Agreement dated December 22, 1998 between First Union National Bank and the Registrant.
10.15	Stock Option Agreement with Richard D. Levy dated February 22, 1995.
10.16	Stock Option Agreement with Richard D. Levy dated May 14, 1996.
10.17	Stock Option Agreement with Harry A. Levy dated February 22, 1995.
10.18	Stock Option Agreement with Harry A. Levy dated May 14, 1996.
10.19	Stock Option Agreement with Mark A. Levy dated February 22, 1995.
10.20	Stock Option Agreement with Mark A. Levy dated May 14, 1996.
10.21	Stock Option Agreement with George Richards dated May 22, 1997.
10.22	Stock Option Agreement with George Richards dated May 20, 1998.
10.23	Stock Option Agreement with Paul Lehrer dated May 4, 1994.
10.24	Stock Option Agreement with Paul Lehrer dated May 15, 1995.

Exhibit
Number

10.25		Stock Option Agreement with Paul Lehrer dated May 16, 1996.
10.26		Stock Option Agreement with Paul Lehrer dated May 22, 1997.
10.27		Stock Option Agreement with Paul Lehrer dated May 20, 1998.
10.28		Stock Option Agreement with Joseph Pivinski dated December 14, 1998.
10.29		Joint Venture Agreement between the Company and Regency Homes, Inc. dated December 31, 1993.
10.30		Registrant’s 401(k) Defined Contribution Benefit Plan.
10.31		Registrant’s 1994 Stock Option Plan for Employees (filed as Exhibit A to the proxy statement dated April 5, 1994 for the Company’s Annual Meeting of Shareholders held on May 9, 1994).
10.32		Registrant’s 1994 Stock Option Plan for Non-Employee Directors (filed as Exhibit B to the proxy statement dated April 5, 1994 for the Company’s Annual Meeting of Shareholders held on May 9, 1994).
10.33		Stock Option Agreement with Paul Lehrer dated May 12, 1999.
10.34		Stock Option Agreement with George Richards dated May 12, 1999.
10.35		Stock Option Agreement with Michael Rich dated October 4, 1999.
10.36		Purchase and Sale Agreement between OH Investments, Inc. and Upjohn-Delray Limited Partnership dated August 8, 2000.
10.37		Builder’s Agreement between OH Investments, Inc. and Centerline Homes at Delray, Inc. dated August 8, 2000.
10	.37a	Stock Option Agreement with Paul Lehrer dated May 10, 2001.
10.38		Master Loan Agreement between OH Investments, Inc. and Guaranty Federal Savings Bank, F.S.B. dated August 8, 2000.
10	.38a	Stock Option Agreement with George Richards dated May 10, 2001.
10.39		Acquisition Loan Agreement between Guaranty Federal Savings Bank, F.S.B. and OH Investments, Inc. dated August 8, 2000.
10	.39a	Promissory Note (Non-Revolver) with Ocean Bank in amount of $3,120,000 dated July 16, 2001.
10.40		Sale and Lease Back Agreement between OH Investments, Inc. and C.V.M.H. Inc. dated December 1, 2000.
10	.40a	Promissory Note (Revolver) with Ocean Bank in amount of $9,840,000 dated July 16, 2001.
10.41		Lease (Specimen) between OH Investments, Inc. and C.V.M.H. Inc. dated December 1, 2000.
10	.41a	Mortgage Deed with Ocean Bank in amount of $12,960,000 dated July 16, 2001.
10.42		Stock Option Agreement with Paul Lehrer dated May 10, 2000.
10	.42a	Construction Loan Agreement between Ocean Bank and Oriole Homes Corp. dated July 16, 2001.
10.43		Stock Option Agreement with George Richards dated May 10, 2000.
10	.43a	Promissory Note (Non-Revolver) with Ocean Bank in amount of $2,296,586 dated July 16, 2001.
10.44		Mortgage and Loan Modification and Extension Agreement.
10	.44a	Promissory Note (Revolver) with Ocean Bank in amount of $4,950,000 dated July 16, 2001.
10.45		Mortgage Deed with Ocean Bank in amount of $7,246,586 dated July 16, 2001.
10.46		Construction Loan Agreement between Ocean Bank and Oriole Homes Corp. dated July 16, 2001.
10.47		Promissory Note (Non-Revolver) with Ocean Bank in amount of $10,809,668 dated July 16, 2001.
10.48		Promissory Note (Revolver) with Ocean Bank in amount of $9,135,000 dated July 16, 2001.
10.49		Mortgage Deed with Ocean Bank in amount of $19,944,668 dated July 16, 2001.
10.50		Construction Loan Agreement between Ocean Bank and Oriole Homes Corp. dated July 16, 2001.

Exhibit
Number

10.51	Promissory Note with Ocean Bank in amount of $12,176,882 dated July 16, 2001.
10.52	Mortgage Deed with Ocean Bank in amount of $12,176,882 dated July 16, 2001.
10.53	Construction Loan Agreement between Ocean Bank and Oriole Homes Corp. in amount of $12,176,882 dated July 16, 2001.
10.54	Mortgage Deed and Security Agreement with Ocean Bank in amount of $1,375,000 dated August 23, 2001.
10.55	Promissory Note with Ocean Bank in amount of $1,375,000 dated August 23, 2001.
10.56	Amended and Restated Operating Agreement of Brighton at Wellington, L.C. dated September 14, 2001 between OH INVESTMENTS II, INC., a Florida corporation (“Oriole”), and CENTERLINE HOMES AT THE EQUESTRIAN CLUB, INC., a Florida corporation (“Centerline”).
10.57	Stock Option Agreement with Maurice E. Levenson dated August 8, 2001.
10.58	Stock Option Agreement with Joseph Pivinski dated October 4, 2000.
10.59	Stock Option Agreement with Joseph Pivinski dated October 4, 2001.
10.60	Stock Option Agreement with Michael Rich dated May 10, 2000.
10.61	Stock Option Agreement with Michael Rich dated January 22, 2001.
21.1	List of Registrant’s Subsidiaries.
23.1	Consent of Grant Thornton LLP.

(1)	Filed as Exhibit 4.1 to the Company’s registration statement on Form S-2 (no. 33-51680).

(2)	Filed as Exhibit 4.2 to the Company’s registration statement on Form S-2 (no. 33-51680).

(3)	Filed as Exhibit 10.1 to the Company’s registration statement on Form S-2 (no. 33-51680).

(4)	Filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1993.

(5)	Filed as Exhibit 10.6 to the Company’s registration statement on Form S-2 (no. 33-46123).

(6)	Filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(7)	Filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(8)	Filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(9)	Filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(10)	Filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(11)	Filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(12)	Filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(13)	Filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(14)	Filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(15)	Filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(16)	Filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(17)	Filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(18)	Filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(19)	Filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(20)	Filed as Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(21)	Filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(22)	Filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(23)	Filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(24)	Filed as Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(25)	Filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(26)	Filed as Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(27)	Filed as Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(28)	Filed as Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(29)	Filed as Exhibit 10.23 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(30)	Filed as Exhibit 10.24 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(31)	Filed as Exhibit 10.25 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(32)	Filed as Exhibit 10.26 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(33)	Filed as Exhibit 10.27 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(34)	Filed as Exhibit 10.28 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(35)	Filed as Exhibit A to the Company’s Proxy Statement dated April 5, 1994 for the Company’s Annual meeting of Shareholders held on May 9, 1994.

(36)	Filed as Exhibit B to the Company’s Proxy Statement dated April 5, 1994 for the Company’s Annual meeting of Shareholders held on May 9, 1994.

(37)	Filed as Exhibit 10.33 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999.

(38)	Filed as Exhibit 10.34 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999.

(39)	Filed as Exhibit 10.35 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999.

(40)	Filed as Exhibit 10.36 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

(41)	Filed as Exhibit 10.37 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

(42)	Filed as Exhibit 10.37 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

(43)	Filed as Exhibit 10.38 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

(44)	Filed as Exhibit 10.38 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

(45)	Filed as Exhibit 10.39 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

(46)	Filed as Exhibit 10.39 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

(47)	Filed as Exhibit 10.40 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

(48)	Filed as Exhibit 10.40 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

(49)	Filed as Exhibit 10.41 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

(50)	Filed as Exhibit 10.41 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

(51)	Filed as Exhibit 10.42 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

(52)	Filed as Exhibit 10.42 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

(53)	Filed as Exhibit 10.43 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

(54)	Filed as Exhibit 10.43 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

(55)	Filed as Exhibit 10.44 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

(56)	Filed as Exhibit 10.44 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

(57)	Filed as Exhibit 10.45 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

(58)	Filed as Exhibit 10.46 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

(59)	Filed as Exhibit 10.47 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

(60)	Filed as Exhibit 10.48 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

(61)	Filed as Exhibit 10.49 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

(62)	Filed as Exhibit 10.50 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

(63)	Filed as Exhibit 10.51 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

(64)	Filed as Exhibit 10.52 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

(65)	Filed as Exhibit 10.53 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

(66)	Filed as Exhibit 10.54 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

(67)	Filed as Exhibit 10.55 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

(68)	Filed as Exhibit 10.56 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

(69)	Filed as Exhibit 10.57 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

(70)	Filed as Exhibit 10.58 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

(71)	Filed as Exhibit 10.59 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

(72)	Filed as Exhibit 10.60 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

(73)	Filed as Exhibit 10.61 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

SIGNATURES

      Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this Annual Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ORIOLE HOMES CORP.

By:	/s/ R.D. LEVY

R.D. Levy
Chairman of the Board,
Chief Executive Officer, Director

Date: March 27, 2002

      Pursuant to the requirements of the Securities Exchange Act of 1934 this Annual Report has also been signed by the following persons on behalf of the Registrant in the capacities indicated.

Signature	Title	Date

/s/ R. D. LEVY R.D. Levy	Chairman of the Board, Chief Executive Officer, Director (Principal Executive Officer)	March 27, 2002

/s/ J. PIVINSKI J. Pivinski	Vice President — Finance, Treasurer, Chief Financial Officer (Principal Financial and Accounting Officer)	March 27, 2002

/s/ HARRY A. LEVY Harry A. Levy	Vice-Chairman, Secretary, Director	March 27, 2002

/s/ MARK LEVY Mark Levy	President, Chief Operating Officer, Director	March 27, 2002

/s/ PAUL R. LEHRER Paul R. Lehrer	Director	March 27, 2002

/s/ GEORGE R. RICHARDS George R. Richards	Director	March 27, 2002

/s/ MAURICE E. LEVENSON Maurice E. Levenson	Director	March 27, 2002

EXHIBIT INDEX

Exhibit
Number

3.1	Articles of Incorporation, as amended, of Registrant.(6)
3.2	Composite By-Laws of Registrant.(7)
4.1	Form of 12 1/2% Senior Note.(1)
4.2	Form of Indenture between the Registrant and Sun Bank National Association, Trustee.(2)
10.1	Lease Agreement, dated May 7, 1991 between the Registrant and Arbors Associates, Ltd.(3)
10.2	First Amendment to Lease Agreement dated as of April 30, 1998, between Registrant and Arbors Associates, Ltd.(8)
10.3	Revolving Loan Agreement dated July 13, 1993, between Ohio Savings Bank, F.S.B. and the Registrant.(9)
10.4	First Amendment to Revolving Loan Agreement. (10)
10.5	Second Amendment to Revolving Loan Agreement. (11)
10.6	Mortgage and Security Agreement dated as of July 13, 1993.(12)
10.7	Mortgage, Assignment and Financing Statement Spreader Agreement dated May 31, 1995.(13)
10.8	Future Advance, Mortgage, Assignment and Financing Statement Extension, Modification and Spreader Agreement dated August 23, 1995.(14)
10.9	Future Advance, Mortgage, Assignment and Financing Statement Extension, Modification and Spreader Agreement dated January 12, 1996.(15)
10.10	Mortgage and Loan Modification and Extension Agreement dated July 1, 1997.(16)
10.11	Mortgage and Loan Modification and Extension Agreement dated October 15, 1998.(17)
10.12	Second Amendment to Revolving Loan Agreement dated July 1, 1997.(18)
10.13	Construction Loan Agreement dated December 22, 1998 between First Union National Bank and the Registrant.(19)
10.14	Mortgage and Security Agreement dated December 22, 1998 between First Union National Bank and the Registrant.(20)
10.15	Stock Option Agreement with Richard D. Levy dated February 22, 1995.(21)
10.16	Stock Option Agreement with Richard D. Levy dated May 14, 1996.(22)
10.17	Stock Option Agreement with Harry A. Levy dated February 22, 1995.(23)
10.18	Stock Option Agreement with Harry A. Levy dated May 14, 1996.(24)
10.19	Stock Option Agreement with Mark A. Levy dated February 22, 1995.(25)
10.20	Stock Option Agreement with Mark A. Levy dated May 14, 1996.(26)
10.21	Stock Option Agreement with George Richards dated May 22, 1997.(27)
10.22	Stock Option Agreement with George Richards dated May 20, 1998.(28)
10.23	Stock Option Agreement with Paul Lehrer dated May 4, 1994.(29)
10.24	Stock Option Agreement with Paul Lehrer dated May 15, 1995.(30)
10.25	Stock Option Agreement with Paul Lehrer dated May 16, 1996.(31)
10.26	Stock Option Agreement with Paul Lehrer dated May 22, 1997.(32)
10.27	Stock Option Agreement with Paul Lehrer dated May 20, 1998.(33)
10.28	Stock Option Agreement with Joseph Pivinski dated December 14, 1998.(34)
10.29	Joint Venture Agreement between the Company and Regency Homes, Inc. dated December 31, 1993.(4)
10.30	Registrant’s 401(k) Defined Contribution Benefit Plan.(5)
10.31	Registrant’s 1994 Stock Option Plan for Employees (filed as Exhibit A to the proxy statement dated April 5, 1994 for the Company’s Annual Meeting of Shareholders held on May 9, 1994).(35)

Exhibit
Number

10.32		Registrant’s 1994 Stock Option Plan for Non-Employee Directors (filed as Exhibit B to the proxy statement dated April 5, 1994 for the Company’s Annual Meeting of Shareholders held on May 9, 1994).(36)
10.33		Stock Option Agreement with Paul Lehrer dated May 12, 1999.(37)
10.34		Stock Option Agreement with George Richards dated May 12, 1999.(38)
10.35		Stock Option Agreement with Michael Rich dated October 4, 1999.(39)
10.36		Purchase and Sale Agreement between OH Investments, Inc. and Upjohn-Delray Limited Partnership dated August 8, 2000.(40)
10.37		Builder’s Agreement between OH Investments, Inc. and Centerline Homes at Delray, Inc. dated August 8, 2000.(41)
10	.37a	Stock Option Agreement with Paul Lehrer dated May 10, 2001.(42)
10.38		Master Loan Agreement between OH Investments, Inc. and Guaranty Federal Savings Bank, F.S.B. dated August 8, 2000.(43)
10	.38a	Stock Option Agreement with George Richards dated May 10, 2001.(44)
10.39		Acquisition Loan Agreement between Guaranty Federal Savings Bank, F.S.B. and OH Investments, Inc. dated August 8, 2000.(45)
10	.39a	Promissory Note (Non-Revolver) with Ocean Bank in amount of $3,120,000 dated July 16, 2001.(46)
10.40		Sale and Lease Back Agreement between OH Investments, Inc. and C.V.M.H. Inc. dated December 1, 2000.(47)
10	.40a	Promissory Note (Revolver) with Ocean Bank in amount of $9,840,000 dated July 16, 2001.(48)
10.41		Lease (Specimen) between OH Investments, Inc. and C.V.M.H. Inc. dated December 1, 2000.(49)
10	.41a	Mortgage Deed with Ocean Bank in amount of $12,960,000 dated July 16, 2001.(50)
10.42		Stock Option Agreement with Paul Lehrer dated May 10, 2000.(51)
10	.42a	Construction Loan Agreement between Ocean Bank and Oriole Homes Corp. dated July 16, 2001.(52)
10.43		Stock Option Agreement with George Richards dated May 10, 2000.(53)
10	.43a	Promissory Note (Non-Revolver) with Ocean Bank in amount of $2,296,586 dated July 16, 2001.(54)
10.44		Mortgage and Loan Modification and Extension Agreement.(55)
10	.44a	Promissory Note (Revolver) with Ocean Bank in amount of $4,950,000 dated July 16, 2001.(56)
10.45		Mortgage Deed with Ocean Bank in amount of $7,246,586 dated July 16, 2001.(57)
10.46		Construction Loan Agreement between Ocean Bank and Oriole Homes Corp. dated July 16, 2001.(58)
10.47		Promissory Note (Non-Revolver) with Ocean Bank in amount of $10,809,668 dated July 16, 2001.(59)
10.48		Promissory Note (Revolver) with Ocean Bank in amount of $9,135,000 dated July 16, 2001.(60)
10.49		Mortgage Deed with Ocean Bank in amount of $19,944,668 dated July 16, 2001.(61)
10.50		Construction Loan Agreement between Ocean Bank and Oriole Homes Corp. dated July 16, 2001.(62)
10.51		Promissory Note with Ocean Bank in amount of $12,176,882 dated July 16, 2001.(63)
10.52		Mortgage Deed with Ocean Bank in amount of $12,176,882 dated July 16, 2001.(64)
10.53		Construction Loan Agreement between Ocean Bank and Oriole Homes Corp. in amount of $12,176,882 dated July 16, 2001.(65)
10.54		Mortgage Deed and Security Agreement with Ocean Bank in amount of $1,375,000 dated August 23, 2001.(66)

Exhibit
Number

10.55	Promissory Note with Ocean Bank in amount of $1,375,000 dated August 23, 2001.(67)
10.56	Amended and Restated Operating Agreement of Brighton at Wellington, L.C. dated September 14, 2001 between OH INVESTMENTS II, INC., a Florida corporation (“Oriole”), and CENTERLINE HOMES AT THE EQUESTRIAN CLUB, INC., a Florida corporation (“Centerline”).(68)
10.57	Stock Option Agreement with Maurice E. Levenson dated August 8, 2001.(69)
10.58	Stock Option Agreement with Joseph Pivinski dated October 4, 2000.(70)
10.59	Stock Option Agreement with Joseph Pivinski dated October 4, 2001.(71)
10.60	Stock Option Agreement with Michael Rich dated May 10, 2000.(72)
10.61	Stock Option Agreement with Michael Rich dated January 22, 2001.(73)
21.1	List of Registrant’s Subsidiaries.
23.1	Consent of Grant Thornton LLP.

(1)	Filed as Exhibit 4.1 to the Company’s registration statement on Form S-2 (no. 33-51680).

(2)	Filed as Exhibit 4.2 to the Company’s registration statement on Form S-2 (no. 33-51680).

(3)	Filed as Exhibit 10.1 to the Company’s registration statement on Form S-2 (no. 33-51680).

(4)	Filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1993.

(5)	Filed as Exhibit 10.6 to the Company’s registration statement on Form S-2 (no. 33-46123).

(6)	Filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(7)	Filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(8)	Filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(9)	Filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(10)	Filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(11)	Filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(12)	Filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(13)	Filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(14)	Filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(15)	Filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(16)	Filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(17)	Filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(18)	Filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(19)	Filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(20)	Filed as Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(21)	Filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(22)	Filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(23)	Filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(24)	Filed as Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(25)	Filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(26)	Filed as Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(27)	Filed as Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(28)	Filed as Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(29)	Filed as Exhibit 10.23 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(30)	Filed as Exhibit 10.24 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(31)	Filed as Exhibit 10.25 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(32)	Filed as Exhibit 10.26 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(33)	Filed as Exhibit 10.27 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(34)	Filed as Exhibit 10.28 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

(35)	Filed as Exhibit A to the Company’s Proxy Statement dated April 5, 1994 for the Company’s Annual meeting of Shareholders held on May 9, 1994.

(36)	Filed as Exhibit B to the Company’s Proxy Statement dated April 5, 1994 for the Company’s Annual meeting of Shareholders held on May 9, 1994.

(37)	Filed as Exhibit 10.33 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999.

(38)	Filed as Exhibit 10.34 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999.

(39)	Filed as Exhibit 10.35 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999.

(40)	Filed as Exhibit 10.36 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

(41)	Filed as Exhibit 10.37 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

(42)	Filed as Exhibit 10.37 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

(43)	Filed as Exhibit 10.38 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

(44)	Filed as Exhibit 10.38 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

(45)	Filed as Exhibit 10.39 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

(46)	Filed as Exhibit 10.39 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

(47)	Filed as Exhibit 10.40 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

(48)	Filed as Exhibit 10.40 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

(49)	Filed as Exhibit 10.41 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

(50)	Filed as Exhibit 10.41 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

(51)	Filed as Exhibit 10.42 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

(52)	Filed as Exhibit 10.42 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

(53)	Filed as Exhibit 10.43 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

(54)	Filed as Exhibit 10.43 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

(55)	Filed as Exhibit 10.44 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

(56)	Filed as Exhibit 10.44 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

(57)	Filed as Exhibit 10.45 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

(58)	Filed as Exhibit 10.46 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

(59)	Filed as Exhibit 10.47 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

(60)	Filed as Exhibit 10.48 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

(61)	Filed as Exhibit 10.49 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

(62)	Filed as Exhibit 10.50 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

(63)	Filed as Exhibit 10.51 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

(64)	Filed as Exhibit 10.52 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

(65)	Filed as Exhibit 10.53 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

(66)	Filed as Exhibit 10.54 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

(67)	Filed as Exhibit 10.55 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

(68)	Filed as Exhibit 10.56 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

(69)	Filed as Exhibit 10.57 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

(70)	Filed as Exhibit 10.58 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

(71)	Filed as Exhibit 10.59 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

(72)	Filed as Exhibit 10.60 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

(73)	Filed as Exhibit 10.61 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

Annex E

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-Q

QUARTERLY REPORT UNDER SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

For the quarter ended: June 30, 2002

Commission File No. 1-6963

Oriole Homes Corp.

(Exact name of registrant as specified in its charter)

Florida	59-1228702
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1690 S. Congress Ave., Suite 200 Delray Beach, FL (Address of principal executive offices)	33445 (Zip Code)

Registrant’s telephone number, including area code:

(561) 274-2000

Former name, former address and former fiscal year,

if changed since last report.

      Indicate by check mark whether the registrant (1) has filed all reports required to be filed by section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months, and (2) has been subject to such filing requirements for the past 90 days.     Yes ☑          No ☐

      Indicate the number of shares outstanding of each of the issuers classes of common stock, as of the close of the period covered by this report.

Class	Outstanding at August 9, 2002

Common Stock, Class A, par value $.10	1,863,149
Common Stock, Class B, par value $.10	2,772,375

ORIOLE HOMES CORP.

FORM 10-Q

TABLE OF CONTENTS

Page

PART I
Item 1.	Financial Statements	E-3
Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations	E-9
Item 3.	Quantitative and Qualitative Disclosures About Market Risk	E-13
PART II
Item 2.	Changes in Securities and Use of Proceeds	E-13
Item 6.	Exhibits, Financial Statement Schedules and Reports on Form 8-K	E-13
Signatures		E-14

PART 1. FINANCIAL INFORMATION

Item 1.     Financial Statements

ORIOLE HOMES CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2002	2001

	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents
Unrestricted	$9,551,263	$2,226,739
Restricted	2,583,405	5,849,729

	12,134,668	8,076,468
Inventories
Land	17,267,227	31,765,628
Homes completed or under construction	14,987,195	26,047,903
Model homes	1,012,889	1,300,459

	33,267,311	59,113,990
Property and equipment, at cost
Land	81,837	80,885
Buildings	457,216	457,216
Furniture, fixtures and equipment	1,882,042	2,223,601

	2,421,095	2,761,702
Less accumulated depreciation	1,816,991	1,952,717

	604,104	808,985

Land held for investment, at cost	—	1,857,300
Investment in unconsolidated joint venture	5,739,000	5,000,000
Other
Prepaid expenses	761,832	1,732,764
Unamortized financing costs	187,266	752,970
Other assets	1,735,956	2,522,057

	2,685,054	5,007,791

Total assets	$54,430,137	$79,864,534

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgage notes payable	$8,224,161	$24,257,026
Accounts payable and accrued liabilities	6,727,502	10,054,699
Customer deposits	6,316,033	9,763,166

Total liabilities	21,267,696	44,074,891

Shareholders’ equity
Class A common stock, $.10 par value
Authorized — 10,000,000 shares
Issued and outstanding — 1,863,149 in 2002 and 2001	186,315	186,315
Class B common stock, $.10 par value
Authorized — 10,000,000 shares
Issued and outstanding — 2,772,375 in 2002 and 2,762,375 in 2001	277,238	276,238
Additional paid-in capital	19,281,327	19,267,327
Retained earnings	13,417,561	16,059,763

Total shareholders’ equity	33,162,441	35,789,643

Total liabilities and shareholders’ equity	$54,430,137	$79,864,534

The accompanying notes are an integral part of these statements.

ORIOLE HOMES CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Six Months Ending		Three Months Ending
	June 30,		June 30,

	2002	2001	2002	2001

	(Unaudited)
Revenues
Sales of homes	$66,351,801	$52,041,751	$33,416,544	$22,128,047
Sales of land	11,400	—	—	—
Gain on sales of property and equipment, net	3,614	95,568	2,514	(6,650)
Gain on sales of land held for investment and other assets, net	—	—	—	—
Interest, rentals and other income	753,528	1,102,919	289,943	552,046

	67,120,343	53,240,238	33,709,001	22,673,443

Costs and expenses
Cost of homes	61,275,692	47,469,544	31,490,952	20,228,596
Cost of land sold	10,467	—	—	—
Costs relating to other operating revenues	—	4,502	—	(1,401)
Selling, general and administrative expenses	8,215,386	8,041,144	4,104,721	3,618,518
Interest costs incurred	588,929	3,427,429	208,151	1,640,419
Interest capitalized (deduct)	(588,929)	(3,427,429)	(208,151)	(1,640,419)

	69,501,545	55,515,190	35,595,673	23,845,713

Operating loss	(2,381,202)	(2,274,952)	(1,886,672)	(1,172,270)
Loss from unconsolidated joint venture	(261,000)	—	(261,000)	—

Net loss	$(2,642,202)	$(2,274,952)	$(2,147,672)	$(1,172,270)

Basic and Diluted loss per Class A and B common share available for common stockholders	$(.57)	$(.49)	$(.46)	$(.25)

Weighted average number of common shares outstanding —
Basic and Diluted	4,629,723	4,625,524	4,633,876	4,625,524

The accompanying notes are an integral part of these statements.

ORIOLE HOMES CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ending June 30,

	2002	2001

	(Unaudited)
Cash flows from operating activities
Net loss	$(2,642,202)	$(2,274,952)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation	100,560	230,461
Amortization	1,353,461	135,955
Gain on sales of property, equipment and land held for investment, net	(3,614)	(112,144)
Loss from unconsolidated joint venture	261,000	—
(Increase) decrease in operating assets
Inventories	26,342,896	(1,242,831)
Land held for investment	1,857,301	—
Other assets	558,643	(672,340)
Increase (decrease) in operating liabilities
Accounts payable and accrued liabilities	(3,327,197)	(545,544)
Customer deposits	(3,447,133)	5,899,628

Total adjustments	23,695,917	3,693,185

Net cash provided by operating activities	21,053,715	1,418,233

Cash flows from investing activities
Capital expenditures	—	(104,278)
Investment in unconsolidated joint venture	(1,000,000)	—
Sales of property and equipment and land held for investment	22,350	229,135

Net cash (used in) provided by investing activities	(977,650)	124,857

Cash flows from financing activities
Proceeds from bank borrowings	17,818,469	9,110,005
Principal payments of bank borrowings	(33,851,334)	(14,208,546)
Repayment of line of credit	—	(10,000)
Repurchase of senior notes	—	(1,171,000)
Exercise of stock options	15,000	—

Net cash (used in) financing activities	(16,017,865)	(6,279,541)

Net increase (decrease) in cash and cash equivalents	4,058,200	(4,736,451)
Cash and cash equivalents at beginning of period	8,076,468	21,707,756

Cash and cash equivalents at end of period	$12,134,668	$16,971,305

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest (net of amount capitalized)	$932,481	$15,169
Income taxes	$—	$—

The accompanying notes are an integral part of these statements.

ORIOLE HOMES CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     The consolidated balance sheet as of June 30, 2002 and the related statements of operations and cash flows for the three months and six months ended June 30, 2002 and 2001 of Oriole Homes Corp. (together with its consolidated subsidiaries, the “Company”) have been prepared by the Company without audit. In the opinion of management of the Company, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the unaudited interim periods have been reflected herein. Significant intercompany accounts and transactions, if any, have been eliminated in consolidation. Certain prior year balances have been reclassified to conform to the current year presentation.

      Certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. It is suggested that these consolidated financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 31, 2001 annual report on Form 10-K.

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.     The results of operations for the three months and six months ended June 30, 2002 are not necessarily indicative of the results for the entire year. The Company allocates certain costs to units delivered based upon estimates of the number of units projected to be delivered and the associated timing of the deliveries. When it becomes apparent that the number of deliveries in a project will vary significantly from the estimates, the Company will revise these cost allocations, which will affect results of operations.

3.     Backlog of Contracts for Sales of Homes

	June 30, 2002		December 31, 2001

	Units	Amounts	Units	Amounts

Single-Family	138	$31,048,897	267	$63,310,070
Multi-Family	67	11,591,054	124	19,889,158

Total	205	$42,639,951	391	$83,199,228

4.     Mortgage Notes

      On August 8, 2000, in connection with the Vizcaya Project, a wholly owned subsidiary of the Company borrowed an aggregate principal amount of $26,787,200, of which $9,580,430 was for future construction costs (the “Vizcaya Loan”). The Vizcaya Loan is secured by real property and other assets acquired in connection with the acquisition of the Vizcaya Project. The Company has agreed to guarantee up to an aggregate of $2.0 million of the Vizcaya Loan. Certain individual guarantors, not related to the Company, have also agreed to jointly and severally guarantee the Vizcaya Loan. The Vizcaya Loan bears interest at the prime rate of the bank, which was 4.75% and 6.75% as of June 30, 2002 and 2001, respectively. Accrued interest on the loan is payable monthly and partial payments of principal are made upon the delivery of homes. The Vizcaya Loan is collateralized by certain land and land improvements.

      On July 16, 2001, the Company entered into agreements that provided for borrowing an aggregate principal amount of $49,878,136, of which $15,451,742 was for future construction costs (the “Mortgage Notes”). Four separate mortgage notes encumbering different parcels of real property (land and related improvements) collateralize the loans. Interest is at the specified prime rate of the bank plus 0.50%, which was 5.25% at June 30, 2002. Interest is payable monthly and partial payments of principal are to be made upon the delivery of homes. The principal must be paid in full at various maturities ranging from January 16, 2003 to July 16, 2003. On July 22, 2002, the Company repaid the remaining balance of the four mortgage notes.

ORIOLE HOMES CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      On July 16, 2001, the Company also effected an optional redemption of all of its outstanding 12 1/2% Senior Notes due 2003. The total redemption price, including accrued interest of $2,112,688, was $35,915,688. Of this amount, $33,313,737 was provided by the financing arrangement for $49,878,136 described above and $2,601,951 from available cash. Prior to this transaction, Senior Notes had been purchased in the open market at varying prices.

      On August 23, 2001, the Company entered into an agreement that provided for borrowing an aggregate principal amount of $1,265,000 for the purchase of land (the “Land Loan”). A mortgage note encumbering a parcel of real property secures the Land Loan. Interest is at the specified prime rate of the bank plus 0.50%, or 5.25% as of June 30, 2002. Interest is payable monthly, and the principal must be paid in full at maturity on August 23, 2002.

5.     Income Taxes

      At June 30, 2002, the Company has no deferred tax benefit related to its net operating loss as the Company’s ability to realize these benefits is not “more likely than not” as defined by SFAS Statement No. 109 “Accounting for Income Taxes”.

6.     Land Held for Investment

      In 2002, the Company has elected to build-out two parcels of land, previously classified as land held for investment at December 31, 2001, in Bonita Springs in Lee County, Florida, with 48 homes. The Company had previously sold 100 homes in this development.

7.     Segment Information

      The Company has one reportable segment: home building. The home building segment develops and sells residential properties and planned communities. In 2000, the rental operations segment’s operations were discontinued, and revenues and expenses associated with rental operations ceased. Its remaining assets were sold in the first quarter of 2001. There was no material revenue from the remaining units in the rental segment in 2001.

8.     Investment in Unconsolidated Joint Venture

      On September 14, 2001, the Company contributed capital of $5,000,000 to a special purpose limited liability company formed to operate a joint venture between the Company and Centerline Homes at the Equestrian Club, Inc. to construct and sell homes in Palm Beach County. On February 27, 2002, an additional $1,000,000 was contributed by the Company. Under the terms of the joint venture, the Company is entitled to a preferential distribution equal to the greater of (a) the first $7,841,000 of Available Cash (as defined in the operating agreement) or (b) a return of all of its capital contributions plus an internal rate of return equal to 25% on its contributions to the venture. Under the terms of the joint venture, the Company may, but is not obligated to, make further capital contributions, make any loan to the joint venture or guarantee any of the joint venture’s obligations. The Company’s interest in the joint venture is accounted for using the equity method of accounting. The Company reported no distribution from its interest in the joint venture and reported a loss of $261,000 to reflect start-up expenses associated with advertising and general and administrative expenses as required by generally accepted accounting principles.

ORIOLE HOMES CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

9.     Related Party Transaction

      In December 2000, the Company sold and leased back nine model homes used by the Vizcaya Project from an entity controlled by certain officers/shareholders of the Company (the “Related Party”). The selling prices of the model homes approximated fair market value.

      The Related Party paid $1,365,010 in cash and issued an unsecured promissory note in the amount of $588,800. Interest on the note of 8.0% per annum was payable monthly beginning December 30, 2000 and the principal was to be paid in full no later than maturity on December 30, 2003. The promissory note was repaid in full at March 31, 2002.

10.     Subsequent Events

      On July 22, 2002, the Company repaid the remaining balance of the Mortgage Notes issued July 16, 2001 described at Note 4 above.

Item 2.     Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

      The results of operations for interim periods during the year are not necessarily indicative of results of operations for the fiscal year. The Company allocates certain costs to units delivered based upon estimates of the number of annual units projected to be delivered and the associated timing of the deliveries. In past years, the Company has experienced inventory valuation adjustments reducing net income when expected deliveries fell short of expectations. These included adjustments of $13.9 million in 1995, $21.6 million in 1997 and $4.9 million in 1999.

Liquidity and Capital Resources

      The Company’s cash requirements vary from period to period depending upon changes in inventory, land acquisition and development requirements, construction in progress and, to a lesser extent, the Company’s current net income or loss. The Company obtains funds for its cash requirements from operations, proceeds from the sale of investment property and from borrowings. Currently, borrowings are concentrated with two lenders. In connection with land acquisitions and development, the Company may borrow money secured by land and improvements.

      During the first six months of 2002, the Company used a portion of cash generated by operations to pay down a net amount of $16.0 million of mortgage notes. On February 27, 2002, the Company contributed an additional $1.0 million to a special purpose limited liability company formed to operate a joint venture between the Company and Centerline Homes at the Equestrian Club, Inc. to construct and sell homes in Palm Beach County.

      At June 30, 2002, the Company had approximately $12.1 million in cash and cash equivalents, an increase of $4.1 million from December 31, 2001.

      In 2002, the Company has also elected to build-out two parcels of land, previously classified as land held for investment at December 31, 2001, in Bonita Springs in Lee County, Florida, with 48 homes. The Company had previously sold 100 homes in this development.

      The Company has no material commitments or material off-balance sheet obligations that would affect future liquidity. Management anticipates that funds from operations, available cash and cash available under existing credit facilities are sufficient for reasonably anticipated current and near-term capital requirements through June 30, 2003. As funds from operations result primarily from the delivery of homes, which cycle time is eight to twelve months, a decrease in customers’ demand for homes would not have an immediate impact on cash availability. The effect of a decrease in demand, if any, would be felt in the following year.

      If the Company does not have sufficient capital resources to acquire capital assets and land, develop land improvements, and meet other needs of its business, projects may be delayed and additional financing may be required, resulting in possible adverse effects on the Company’s results of operations. No assurance can be given as to the terms, availability or cost of any future financing the Company may need. If the Company is at any time unable to service its debt, financing may not be available or available on terms acceptable to the Company.

Results of Operations

Three Months Ended June 30, 2002 Compared to Three Months Ended June 30, 2001

      The Company’s revenues from home sales increased $11.3 million (51.0%) to $33.4 million during the second quarter of 2002 as compared to the comparable quarter of 2001 primarily as a result of an increase in the average selling price of single-family homes. Oriole delivered 159 homes in the 2002 second quarter compared to 118 in the same period in 2001. The average selling price of homes delivered increased from $187,500 per home to $210,200 as a result of the higher selling prices of multi-family homes, particularly in the Terraces at Celebration project. The number of contracts signed at 52 and the aggregate dollar value of those contracts at $9.8 million decreased substantially in the 2002 second quarter from 196 and $43.7 million, respectively, from the same period in 2001 as a result of the reduced inventory of land available for development.

      Non-homebuilding revenues remained substantially unchanged in the quarter ended June 30, 2002 as compared to the same period in 2001. Interest, rentals and other income decreased $0.3 million during the second quarter of 2002 as compared to the same period in 2001 due to reduced earnings on interest-bearing investments and a reduction in other revenues associated with operations.

      Cost of home sales increased to $31.5 million (55.7%) from $20.2 million in 2001 primarily due to an increase in the number of homes delivered. As a percentage of home sales, cost of sales increased to 94.2% as compared to 91.4% in the same period in 2001 as a result of a differing product mix of units delivered and increase of $1,008,865 in the potential bonus due to the builder of the Vizcaya project.

      Selling, general and administrative expenses increased $0.5 million in dollar value but decreased as a percentage of revenues to 12.1% from 16.0% as compared to the same period in 2001. In particular, reductions in operations expenses were offset by expenses associated with the evaluation of the Company’s strategic alternatives (legal, investment banking, etc.) and severance payments attributable to the close out of several communities.

      The Company reflected a loss of $261,000 on its investment in the unconsolidated joint venture at the Equestrian Club, Inc. to properly reflect start-up expenses associated with advertising and general and administrative expenses as required by generally accepted accounting principles.

      The Company incurred a net loss for the quarter ended June 30, 2002 of $2,148,000 or a $0.46 loss per share compared to a net loss of $1,172,000 or a $0.25 loss per share during the same period in 2001.

      Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is recognized within the real estate industry as a meaningful financial measure. Interest expense included in the cost of sales, depreciation and amortization are non-cash items added back to the Company’s net loss of $2,148,000 and therefore included in EBITDA of approximately $1.1 million. This represented an increase of almost $1.1 million in the second quarter of 2002 as compared to the same period in 2001.

      The Company has continued to respond to the close-out of several of its projects by reductions in staff and related overhead expenses. The Company reduced staff by 21% in the second quarter of 2002 and will continue to adjust to meet current market conditions and activity levels.

      The Company has earned a preferred return, as defined, based upon its cash investment in the Vizcaya Project. Under the terms of a Builder’s Agreement, Centerline Homes at Delray, Inc. was entitled to receive a bonus up to this cumulative preferred return earned by the Company. Thereafter, excess net income, as defined, is shared equally. Based upon the cumulative Vizcaya results of operations to June 30, 2002, the potential bonus to match the cumulative preferred return received by the Company due to the builder was increased from $786,340 to $1,520,205. In addition, the Company accrued a bonus of $275,000 for the builder’s share of excess net income.

      Because the Company’s cash investment has been reduced to zero in June, 2002, and because the builder is entitled, out of available profits as defined, to earn a bonus up to the total cumulative preferred return received by the Company, with an additional bonus of 50% of subsequent profits earned, future net income accruing to the Company from this project is expected to be significantly lower.

     Six Months Ended June 30, 2002 Compared to Six Months Ended June 30, 2001

      The Company’s revenues from home sales increased $14.3 million (27.5%) to $66.4 million during the first six months of 2002 as compared to the same period in 2001 primarily as a result of an increase in the average selling price of single-family and multi-family homes. Oriole delivered 318 homes in the first six months of 2002 compared to 285 in the same period in 2001. The average selling price of homes delivered increased from $182,603 per home to $208,653 as a result of the higher volume of homes closed that were part of the Country Glen and Terraces at Celebration projects. The number of contracts signed at 132 and the aggregate dollar value of those contracts at $25.8 million decreased substantially in the first six months of 2002 from 448 and $97.3 million, respectively, from the same period in 2001 as a result of the reduced inventory of land available for development.

      Non-homebuilding revenues decreased to $15,014 during the six month period ended June 30, 2002 from $95,568 in the same period ended June 30, 2001 due to the sale of the last remaining rental properties in the first quarter of 2001. Interest, rentals and other income decreased by $0.3 million during 2002 as compared to the same period in 2001 due to reduced earnings on interest-bearing investments and reduction in other revenues associated with operations.

      Cost of home sales increased to $61.3 million (29.1%) from $47.5 million in 2001 primarily due to an increase in the number of homes delivered. As a percentage of home sales, cost of sales increased slightly to 92.4% as compared to 91.2% in the same period in 2001 as a result of a differing product mix of units delivered and increase of $1,035,205 in the potential bonus due to the builder of the Vizcaya project.

      Selling, general and administrative expenses increased $0.2 million in dollar value but decreased as a percentage of revenues to 12.2% from 15.1% as compared to the same period in 2001. In particular, reductions in operations expenses were offset by expenses associated with the evaluation of the Company’s strategic alternatives (legal, investment banking, etc.) and severance payments attributable to the close out of several communities.

      The Company reflected a loss of $261,000 on its investment in the unconsolidated joint venture at the Equestrian Club, Inc. to properly reflect start-up expenses associated with advertising and general and administrative expenses as required by generally accepted accounting principles.

      The Company incurred a net loss for the first six months ended June 30, 2002 of $2,642,000 or a $0.57 loss per share compared to a net loss of $2,275,000 or a $0.49 loss per share during the same period in 2001.

      Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is recognized within the real estate industry as a meaningful financial measure. Interest expense included in the cost of sales, depreciation and amortization are non-cash items added back to the Company’s net loss of $2,642,000 and therefore included in EBITDA of approximately $3.7 million. This represented an increase of $2.5 million in the first six months of 2002 as compared to the same period in 2001.

      The Company has continued to respond to the close-out of several of its projects by reductions in staff and related overhead expenses. The Company reduced staff by 38% in the first six months of 2002 and will continue to adjust to meet current market conditions and activity levels.

      The Company has earned a preferred return, as defined, based upon its cash investment in the Vizcaya Project. Under the terms of a Builder’s Agreement, Centerline Homes at Delray, Inc. was entitled to receive a bonus up to this cumulative preferred return earned by the Company. Thereafter, excess net income, as defined, is shared equally. Based upon the cumulative Vizcaya results of operations to June 30, 2002, the potential bonus to match the cumulative preferred return received by the Company due to the builder was increased from $760,340 to $1,520,205. In addition, the Company accrued a bonus of $275,000 for the builder’s share of excess net income.

      Because the Company’s cash investment has been reduced to zero in June, 2002, and because the builder is entitled, out of available profits as defined, to earn a bonus up to the total cumulative preferred return received by the Company, with an additional bonus of 50% of subsequent profits earned, future net income accruing to the Company from this project is expected to be significantly lower.

General

      Based upon the reduced backlog of homes to be delivered and the reduced number of customer deposits as compared to last year, home-building revenues for fiscal 2002 will most likely be lower than fiscal 2001. The Company believes that its project in Stonecrest can provide a stable source of revenue for the next several years. The Spring Park Terraces project in Celebration and the Sandpiper Isles and

Sandpiper Greens projects in Pelican Landing are in development and construction stages in 2002, with sales revenues being recognized through 2003. The build-out of many of our current projects is anticipated by year-end 2002, and the Company is evaluating future land purchases, as well as developing future strategies for positioning itself within the competitive building and development market in Florida. The Company is also in the process of considering strategic alternatives to its current operating strategies in an effort to maximize shareholder value.

Forward-Looking Statements

      Some of the statements in this document are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. By their nature, forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those that the statements anticipate.

Particular Factors that Could Affect Us

      The following factors in particular could significantly affect our operations and financial results. The residential homebuilding industry is cyclical and is highly sensitive to changes in general economic conditions, such as consumer confidence and income, availability of financing, interest rate levels and demand for housing. The resale market for used homes, including foreclosed homes, also affects new home sales.

      The residential homebuilding industry has, from time-to-time, experienced fluctuating lumber prices and supply, as well as shortages of other materials and labor, including insulation, drywall, concrete, carpenters, electricians and plumbers. Delays in construction of homes due to these shortages or due to weather conditions could adversely affect our operations.

      Inflation can increase the cost of building materials and labor and other construction related costs. Conversely, deflation can reduce the value of our land inventory and make it more difficult to include the full cost of previously purchased land in home sale prices.

      Customers may be unwilling or unable to purchase our homes at times when mortgage-financing costs are considered high.

      In general, housing demand is adversely affected by increases in interest rates and by decreases in the availability of mortgage financing. Also, our homebuilding activity is dependent upon the cost and availability of mortgage financing for buyers of homes currently owned by potential customers who need to sell before buying from us. Although about 45% of our current sales are for cash, there is no guarantee that future sales will be made on such terms in comparable amounts. If mortgage interest rates increase and the ability or willingness of prospective buyers to finance home purchases is adversely affected, our operating results may suffer.

      A number of other factors can cause our operating results to vary. We have historically experienced, and expect to continue to experience, variability in operating results on a quarterly basis. Factors that may contribute to this variability include, but are not limited to:

•	The timing of home deliveries and land sales;

•	The timing of receipt of regulatory approvals for the construction of homes;

•	Changes in the regulatory environment particularly with respect to zoning and land use;

•	The condition of the real estate market and general economic conditions, which can be adversely affected by national and international events, such as the tragic events of September 11, 2001;

•	The cyclical nature of the homebuilding and financial services industries;

•	Changes in federal income tax laws;

•	An increase in the supply of homes available for sale;

•	Pricing policies of our competitors;

•	The timing of the opening of new residential communities; and

•	The cost and availability of materials and labor.

      Our historical financial performance is not necessarily a meaningful indicator of future results. We expect our financial results to continue to vary from quarter to quarter.

      We have incurred significant losses in the past several years and can provide no assurances that we will be able to implement strategies that will result in profitability.

      We have engaged affiliates of Centerline Homes, Inc. to develop and manage two of our real estate investments, the Vizcaya Project and the Equestrian Club. As our other investment properties are closed and delivered, our profitability may increasingly depend on the ability of Centerline Homes to manage these two investments in a financially successful manner.

Item 3.     Quantitative and Qualitative Disclosures About Market Risk

      There have been no material changes in our market risk from December 31, 2001. For information regarding our market risk, refer to our Form 10-K for the fiscal year ended December 31, 2001.

PART II — OTHER INFORMATION

Item 2.     Changes in Securities and Use of Proceeds

      On May 10, 2002, the Company granted options to purchase, at an exercise price of $2.75 per share, 1,065 shares of the Company’s Class B common stock to each of the Company’s non-employee directors, George Richards, Paul Lehrer and Maurice Levenson. The options vest and become non-forfeitable one year from the date the options were granted. One-half of each option is exercisable on the date that the options vest. The balance of each of the options is exercisable two years from the date the options were granted. The grant of the options was exempt from registration under Section 4(2) of the Securities Act of 1933 because each of the non-employee directors is a sophisticated investor who has knowledge of all material information about the Company.

Item 6.     Exhibits and Reports on Form 8-K

      (a) Exhibits

Exhibit
Number

10.62	Stock Option Agreement with George Richards dated May 10, 2002
10.63	Stock Option Agreement with Paul Lehrer dated May 10, 2002
10.64	Stock Option Agreement with Maurice Levenson dated May 10, 2002
10.65	Amendment to 1994 Stock Option Plan for Non-Employee Directors
10.66	Amendment to Stock Option Agreements of Paul Lehrer dated May 10, 2002
10.67	Amendment to Stock Option Agreements of George Richards dated May 10, 2002
10.68	Amendment to Stock Option Agreement of Maurice Levenson dated May 10, 2002

      (b) Reports on Form 8-K

      There were no reports on Form 8-K filed for the three months ended June 30, 2002.

SIGNATURES

      Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ORIOLE HOMES CORP.

/s/ R.D. LEVY

R.D. Levy
Chairman of the Board,
Chief Executive Officer, Director
(Principal Executive Officer)

Date: August 14, 2002

/s/ J. PIVINSKI

J. Pivinski
Vice President — Finance,
Treasurer, Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: August 14, 2002

ORIOLE HOMES CORP.
PROXY FOR CLASS A COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Richard D. Levy, Mark A. Levy and Harry A. Levy and each of them, proxies with power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of ORIOLE HOMES CORP. (the “Company”), to be held at 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445 on Thursday, December 12, 2002 at 10:00 a.m., local time, and at any adjournment thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting or any adjournment thereof.

1.	APPROVAL OF THE MERGER. To consider and vote on a proposal to approve the agreement and plan of merger, dated as of September 11, 2002, between us and Levy Acquisition Co., and the transactions contemplated thereby, including the merger of Levy Acquisition Co. with and into us (the “Merger”), with Oriole Homes Corp. as the surviving company and with each outstanding share of our common stock being converted into the right to receive $4.90 in cash.

☐ FOR                ☐ AGAINST                ☐ ABSTAIN

2.	ELECTION OF DIRECTORS. To elect Directors as set forth in the proxy statement.

CLASS A STOCKHOLDERS:

☐	FOR all nominees listed below (except as marked to the contrary below*)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Richard D. Levy, Harry A. Levy, Mark A. Levy and Maurice E. Levenson

*(INSTRUCTION: To withhold authority to vote for any individual nominee, strike out that nominee’s name above.)

3.	GRANT OF DISCRETIONARY AUTHORITY TO VOTE IN FAVOR OF ANY ADJOURNMENTS OF THE MEETING, IF NECESSARY.

☐ FOR                ☐ AGAINST                ☐ ABSTAIN

4.    To transact such other business as may properly come before the meeting or any adjournment thereof.

IF NO INSTRUCTION IS INDICATED, the undersigned’s vote will be cast FOR the election of the Class A nominees.

THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS AND THE BOARD OF DIRECTORS

RECOMMEND A VOTE FOR THE FOREGOING PROPOSALS.

(Please sign and return promptly in the enclosed envelope)

A majority of the proxies present and acting at the meeting in person or by substitute (or if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given and acknowledges receipt of notice of the Annual Meeting and the proxy statement dated November [6], 2002 and copies of the Annual Report for the year ended December 31, 2001 and the Quarterly Report for the quarter ended June 30, 2002.

Dated:	, 2002

Signature
NOTE: When signing as Executor, Administrator, Trustee, Guardian, etc., please add full title. (Sign Exactly as name appears on this proxy.)

ORIOLE HOMES CORP.

PROXY FOR CLASS B COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard D. Levy, Mark A. Levy and Harry A. Levy and each of them, proxies with power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of ORIOLE HOMES CORP. (the “Company”), to be held at 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445 on Thursday, December 12, 2002 at 10:00 a.m., local time, and at any adjournment thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting or any adjournment thereof.

1.	APPROVAL OF THE MERGER. To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of September 11, 2002, between us and Levy Acquisition Co., and the transactions contemplated thereby, including the merger of Levy Acquisition Co. with and into us (the “Merger”), with Oriole Homes Corp. as the surviving company and with each outstanding share of our common stock being converted into the right to receive $4.90 in cash.

☐ FOR                ☐ AGAINST                ☐ ABSTAIN

2.	ELECTION OF DIRECTORS. To elect Directors as set forth in the proxy statement.

CLASS B STOCKHOLDERS:

☐	FOR all nominees listed below (except as marked to the contrary below*)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Paul R. Lehrer and George R. Richards

*(INSTRUCTION: To withhold authority to vote for any individual nominee, strike out that nominee’s name above.)